As filed with the Securities and Exchange Commission on October 17, 2002.
Registration No. 333-88878

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONSTAR INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)
Delaware	3089	13-1889304
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CONSTAR, INC.
(Exact name of Registrant as specified in its charter)
Pennsylvania	3089	58-0680950
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

BFF INC.
(Exact name of Registrant as specified in its charter)
Delaware	3089	04-2521229
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

DT, INC.
(Exact name of Registrant as specified in its charter)
Delaware	3089	63-0247693
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CONSTAR PLASTICS, LLC
(Exact name of Registrant as specified in its charter)
Delaware	3089	51-0412319
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CONSTAR FOREIGN HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)
Delaware	3089	14-1838591
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, PA 19154-4599
(215) 552-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Alan W. Rutherford
Vice Chairman of the Board,
Executive Vice President and
Chief Financial Officer
Crown Cork & Seal Company, Inc.
One Crown Way
Philadelphia, PA 19154-4599
(215) 698-5100
(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:
William G. Lawlor, Esq. David Waksman, Esq. Dechert 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, PA 19103-2793 (215) 994-4000	David C. Lopez, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, NY 10006-1470 (212) 225-2632

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee

Common Stock, par value $.01 per share	13,800,000	(1)	$18.00(2)	$248,400,000	(2)	$22,853

% Senior Subordinated Notes due 2012	$200,000,000		100%	$200,000,000		$18,400

Guarantees of % Senior Subordinated Notes due 2012	N/A		N/A	N/A		(3)

Total				$448,400,000		$41,253	(4)

(1)	Includes 1,800,000 shares of common stock issuable upon exercise of the underwriter’s option to purchase shares of common stock to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Pursuant to Rule 457(n) under the Securities Act, there is no filing fee with respect to the subsidiary guarantees.
(4)
$32,200 was previously paid in connection with the initial filing of this registration statement on May 23, 2002, $1,097 was previously paid in connection with the filing of Amendment No. 1 to this registration statement on July 3, 2002 and $10,495 was previously paid in connection with the filing of Amendment No. 3 to this registration statement on September 17, 2002.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus relating to an offering of shares of our common stock followed by a separate prospectus relating to a concurrent offering of our            % senior subordinated notes.

The complete prospectus for each of the common stock offering and the senior subordinated note offering will be filed with the Securities and Exchange Commission in accordance with Rule 424 under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2002.
PROSPECTUS

12,000,000 Shares

Constar International Inc.

Common Stock
$            per share

We are a wholly owned subsidiary of Crown Cork & Seal Company, Inc. Crown is offering to sell 12,000,000 shares of our common stock, representing its entire ownership position in us. We will not receive any of the proceeds from the sale of shares of our common stock by Crown. We have granted the underwriters an option to purchase up to 1,800,000 additional shares of our common stock to cover over-allotments. If the underwriters exercise their over-allotment option, we will receive the proceeds from the sale of such shares.

Concurrently with this offering, we are offering to sell under a separate prospectus $200 million aggregate principal amount of our            % senior subordinated notes due 2012. We also expect to enter into a senior secured credit facility upon the completion of this offering consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. The completion of the concurrent note offering and our entry into the senior secured credit facility are conditions to the completion of this offering.

This is the initial public offering of our common stock. Prior to this offering, there has been no public market for our shares. We currently expect the initial public offering price of our common stock to be between $15.00 and $18.00 per share. Our common stock has been approved for quotation on the Nasdaq National Market under the symbol “CNST.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Crown (before expenses)	$	$

The underwriters expect to deliver the shares to purchasers on or about            , 2002.

Joint Book-Running Managers

Salomon Smith Barney Deutsche Bank Securities

JPMorgan
                , 2002

[Pictorial material appearing on inside front cover]

[Caption reading “Conventional PET Products”]

[Image of Soft Drink Bottles and caption reading “Soft Drinks”]

[Image of Preforms and caption reading “Preforms”]

[Image of Water Bottles and caption reading “Water”]

[Caption reading “Custom PET Products”]

[Image of Juice, Tea and Sports Beverage Bottles and caption reading “Hot-Fill Beverages”]

[Image of Food Containers and caption reading “Food”]

[Image of Beer Bottles and caption reading “Beer and Flavored Alcoholic Beverages”]

We have not authorized anyone to provide you with information different from that which is provided in this prospectus. This document may only be used where it is legal to sell these securities. We are not making an offer of these securities in any state where the offer is not permitted.

Until            , 2002 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including the financial data and related notes, to obtain a more complete understanding of this offering before making an investment decision.

Our Company

We are a leading global producer of PET, or polyethylene terephthalate, plastic containers for food and beverages. We believe that PET represents one of the most rapidly growing packaging markets worldwide. We are one of the largest North American suppliers of PET containers for conventional PET applications in soft drinks and water. We also have an expanding position in the growing custom PET market. Custom PET containers are used for food, juices, teas, sport drinks, new age beverages, beer and flavored alcoholic beverages, all of which require advanced technologies, processing know-how and innovative designs.

The PET packaging market is expanding as a result of growth in the beverage and food markets and conversions into PET packaging from traditional packaging materials such as glass, metal, and paperboard. In conventional PET applications, growth is largely due to new introductions of multi-pack single serve soft drinks in supermarkets and club stores and the increased popularity of single serve bottled water. Growth in custom applications is driven by demand for single serve beverages and convenience food products, and is facilitated by consumer preferences for PET’s combination of transparency, resealability, light weight, and shatter resistance. Until recently, the limited availability of commercially proven technologies constrained the growth of custom PET applications. We believe that we have the patented technology and full-service design capabilities necessary to capture expected large scale conversion opportunities for PET packaging.

We provide full-service PET packaging solutions, from product design and engineering to ongoing customer support, and we work closely with our customers to deliver innovative, high-performance packaging solutions that maximize the promotional appeal of our customers’ products. We believe that our Oxbar oxygen-scavenging technology, which increases product shelf life by inhibiting oxygen from penetrating the packaging, is the best performing technology for the preservation of oxygen sensitive products and is cost competitive with other available technologies. We also have the expertise and patents necessary to manufacture bottles that can withstand the high temperatures at which bottles are filled in the hot-fill process. Hot-fill is a process in which beverages are heat processed during filling. Our expertise and bottle design features enable PET bottles to be filled on the same equipment as glass bottles for pasteurized beer. We intend to exploit our Oxbar, hot-fill, pasteurization and other proprietary technologies, as well as our product development capabilities, to expand our position in custom PET.

Our largest customers include many of the world’s leading branded consumer products companies. We believe these customers represent a large share of future opportunities for PET conversion and market growth.

Our conventional PET customers include PepsiCo for the Aquafina, Mountain Dew and Pepsi brands, Coca-Cola Enterprises, Inc. for the Coca-Cola, Fanta, Schweppes and Sprite brands and The Dr. Pepper Bottling Company of Texas for the Dr. Pepper and 7Up brands. Our custom PET customers include Unilever Foods North America for the Lawry’s and Wishbone brands, Ventura Foods, LLC for private label edible oil and Energy Brands, Inc. for the Glacéau Vitamin Water brand.

1

Our Competitive Strengths

We believe that we are strongly positioned within the PET industry because of our:

•	Leading Market Share In Conventional PET Applications

•	We are one of the largest North American suppliers of conventional PET containers for soft drinks and water.

•	We have an extensive U.S. geographic manufacturing presence.

•	We have significant resin purchasing leverage.

•	Opportunities To Leverage Our Strong Conventional PET Infrastructure

•	Many of the assets and skills that we use in our conventional PET business are applicable to our custom PET business.

•	We have established relationships with conventional PET customers that are significant potential customers for custom PET products.

•	We can serve custom PET conversion opportunities by adding equipment to our existing plants and we do not expect to require new plant sites for several years.

•	Technology And Product Development Expertise

•	Our comprehensive portfolio of technologies and processes allows us to compete in a wide variety of PET container end-use markets.

•	We believe our proprietary Oxbar and hot-fill technologies give us a competitive advantage in the custom PET market.

•	Creative And Innovative Product Design Capability

•	Our innovative products include award-winning Oxbar multi-layer beer bottles, vacuum absorbing multi-layer juice bottles, and the first long neck PET bottle commercialized for a hot-fill application.

•	Our research and development expertise allows us to create new, value-added products for our customers.

•	World Class Performance And Highly Trained Workforce

•	We believe that we are a highly efficient manufacturer of quality PET products.

•
We have a skilled workforce and are committed to our team-oriented World Class Performance process, a formal data-based process used to drive quantitatively measurable improvements in operations and processes.

2

Our Strategy

Our objective is to grow and compete profitably in the PET container packaging market. We seek to lead conversions from other packaging materials in new PET product categories, while we continue to grow with our customers and our markets in conventional or established custom PET applications. We will continue to focus on the development and commercialization of bottle design, bottle forming and technologies that allow us to further leverage our existing manufacturing and distribution infrastructure, and our strong customer relationships. This particularly applies to the significant opportunities we believe exist in the custom PET market. In support of these strategies, we plan to be a leader in all the markets we serve by:

•	continuing to serve the demanding needs of the world’s leading consumer product companies with the PET products, services, product development and reliability they need to support their markets;

•	investing in capacity expansion in all categories of PET bottle markets where profitable growth can be supported by appropriate contractual terms with our customers;

•	remaining a high-quality, low-cost operator implementing best-practices manufacturing disciplines in every manufacturing activity we undertake;

•
favoring the overhead efficiency, flexibility and utilization benefits of large scale manufacturing plants while maintaining the geographic presence that allows us to offer freight efficiency and service convenience to our customers; and

•	attracting and retaining the skills and talent necessary to achieve our goals while fostering an environment of service and teamwork throughout our workforce.

Recent Developments

The following table includes selected preliminary data on our results of operations and cash flows for the nine and three month periods ended September 30, 2001 and 2002, respectively, and the twelve month period ended September 30, 2002. The table also includes selected pro forma financial information for the twelve month period ended September 30, 2002.

	Nine Months ended September 30,		Three Months ended September 30,		Twelve Months ended September 30, 2002	Pro Forma Twelve Months ended September 30, 2002(1)
	2001	2002	2001	2002
Net sales	$580.8	$550.3	$201.3	$189.0	$715.3	$715.3
Gross profit	35.6	50.2	13.4	16.6	55.2	57.5
Interest expense	9.0	1.7	2.4	0.3	3.1	29.2
Income/(loss) before cumulative effect of a change in accounting for goodwill	(8.4)	17.1	(1.4)	5.7	11.9	(3.2)
EBITDA	55.0	71.7	20.9	24.4	84.4	87.3
Cash provided by operating activities	87.0	59.9	40.2	23.9	99.1	N/A
Capital expenditures	14.6	15.7	6.1	8.3	24.6	24.6
Depreciation and amortization	51.4	41.6	17.2	14.5	58.9	58.9
Total debt						364.4
Ratio of EBITDA to interest expense(2)						3.0	x
Ratio of total debt to EBITDA(2)						4.2	x

3

(1)	For cautionary statements and further information concerning the derivation of our pro forma combined financial information, see “Unaudited Pro Forma Combined Financial Statements.”
(2)
The ratios of EBITDA to interest expense and debt to EBITDA are presented for the pro forma twelve months ended and as of September 30, 2002 only. We believe the ratios are most meaningful with respect to the pro forma debt and interest expense for the most recent twelve-month period.

For additional information regarding our third quarter ended September 30, 2002, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” on page 38.

We are a Delaware corporation formed in 1927. From 1969 until 1992, we were an independent publicly held corporation. Crown Cork & Seal Company, Inc. acquired us in October 1992.

Our principal executive offices are located at One Crown Way, Philadelphia, Pennsylvania 19154-4599 and our phone number is (215) 552-3700.

Our Relationship with Crown Cork & Seal

We are currently a wholly owned subsidiary of Crown. Upon the completion of this offering, Crown will not own any shares of our common stock.

Upon the completion of this offering, we will enter into a number of agreements with Crown, including a transition services agreement and a non-competition agreement. Under the transition services agreement, Crown will provide us with selected corporate services, including information technology services. The transition services agreement terminates on December 31, 2003. However, Crown’s provision of some services terminates earlier and we may, at our option, terminate some services at an earlier date. Under the non-competition agreement, we and Crown will agree not to compete with each other in certain product and geographic markets, generally for a five-year period following the completion of this offering.

4

The Offering

Common stock offered by Crown	12,000,000 shares

Common stock to be outstanding after this offering	12,011,000 shares (assuming no exercise of the underwriters’ over-allotment option and including 11,000 shares of restricted stock to be issued upon completion of this offering)

Use of proceeds
The net proceeds from the sale of our shares by Crown will be paid to Crown. We will not receive any proceeds from this offering. However, if the underwriters exercise their over-allotment option to purchase additional shares, we will receive the proceeds from the sale of such shares. We will use such proceeds to pay outstanding indebtedness under our senior secured credit facility and for general corporate purposes. We will use the proceeds from the concurrent note offering and the term loan arrangement to repay intercompany indebtedness to Crown.

Dividend policy
We intend to retain future earnings for use in our business and do not intend to pay any cash dividends on our common stock. We are primarily a holding company and our ability to pay dividends in the future will depend on our receipt of dividends from our subsidiaries.

Nasdaq National Market symbol	“CNST”

Concurrent Offering and Other Indebtedness

Concurrently with this offering, we are offering to sell under a separate prospectus $200 million aggregate principal amount of our            % senior subordinated notes due 2012. We also expect to enter into a senior secured credit facility upon the completion of this offering consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. We refer to the term loan and the loan facility together as the “credit facility” or the “senior secured credit facility.” For additional information regarding our notes and senior secured credit facility, see the section of this prospectus entitled “Description of Indebtedness.” The completion of the concurrent note offering and our entry into the senior secured credit facility are conditions to the completion of this offering.

About this Prospectus

Unless otherwise indicated, all information in this prospectus:

•	assumes the over-allotment option for this offering has not been exercised;

•
excludes approximately 133,000 options to purchase common stock to be issued to certain of our executive officers and approximately 92,000 options to purchase common stock to be issued to other employees upon completion of this offering, none of which are currently exercisable, at an exercise price equal to the initial public offering price; and

•	excludes 11,000 shares of restricted stock to be issued to certain of our executive officers upon completion of this offering.

We have compiled the market share, market size and competitive ranking data in this prospectus using statistics and other information from several third-party sources. The main third-party sources of information are independent research organizations. We have also formed our estimates of our market share relative to other companies in light of our experience.

5

We supply PET bottles to various PepsiCo subsidiaries and to independent companies that bottle PepsiCo products. When we refer to PepsiCo in this prospectus, we mean PepsiCo and its subsidiaries, and not such independent companies.

When we refer to “we,” “us” or “our” in this prospectus, we mean Constar International Inc. and its subsidiaries.

All brand names and trademarks appearing in this prospectus are the property of their respective holders.

Risk Factors

See “Risk Factors” beginning on page 10 for a discussion of risks that should be considered by potential investors.

6

Summary Selected Historical and Pro Forma Financial Information

The following table presents:

•
our summary historical combined financial data for and at the end of each of the years in the five-year period ended December 31, 2001 and for and at the end of the six month period ended June 30, 2001 and for and at the end of the six and twelve month periods ended June 30, 2002; and

•
summary pro forma financial information for the year ended December 31, 2001, for and at the end of the six month period ended June 30, 2002 and for and at the end of the twelve month period ended June 30, 2002.

The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the transactions they reflect on a pro forma basis had been consummated on the indicated dates.

The combined statement of operations data for the years ended December 31, 1997 and 1998, the six months ended June 30, 2001 and the six and twelve month periods ended June 30, 2002, and the combined balance sheet data as of December 31, 1997, 1998 and 1999 and as of June 30, 2001 and 2002, are derived from unaudited financial statements but are presented on the same basis of accounting as the combined financial information for the audited periods. All pro forma data is unaudited.

The following table should be read in conjunction with our audited and unaudited financial statements and related notes, our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our “Unaudited Pro Forma Combined Financial Statements” included elsewhere in this prospectus.

7

						Pro Forma Year ended and as of December 31, 2001	Six Months ended and as of June 30,		Pro Forma Six Months ended and as of June 30, 2002	Twelve Months ended and as of June 30, 2002(6)	Pro Forma Twelve Months ended and as of June 30, 2002 (6)
	Years ended and as of December 31,
	1997	1998	1999	2000	2001		2001	2002
	(dollars in millions, except per share data)
Combined Statement of Operations Data:
Net customer sales	$708.6	$741.1	$710.2	$707.4	$742.8	$742.8	$377.9	$358.5	$358.5	$723.4	$723.4
Net affiliate sales	7.9	4.3	2.6	4.5	3.0	3.0	1.6	2.7	2.7	4.1	4.1

Net Sales	716.5	745.4	712.8	711.9	745.8	745.8	379.5	361.2	361.2	727.5	727.5
Cost of products sold, excluding depreciation	601.8	613.6	568.4	610.2	648.7	647.8	329.3	300.7	299.3	620.1	618.3
Depreciation	64.0	57.8	57.2	56.7	56.5	56.5	28.1	27.0	27.0	55.4	55.4

Gross Profit	50.7	74.0	87.2	45.0	40.6	41.5	22.1	33.5	34.9	52.0	53.8
Amortization of goodwill	12.2	12.2	12.2	12.2	12.2	12.2	6.1	0.0	0.0	6.1	6.1
Selling and administrative expense	9.9	10.0	10.0	9.1	9.1	15.5	4.6	4.8	7.8	9.3	15.5
Related party charges:
Management charges	4.2	4.1	4.2	4.0	4.4	0.0	2.2	2.0	0.0	4.2	0.0
Research and technology expense	11.1	12.9	12.8	12.5	13.2	10.0	6.7	6.4	5.0	12.9	10.0
Provision for restructuring and asset impairment	47.4	2.6	0.0	0.7	2.0	2.0	2.0	0.0	0.0	0.0	0.0
Interest expense	13.4	10.7	10.6	13.1	10.4	29.2	6.6	1.4	14.6	5.2	29.2
Other expense/(income), net	0.1	(2.2)	2.4	6.8	0.1	0.1	0.0	0.0	0.0	0.1	0.1
Foreign exchange adjustments	(2.0)	(1.1)	(1.1)	0.3	0.5	0.5	0.6	0.1	0.1	0.0	0.0

Income/(loss) before income taxes and cumulative effect of a change in accounting (1)	(45.6)	24.8	36.1	(13.7)	(11.3)	(28.0)	(6.7)	18.8	7.4	14.2	(7.1)
Provision for income taxes	11.5	(14.4)	(18.0)	(1.0)	(2.5)	3.3	(0.4)	(7.3)	(3.3)	(9.4)	(1.9)
Minority interests	0.1	1.5	(0.4)	(0.1)	0.2	0.2	0.1	(0.1)	(0.1)	0.0	0.0

Income/(loss) before cumulative effect of a change in accounting (1)	$(34.0)	$11.9	$17.7	$(14.8)	$(13.6)	$(24.5)	$(7.0)	$11.4	$4.0	$4.8	$(9.0)

Pro forma income/(loss) per share before cumulative effect of a change in accounting (1)—basic and diluted	$(2.83)	$0.99	$1.48	$(1.23)	$(1.13)	$(2.04)	$(0.58)	$0.95	$0.33	$0.40	$(0.75)
Pro forma shares used in computing income/(loss) per share (millions of shares) (2)	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0
Combined Balance Sheet Data:
Working capital (3)	$50.7	$65.0	$95.8	$103.2	$32.8	N/A	$82.5	$40.4	$24.7	$40.4	$24.7
Goodwill	430.5	418.4	406.2	394.0	381.9	N/A	387.9	331.8	331.8	331.8	331.8
Total assets	1,000.4	957.9	959.0	905.9	761.7	N/A	865.4	709.5	744.7	709.5	744.7
Total debt	252.1	227.2	192.8	185.6	74.3	N/A	143.8	44.8	364.4	44.8	364.4
Owners’ net investment/shareholders’ equity	597.8	599.3	614.6	588.2	555.9	N/A	578.4	520.0	241.8	520.0	241.8
Other Data:
Cash flows provided by/(used in):
Operating activities	54.1	60.2	65.9	43.0	126.2	N/A	46.8	36.0	N/A	115.4	N/A
Investing activities	(37.5)	(35.2)	(30.6)	(33.8)	(12.7)	N/A	(8.1)	(6.2)	N/A	(10.8)	N/A
Financing activities	(16.0)	(25.3)	(39.7)	(9.9)	(112.8)	N/A	(39.6)	(30.3)	N/A	(103.5)	N/A
EBITDA (4)	44.0	105.5	116.1	68.3	67.8	69.9	34.1	47.2	49.0	80.9	83.6
EBITDA before restructuring and asset impairments (4)	76.3	106.7	116.1	68.6	69.5	71.6	35.8	47.2	49.0	80.9	83.6
Capital expenditures	39.3	37.8	32.2	34.9	23.5	23.5	8.5	7.4	7.4	22.4	22.4
Depreciation and amortization	76.2	70.0	69.4	68.9	68.7	68.7	34.2	27.0	27.0	61.5	61.5
Ratio of earnings to fixed charges (5)	—	2.7x	3.5x	—	—	—	—	6.5x	4.9x	2.6x	2.0x

(See footnotes on following page)

8

(1)
Excludes a charge of $50.1 ($4.18 per pro forma share) in the first quarter of 2002 for the adoption of SFAS 142, “Goodwill and Other Intangible Assets” (See Note T to the Combined Financial Statements).

(2)
Pro forma weighted shares outstanding of 12,000,000 reflect the capitalization of Constar’s Owner’s Net Investment and a 120,000 for one stock split that will be effected prior to the completion of this offering.

(3)	We define working capital as current assets less current liabilities.
(4)
EBITDA is a non-GAAP measurement that we define as income or loss before interest expense, provision for income taxes, depreciation and amortization, minority interests, and the cumulative effect of a change in accounting. EBITDA before restructuring and asset impairments is a non-GAAP measurement that we define as EBITDA excluding non-cash restructuring charges and impairments of long-lived assets. These measures do not represent cash flow for the periods presented and should not be considered as alternatives to net income/(loss), as indicators of our operating performance or as alternatives to cash flows as a source of liquidity, but are measurements commonly used by financial analysts. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies. Although EBITDA is a non-GAAP measurement, we believe it is a useful measure of pre-tax operating cash flow prior to debt service. The following table reconciles EBITDA before restructuring and asset impairments, and EBITDA, to income/(loss) before income taxes and cumulative effect of a change in accounting:

	Years ended and as of December 31,						Six Months ended and as of June 30,
	1997	1998	1999	2000	2001	Pro Forma Year ended and as of December 31, 2001	2001	2002	Pro Forma Six Months ended and as of June 30, 2002	Twelve Months ended and as of June 30, 2002	Pro Forma Twelve Months ended and as of June 30, 2002
	(dollars in millions)
EBITDA before restructuring and asset impairments	$76.3	$106.7	$116.1	$68.6	$69.5	$71.6	$35.8	$47.2	$49.0	$80.9	$83.6
Less: non-cash restructuring and asset impairments	(32.3)	(1.2)	0.0	(0.3)	(1.7)	(1.7)	(1.7)	0.0	0.0	0.0	0.0

EBITDA	44.0	105.5	116.1	68.3	67.8	69.9	34.1	47.2	49.0	80.9	83.6
Less:
Depreciation	(64.0)	(57.8)	(57.2)	(56.7)	(56.5)	(56.5)	(28.1)	(27.0)	(27.0)	(55.4)	(55.4)
Amortization of goodwill	(12.2)	(12.2)	(12.2)	(12.2)	(12.2)	(12.2)	(6.1)	0.0	0.0	(6.1)	(6.1)
Interest expense	(13.4)	(10.7)	(10.6)	(13.1)	(10.4)	(29.2)	(6.6)	(1.4)	(14.6)	(5.2)	(29.2)

Income/(loss) before income taxes and cumulative effect of a change in accounting	$(45.6)	$24.8	$36.1	$(13.7)	$(11.3)	$(28.0)	$(6.7)	$18.8	$7.4	$14.2	$(7.1)

(5)
Earnings did not cover fixed charges by $45.6, $13.7 and $11.3 for the years ended December 31, 1997, 2000 and 2001, respectively. Earnings did not cover fixed charges by $6.7 for the six months ended June 30, 2001, and by $15.3 for the pro forma year ended December 31, 2001.

(6)
The combined financial data for the twelve months ended and as of June 30, 2002 is derived from the unaudited quarterly historical financial statements for the year ended December 31, 2001 and the six months ended June 30, 2002. The pro forma combined financial data for the twelve months ended and as of June 30, 2002 includes pro forma adjustments consistent with those used to prepare the pro forma combined financial data for the year ended December 31, 2001, and for and at the six months ended June 30, 2002.

9

RISK FACTORS

Our business involves a number of risks, some of which are beyond our control. You should carefully consider each of the risks and uncertainties we describe below, which we believe are the material risks involved in investing in our securities, and all of the other information in this prospectus before deciding to invest in our shares. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business.

Risks Related To Our Business And Industry

We Had Net Losses In Recent Years And We May Not Generate Profits In The Future

For the fiscal years ended December 31, 2001 and 2000 we had net losses of approximately $13.6 million and $14.8 million, respectively. During the six months ended June 30, 2002 we had a net loss of approximately $38.7 million, including a charge of $50.1 million for the cumulative effect of a change in accounting for goodwill. Continuing operating losses may limit our ability to service our debt and fund our operations and we may not generate net income from operations in the future.

We Must Generate Sufficient Cash Flow To Service Our Debt And Provide For Ongoing Operations

If we are unable to generate sufficient cash from operations to service our debt and fund our operations, or if we are unable to refinance our debt, we may have to defer capital expenditures or sell assets to generate cash, which could weaken our competitive position. When we complete this offering, we will have approximately $364 million in principal amount of debt consisting of senior subordinated notes and borrowings under our senior secured credit facility. We will need to generate enough cash to service our debt. Although interest rates and the amount outstanding under our senior secured credit facility may vary, based on the interest rates assumed in our unaudited pro forma combined financial statements and assuming that our debt levels do not change from the date of completion of this offering, servicing our outstanding indebtedness under the senior secured credit facility and our senior subordinated notes would require annual payments of approximately $28.3 million of interest (excluding $0.9 million of annual amortization of financing fees). Our ability to generate cash depends to some extent on general economic, competitive, legislative and other factors beyond our control. Our senior secured credit facility may alleviate our short-term cash needs, but any borrowings from this facility may further increase our debt. In addition, we may need to refinance all or a portion of our debt and we may be unable to do so on commercially reasonable terms or at all.

Our Debt May Negatively Impact Our Liquidity And Harm Our Competitive Position

Our debt may have important negative consequences for us, such as:

•	significantly increasing our interest expense and related debt service costs;

•	limiting our ability to obtain additional financing;

•	increasing our vulnerability to economic downturns and changing market and industry conditions;

•	limiting our ability to compete with companies that are not as highly leveraged and that may be better positioned to withstand economic downturns; and

•	restricting our ability to pay dividends or make distributions to our stockholders.

We and our subsidiaries may be able to incur substantial additional debt in the future. If new debt is added to our current debt levels or the current debt levels of our subsidiaries, the related risks that we and they now face could intensify.

10

Indebtedness Under Our Senior Secured Credit Facility Is Subject To Floating Interest Rates, Which May Cause Our Interest Expense To Increase

Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing our funds available for operations and other purposes. When we complete this offering, we will have approximately $164 million in borrowings under our senior secured credit facility. We may borrow up to an aggregate of $250 million ($225 million of which is committed) under our senior secured credit facility, which is subject to floating interest rates. A 1% increase in market interest rates on our $164 million in borrowings under our senior secured credit facility would result in an annual increase in our interest expense and a decrease in our income before taxes of approximately $1.6 million.

We Are Subject To Certain Covenant Restrictions In Our Senior Secured Credit Facility And The Indenture Relating To Our Senior Subordinated Notes Which May Limit Our Flexibility In Operating Our Business And Our Ability To Repay Our Indebtedness

Our senior secured credit facility and the indenture relating to our senior subordinated notes contain a number of restrictive covenants that impose significant restrictions on us. Compliance with these restrictive covenants may limit our flexibility in operating our business. Failure to comply with these covenants could give rise to an event of default. These covenants restrict, among other things, our ability to:

•	incur additional indebtedness and guarantee obligations;

•	create liens;

•	engage in mergers, consolidations, liquidations or the creation of subsidiaries;

•	change the nature of our business;

•	make equity investments or loans;

•	sell, lease or otherwise dispose of assets;

•	engage in sale and leaseback transactions;

•	sell or discount notes or receivables;

•	pay dividends, make distributions, or redeem any equity securities;

•	engage in transactions with affiliates;

•	modify our organizational documents or certain debt documents;

•
enter into agreements restricting our ability or the ability of a subsidiary to incur liens, or restricting the ability of a subsidiary to pay dividends to, make or repay loans to, transfer property to, or guarantee indebtedness of, us or any of our other subsidiaries;

•	prepay certain indebtedness; and

•	allow debt to be designated as senior debt.

Our senior secured credit facility also includes financial covenants.

If we default on any of these covenants, the lenders could cause all amounts outstanding under our senior secured credit facility and our senior subordinated notes to be due and payable immediately and the lenders under our senior secured credit facility could proceed against any collateral securing that indebtedness. Our assets or cash flow may not be sufficient to fully repay the borrowing under the senior secured credit facility or the senior subordinated notes, either upon maturity or if accelerated upon an event of default. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

11

Under our senior secured credit facility, we will pledge as collateral all of the capital stock of our domestic subsidiaries, 65% of the capital stock of our foreign subsidiaries and all of the assets of our domestic subsidiaries. As of June 30, 2002, the book value of the assets of our domestic subsidiaries that will be pledged as collateral was $329.8 million.

The Market For Custom PET Packaging May Not Grow As Large Or As Quickly As We Anticipate

To the extent that the custom PET market does not grow as large or as quickly as we anticipate, our growth and profitability may be lower than we currently expect. We believe that one of the keys to our future success will be our ability to sell more custom PET products. Partly because of the more complex technologies required for custom PET, our margins are higher for custom PET products than for conventional PET products. We believe that an increasing number of products will convert from glass, metal and other packaging to custom PET packaging. A slow rate of conversion would limit our growth.

Our Most Significant Customer Contract Will Expire Soon And We May Lose That Customer’s Business

Under our main contract with PepsiCo, we provide PET products to PepsiCo in different geographic regions. With respect to one region, the contract has a one-year term ending December 31, 2002, and with respect to the remaining regions, the contract will expire on December 31, 2003. From time to time we have agreed with PepsiCo to extend or modify the terms of this contract, and we have had discussions with PepsiCo regarding an extension of the current terms. However, PepsiCo may not renew this contract on terms favorable to us or at all. It is anticipated that any such new contract will contain a provision granting PepsiCo the right to terminate the contract if a third party acquires a certain amount of our common stock or assets. The loss of our business with PepsiCo would significantly reduce our net sales and profitability.

The Loss Of Our PepsiCo Business Would Reduce Our Net Sales And Profitability

If PepsiCo reduces the amount of PET products that it purchases from us, our net sales and profitability may decline. Our sales to PepsiCo accounted for approximately 35% of our 2001 revenue and in 2002 PepsiCo acquired another of our customers that accounted for approximately 2.5% of our 2001 revenue. We do not believe that there is sufficient excess demand in the PET market to make up for the loss of a significant amount of PepsiCo’s business. Because PepsiCo is such a significant buyer in the PET market, competition for its business may be particularly intense. Several of our competitors, including Amcor Ltd., Ball Corporation, Graham Packaging Company and Owens-Illinois, Inc. also have significant supply relationships with PepsiCo. In addition, if we lose a significant amount of business from one or more other customers, our net sales and profitability may decline.

We Enjoy Limited Protection For Our Intellectual Property And The Loss Of Our Intellectual Property Rights Would Negatively Impact Our Ability To Compete In The PET Industry

If we are unable to maintain the proprietary nature of our technologies, we may lose the ability to generate royalties in the future by licensing our technologies and our competitors may use our technologies to compete with us. We have a number of patents covering various aspects of our design and construction of our products, including our Oxbar technology. Our patents may not withstand challenge in litigation, and patents do not ensure that competitors will not develop competing products, design around our patents or infringe upon our patents. The costs of litigation to defend our patents could be substantial and may outweigh the benefits of enforcing our rights under our patents. We market our products internationally, and the patent laws of foreign countries may offer less protection than the patent laws of the United States. Not all of our domestic patents have been registered in other countries. We also rely on trade secrets, know-how and other unpatented proprietary technology, and others may independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets, know-how and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements with us. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any

12

unauthorized use, misappropriation or disclosure of this information. In addition, we have from time to time received letters from third parties suggesting that we may be infringing their intellectual property rights and third parties may bring infringement suits against us. If the claims of these third parties are successful, we may be required to seek licenses from these third parties. In addition, other parties use oxygen barrier technologies, and we have not determined whether these technologies may infringe upon our patents.

If We Lose An Existing Lawsuit Regarding Oxbar, Our Ability To Use And License Oxbar For Certain Applications Would Be Impaired

An existing lawsuit challenges our ability to use and sublicense certain applications of Oxbar. Crown Cork & Seal Technologies Corporation, or CCK Technologies, holds the patents related to Oxbar and will contribute these patents to us upon the completion of this offering. CCK Technologies is the plaintiff in a patent infringement suit regarding Oxbar for use in certain plastic containers. Oxbar may be combined with various plastic materials, including PET, for use in various forms of packaging. An intervenor in the suit is asserting that it has the exclusive right under a license from CCK Technologies to use and sublicense certain combinations of Oxbar as used in, among other things, PET packaging. CCK Technologies is contesting the intervenor’s claim to the extent it relates to PET packaging. Although we have not earned any revenue from licensing Oxbar, we believe that licensing Oxbar represents a potential source of revenue. If we lose the Oxbar action, the amount of revenue that we may earn by licensing Oxbar will likely be reduced because the intervenor will have the exclusive right to license certain applications of Oxbar. In addition, the patent infringement claim could not proceed against the alleged infringer as the intervenor purports to have granted the alleged infringer a sublicense. If successful, the intervenor may also assert claims against our right to use Oxbar in certain PET applications.

A Third Party Has The Right To Sublicense Our Oxbar-Related Patents, Which May Weaken The Competitive Advantages Of Our Oxbar Technology

Our Oxbar technology is subject to a worldwide royalty-free cross-license with Rexam AB, which owns several patents relating to oxygen-scavenging technology. The cross-license agreement gives both parties the right to use and sublicense each other’s oxygen scavenging technology patents, but not each other’s know-how. The competitive advantages that we believe can be achieved through Oxbar may not be fully realized to the extent that Rexam uses Oxbar to compete with us or sublicenses Oxbar to any of our existing or potential competitors. We are in the process of negotiating a new agreement with Rexam to modify our respective rights to Oxbar, but this agreement may not be concluded.

Rapid Changes In Available Technologies Could Render Our Products And Services Obsolete

Significant technological changes could render our existing technology or our products and services obsolete. The markets in which we operate are characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. We attribute much of our recent competitive success to our existing technology, and our ability to compete may dissipate if our existing technology is rendered obsolete. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, our net sales and profitability may decline. To be successful, we must adapt to rapidly changing markets by continually improving our products and services and by developing new products and services to meet the needs of our customers. Our ability to develop these products and services will depend, in part, on our ability to license leading technologies useful in our business and develop new offerings and technology that address the needs of our customers. Similarly, the equipment that we use may be rendered obsolete by new technologies. A significant investment in new equipment may reduce our profitability.

We May Have Difficulty Replacing Key Personnel

We believe that our success will depend on continued employment by us of senior management and key technical personnel. If one or more of these persons are unable or unwilling to continue in their present positions,

13

and if we are unable to attract and retain other comparable personnel, our business and operations could be disrupted. Certain members of our senior management have years of industry experience, and it would be difficult to find new personnel with comparable experience. Because our business is highly specialized, we believe that it would also be difficult to replace our key technical personnel. There is no guarantee that our key senior management and technical personnel will be able or willing to continue working with us after this offering. In addition, we do not currently maintain key man insurance for any of our senior managers or technical personnel.

Demand For Our Products May Fluctuate As Our Customers Change Their Product Lines And Marketing Strategies

A reduction in demand for PET packaging may reduce our net sales and negatively impact our prospects for future growth. From time to time our customers change product lines, eliminate product lines and reduce the amount that they spend on marketing product lines. As a result, our customers’ demand for PET packaging may fluctuate or decrease permanently.

Consolidation Of Our Customers May Increase Our Customers’ Negotiating Leverage And Harm Our Business

The consolidation of our customers may reduce our net sales and profitability. If one of our larger customers acquires one of our smaller customers, or if two of our customers merge, the combined customer’s negotiating leverage with us may increase and our business with the combined customer may become less profitable. In addition, if one of our customers is acquired by a company that has a relationship with one of our competitors, we may lose that customer’s business.

We Operate In A Very Competitive Business Environment And We May Lose Business To Other Forms Of Packaging Or To Our Competitors In The PET Industry

Competition from producers of other forms of packaging and our competitors within the PET industry may cause our customers to purchase other types of packaging or to purchase PET containers from our competitors, which may reduce our net sales and profitability. PET containers compete in the packaging market with glass bottles, metal cans, paperboard cartons and other materials. Changes in the relative cost and quality of other packaging materials may reduce the market for PET containers. In addition, competition within the PET industry is intense and increases in productivity and other factors have increased pricing pressure. Some of our competitors have greater financial, technical and marketing resources than we do. Our current or potential competitors may offer products at a lower cost or products that are superior to ours. In addition, our competitors may be more effective and efficient in integrating new technologies. Although we typically sell to our customers pursuant to long-term contracts, our contracts typically provide that our customers may purchase from an alternative source if we cannot provide products that are of similar quality at an equivalent price.

In addition to competition with other independent suppliers of PET packaging, some of our potential customers produce their own PET containers. Coca-Cola, one of the largest end-users of conventional PET containers in the United States, self-manufactures its own PET preforms and blows its own bottles. Our customers, including PepsiCo, could develop or expand in-house preform production and bottle blowing capacity in the future, which may reduce our sales to those customers and our profitability.

If We Do Not Have Adequate Funds To Make All Capital Expenditures That Are Necessary To Grow With Our Markets And Maintain Our Facilities, Our Business May Be Impaired And Our Profitability Reduced

If we do not have adequate funds to make our capital expenditures or if the expected benefits of capital expenditures are not achieved, our business may be impaired and our profitability reduced. Our business is capital intensive, and our equipment is currently operating at near full capacity. We expect to have substantial capital needs in the near future for capacity expansion. If we do not have funds available to satisfy our capital

14

expenditure requirements, we may not be able to pursue our strategy for profitable growth. We cannot be certain that our capital needs will not be larger than expected. We also can not be certain that the expected benefits of any capital expenditures will be achieved.

Increases In The Price Of Resin May Impact Our Financial Results And May Deter The Growth Of The PET Market

We use large quantities of plastic resin in manufacturing our products and increases in the price of resin may increase our cost of products sold, reduce our profitability and reduce our prospects for growth. Resin is the principal raw material used in the manufacture of our products. Resin is subject to substantial price fluctuations. Resin is a petroleum product and resin prices may fluctuate with prices in the worldwide oil market. Political or economic events in oil producing countries such as those in the Middle East may impact the price of resin. We generally do not have long-term supply contracts with our resin suppliers and are therefore subject to the risk of fluctuations in the price of resin. Although most of our contracts permit us to pass the price of resin through to our customers, market conditions may not permit us to fully pass through any future resin price increases. Significant increases in resin prices, coupled with an inability to promptly pass such increases on to customers, may increase our cost of products sold and reduce our profitability. A sustained increase in the price of resin may slow the rate of conversion of alternative packaging materials, such as glass and metal, to PET, or may make these alternative packaging materials more attractive than PET. If this reduces the demand for PET packaging, it may significantly reduce our prospects for growth.

PepsiCo May Choose To Supply Us With Resin, Which May Reduce Our Ability To Negotiate Favorable Resin Purchase Contracts

PepsiCo may choose to supply us with an increasing amount of resin, which may reduce our profitability. Because we are a large purchaser of resin, we enjoy significant leverage in negotiating resin purchase agreements. Under our main contract with PepsiCo, PepsiCo has the right to direct a third party to supply us with some or all of the resin that we require to manufacture products for PepsiCo under this contract. PepsiCo has exercised this right with respect to a portion of our resin requirements under this contract. To the extent that PepsiCo exercises this right with respect to an increasing amount of resin, the profitability of our business may decline. In addition, the amount of resin that we purchase will decline and we may lose some of our leverage in negotiating resin purchase agreements. If we have to pay higher prices for resin, our costs will increase and we may not be able to offer our customers pricing terms as favorable as those we offer now or as favorable as those offered by our competitors.

Interruptions In The Supply Of Resin Could Disrupt Our Operations

If our suppliers are unable to meet our requirements for resin, it may prevent us from manufacturing our products. Our suppliers may not continue to provide resin to us at attractive prices, or at all, and we may not be able to obtain resin in the future from these or other suppliers on the scale and within the time frames we require. Any failure to obtain resin on a timely basis at an affordable cost, or any significant delays or interruptions of supply, could prevent us from supplying our customers on a timely basis.

Expansion of our operations might place a significant strain on our suppliers, some of whom have limited resources and production capacity. Certain of our suppliers, in turn, rely on sole or limited sources of supply for components included in the resin that they sell to us. Failure of our suppliers to adjust to meet such increasing demand may prevent them from continuing to supply resin in the quantities and at the quality and the times required by us, or at all.

We Depend On A Small Number Of Suppliers For Some Of Our Manufacturing Equipment And An Interruption In Our Supply Of Manufacturing Equipment Would Harm Our Ability To Expand

Our business relies on specialized manufacturing equipment that is produced by a small number of suppliers. If any of these suppliers increases its prices significantly, goes out of business or is otherwise unable to

15

meet our requirements for necessary equipment, we may be unable to expand our operations. This may significantly reduce our prospects for growth.

Our Business Is Seasonal And Cool Summer Weather May Result In Lower Sales

Unseasonably cool weather during a summer could reduce our net sales and profitability. A significant portion of our revenue is attributable to the sale of beverage containers. Demand for beverages tends to peak during the summer months. In the past, significant changes in summer weather conditions have affected the demand for beverages, which in turn affects the demand for beverage containers manufactured by us.

Our International Operations Subject Us To Foreign Currency Risk And Other Instabilities

In 2001, we derived approximately 22% of our revenue from sales in foreign currencies. In our financial statements, we translate local currency financial results into United States dollars based on average exchange rates prevailing during a reporting period. Our most significant foreign currency exposures are to the British pound and the euro. During times of a strengthening United States dollar, our reported international revenue and earnings will be reduced because the local currency will translate into fewer United States dollars. In addition, we may face restrictions on our ability to repatriate funds from our international operations.

As a result of our international operations, we are also subject to risks associated with operating in foreign countries, including changes in governmental policies and regulations, war, acts of terrorism, and other sources of instability. We are also at risk for acts of terrorism in the United States. These risks may negatively impact our financial condition and results of operations.

Higher Energy Costs And Interrupted Power Supplies May Increase Our Operating Costs And Limit Our Ability To Supply Our Customers

Electrical power is vital to our operations, and we rely on a continuous power supply to conduct our business. If energy costs substantially increase in the future, we could experience a significant increase in operating costs. In addition, frequent power interruptions may limit our ability to supply our customers and negatively impact our business.

We Are Subject To Costs And Liabilities Related To Environmental And Health And Safety Standards

Our facilities and operations are subject to federal, state, local and foreign environmental and employee safety laws and regulations, including those regarding the use, storage, handling, generation, transportation, treatment, emission and disposal of certain substances. The nature of our operations exposes us to the risk of liabilities or claims with respect to environmental and worker health and safety matters.

Currently, we are involved in a small number of compliance and remediation efforts primarily concerning wastewater discharge and possible soil and groundwater contamination, including investigations and certain other activities at our Didam, Netherlands facility for which we have recorded an accrual of $200,000. Based on information presently available, we do not believe that the cost of these efforts will be material. However, environmental and health and safety matters cannot be predicted with certainty, and actual costs may increase materially.

We Face Product Liability Risks And The Risk Of Negative Publicity If Our Products Fail

Our business is exposed to products liability risk and the risk of negative publicity if our products fail. Although we maintain insurance for products liability claims, the amount and scope of our insurance may not be adequate to cover a products liability claim that is successfully asserted against us. In addition, products liability insurance could become more expensive and difficult to maintain and, in the future, may not be available on commercially reasonable terms or at all.

16

In addition, we are exposed to the products liability risk and negative publicity affecting our customers and suppliers. Because many of our customers are food, beverage and other consumer products companies, with their own products liability risks, our sales may decline if any of our customers are sued on a products liability claim. We may also suffer a decline in sales from the negative publicity associated with such a lawsuit or with adverse public perceptions in general regarding our products or our customers’ products that use our containers.

Our Operations and Profitability Could Suffer If We Experience Labor Relations Problems

A prolonged work stoppage or strike could prevent us from operating our manufacturing facilities. The contract with our union employees in our Didam, Netherlands facility expires on October 31, 2002 and the contract with our union employees in our Sherburn, England facility expires on December 31, 2003. We believe that our employee relations are good and that we will be able to reach new agreements on satisfactory terms. However, we may not be able to reach new agreements without a work stoppage or strike and any new agreements that are reached may not be reached on terms satisfactory to us.

We Have A Significant Amount Of Goodwill And A Writedown Of Goodwill Could Result In Lower Reported Net Income And A Reduction Of Our Net Worth

We have a significant amount of goodwill and a writedown of our goodwill would reduce our net worth. At June 30, 2002, we had $331.8 million of goodwill. In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” We adopted this standard on January 1, 2002 and recorded a charge for the cumulative effect of a change in accounting for $50.1 million. Under the new standard we will no longer amortize goodwill reflected on our balance sheet. We are, however, required to evaluate goodwill reflected on our balance sheet to determine whether the goodwill is impaired under the guidelines of the standard. Accordingly, we will need to test the value of our goodwill for impairment at least annually and, under certain circumstances, recognize an impairment charge.

One circumstance that may indicate the need for an immediate impairment review would be if our book value was in excess of our market capitalization. This could occur at any time after the completion of this offering. As the initial public offering price of our common stock moves closer to the low end of the expected price range of $15.00 to $18.00 per share, it becomes more likely that we will need to perform an impairment review, though we may be required to perform an impairment review even at the top of the range. If we recognize an impairment charge, our net worth will be reduced.

Risks Related To Our Relationship With Crown

Transitional Arrangements And Agreements With Crown Are Not The Result Of Arm’s Length Negotiations And May Not Be Sustained On The Same Terms

The transitional arrangements and other contractual agreements that we will have with Crown after the completion of this offering will have been made in the context of a parent-subsidiary relationship and negotiated in the overall context of this offering. As a result, these agreements are not on arm’s length terms, and are not representative of the terms that we might have reached with unaffiliated third parties or of the terms of future agreements that we may enter into with unaffiliated third parties. As a result of a material breach relating to us or Crown, Crown may cease to provide these services.

Our Business May Be Disrupted As We Develop Internal Information Technology And Other Services

We are a wholly owned subsidiary of Crown and have received information technology and other corporate services from Crown. Following the completion of this offering we will no longer be wholly owned by Crown, but Crown will continue to provide services to us for a period of time pursuant to contracts between Crown and

17

us. We plan to develop our own corporate service capabilities over time. The development and implementation of these capabilities may divert management’s attention and involve significant costs. We expect the development of our own information technology systems to be particularly demanding. Our business may be disrupted as we begin the transition to internal corporate services.

We Could Be Liable For Crown’s Pension Obligations

Under certain circumstances we may be liable for Crown’s pension obligations. The Crown pension plans are subject to the Employee Retirement Income Security Act of 1974, or ERISA, and if all Crown pension plans terminated as of December 31, 2001, would have been underfunded by approximately $670 million. Under ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority to terminate an underfunded plan under certain circumstances. If the Crown pension plans were terminated prior to the completion of this offering, we could be held liable for the underfunding. We have discussed this situation with the PBGC, and as a result of these discussions, prior to the completion of this offering we will assume the Crown pension plan that covers all of our current and former hourly employees and certain of our former salaried employees. Provided we assume such plan, the PBGC has indicated that it does not intend to take any action now with respect to the Crown pension plans as a result of this offering. However, if the remaining Crown pension plans are terminated within five years of the completion of this offering, the PBGC may bring a claim under ERISA to hold us liable for the Crown plans’ underfunding if it is determined that a principal purpose of this offering was to evade pension liability. We do not believe that is the case. Because Crown will use its proceeds from this offering to pay a portion of its debt, we believe it is unlikely that we would be liable for any such claim, but we may not prevail. In any case, if any of these claims are brought against us in the future, they may be costly to defend and they may reduce our liquidity and the price of our stock.

We Could Be Liable For Income Taxes Owed By Crown

In previous years, our tax results were consolidated with those of Crown and its United States subsidiaries, and we could be liable for income taxes owed by Crown for those years. Following this offering, we will no longer be part of the federal consolidated group or any state combined or consolidated group including Crown and its United States subsidiaries. However, with respect to the years during which we were part of this consolidated group, we are severally liable for the federal income tax liability of each other member of the consolidated group. We could also be jointly and severally liable for state tax liabilities of each other member of a combined or consolidated group for state tax purposes for the years that included us or any of our subsidiaries and Crown or any of its subsidiaries. Certain of our non-United States subsidiaries were also part of a combined tax group including subsidiaries of Crown. We could similarly be liable for foreign taxes of each other member of such a combined tax group for years that our non-United States subsidiaries were included in a combined tax group. Consequently, the Internal Revenue Service or other taxing authority may seek payment of any of the foregoing taxes from us. Disputes or assessments could arise during future audits by the Internal Revenue Service or other taxing authorities in amounts that we cannot quantify.

If Crown Is Unable To Meet Its Financial Obligations, Including Obligations To Its Lenders, Pension Plan Obligations And Payments To Settle Asbestos-Related Claims, Its Own Creditors May Pursue Claims Against Us

If Crown is unable to meet its own financial obligations, including obligations to its lenders, pension plan obligations and payments to settle asbestos-related claims, Crown’s creditors may try to bring their claims for payment against us. If these claims are successful, they may exceed the value of our stockholders’ equity. Crown is highly leveraged and, as of June 30, 2002, the aggregate amount of its outstanding indebtedness due prior to December 31, 2003 was approximately $3.17 billion. A significant portion of Crown’s operating cash flow is used for the payment of principal and interest, funding pension plan obligations and for payments to settle asbestos-related claims brought against Crown. As a result of downgrades in Crown’s credit ratings during 2000 and 2001

18

and the uncertainties regarding its asbestos-related liabilities, Crown may not be able to access the capital markets in the future, or successfully repay, refinance or restructure its debt. No claims have been asserted against us by Crown’s own creditors, and asbestos-related claims against Crown have not involved our business. While we believe it is unlikely that our historical relationship with Crown would result in liability for claims by Crown’s creditors, we may not prevail in such a claim. In any case, if any of these claims are brought against us in the future, they may be costly to defend and they may reduce the price of our stock. We may also have joint liability with Crown for certain taxes, pension obligations and other similar statutory obligations, as discussed in the two immediately preceding risk factors.

Our Directors May Have Conflicts Of Interest Because Of Their Ownership Of Crown Stock And Because Some Of Them Are Also Directors Or Executive Officers Of Crown

Some of our directors own Crown common stock and participate in incentive compensation programs of Crown. This could create, or appear to create, potential conflicts of interest when our directors are faced with decisions that could have different implications for Crown than they do for us. In addition, three of our eight directors are also directors or executive officers of Crown. These directors will owe fiduciary duties to the stockholders of each company and may have conflicts of interest in matters involving or affecting us and Crown. Under our certificate of incorporation and the corporate agreement between us and Crown we have renounced any interests or expectation in being offered any business opportunity presented to Crown or any of its affiliates. In the event that one of our directors who is also a director, officer or employee of Crown or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us, that director will have no duty to communicate or present the corporate opportunity to us. In addition, that director may communicate or present the corporate opportunity to Crown or any of its affiliates and will not be liable to us or our stockholders for breach of any fiduciary duty as one of our directors by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

If Any Transfers Of Assets To Us By Crown Are Deemed To Be Fraudulent Conveyances, We May Be Required To Return The Assets To Crown

If any transfers of assets to us by Crown in connection with this offering are found to be fraudulent conveyances, we may be required to return the assets to Crown or may be held liable to Crown or its creditors for damages alleged to have resulted from the conveyances. In connection with this offering Crown will transfer to us various assets, including intellectual property, as described in “Relationship with Crown Cork & Seal Company, Inc.—License Agreements,” and equity interests in certain Crown affiliates, as described in “—Transfers of Certain Interests.” A court could hold a transfer to be a fraudulent conveyance if Crown received less than reasonably equivalent value and Crown was insolvent at the time of the transfer, was rendered insolvent by the transfer or was left with unreasonably small capital to engage in its business. A transfer may also be held to be a fraudulent conveyance if it was made to hinder, delay or defraud creditors. We believe that Crown is receiving reasonably equivalent value and that Crown is not acting to hinder, delay or defraud creditors, and we therefore do not believe that any of the transfers to us by Crown in connection with this offering would constitute a fraudulent conveyance even if Crown were later determined to have been rendered insolvent or left with unreasonably small capital. However, a court applying the relevant legal standards may not reach the same conclusion. In a recent evidentiary ruling in In re W.R. Grace & Co., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is rendered insolvent by a transfer depends on the actual liabilities of the transferor, and not what the transferor knows about such liabilities at the time of the transfer. Therefore, under that court’s analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by that court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent conveyance.

19

Risk Factors Relating To Our Common Stock

Provisions Of Our Certificate Of Incorporation And Bylaws Or Delaware Law May Discourage, Delay Or Prevent A Change Of Control Of Our Company Or Changes In Our Management And Therefore Depress The Price Of Our Common Stock

Delaware corporate law and our certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things:

•	establish a classified board of directors so that not all members of our board may be elected at one time;

•	authorize the issuance of “blank check” preferred stock that our board could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	eliminate the ability of our stockholders to act by written consent or to call special meetings of stockholders;

•	eliminate cumulative voting in the election of directors, which would allow less than a majority of our stockholders to elect director candidates; and

•	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

We will also be afforded the protections of Section 203 of the Delaware General Corporation Law, which would prevent us from engaging in a business combination with a 15% or greater stockholder for a period of three years from the date it acquired such status unless certain board or stockholder approvals are obtained. Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of our common stock.

The Initial Public Offering Price Of Our Common Stock May Not Be Indicative Of The Market Price After This Offering And Our Stock Price May Be Volatile

Prior to this offering, there has been no public market for our common stock and an active market for our common stock may not develop or be sustained after this offering. The initial public offering price of our common stock will be determined by negotiations between us and representatives of the underwriters and may not be indicative of the market price of the common stock after this offering. Among the factors that could affect our stock price are:

•	actual or anticipated variations in our quarterly operating results;

•	new sales formats or new products or services offered by us and our competitors;

•	changes in financial estimates prepared by securities analysts;

•	conditions or trends in the packaging industry in general and the PET container and preform industry in particular;

•	announcements by us and our competitors of technological innovations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

•	our capital commitments;

•	additions or departures of our key personnel; and

•	sales of our common stock.

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.

20

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Statements that include the words “expect,” “believe,” “intend,” “plan,” “anticipate,” “project,” “will,” “may,” “could,” “should,” “pro forma,” “continues,” “estimates,” “potential,” “predicts,” “goal,” “objective” and similar statements of a future nature identify forward-looking statements. In addition, this prospectus contains forecasts of future growth in markets we serve. These forecasts were prepared by entities that are not affiliated with us or the underwriters and are based on assumptions formulated by those entities without consultation with us or the underwriters. These forward-looking statements and forecasts are subject to risks, uncertainties and assumptions, including, among other things:

•	Continued conversion from metal, glass and other materials for packaging to plastic packaging;

•	Increasing demand for packaging requiring our proprietary technologies and know-how;

•	Our ability to protect our existing technologies and to develop new technologies;

•	Our ability to control costs;

•	The terms upon which we acquire resin and our ability to reflect those terms in our sales;

•	Our debt levels and our ability to obtain financing and service debt;

•	Our ability to comply with restrictive covenants contained in the instruments governing our indebtedness;

•	Our additional costs incurred as an independent public company;

•	Legal and regulatory proceedings and developments;

•	General economic and political conditions;

•	Weather conditions;

•	Our ability to identify trends in our markets and to offer new solutions that address the changing needs of these markets;

•	Our ability to successfully execute our business model;

•	Our ability to successfully renew our contractual relationship with PepsiCo;

•	Our ability to compete successfully against competitors; and

•	The other risks described above in “Risk Factors.”

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur and the forecasts included in this prospectus may not be accurate. The forward-looking statements in this prospectus are made as of the date of this prospectus.

21

USE OF PROCEEDS

The net proceeds from the sale of shares of our common stock will be paid to Crown, the selling stockholder. We will not receive any proceeds from this offering. However, if the underwriters exercise their over-allotment option to purchase additional shares, we will receive the proceeds from the sale of such shares. If the underwriters exercise their over-allotment option in full, we estimate that we will receive approximately $27.6 million from the sale of such shares, assuming an initial public offering price of $16.50 per share, the mid-point of the offering range shown on the cover of this prospectus, and after deducting underwriting discounts and commissions. We will use such proceeds to pay outstanding indebtedness under our senior secured credit facility, which consists of our revolving loan facility and our term loan, and for general corporate purposes. To the extent that we use such proceeds to repay outstanding indebtedness under our revolving loan facility, such payment will not reduce the amount available under the revolving loan facility. We anticipate that upon completion of this offering we will borrow $14.4 million under our revolving loan facility to pay refinancing fees and accrued interest on our $350 million note to Crown, and that we will not borrow any other funds under the revolving loan facility before any exercise of the over-allotment option. Our revolving loan facility will bear interest at a rate estimated to be LIBOR plus 300 basis points and will have a five-year maturity. Our $150 million term loan will bear interest at a rate estimated to be LIBOR plus 325 basis points and will have a seven-year maturity. The proceeds from the $200 million concurrent note offering and the $150 million term loan will be used to pay a note that we distributed to Crown in the principal amount of $350 million, bearing an interest rate of 4.3% and a maturity date of one year from October 15, 2002, the date of issuance.

We are currently a guarantor of the indebtedness under Crown’s credit facility, and our common stock held by Crown and substantially all of our assets are pledged to secure Crown’s indebtedness under its credit facility. Concurrently with the completion of this offering, Crown will use its proceeds from this offering and from our repayment of intercompany debt to pay a portion of its indebtedness, including under its credit facility, and Crown will obtain from the lenders under Crown’s credit facility a release of our guarantee of Crown’s indebtedness and their security interest in our assets and the common stock being offered by Crown. We do not intend to guarantee the indebtedness of Crown or pledge assets to secure the indebtedness of Crown in the future. Affiliates of certain of the underwriters are lenders under Crown’s credit facility.

DIVIDEND POLICY

We currently anticipate that, following the completion of this offering, all future earnings will be retained for use in our business and that we will not pay any cash dividends on our common stock in the foreseeable future. The payment of any future dividends will be at the discretion of our board of directors and will depend upon, among other things, future earnings, operations, capital requirements, our general financial condition and general business conditions. We are primarily a holding company. Our ability to pay dividends in the future will therefore also depend on our receipt of dividends from our subsidiaries. Our subsidiaries are legally distinct from us and have no obligation to pay dividends to us in the future. In addition, our ability to pay future dividends is restricted by the terms of our senior subordinated notes and senior secured credit facility, and may be restricted in the future by other agreements.

22

CAPITALIZATION

The following table shows our capitalization as of June 30, 2002 stated on an actual basis and on an adjusted basis to give effect to the following events, as if each such event had occurred on June 30, 2002:

•	a 120,000 for one stock split that we will effect prior to the completion of this offering;

•	the distribution to Crown of a note in the principal amount of $350 million;

•
the completion of our $200 million concurrent note offering, the completion of our $150 million term loan arrangement which amortizes at the rate of 1% per year, and the application of these proceeds to repay our note to Crown;

•	the completion of this offering at an assumed price of $16.50 per share and the issuance of 11,000 shares of restricted stock;

•	our borrowing $14.4 million under our revolving loan facility to pay refinancing fees and accrued interest on our $350 million note to Crown;

•	the capitalization by Crown of its other outstanding intercompany indebtedness with us; and

•	the retention by Crown of all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees.

The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and related notes included elsewhere in this prospectus.

	At June 30, 2002
	Actual	As Adjusted
	(in millions)
Revolving loan facility	—	$14.4
Term loan	—	150.0
Intercompany debt	$44.8	—
Senior subordinated notes	—	200.0

Total debt	44.8	364.4

Minority interests	4.3	4.3
Common stock, par value $.01 per share; 1,000 shares authorized, actual; 100 shares issued and outstanding, actual; 75,000,000 shares authorized, as adjusted; 12,000,000 shares issued and outstanding, as adjusted	—	0.1
Preferred stock, par value of $.01 per share; no shares authorized, actual; no shares issued and outstanding, actual; 5,000,000 shares authorized, as adjusted; no shares issued and outstanding, as adjusted	—	—
Additional paid in capital	—	250.4
Unearned compensation—restricted stock awards	—	(0.2)
Accumulated other comprehensive loss	—	(8.5)
Owner’s net investment	520.0	—

Total equity	520.0	241.8

Total capitalization	$569.1	$610.5

Total debt to capitalization ratio	7.9%	59.7%

23

DILUTION

Our net tangible book value at June 30, 2002 was approximately $188.2 million, or $15.68 per share, after giving effect to a 120,000 for one stock split. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of shares of our common stock outstanding. After giving effect to:

•	the completion of our $200 million concurrent note offering and $150 million term loan arrangement, and the application of these proceeds to repay our note to Crown;

•	the completion of this offering at an assumed price of $16.50 per share and the issuance of 11,000 shares of restricted stock;

•	our borrowing $14.4 million under our revolving loan facility to pay refinancing fees and accrued interest on our note to Crown;

•	the capitalization by Crown of its other outstanding intercompany indebtedness with us; and

•	the retention by Crown of all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees;

our pro forma as adjusted net tangible book value at June 30, 2002 would have been approximately $(90.0) million, or $(7.50) per share. This represents an immediate decrease in net tangible book value of $23.18 per share to Crown, our sole existing stockholder, and an immediate dilution of $24.00 per share to new investors purchasing shares of our common stock in this offering. The following table illustrates the per share dilution to the new investors.

Assumed initial public offering price per share		$16.50
Net tangible book value per share at June 30, 2002	$15.68
Decrease per share attributable to this offering	23.18
Pro forma as adjusted net tangible book value per share after this offering		(7.50)

Dilution per share to new investors in this offering		$24.00

Prior to the completion of this offering we will declare a 120,000 for one stock split, which will increase the number of shares of our common stock owned by Crown to 12,000,000. Crown will not pay us any cash for these shares. In connection with this offering, Crown will sell 12,000,000 shares of our common stock, which will be sold to new investors. The number of shares of our common stock held by new investors will represent 100% of the total number of shares of our common stock outstanding after this offering. If the over-allotment option is exercised in full, the number of shares of our common stock held by new investors following this offering will increase to 13,800,000.

The foregoing discussion and tables exclude approximately 225,000 shares of common stock issuable upon the exercise of stock options to be issued on the date of this offering, including approximately 133,000 shares of stock issuable upon the exercise of stock options to be issued to certain of our executive officers and approximately 92,000 shares of common stock issuable upon the exercise of stock options to be issued to other employees, none of which are currently exercisable, at an exercise price equal to the initial public offering price of our common stock. If the stock options are exercised, our stockholders may experience further dilution. The foregoing discussion and table includes approximately 11,000 shares of restricted stock to be issued to certain of our executive officers on the date of this offering. No cash will be paid to us in connection with these stock option and restricted stock grants.

24

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Our unaudited pro forma combined financial statements as of and for the six months ended June 30, 2002 and for the year ended December 31, 2001, have been prepared from the combined financial statements that we present elsewhere in this prospectus. These statements reflect adjustments for the following:

•	a 120,000 for one stock split that we will effect prior to the completion of this offering;

•	the distribution to Crown of a note in the principal amount of $350 million;

•	the completion of our $200 million senior subordinated note offering and $150 million term loan arrangement, and the application of these proceeds to repay our note to Crown;

•	the completion of this offering at an assumed price of $16.50 per share and the issuance of 11,000 shares of restricted stock;

•	our borrowing $14.4 million under our revolving loan facility to pay refinancing fees and accrued interest on our $350 million note to Crown;

•	the capitalization by Crown of its other outstanding intercompany indebtedness with us;

•	the retention by Crown of all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees; and

•	transactions described under “Relationship with Crown Cork & Seal Company, Inc.” as described in the notes to the pro forma combined financial information below.

These adjustments are more fully described in the notes to the pro forma combined financial information below.

For purposes of the pro forma combined statements of operations, these transactions are assumed to have occurred at the beginning of 2001. For purposes of the pro forma combined balance sheet, they are assumed to have occurred on June 30, 2002.

The pro forma combined statements of operations for the six months ended June 30, 2002 exclude the cumulative effect of a change in accounting for goodwill.

The unaudited pro forma combined financial statements should not be considered indicative of actual results that would have been achieved had the transactions been completed as of the dates indicated and do not purport to indicate the balance sheet data or results of operations as of any future date or any future period.

The unaudited pro forma combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes included elsewhere in this prospectus.

25

Pro Forma Combined Statements of Operations

	Year ended December 31, 2001				Six Months ended June 30, 2002
	Actual	Pro Forma adjustments		Pro Forma	Actual	Pro Forma adjustments		Pro Forma
Net customer sales	$742.8			$742.8	$358.5			$358.5
Net affiliate sales	3.0			3.0	2.7			2.7

Net sales	745.8			745.8	361.2			361.2
Cost of products sold, excluding depreciation	648.7	$(0.9	)(6)	647.8	300.7	$(1.4	)(6)	299.3
Depreciation	56.5			56.5	27.0			27.0

Gross profit	40.6	0.9		41.5	33.5	1.4		34.9
Amortization of goodwill	12.2			12.2	0.0			0.0
Selling and administrative expense	9.1	6.4	(1)	15.5	4.8	3.0	(1)	7.8
Management charges	4.4	(4.4	)(1)	0.0	2.0	(2.0	)(1)	0.0
Research and technology expense	13.2	(3.2	)(2)	10.0	6.4	(1.4	)(2)	5.0
Provision for restructuring and asset impairment	2.0			2.0	0.0			0.0
Interest expense	10.4	18.8	(3)	29.2	1.4	13.2	(3)	14.6
Other expense/(income), net	0.1			0.1	0.0			0.0
Foreign exchange adjustments	0.5			0.5	0.1			0.1

Income/(loss) before income taxes and cumulative effect of a change in accounting	(11.3)	(16.7)		(28.0)	18.8	(11.4)		7.4
Provision for income taxes	(2.5)	5.8	(7)	3.3	(7.3)	4.0		(3.3)
Minority interests	0.2			0.2	(0.1)			(0.1)

Income/(loss) before cumulative effect of a change in accounting	$(13.6)	$(10.9)		$(24.5)	$11.4	$(7.4)		$4.0

Pro forma basic and diluted income/(loss) per share before cumulative effect of a change in accounting				$(2.04)				$0.33

Pro forma weighted average shares outstanding (in millions)(4)				12.0				12.0

26

Pro Forma Combined Balance Sheet
As of June 30, 2002

	Actual	Reorganization and Other Adjustments		Offering Adjustments		Pro Forma As Adjusted
Cash and cash equivalents	$3.3					$3.3
Receivables, net	40.3					40.3
Intercompany receivables	1.0					1.0
Inventories, net	87.7					87.7
Prepaid expenses and other current assets	4.8					4.8

Total current assets	137.1					137.1

Long-term receivables	0.3					0.3
Goodwill, net	331.8					331.8
Property, plant and equipment, net	237.3					237.3
Other assets	3.0	$22.3	(6)	$12.9	(5)	38.2

Total Assets	$709.5	$22.3		$12.9		$744.7

Short-term debt	0.0			14.4	(5)	14.4
Current portion of long-term debt	0.0			1.5	(5)	1.5
Accounts payable	73.5					73.5
Accrued liabilities	20.9	(0.2	)(6)			20.7
Intercompany payables	2.0					2.0
Income taxes payable	0.3					0.3

Total current liabilities	96.7	(0.2)		15.9		112.4

Long-term debt	0.0			348.5	(5)	348.5
Long-term intercompany debt	44.8	306.7	(4)	(351.5	)(5)	0.0
Pension liabilities	21.6	(21.6	)(6)			0.0
Postretirement liabilities	3.3					3.3
Deferred income taxes	14.7	15.6	(6)			30.3
Other liabilities	4.1					4.1
Minority interests	4.3					4.3
Preferred stock
Common stock		0.	1 (4)			0.1
Additional paid-in-capital		250.	4 (4)(6)			250.4
Retained earnings
Unearned compensation-restricted stock awards		(0.2	) (4)			(0.2)
Accumulated other comprehensive loss		(8.5	) (4)			(8.5)
Owner’s net investment	520.0	(520.0)				(0.0)

Total owner’s net investment	520.0	(278.2)				241.8

Total Liabilities and Owner’s Net Investment/Shareholders’ Equity	$709.5	$22.3		$12.9		$744.7

27

NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)
Reflects the replacement of current annual management charges of $4.4 million for centrally managed services such as payroll, benefits administration, purchasing and information systems, with a transition services agreement. The transition services agreement is described under “Relationship with Crown Cork & Seal Company, Inc.—Transition Services Agreement” beginning on page 83 of this prospectus. Over time, Constar will replace the services to be provided under the Transition Services Agreement with internal capabilities or third party providers. Also reflects $2.0 million of annual incremental costs for items such as insurance for directors and officers, rating agency and stock exchange fees, incremental audit and legal fees, stock-based compensation and similar costs of being a public company. The unaudited pro forma combined financial statements should not be considered indicative of actual results that would have been achieved had the transactions been completed as of the dates indicated and do not purport to indicate the balance sheet data or results of operations as of any future date or any future period.

(2)
Reflects the decrease in research and technology expenses due to the discontinuation of the current agreement with Crown Cork & Seal Technologies Corporation (“CCK Technologies”) and the contribution of technology to us. Under the current agreement we pay approximately 1.8% of annual sales to CCK Technologies. In return, CCK Technologies:

•	Licenses to us its existing and future patents, trademarks, processes, technical information and all other similar items relating to PET;

•	Pays all our employee and other direct costs related to research and development of existing and prospective technology;

•	Pays all legal and other costs for the defense of its rights to existing technology; and

•	Provides support on customer claims resolution, supplier qualification, spoilage reduction, and product and material specifications.

Upon completion of this offering and the contribution of the technology our requirements in this area will be met through a combination of new hires, including transfers from CCK Technologies; outsourcing of certain services; and a research and development agreement with CCK Technologies for certain other services. All future direct costs, including legal fees, will be our responsibility. The research and development agreement is described under “Relationship with Crown Cork & Seal Company, Inc.—Research and Development Agreement” beginning on page 87 of this prospectus.

As described under “Relationship with Crown Cork & Seal Company, Inc.—License Agreements” beginning on page 87 of this prospectus, we will continue to pay a royalty to Crown for plastic closures manufactured at our UK facility.

The $10 million of pro forma research and technology expense for the year ended December 31, 2001 includes the following items:

(In millions)
Costs for Constar employees dedicated to research and technology	$ 6.5
Research and development agreement with CCK Technologies	1.0
Royalty under patent license agreement with CCK Technologies	0.5
Technology related legal fees	2.0

Total pro forma research and technology expense	$10.0

(3)	Reflects our increased interest expense based on the following, though we cannot assure you that actual interest rates or fees will not differ from our assumptions:

•	We borrow $150 million under a seven-year term loan at LIBOR plus 325 basis points. The average interest rate is assumed to be 5.1%.

28

•	We issue $200 million of senior subordinated notes, due 2012 at an assumed interest rate of 9.75%.

•	Total proceeds of $350 million under the term loan and senior subordinated notes are used to repay our note to Crown.

•
We borrow $14.4 million under our five-year revolving loan facility, at LIBOR plus 300 basis points, to pay refinancing fees of $12.9 million, and to pay accrued interest of $1.5 million on our $350 million note to Crown. The average interest rate is assumed to be 4.9%. The refinancing fees are amortized to interest expense.

•	We pay a fee of 50 basis points on the undrawn $85.6 million of loan facility availability.

A 0.5% movement in LIBOR would change annual interest expense on the $164.4 million of variable debt by $0.8 million.

In the event that the Underwriters exercise their over-allotment option, we intend to use the proceeds from the sale of shares to repay outstanding indebtedness under our senior secured credit facility and for general corporate purposes. Interest payable in respect thereof would be negligible.

(4)
Reflects the distribution to Crown on October 15, 2002 of a note in the principal amount of $350 million and the capitalization of all other intercompany indebtedness. Also reflects a 120,000 for one stock split that we will effect prior to this offering and the issuance of 11,000 shares of restricted stock at a fair market value of $0.2 million. The value is amortized to compensation expense over the three-year vesting period.

(5)
Reflects borrowings, concurrent with the completion of this offering, of $150 million under a term loan and the issuance of $200 million of senior subordinated notes, using the total proceeds of $350 million to pay our note to Crown. The term loan includes a current portion of 1% of the term loan due in one year from the date of borrowing. We will also borrow $14.4 million under our revolving loan facility to pay our fees of $12.9 million in connection with the refinancing, and to pay accrued interest of $1.5 million on our $350 million note to Crown. The refinancing fees of $12.9 million will be capitalized and amortized to interest expense.

(6)
Reflects the retention by Crown of all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees, as described under “Relationship with Crown Cork & Seal Company, Inc.—Benefits Allocation Agreement” on page 88 of this prospectus. Our U.S. pension liability is reversed and becomes an asset on a pro forma basis because:

•	Crown is retaining the liability for certain pension benefits as noted, and

•	the additional minimum pension liability recorded in our historical accounts is significantly reduced due to the resulting improved funding status.

A reconciliation of the pro forma asset to the funded status follows.

Projected benefit obligation	$48.7
Plan assets	45.0

Funded status	(3.7)
Unrecognized loss	26.3
Unrecognized prior service cost	1.7

Net asset recognized	$24.3

Amounts recognized in the balance sheet consist of:

Non-current asset	$22.4
Current liability	(1.8)
Intangible asset	1.7
Minimum pension included in other comprehensive income	2.0

$24.3

(7)	The tax effect, at 35%, of the pro forma adjustments noted above.

29

SELECTED FINANCIAL DATA

You should read the following selected combined financial data in conjunction with our combined financial statements, including the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. The combined statement of operations data for the years ended December 31, 1999, 2000 and 2001, and the combined balance sheet data at December 31, 2000 and 2001, have been derived from the combined financial statements that have been audited by PricewaterhouseCoopers LLP, independent accountants, included elsewhere in this prospectus. The combined statement of operations data for the years ended December 31, 1997 and 1998 and the six months ended June 30, 2001 and 2002, and the combined balance sheet data as of December 31, 1997, 1998 and 1999 and as of June 30, 2001 and 2002, are derived from unaudited financial statements but are presented on the same basis of accounting as the combined financial information for the audited periods.

Upon the completion of this offering, Crown will transfer to us, and we will transfer to Crown, our respective interests in certain of our affiliates. See “Relationship with Crown Cork & Seal Company,  Inc.—Transfers of Certain Interests” on page 90 of this prospectus. With the exception of dividends paid by our subsidiaries, the combined financial data in this prospectus gives retroactive effect to these transfers as if the transfers took place on January 1, 1997.

30

	Year ended and as of December 31,					Six Months ended and as of June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in millions)
Combined Statements of Operations Data:
Net customer sales	$708.6	$741.1	$710.2	$707.4	$742.8	$377.9	$358.5
Net affiliate sales	7.9	4.3	2.6	4.5	3.0	1.6	2.7

Net Sales	716.5	745.4	712.8	711.9	745.8	379.5	361.2
Cost of products sold, excluding depreciation	601.8	613.6	568.4	610.2	648.7	329.3	300.7
Depreciation	64.0	57.8	57.2	56.7	56.5	28.1	27.0

Gross Profit	50.7	74.0	87.2	45.0	40.6	22.1	33.5
Amortization of goodwill	12.2	12.2	12.2	12.2	12.2	6.1	0.0
Selling and administrative expense	9.9	10.0	10.0	9.1	9.1	4.6	4.8
Related party charges:
Management charges	4.2	4.1	4.2	4.0	4.4	2.2	2.0
Research and technology expense	11.1	12.9	12.8	12.5	13.2	6.7	6.4
Provision for restructuring and asset impairment	47.4	2.6	0.0	0.7	2.0	2.0	0.0
Interest expense	13.4	10.7	10.6	13.1	10.4	6.6	1.4
Other expense/(income), net	0.1	(2.2)	2.4	6.8	0.1	0.0	0.0
Foreign exchange adjustments	(2.0)	(1.1)	(1.1)	0.3	0.5	0.6	0.1

Income/(loss) before income taxes and cumulative effect of a change in accounting for goodwill	(45.6)	24.8	36.1	(13.7)	(11.3)	(6.7)	18.8
Provision for income taxes	11.5	(14.4)	(18.0)	(1.0)	(2.5)	(0.4)	(7.3)
Minority interests	0.1	1.5	(0.4)	(0.1)	0.2	0.1	(0.1)

Income/(loss) before cumulative effect of a change in accounting for goodwill	(34.0)	11.9	17.7	(14.8)	(13.6)	(7.0)	11.4
Cumulative effect of a change in accounting for goodwill	0.0	0.0	0.0	0.0	0.0	0.0	(50.1)

Net income/(loss)	$(34.0)	$11.9	$17.7	$(14.8)	$(13.6)	$(7.0)	$(38.7)

Combined Balance Sheet Data:
Working capital (1)	$50.7	$65.0	$95.8	$103.2	$32.8	$82.5	$40.4
Goodwill	430.5	418.4	406.2	394.0	381.9	387.9	331.8
Total assets	1,000.4	957.9	959.0	905.9	761.7	865.4	709.5
Total debt	252.1	227.2	192.8	185.6	74.3	143.8	44.8
Owners’ net investment/ shareholders’ equity	597.8	599.3	614.6	588.2	555.9	578.4	520.0
Other Data:
Cash flows provided by (used in):
Operating activities	54.1	60.2	65.9	43.0	126.2	46.8	36.0
Investing activities	(37.5)	(35.2)	(30.6)	(33.8)	(12.7)	(8.1)	(6.2)
Financing activities	(16.0)	(25.3)	(39.7)	(9.9)	(112.8)	(39.6)	(30.3)
EBITDA (2)	44.0	105.5	116.1	68.3	67.8	34.1	47.2
EBITDA before restructuring and asset impairments (2)	76.3	106.7	116.1	68.6	69.5	35.8	47.2
Capital expenditures	39.3	37.8	32.2	34.9	23.5	8.5	7.4
Depreciation and amortization	76.2	70.0	69.4	68.9	68.7	34.2	27.0
Ratio of earnings to fixed charges (3)	—	2.7x	3.5x	—	—	—	6.5x

(1)	We define working capital as current assets less current liabilities.
(2)
EBITDA is a non-GAAP measurement that we define as income or loss before interest expense, provision for income taxes, depreciation and amortization, minority interests, and the cumulative effect of a change in accounting. EBITDA before restructuring and asset impairments is a non-GAAP measurement that we define as EBITDA excluding non-cash restructuring charges and impairments of long-lived assets. These measures do not represent cash flow for the periods presented and should not be considered as alternatives to net income/(loss), as indicators of our operating performance or as alternatives to cash flows as a source of liquidity, but are measurements commonly used by financial analysts. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies. Although EBITDA is a non-GAAP measurement, we believe it is a useful measure of pre-tax operating cash flow prior to debt service. The following table reconciles EBITDA before restructuring and asset impairments, and EBITDA, to income/(loss) before income taxes and cumulative effect of a change in accounting for goodwill:

	Year ended and as of December 31,					Six months ended and as of June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in millions)
EBITDA before restructuring and asset impairments	$76.3	$106.7	$116.1	$68.6	$69.5	$35.8	$47.2
Less: non-cash restructuring and asset impairments	(32.3)	(1.2)	0.0	(0.3)	(1.7)	(1.7)	0.0

EBITDA	44.0	105.5	116.1	68.3	67.8	34.1	47.2
Less:
Depreciation	(64.0)	(57.8)	(57.2)	(56.7)	(56.5)	(28.1)	(27.0)
Amortization of goodwill	(12.2)	(12.2)	(12.2)	(12.2)	(12.2)	(6.1)	0.0
Interest expense	(13.4)	(10.7)	(10.6)	(13.1)	(10.4)	(6.6)	(1.4)

Income/(loss) before income taxes and cumulative effect of a change in accounting for goodwill	$(45.6)	$24.8	$36.1	$(13.7)	$(11.3)	$(6.7)	$18.8

(3)
Earnings did not cover fixed charges by $45.6, $13.7 and $11.3 for the years ended December 31, 1997, 2000 and 2001, respectively. Earnings did not cover fixed charges by $6.7 for the six months ended June 30, 2001.

31

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

General

We are a leading global producer of polyethylene terephthalate, or PET, containers for food and beverages and operate 17 manufacturing sites: 14 in the United States and three in Europe. We were one of the pioneers of the PET bottle business and were a major participant in the rapid growth of the two liter PET bottle for soft drinks in the early 1980s, the introduction of single serve soft drink bottles for convenience sales in the 1990s and the development of the market for bottled water over the last few years. We have also been an innovator in applying PET technology to new packaging opportunities.

Conventional PET products represented approximately 83% of our sales in 2001, including approximately 78% of our U.S. sales and substantially all of our European sales. Custom PET bottles represented approximately 13% of our sales in 2001, including approximately 16% of U.S. sales and almost no sales in Europe. The remainder of our sales are derived from plastic closures and extrusion blow molding.

Conventional PET products are primarily used in packaging applications for soft drinks and water and are typically characterized by high volume requirements for large consumer-product customers. Critical success factors in the conventional market include generating high volume production to create economies of scale in manufacturing and purchasing, as well as offering a full service product line. The manufacturing process is highly automated, and therefore much of the cost of operating a bottle-making plant is incurred in indirect manufacturing overhead expense, such as the cost of leasing and maintaining the plant. High production volume allows us to allocate this overhead to a greater number of units and to operate our equipment more efficiently. Being a high volume producer also supports innovation by helping us to finance research and development projects, and provides us with purchasing advantages for resin and equipment.

We believe the soft drink portion of the conventional PET market is poised for another stage of significant growth as single serve PET soft drink bottles enter the supermarket and club store channels, potentially displacing a portion of the can market.

Custom PET products are used in such packaging applications as hot-fill beverages, food, beer and flavored alcoholic beverages, most of which require containers with special performance characteristics. As a result of these special performance requirements, custom PET products typically are characterized by higher prices and margins compared to conventional PET products. Critical success factors in the custom PET market include technology, design capabilities and expertise with specialized equipment and processes.

We believe that the introduction of new PET technologies has created significant opportunities for conversion of glass bottles to PET bottles for juices, teas, and other custom applications. PET conversions were previously constrained by the limited availability of commercially proven technologies. We believe that our existing infrastructure, our proprietary and other technologies, and our experience with large-scale conversions to PET containers from other packaging materials position us to participate in the growth we anticipate in both the custom and conventional markets.

PET bottle manufacturing is capital intensive, requiring both specialized production equipment and significant support infrastructure for power, high pressure air and resin handling. Our existing infrastructure

32

provides us with the ability to place new capacity into existing facilities at a relatively low incremental cost compared to the cost of building a new facility. We are able to apply to the new operations the planning and production skills and, in many cases, molds and production equipment of our existing operations. Our large-scale operations and diverse product offerings allow us to pursue efficient strategies for asset acquisition and utilization. For example, we are able to maintain our competitive cost position as we grow by purchasing state-of-the-art manufacturing equipment for our high-volume product lines and redeploying existing machines to lower volume and specialty product lines.

Relationship with Crown

We have been a wholly owned subsidiary of Crown since 1992. Upon the completion of this offering, Crown will not own any shares of our common stock.

Our historical costs and expenses include charges from Crown for certain centralized corporate services and for the use of Crown’s infrastructure. These allocations were based on methodologies that Crown believes to be reasonable and are consistent with charges made to other Crown operations; however, these allocations may not be indicative of our future expenses. Upon completion of this offering, certain of these services that have been provided by Crown will be provided by our current or future employees, some of whom may currently be Crown employees. In addition, we intend to enter into a transition services agreement with Crown under which we will continue to receive certain services from Crown while we develop our own capabilities. The services provided by Crown under the transition services agreement will include payroll, systems for accounting reporting, information technology, benefits administration, purchasing and logistics.

Assuming that, throughout the term of the transition services agreement, we do not purchase any optional services from Crown, we do not terminate any of the services to be initially provided by Crown and costs do not increase due to outsourcing of services by Crown, we expect the cost of the services, using currency exchange rates as of October 11, 2002, to be approximately $387,000 per month during the first three months after the completion of this offering, approximately $372,000 per month during the fourth through twelfth months after the completion of this offering and approximately $304,000 per month from the date that is one year after the completion of this offering to the end of the term of the transition services agreement on December 31, 2003.

Our historical expenses also include a technology fee of approximately 1.8% of our net sales that we have been assessed by Crown Cork & Seal Technologies Corporation, or CCK Technologies, a wholly owned subsidiary of Crown. In exchange for this fee, CCK Technologies provides us with access to its intellectual property related to PET, pays for direct costs related to our research, development and engineering activities, provides us with legal services related to the defense of our rights for our existing technologies, and provides us with support for customer claims resolution, supplier qualifications, spoilage reduction and product and material specifications. Upon completion of this offering and the contribution of certain technology from CCK Technologies to us, the existing agreement will be discontinued and our technology and research and development requirements will be met through a combination of new employees, including transfers from CCK Technologies, outsourcing with unrelated third-party providers, and a research and development agreement between Constar, Inc. and CCK Technologies for certain services.

Assuming that, throughout the term of the research and development agreement, Constar, Inc. does not purchase any optional services from Crown and does not terminate any of the services to be initially provided by Crown, we expect the cost of the services to be approximately $105,000 per month during the first six months after the completion of this offering and approximately $40,000 per month from the end of the sixth month after the completion of this offering to the end of the term of the research and development agreement on December 31, 2003. In addition, Constar, Inc. will be required to hire certain Crown personnel who work at Crown’s Alsip research and development facility. Constar, Inc. will pay the actual salary and benefits for such persons until they transfer to Constar, Inc. at an expected monthly cost of approximately $61,000.

33

We cannot assure you that the fees to be charged to us by Crown under the transition services agreement or the research and development agreement reflect the costs of obtaining these services from a third party or of providing these services internally or that these costs will not deviate from our estimated costs. These agreements were negotiated in the context of a parent/subsidiary relationship and are not on arm’s length terms. However, we believe that purchasing these services from Crown for some period of time is the most efficient way to maintain our operations as we transition to third party or internal services.

Crown has charged us interest expense based on the average actual interest costs to Crown on the net average intercompany indebtedness we owed to Crown. We believe the methodology that has been used to calculate this charge is reasonable but we can give no assurance that it is indicative of our future expenses as an independent entity. On October 15, 2002, we distributed to Crown a note in the principal amount of $350 million. Prior to the completion of this offering our other intercompany indebtedness to Crown will be capitalized. Concurrently with the completion of this offering we intend to enter into a $150 million term loan arrangement and issue $200 million of senior subordinated notes and use these proceeds to repay our note to Crown.

Following the completion of this offering, during a transitional period, Crown will operate our equipment in Salt Lake City, Utah and Voghera, Italy on our behalf under manufacturing and supply agreements, and Crown will supply us with bottles produced by Crown’s Faba Sirma facility in Parma, Italy. In addition, during this transition period, we will supply Crown with closure components produced by our facility in Newark, Ohio and we will provide technical services to some of Crown’s joint ventures in the PET preform and container manufacturing business. In addition, we will grant Crown a non-exclusive, royalty-free license to use Oxbar technology in products not manufactured with PET and will agree to share with Crown royalties that we earn from licensing Oxbar to third parties. These agreements were negotiated in the context of a parent/subsidiary relationship and are not on arm’s length terms.

Basis of Presentation

Net Sales

We recognize revenue from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, and other adjustments are netted against sales in the same period that the related sales are recorded.

From year to year, the composition of our portfolio of products sold has changed significantly due to changes in our customer base, changes in the mix of products presented to the marketplace by our customers, and by incremental opportunities for preform sales. Greater proportions of larger, heavier or more specialized bottles will lead to higher net sales, even if total unit volumes remain stable.

PET containers can be sold either as finished bottles or as preforms. Preforms are test tube-shaped intermediate products in the manufacturing process for bottles and are purchased by customers or other PET container manufacturers that operate equipment to convert preforms into bottles. Unit selling prices for preforms are lower than unit selling prices for corresponding finished bottles because of their lower added value. In the United States, customers typically buy finished bottles, while European customers typically buy preforms.

Some of our products have seasonal demand characteristics. Sales of single service convenience beverage bottles are strongest in the summer months. Some potential high-growth product categories are developed first in conjunction with seasonal promotions and in stadium and special events markets. All of our sales are subject to marketing actions taken by customers as they adjust their mix of product presentations.

The potential for continued conversion to PET from metal and glass is an important determinant of future demand in our industry. We believe that the potential for continued conversions to PET is significant.

34

As is common in our industry, our contracts are generally requirements-based, granting us all or a percentage of the customer’s actual requirements for a particular period of time, instead of a specific commitment of unit volume. Most of our customer contracts contain provisions permitting us to pass resin price changes through to our customers as adjustments to selling price. PET resin is our principal raw material and a major component of our cost. When we use this mechanism to pass resin price changes through to our customers, the price changes generally affect our net sales and cost of sales in approximately equal amounts and do not generally affect our gross profit except as a result of valuation and timing issues.

In 2001, approximately 20% of our net sales were denominated in either British pounds or euros. Since sales denominated in foreign currencies are translated into U.S. dollars in our financial statements using the average exchange rates for the period, net sales reported in our financial statements that are denominated in foreign currencies will fluctuate as a result of variations in the value of foreign currencies relative to the U.S. dollar.

Cost of Products Sold

Cost of products sold includes raw material costs, principally PET resin, other direct and indirect manufacturing costs and shipping and handling costs. PET resin is the largest component of our cost. The prices we pay for PET resin are subject to frequent fluctuations resulting from cost changes in the raw materials for PET, which are affected by prices of oil and its derivatives in the U.S. and overseas markets, normal supply and demand influences, and seasonal demand effects.

Direct and indirect manufacturing costs include labor costs, electricity and other utilities, maintenance expense and other fixed and variable expenses required to operate our plants. Our cost of products sold also includes expenses for the engineering, production control and manufacturing administration activities that support plant operations.

Cost of products sold does not include depreciation and amortization.

Depreciation

Property, plant and equipment are depreciated on a straight-line basis for financial reporting purposes over the estimated useful lives of the assets, ranging from three to 40 years. Typical depreciation periods are five years for molds, 10 years for machinery and equipment and 40 years for buildings.

Gross Profit

We define gross profit as net sales less cost of products sold and depreciation expense. As discussed above, our agreements with customers typically have provisions that insulate our gross profit from changes in resin prices by allowing us to pass those changes through to our customers with equivalent price changes for our products.

Important determinants of profitability are volume, product mix, and competitive pricing in relation to resin cost. Volume is significant because the capital intensity of PET bottle manufacturing and the highly automated manufacturing process make fixed overhead costs a high percentage of cost of products sold excluding raw materials. Our various products have widely different proportions of variable cost in relation to fixed cost because of their different sizes and weights and because of the different technologies and machine types used to manufacture them. This results in significant differences in the volume effect on profitability for different products. Generally, larger, heavier, and more technologically specialized bottles have higher overhead absorption rates, and therefore have proportionately greater effect on our gross profit when volumes vary from period to period. Although price pass-through mechanisms can generally protect our profits from short term changes in the market price for resin, it is largely the competitive conditions in the market for our products that ultimately determine the selling prices for our products and it is our ability to purchase PET resin at consistently competitive prices that determines our cost of acquiring PET resin.

35

Also important to our profitability is our ability to operate our plants and distribution system efficiently. We operate most of our equipment seven days per week and 24 hours per day, with a formal program for scheduled weekly, monthly, and annual preventative maintenance activities. Our ability to operate equipment at high output levels and with low unscheduled downtime affects our profitability directly as a result of labor efficiency and the cost of additional freight if product must be shipped from more distant plants to meet commitments to our customers. We ship mostly full truckload quantities to our customers using commercial carriers.

Because resin represents a large component of our cost of products sold and since we typically pass through changes in resin prices to our customers, we believe that period to period comparison of our gross profit as a percent of net sales may not accurately reflect performance, as changes in net sales caused by changes in resin prices will not change gross profit. During periods when resin costs are high our net sales will tend to rise but our gross profit will not increase, so that our gross margins will decrease. The opposite is true during periods of low resin pricing; our net sales will tend to be lower with no decrease in our gross profit, so that our gross margins will increase.

Amortization of Goodwill

This consists of the amortization of goodwill which arose from Crown’s acquisition of Constar in 1992  and has been amortized on a straight-line basis over 40 years. On January 1, 2002, we adopted SFAS 142, “Goodwill and Other Intangible Assets,” requiring that goodwill no longer be amortized, but instead be tested for impairment at least annually. Annual goodwill amortization expense was $12.2 million in each of the years 1999, 2000 and 2001.

Selling and Administrative Expense

This includes compensation and related expenses for employees in the administrative and selling  functions as well as other operating expenses not directly related to manufacturing or research, development  and engineering activities. It does not include depreciation and amortization charges. As noted below in the discussion on Management Charges, certain expenses for services that historically have been provided by Crown will, upon completion of this offering, either be provided by our internal resources, by third parties or by Crown under a new transition services agreement. Accordingly, we expect future selling and administrative expenses will increase and the management charge from Crown, as it exists today, will be eliminated.

Management Charges

Crown has charged us certain management fees for payroll, benefits administration, purchasing, information systems and other centrally managed services. The cost of these services has been directly charged and/or allocated to us using a method that Crown management believes is reasonable. Such charges are not necessarily indicative of the costs that would have been incurred if we had been a separate entity. Following completion of this offering, we intend to enter into a transition services agreement with Crown under which we will continue to receive certain of these services from Crown while we develop our own capabilities. The remaining services will be provided by our current or future employees. Expenses related to these employees and their activities and the transition services agreement fees will be included in administrative expenses.

Research and Technology Expense

As discussed above, we have paid CCK Technologies, a wholly owned subsidiary of Crown, a charge approximately equal to 1.8% of sales. In return, CCK Technologies has provided us with access to its intellectual property related to PET; paid for our direct costs of research, development and engineering activities; provided us with legal services for the defense of rights for existing technologies; and provided us with support for customer claims resolution, supplier qualifications, spoilage reduction, and product and material specifications. Upon completion of this offering and the transfer of certain technology from CCK Technologies to us, this

36

arrangement will be discontinued and our requirements will be met through a combination of new employees, including transfers from CCK Technologies; outsourcing with unrelated third-party providers; and a research and development agreement with CCK Technologies for certain services. We expect that future research and technology expense will be less than has been incurred under the agreement with CCK Technologies.

Interest Expense

Crown charges us interest based on the average actual interest costs to Crown on the net average intercompany indebtedness. We believe that the methodology used to calculate this charge is reasonable but is not necessarily indicative of interest expense that would have been incurred if we had been a separate entity. Upon the completion of this offering, we expect to have outstanding $200 million of ten-year senior subordinated notes and to enter into a senior secured credit facility consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. The term loan will require annual payments of $1.5 million, with the remainder due at maturity. The up to $100 million revolving loan facility will be accessed as needed and will be used initially to pay $12.9 million of estimated refinancing costs and $1.5 million of accrued interest on our $350 million note to Crown.

Critical Accounting Policies

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that management make numerous estimates and assumptions. Actual results could differ from those estimates and assumptions, impacting our reported results of operations and financial position. Our significant accounting policies are more fully described in Note B to our combined financial statements included elsewhere in this prospectus. The critical accounting policies described here are those that are most important to the depiction of our financial condition and results of operations and their application requires management’s most subjective judgment in making estimates about the effect of matters that are inherently uncertain.

If facts and circumstances indicate goodwill may be impaired, we perform a recoverability evaluation. Prior to the adoption of SFAS 142, “Goodwill and Other Intangible Assets,” on January 1, 2002, our policy was to compare undiscounted estimated future cash flows to the carrying amount of our net assets, including goodwill, to determine if the carrying amount was not recoverable and a write-down to fair value was required. Effective January 1, 2002, in accordance with SFAS 142, we began performing the recoverability analysis based on fair value rather than undiscounted cash flows. The calculation of fair value includes a number of estimates and assumptions, including projections of future income and cash flows, the identification of appropriate market multiples and the choice of an appropriate discount rate.

Accounting for pensions and postretirement benefit plans requires the use of estimates and assumptions regarding numerous factors, including discount rate, rate of return on plan assets, compensation increases, health care cost increases, mortality and employee turnover. Actual results may differ from our actuarial assumptions, which may have an impact on the amount of reported expense or liability for pensions or postretirement benefits. A 0.5% change in the discount rate would change the annual expense by approximately $0.3 million. A 1% change in the rate of return on plan assets would change annual expense by approximately $0.6 million.

37

Recent Developments

Preliminary Results of Operations for the Nine and Three Month Periods Ended September 30, 2001 and 2002

The following table includes selected preliminary data on our results of operations and cash flows for the nine and three month periods ended September 30, 2001 and 2002, respectively.

	Nine Months ended September 30,		Three Months ended September 30,
	2001	2002	2001	2002
Net sales	$580.8	$550.3	$201.3	$189.0
Gross profit	35.6	50.2	13.4	16.6
Interest expense	9.0	1.7	2.4	0.3
Income/(loss) before cumulative effect of a change in accounting for goodwill	(8.4)	17.1	(1.4)	5.7
EBITDA	55.0	71.7	20.9	24.4
Cash provided by operating activities	87.0	59.9	40.2	23.9
Capital expenditures	14.6	15.7	6.1	8.3
Depreciation and amortization	51.4	41.6	17.2	14.5

Net Sales

Net sales declined $30.5 million, or 5.3%, to $550.3 million in the nine month period ended September 30, 2002 from $580.8 million in the nine month period ended September 30, 2001, due primarily to the pass-through to customers of lower resin prices. Total unit shipments of bottles increased from the same period in 2001, with significant increases in higher-priced custom applications including hot-fill containers. Preform sales decreased more than 40% over the same period last year, reflecting our use of our production capacity to replace low-margin preform sales with higher-margin bottle sales. Unit sales of soft drink bottles were relatively unchanged, while unit sales of water bottles were higher in the nine month period ended September 30, 2002 than in the nine month period ended September 30, 2001. Consistent with the nine month trends, net sales declined $12.3 million, or 6.1%, to $189.0 million in the three month period ended September 30, 2002 from $201.3 million in the three month period ended September 30, 2001.

Gross Profit

Gross profit increased $14.6 million, or 41.0%, in the nine month period ended September 30, 2002 to $50.2 million from $35.6 million in the nine month period ended September 30, 2001. The increase was primarily due to increased sales of higher margin custom products and more favorable overhead absorption associated with increased bottle production. Gross profit increased $3.2 million, or 23.9%, in the three month period ended September 30, 2002 to $16.6 million from $13.4 million in the three month period ended September 30, 2001.

Interest Expense

Interest expense decreased $7.3 million, or 81.1%, to $1.7 million in the nine month period ended September 30, 2002 from $9.0 million in the nine month period ended September 30, 2001. Interest expense decreased $2.1 million, or 87.5%, to $0.3 million in the three months ended September 30, 2002 from $2.4 million in the three months ended September 30, 2001. The improvements for the nine month period and three month period were due to reductions in both the average outstanding indebtedness and the interest rates charged to us by Crown in 2002 compared to 2001.

38

Net Income (Loss)

Income for the nine month period ended September 30, 2002, before a $50.1 million charge for the cumulative effect of a change in accounting for goodwill, was $17.1 million compared to a loss of $8.4 million for the same period in 2001. The improvement of $25.5 million in 2002 was due primarily to the increased gross profit of $14.6 million, the decreased interest expense of $7.3 million, and $9.1 million from the discontinuance of goodwill amortization as of January 1, 2002. These improvements were partially offset by an increase in the income tax provision from $3.4 million in 2001 to $11.1 million in 2002 due to the improved profits before income tax. Consistent with the nine month trends, net income for the three month period ended September 30, 2002 was $5.7 million compared to a loss of $1.4 million for the three month period ended September 30, 2001.

EBITDA

We define EBITDA as earnings before interest expense, provision for income taxes, depreciation and amortization, minority interests and the cumulative effect of a change in accounting. EBITDA increased $16.7 million, or 30.4%, to $71.7 million in the nine month period ended September 30, 2002 from $55.0 million in the nine month period ended September 30, 2001, reflecting the $14.6 million increase in gross profit. EBITDA increased $3.5 million, or 16.7%, to $24.4 million in the three month period ended September 30, 2002 from $20.9 million in the three month period ended September 30, 2001, reflecting the $3.2 million increase in gross profit.

Cash Provided by Operating Activities

Cash provided by operating activities decreased $27.1 million, or 31.1%, to $59.9 million in the nine month period ended September 30, 2002 from $87.0 million in the nine month period ended September 30, 2001. Cash from operations decreased $16.3 million, or 40.5%, to $23.9 million in the three month period ended September 30, 2002 from $40.2 million in the three month period ended September 30, 2001. This decrease in cash provided by operating activities reflected a more typical seasonal increase in inventories and receivables in 2002 than 2001, the effect of which was partially offset by increased gross profit and decreased interest expense.

Capital Expenditures

Capital expenditures increased $1.1 million, or 7.5%, to $15.7 million in the nine month period ended September 30, 2002 from $14.6 million in the nine month period ended September 30, 2001. Capital expenditures increased $2.2 million, or 36.1%, to $8.3 million in the three month period ended September 30, 2002 from $6.1 million in the three month period ended September 30, 2001.

Depreciation and Amortization

        Depreciation and amortization decreased $9.8 million, or 19.1%, to $41.6 million in the nine month period ended September 30, 2002 from $51.4 million in the nine month period ended September 30, 2001. Depreciation and amortization decreased $2.7 million, or 15.7%, to $14.5 million in the three month period ended September 30, 2002 from $17.2 million in the three month period ended September 30, 2001. This decrease in the nine and three month periods is primarily due to the discontinuance of goodwill amortization as of January 1, 2002.

39

Results of Operations

Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

Net Sales

	Six Months ended June 30,		Increase (Decrease)
	2001	2002	2001/2002
	(dollars in millions)
U.S.	295.6	$283.1	(4.2)%
Europe	83.9	78.1	(6.9)%

Total	379.5	361.2	(4.8)%

Net sales declined $18.3 million, or 4.8%, to $361.2 million in the six months ended June 30, 2002 from $379.5 million in the six months ended June 30, 2001 due primarily to the pass-through to customers of lower resin prices. Total unit shipments of bottles increased from the same period last year, with significant increases in the higher-priced custom applications including hot-fill containers. Unit sales of soft drink bottles were relatively unchanged, while unit sales of water bottles were higher and sales of preforms were lower in the six months ended June 30, 2002 than in the six months ended June 30, 2001.

Gross Profit

Gross profit increased $11.4 million, or 51.6%, in the six months ended June 30, 2002 to $33.5 million from $22.1 million in the six months ended June 30, 2001. The increase was primarily due to increased sales of higher margin custom products and more favorable overhead absorption associated with increased bottle production.

Amortization of Goodwill

Effective January 1, 2002 we adopted SFAS 142, “Goodwill and Other Intangible Assets.” SFAS 142 requires that upon adoption of the standard, we discontinue the amortization of our goodwill. As a result, we recorded no amortization of goodwill in the six months ended June 30, 2002. Amortization of goodwill in the six months ended June 30, 2001 was $6.1 million.

Selling and Administrative Expenses

Selling and administrative expenses increased $0.2 million or 4.3% to $4.8 million in the six months ended June 30, 2002 from $4.6 million in the six months ended June 30, 2001.

Management Charges

Management charges decreased $0.2 million or 9.1% to $2.0 million in the six months ended June 30, 2002 from $2.2 million in the six months ended June 30, 2001.

Research and Technology Expense

Research and technology expense declined $0.3 million or 4.5% to $6.4 million in the six months ended June 30, 2002 from $6.7 million in the six months ended June 30, 2001.

Provision for Restructuring and Asset Impairment

During the six months ended June 30, 2001, we recorded a $2.0 million charge in the United States for restructuring and asset impairment. The charge includes a $0.2 million provision for costs associated with the

40

termination of 27 employees and $1.8 million for the write-off of machinery and equipment due to the loss of a customer. The loss of the customer did not have a material impact on net sales or gross profit. There was no provision for restructuring and asset impairment in the six months ended June 30, 2002.

Interest Expense

Interest expense declined $5.2 million, or 78.8%, to $1.4 million in the six months ended June 30, 2002 from $6.6 million in the six months ended June 30, 2001. The decrease was primarily due to the reduction in average outstanding indebtedness as cash generated during 2001 and the six months ended June 30, 2002 was applied to this balance. Lower interest rates also contributed to the decrease in interest expense.

Foreign Exchange Adjustments

Unfavorable foreign exchange adjustments were $0.1 million in the six months ended June 30, 2002 and $0.6 million in the six months ended June 30, 2001. These adjustments reflect the impact on our Turkish operation of fluctuations in the exchange rate between the Turkish lira and the U.S. dollar.

Provision for Income Taxes

The provision for income taxes was $7.3 million on pretax income of $18.8 million in the six months ended June 30, 2002 compared to $0.4 million on a pretax loss of $6.7 million in the six months ended June 30, 2001. The difference in the effective tax rate between the two periods was primarily due to $6.1 million of goodwill amortization in the six months ended June 30, 2001 which is included in the pretax loss but is not a tax deductible expense.

Cumulative Effect of a Change in Accounting for Goodwill

In connection with the adoption of SFAS 142, “Goodwill and Other Intangible Assets” (see Note T to our combined financial statements), we recorded a cumulative effect of a change in accounting which resulted in a charge of $50.1 million related to our European reporting unit.

Net Loss

Net loss was $38.7 million in the six months ended June 30, 2002 compared to a net loss of $7.0 million in the six months ended June 30, 2001. The increased loss was due to the reasons described above, primarily the $50.1 million charge for the adoption of SFAS 142, partly offset by an $11.4 million increase in gross profit and the discontinuation of goodwill amortization.

EBITDA

Although EBITDA is a non-GAAP measurement, we believe it is an important measure of financial performance, given our significant non-cash depreciation and amortization charges. We define EBITDA as income (loss) before interest expense, provision for income taxes, depreciation and amortization, minority interests and the cumulative effect of a change in accounting. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies.

EBITDA increased $13.1 million, or 38.4%, to $47.2 million in the six months ended June 30, 2002 from $34.1 million in the six months ended June 30, 2001, reflecting the $11.4 million increase in gross profit.

41

2001 Compared to 2000

Net Sales

	2000	2001	Increase (Decrease) 2000/2001
	(dollars in millions)
U.S.	$564.4	$580.6	2.9%
Europe	147.5	165.2	12.0%

Total	$711.9	$745.8	4.8%

Net sales increased $33.9 million, or 4.8%, to $745.8 million in 2001 from $711.9 million in 2000. In the U.S., net sales increased $16.2 million or 2.9% to $580.6 million in 2001 from $564.4 million in 2000. In Europe net sales increased $17.7 million or 12.0% to $165.2 million in 2001 from $147.5 million in 2000. Net sales in the U.S. accounted for 78% of total net sales in 2001 compared to 79% in 2000.

In the United States, the increase in sales in 2001 compared to 2000 reflected higher unit shipments in water bottles and preforms and increased sales of higher-priced, higher value added hot-fill bottles due to recent capacity expansion in that product line, and a slight increase in soft drink bottle sales.

In Europe, the increase in net sales in 2001 from 2000 primarily reflects higher sales of preforms due to the full year impact of a new supply agreement with a customer in the U.K. This was partially offset by a $5.3 million unfavorable impact of foreign currency translation.

Gross Profit

Gross profit declined $4.4 million, or 9.8%, to $40.6 million in 2001 from $45.0 million in 2000. The decrease was primarily due to lower prices, partly offset by higher unit sales volumes in both the United States and Europe, especially in hot-fill bottles. Higher electricity rates partly offset manufacturing cost reductions resulting from improved equipment productivity.

Amortization of Goodwill

Amortization of goodwill was $12.2 million in each of the years 2001 and 2000.

Selling and Administrative Expenses

Selling and administrative expenses remained stable at $9.1 million in 2001 and 2000. As a percentage of net sales, selling and administrative expenses declined slightly to 1.2% in 2001 from 1.3% in 2000.

Management Charges

Management charges increased $0.4 million, or 10.0%, in 2001 to $4.4 million from $4.0 million in 2000.

Research and Technology Expense

Research and technology expense increased $0.7 million, or 5.6%, to $13.2 million in 2001 from $12.5 million in 2000. The increase was primarily due to the higher sales in 2001 compared to 2000 because the fees charged to us under the technology agreement with CCK Technologies are based on net sales.

Provision for Restructuring and Asset Impairment

Provision for restructuring and asset impairment increased $1.3 million to $2.0 million in 2001 from $0.7 million in 2000. The 2001 charge reflects a $0.2 million provision that we recorded in the United States for costs

42

associated with the termination of 27 employees and $1.8 million for the write-off of machinery and equipment due to the loss of a customer. The loss of the customer did not have a material impact on net sales or gross profit.

Interest Expense

Interest expense declined $2.7 million, or 20.6%, to $10.4 million in 2001 from $13.1 million in 2000. The decrease was the result of both a decline in the interest rates charged to us by Crown and a reduction in average outstanding indebtedness in 2001 compared to 2000. The $126.2 million cash flow from operating activities we generated in 2001 was primarily used to reduce outstanding indebtedness.

Other Expense (Income), Net

Other expense (income) was $6.8 million expense in 2000, reflecting an $8.0 million charge against the receivables of a large independent water company that filed for bankruptcy in 2000.

Foreign Exchange Adjustments

Unfavorable foreign exchange adjustments increased $0.2 million to $0.5 million in 2001 from $0.3 million in 2000. These adjustments reflect the impact on our Turkish operations of fluctuations in the exchange rate between the Turkish lira and the U.S. dollar.

Provision for Income Taxes

Provision for income taxes increased $1.5 million to $2.5 million in 2001 from $1.0 million in 2000 on pretax losses of $11.3 million in 2001 and $13.7 million in 2000. The principal reasons for the differences between the effective tax rate and the U.S. statutory tax rate are amortization of goodwill, which is included in pretax income, but is not a deductible expense for purposes of computing the tax provision, and taxable gains related to net monetary assets held in U.S. dollars in Turkey that are not included in pretax income in the accompanying financial statements.

Net Income (Loss)

Net loss decreased $1.2 million to $13.6 million in 2001 from $14.8 million in 2000. This was due to the reasons discussed above, primarily a $6.7 million decrease in other expense, partially offset by a $4.4 million decline in gross profit.

EBITDA

EBITDA declined $0.5 million, or 0.7%, to $67.8 million in 2001 from $68.3 million in 2000 for the reasons described above.

2000 Compared to 1999

Net Sales

	1999	2000	Increase (Decrease) 1999/2000
	(dollars in millions)
U.S.	$570.0	$564.4	(1.0)%
Europe	142.8	147.5	3.3%

Total	$712.8	$711.9	(0.1)%

43

Net sales declined $0.9 million, or 0.1%, to $711.9 million in 2000 from $712.8 million in 1999. In the U.S., net sales declined $5.6 million or 1.0% to $564.4 million in 2000 from $570.0 million in 1999. In Europe, net sales increased $4.7 million or 3.3% to $147.5 million in 2000 from $142.8 million in 1999. Sales in the United States accounted for 79% of total net sales in 2000 compared to 80% in 1999.

In the United States, the slight decline in net sales in 2000 compared to 1999 was due to competitive price reductions arising from excess capacity in the marketplace, lost volume from competitive activity in our markets, and unfavorable changes in the mix of products sold, largely offset by price increases that passed through significantly higher resin prices. Pricing pressures were unusually intense during this period as new competitors and new capacity that entered the market in 1998 and 1999 sought additional volume. We made gains in the water bottle business, despite the bankruptcy of our largest independent water customer. The mix of products and customers in 2000 also shifted to lower price and lower value-added products. In particular, sales of custom products for food and sport drink applications were lower, and sales of preforms were higher. Additionally, the consolidation of two independent customers into the purchasing authority of our largest customer required us to extend lower volume-based prices on their purchases. This consolidation of our customers is a continuation of a trend that we have experienced during the last several years and which has contributed to downward pressure on pricing.

In Europe, the 3.3% increase in net sales in 2000 compared to 1999 reflected the pass-through of higher resin prices that was partly offset by a $11.5 million unfavorable currency translation effect and a decision by our largest customer in Europe to begin producing its own bottles, resulting in a substitution of lower-priced preforms for higher-priced finished bottles.

Gross Profit

Gross profit declined $42.2 million, or 48.4%, to $45.0 million in 2000 from $87.2 million in 1999. The decrease was due to the reasons described above, primarily aggressive price competition in our markets concurrent with large resin cost increases, and volume losses in soft drink and custom categories.

Amortization of Goodwill

Amortization of goodwill was $12.2 million in each of the years 2000 and 1999.

Selling and Administrative Expense

Selling and administrative expenses declined $0.9 million, or 9.0%, to $9.1 million in 2000 from $10.0 million in 1999. The decrease from 1999 reflected reductions in headcount and discretionary spending. As a percent of sales, selling and administrative expenses declined to 1.3% in 2000 from 1.4% in 1999.

Management Charges

Management charges declined $0.2 million to $4.0 million in 2000 from $4.2 million in 1999.

Research and Technology Expense

Research and technology expense declined $0.3 million or 2.3% to $12.5 million in 2000 from $12.8 million in 1999.

Provision for Restructuring and Asset Impairment

The provision for restructuring and asset impairment was $0.7 million in 2000 reflecting costs associated with the termination of 17 employees and the write-off of machinery and equipment in the U.K. due to excess

44

bottle-blowing capacity, caused by a major customer’s decision to purchase preforms instead of bottles. The substitution of lower-priced preforms for higher-priced finished bottles reduced net sales and gross profit in 2001.

Interest Expense

Interest expense increased $2.5 million, or 23.6%, to $13.1 million in 2000 from $10.6 million in 1999, due principally to higher interest rates charged on intercompany loans. Outstanding balances under these borrowing agreements at December 31, 2000 showed little change from December 31, 1999 as we used most of the $43.0 million cash provided by operating activities to fund capital expenditures.

Other Expense (Income), Net

Other expense increased $4.4 million to $6.8 million in 2000 from $2.4 million in 1999. The increase was primarily due to charges of $8.0 million and $3.8 million in 2000 and 1999, respectively, against the receivables of a large independent water company in the United States due to bankruptcy.

Foreign Exchange Adjustments

Foreign exchange adjustments were $0.3 million expense in 2000 compared to income of $1.1 million in 1999. These adjustments reflect the impact on our Turkish operations of fluctuations in the exchange rate between the Turkish lira and the U.S. dollar.

Provision for Income Taxes

Provision for income taxes decreased $17.0 million to $1.0 million in 2000 from $18.0 million in 1999 on a pretax loss of $13.7 million in 2000 and pretax income of $36.1 million in 1999. The principal reasons for the differences between the effective tax rate and the U.S. statutory tax rate are amortization of goodwill, which is included in pretax income, but is not a deductible expense for purposes of computing the tax provision and taxable gains related to net monetary assets held in U.S. dollars in Turkey that are not included in pretax income in the accompanying financial statements.

Net Income (Loss)

Net loss was $14.8 million in 2000 compared to net income of $17.7 million in 1999. The decline in profitability was due to the reasons discussed above, primarily a $42.2 million decrease in gross profit.

EBITDA

EBITDA declined $47.8 million, or 41.2%, to $68.3 million in 2000 from $116.1 million in 1999. This was due to the reasons discussed above, primarily a $42.2 million decrease in gross profit.

Liquidity and Capital Resources

Net cash provided by operating activities was $36.0 million for the six months ended June 30, 2002, primarily reflecting $38.4 million of net income after adding back non-cash charges for depreciation, amortization and the cumulative effect of a change in accounting for goodwill. Inventories increased $11.8 million as we increased production levels in preparation for the seasonal upturn in sales that typically occurs during the second and third quarters. However, the negative effect of this increase on our cash flow was largely offset by a $10.0 million increase in accounts payable and accrued liabilities that are also associated with the seasonal increase in production activity. Net cash used for investing activities was $6.2 million for the six months ended June 30, 2002, consisting of capital expenditures of $7.4 million and proceeds from the sale of property, plant and equipment of $1.2 million. As a result, total debt declined $29.5 million to $44.8 million at June 30, 2002, from $74.3 million at December 31, 2001. Our ratio of total debt to total capitalization declined to 7.9% at

45

June 30, 2002 from 11.7% at December 31, 2001. We define total capitalization as the sum of total debt, minority interests and owner’s net investment.

Cash and cash equivalents increased $0.7 million to $3.8 million at December 31, 2001, from $3.1 million at December 31, 2000. Total debt decreased $111.3 million to $74.3 million at December 31, 2001 from $185.6 million at December 31, 2000. This was made possible by the $126.2 million net cash provided by operating activities, partially offset by net investment requirements of only $12.7 million. As a result, our ratio of total debt to total capitalization declined to 11.7% at December 31, 2001 from 23.8% at December 31, 2000. Historically, all of our borrowings have been with Crown, which has centrally provided debt and cash management services. As a result, we have had no borrowing arrangements with third party financial institutions.

In 2001, our U.S. operation entered into a North American receivables securitization program administered by Crown. Receivables securitization transactions are accounted for as sales in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” which was adopted for accounting purposes by Crown on April 1, 2001. Accordingly, our accounts receivable balance at December 31, 2001 has been reduced for $18.4 million of our receivables that were sold under that program as of that date. Following the completion of this offering this receivables securitization program will no longer be available to us.

Upon the completion of this offering we expect to have outstanding $200 million of ten-year subordinated notes and to enter into a senior secured credit facility consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. The term loan will require annual payments of $1.5 million, with the remainder due at maturity. The proceeds of the note sales and the term loan will be used to repay our note to Crown. The revolving loan facility will be accessed as needed and will be used initially to pay approximately $12.9 million of refinancing fees in connection with the ten-year subordinated notes and the senior secured credit facility arrangements, and $1.5 million of accrued interest on our $350 million note to Crown. The refinancing costs will be amortized over the lives of the notes and the senior secured credit facility.

We will secure financing for future operations from cash flow from operations and from external sources. We believe that the net cash provided by operating activities and the cash available under the revolving loan facility described above will be sufficient to finance our activities at least through 2003.

Cash Flow

The following table shows selected cash flow data.

	1999	2000	2001	Six Months ended June 30, 2001	Six Months ended June 30, 2002
	(dollars in millions)
Net cash provided by operating activities	$65.9	$43.0	$126.2	$46.8	$36.0
Net cash used for investing activities	(30.6)	(33.8)	(12.7)	(8.1)	(6.2)
Net cash used for financing activities	(39.7)	(9.9)	(112.8)	(39.6)	(30.3)

Net cash provided by operating activities declined $10.8 million, or 23.1%, to $36.0 million for the six months ended June 30, 2002 from $46.8 million for the six months ended June 30, 2001. This decrease in cash provided by operating activities reflected a more typical seasonal increase in inventories and receivables in the six months ended June 30, 2002 than in the six months ended June 30, 2001, the effect of which more than offset an improvement in other sources of cash from operating activities. For the six months ended June 30, 2002, receivables and inventories increased $3.5 million and $11.8 million, respectively, which is consistent with a typical seasonal increase in sales and production activity in the second and third quarters. In comparison, receivables and inventories in the six months ended June 30, 2001 declined $6.9 million and $0.4 million,

46

respectively, reflecting our efforts to reduce inventories and improve collections of receivables. Net income, after adding back non-cash charges for depreciation, amortization and the cumulative effect of a change in accounting for goodwill increased $11.2 million, or 41.2%, to $38.4 million for the six months ended June 30, 2002 from $27.2 million for the six months ended June 30, 2001.

Net cash provided by operating activities was $126.2 million in 2001 largely reflecting the success of our initiatives to substantially reduce inventories and improve collections of receivables. Our inventories balance at December 31, 2001, was $74.5 million, a reduction of $31.2 million from December 31, 2000, due to improvements in our management of resin, preform, and bottle inventories in 2001 and selected curtailments of production needed to achieve minimum required inventory levels. Our net receivables balance at December 31, 2001 was $35.5 million, down from $72.9 million at December 31, 2000. $18.4 million of the reduction was due to the receivables securitization program described above, and the balance of the improvement resulted from significantly improved on-time payments by customers, which resulted from improvements in the collection process.

Net cash provided by operating activities was $43.0 million in 2000 as a $16.3 million reduction in accounts payable and accrued liabilities partially offset other sources of cash provided by operating activities.

Net cash provided by operating activities in 1999 was $65.9 million as cash generated from operating income was partly offset by increases in inventories and receivables of $25.7 million and $26.8 million respectively. To a large extent, the increase in inventories during 1999 was the result of our decision in the fourth quarter of 1999 to accelerate purchases of resin in advance of anticipated price increases.

Net cash used for investing activities declined $1.9 million, or 23.5%, to $6.2 million for the six months ended June 30, 2002 from $8.1 million for the six months ended June 30, 2001. This reduction in net cash used for investing activities was due to lower capital expenditures and an increase in proceeds from the sale of property, plant and equipment.

Net cash used for investing activities was $12.7 million in 2001 compared to $33.8 million in 2000 and $30.6 million in 1999. The lower amount in 2001 compared to 2000 and 1999 was due to lower capital spending and the benefit of $9.5 million in proceeds in 2001 from the surrender of a life insurance policy.

Net cash used for financing activities was $30.3 million for the six months ended June 30, 2002 and $39.6 million for the six months ended June 30, 2001 and in both periods represented payments against long-term intercompany loan balances with Crown.

Net cash used for financing activities of $112.8 million in 2001 represented $111.1 million of payments on intercompany long-term debt and $1.7 million of dividends to affiliates of Crown who have direct ownership interests in our operations in the U.K. and Turkey, and to a minority shareholder of our affiliate in Turkey.

Commitments

At December 31, 2001, we had certain commitments, not reflected as liabilities on our balance sheet, that will require future outlays of cash. Commitments related to future minimum lease payments under long-term operating leases, principally for real estate, were $9.0 million for 2002, $8.7 million for 2003, $7.0 million for 2004, $4.2 million for 2005, $2.1 million for 2006 and $1.6 million thereafter. Commitments related to future expenditures on approved capital projects were $5.5 million. There were not any other commitments outstanding at December 31, 2001 that were material to our financial condition. However, we will be required to pay $1.5 million annually in respect of the $150 million term loan that we expect to enter into upon completion of this offering. The term loan matures in 2009, and our $200 million of subordinated notes mature in 2012. In addition, as disclosed under “—Relationship with Crown” beginning on page 33, we expect to make payments under certain agreements between us and Crown.

47

Capital Expenditures

Capital expenditures declined $1.1 million, or 12.9%, to $7.4 million in the six months ended June 30, 2002 from $8.5 million in the six months ended June 30, 2001.

Capital expenditures were $23.5 million in 2001 compared to $34.9 million in 2000 and $32.2 million in 1999. New capacity investments included in those amounts were:

•	Acquisition of equipment from a U.K. self-manufacturer during 2000 in conjunction with our entry into a long-term supply arrangement with this customer;

•	Installation of a high-speed manufacturing line in 2000 and 2001 to serve the hot fill beverage market in the U.S.;

•	Acquisition of new multi-layer injection machines in 2000 and 2001 to support our growth into the market for oxygen-sensitive beer, juices and teas; and

•	Purchase of new molds for new business in each year.

Due to reductions in the amount of capital expenditures required to satisfy our customer’s requirements and the use of an operating lease for the acquisition of one hot-fill production line, our capital spending was lower in 2001 than in 2000.

Our average spending for maintenance capital is approximately $9 million per year, the majority of which applies to mold refurbishment and major renovation activities for infrastructure and buildings. A formal program of preventative maintenance, which includes weekly, monthly and annual parts replacement and overhaul, is managed centrally and is accounted for as an expense in our cost of sales. The average annual expense for annual preventative maintenance activity is approximately $8 million, in addition to the approximately $12 million spent annually on weekly and monthly maintenance and on running repairs. We believe our preventative maintenance program limits downtime and increases the efficiency of our operations. Because our machinery has been continuously maintained and upgraded, and because the speed and capacity of our equipment are generally comparable to the equipment of our competitors, we believe that our manufacturing platform is cost competitive.

Equipment suppliers to our industry have continually made improvements in output and performance at lower capital cost per unit of output. Subject to demand for the capacity, we seek to maintain and improve our competitive cost position by acquiring the highest speed state of the art equipment on each occasion that we increase capacity. We believe that we are advantaged by opportunities that exist to deploy existing high speed equipment in some of the newly converting specialty custom applications, enhancing both operating efficiency and capital efficiency throughout our system.

Over the last three years, excess capacity in our industry reduced the need for capital spending. Our existing equipment is currently operating near full capacity, and consequently, unit growth can only be achieved by acquisition of new capacity. In order to serve our existing customers, and to participate in the conversion to PET from glass or aluminum that we expect in both the custom and conventional PET markets, we will require significantly greater rates of capital investment over the coming years than in the past three years. Generally, we intend to purchase new equipment only after entering into customer contracts that require additional capacity. A single high speed production unit costs approximately $10 million and investments may occur in increments of two, three or more production units. It is our experience from previous large-scale conversions to PET bottles that whole product lines generally convert at once in conjunction with regional or national marketing campaigns. Our customers require an ability to meet timelines for commitment of capacity expansion and implementation of project plans. Additionally, because of the large volumes controlled by the major consumer product companies that are our customers, many of the capacity investments we make may be fully or largely committed to agreements with only one customer each. If we grow as anticipated, we would expect to make more than $125 million in capacity investments over the next three years.

48

Market Risk

In the normal course of business, our businesses are exposed to fluctuations in currency values, interest rates, commodity prices and other market risks.

In 2001, we derived approximately 22% of our total revenues from sales in foreign currencies. In our financial statements, operating results in local currency are translated into U.S. dollars based on average exchange rates during the period and balance sheet items are translated at rates on the balance sheet date. During periods of a strengthening dollar, our U.S. dollar financial results related to operations conducted in foreign currencies are reduced because the local currency amounts are translated into fewer U.S. dollars. Conversely, as the dollar weakens, our foreign results reported in U.S. dollars will improve. Approximately 2% of total revenues in 2001 were derived from sales in Turkey. These sales are made in Turkish lira and the invoiced sale prices are adjusted to account for fluctuations in the exchange rate between the lira and the dollar. We are exposed to fluctuations in such exchange rate from the date of the invoice until settlement. If required, and where possible, we enter into foreign exchange contracts to reduce the effects of fluctuations in foreign currency exchange rates on our assets, liabilities, firm commitments and anticipated transactions. We do not generally hedge our exposure to translation gains or losses on non-U.S. net assets because we reinvest the cash flows within the operations where they are generated.

During 2001, we utilized one foreign currency derivative instrument to hedge the exposure of our U.K. operations to resin purchases made in euros. At December 31, 2001, there were no foreign currency derivatives outstanding.

Crown has charged us interest expense based on the actual interest cost on our net average intercompany indebtedness. Consequently, we have not directly managed our interest rate risk, but have instead relied on Crown to balance its overall exposure between fixed and variable rates on a consolidated basis, while attempting to minimize its interest costs. Crown will not manage our interest rate risk after the completion of this offering.

The principal raw materials used in the manufacture of our products are resins that are petrochemical derivatives. The markets for these resins are cyclical, and are characterized by fluctuations in supply, demand and pricing. Our customer contracts typically contain provisions permitting us to pass through the changes in the price of resin, our principal raw material and a major component of cost of goods sold. When we adjust our prices under these agreements to pass through changes in resin prices, our net sales changes accordingly but our gross margin is unaffected. In the aggregate, the lag between effective date of resin price changes and the effective date of price adjustments to our customers under various pass through mechanisms is approximately equal to our inventory exposure.

Environmental Matters

Our Didam, Netherlands facility has been identified as having impacts to soil and groundwater from volatile organic compounds at concentrations that exceed those permissible under Dutch law. The main body of the groundwater plume is beneath our Didam facility but it also appears to extend from an upgradient neighboring property. At the request of Dutch authorities, our environmental consultant is in the process of implementing additional investigations at the facility, the results of which will be submitted to the Dutch authorities. We have recorded an accrual of $200,000 for costs associated with completing the required investigations and certain other activities that may be required at the Didam facility. As more information becomes available relating to what additional actions may be required at the site, including potential remediation activities, this accrual may be adjusted, as necessary, to reflect the new information. We have no other accruals for environmental matters.

Owner’s Net Investment

Owner’s net investment decreased $32.3 million to $555.9 million at December 31, 2001 from $588.2 million at December 31, 2000. This decrease was primarily due to the $13.6 million net loss for the year and a $16.2 million adjustment to the minimum pension liability.

49

Owner’s net investment decreased $26.4 million to $588.2 at December 31, 2000 from $614.6 million at December 31, 1999. The decrease in owner’s net investment was primarily due to the net loss for the year of $14.8 million, currency translation losses in non-U.S. operations of $3.6 million and a minimum pension liability adjustment of $6.2 million.

We paid cash dividends of $0.9 million in 2001, $1.7 million in 2000 and $6.9 million in 1999 to affiliates of Crown who have direct ownership interests in our operations in the U.K. and in Turkey.

Inflation

Inflation has not had a significant impact on our operations over the past three years and we do not expect it to have a significant impact on the results of operations or financial condition in the foreseeable future.

PepsiCo Contract

Under our main contract with PepsiCo, we provide PET products to PepsiCo in different geographical regions. With respect to one region, the contract has a one-year term ending December 31, 2002, and with respect to the remaining regions, the contract will expire on December 31, 2003. From time to time we have agreed with PepsiCo to extend or modify the terms of this contract, and we have had discussions with PepsiCo regarding a new multi-year contract covering all of the geographic regions in which we currently supply PepsiCo. It is anticipated that any such contract will contain a provision granting PepsiCo the right to terminate the contract if a third party acquires a certain amount of our common stock or assets. We believe that PepsiCo values our products and services and that we will enter into a new contract with PepsiCo prior to the expiration of the current contract. However, PepsiCo may not renew this contract on terms favorable to us or at all. The loss of our business with PepsiCo would significantly reduce our net sales and profitability.

Recent Accounting Pronouncements

In April 2002, the FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 establishes guidelines for the recognition and measurement of those costs, is effective as of January 1, 2003, and is not expected to have a material impact on our combined financial statements.

In April 2002, the FASB issued SFAS 145, “Recision of SFAS Nos. 4, 44 and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002.” SFAS 145 revises the criteria for classifying the extinguishment of debt as extraordinary and the accounting treatment of certain lease modifications. SFAS 145 is effective as of January 1, 2003, and is not expected to have a material impact on our combined financial statements.

In August 2001, the FASB issued SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS 144 supercedes SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long- Lived Assets to be Disposed of.” The standard also replaces the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business. The standard establishes a single accounting model based on the framework established in SFAS 121 for long-lived assets to be disposed of by sale, requires that long-lived assets classified as held for sale be presented separately in the combined balance sheet and eliminates the requirement to allocate goodwill to long-lived assets to be tested for impairment. This standard became effective January 1, 2002, concurrent with SFAS 142.

In June 2001, the FASB issued SFAS 143, “Accounting for Asset Retirement Obligations.” This standard establishes accounting guidelines for the recognition and measurement of tangible long-lived asset retirement obligations and their associated asset retirement costs. The standard becomes effective January 1, 2003 and is not expected to be material to our financial position or results of operations in future periods.

50

Also in June 2001, the FASB issued SFAS 141, “Business Combinations,” and SFAS 142, “Goodwill and Other Intangible Assets.” SFAS 141 supersedes APB Opinion No. 16, “Business Combinations.” This standard, which became effective July 1, 2001, modifies the method of accounting for business combinations entered into after June 30, 2001 and addresses the accounting for intangible assets. All business combinations entered into after June 30, 2001 are accounted for using the purchase method.

We adopted SFAS 142 on January 1, 2002. SFAS 142 requires that goodwill no longer be amortized, but instead be tested for impairment, at least annually, in accordance with the new impairment testing guidelines outlined in the standard. Annual goodwill amortization expense was $12.2 million in each of the three years 2001, 2000 and 1999. The unamortized value of goodwill at December 31, 2001 was $381.9 million.

Our transitional review of goodwill during the second quarter of 2002 indicated an impairment charge of $50.1 million was necessary as of January 1, 2002. This transitional impairment charge is disclosed in Note T of our unaudited financial statements for the six months ended June 30, 2002.

Our goodwill will need to be tested for impairment between annual tests if an event occurs or circumstances change that could reduce the fair value of the Company below its carrying value. Examples of such events or circumstances may include the loss of a major customer, the loss of intellectual property rights, a decrease in demand for our products, the loss of key personnel, an increase in raw material costs or unanticipated competition.

The first step in performing an impairment review is to compare the fair value of the Company to its carrying value. The calculation of the fair value of the Company includes a number of estimates and assumptions, such as projections of future income and cash flows, expected trading values of the Company’s shares, market values and multiples of similar companies, and the choice of an appropriate discount rate. If the estimated fair value of the Company were less than its carrying value we would need to perform the second step of the impairment review to measure the amount of the impairment loss, if any. The second step of the review compares the implied fair value of goodwill to its carrying value. The implied fair value of goodwill is determined as the excess of the fair value of the Company over the fair value of all other assets and liabilities. The fair value of all other assets and liabilities may include intangible assets not currently recognized by the Company. Such valuations are usually determined with the assistance of a qualified appraisal firm. Any impairment charge is calculated as the excess of the carrying value of goodwill over its implied fair value.

51

OUR BUSINESS

Overview

We are a leading global producer of PET, or polyethylene terephthalate, plastic containers for food and beverages. We believe that PET represents one of the most rapidly growing packaging markets worldwide. We are one of the largest North American suppliers of PET containers for conventional PET applications in soft drinks and water. We also have an expanding position in the growing custom PET market. Custom PET containers are used for food, juices, teas, sport drinks, new age beverages, beer and flavored alcoholic beverages, all of which require advanced technologies, processing know-how and innovative designs.

Some foods and beverages are sensitive to oxygen and require special protective packaging. We believe that Oxbar, our proprietary oxygen-scavenging technology, is recognized as the best available technology for the protection of oxygen sensitive products. We have also developed proprietary methods for addressing the challenges of hot-filling PET containers. We intend to exploit our Oxbar, hot-fill and other proprietary technologies, as well as our product development capabilities, to expand our position in custom PET. We also intend to leverage our high volume conventional PET business base to further reduce production costs. As one of the pioneers of the PET manufacturing business, we have experienced many past conversions of product lines to PET, including soft drinks and water. This gives us a strong understanding of the market dynamics of expected future large scale conversions to PET. We are engaged in development projects with leading consumer companies to deliver the next generation of PET technologies, and have commenced commercial trials and filed patent applications for some of these technologies.

With 14 plants throughout the United States and three plants in Europe, our geographical coverage places us near the packaging sites of most of our customers. Our largest customers are among the world’s leading consumer product companies and represent a large share of the future opportunities for PET conversions and market growth.

The PET Container Industry

The PET container industry is generally divided into two product types: conventional PET, which includes beverage containers for soft drinks and water, and custom PET, which includes containers that generally require specialized performance characteristics.

The conventional PET container industry consists of high volume production of containers for use in packaging soft drinks and water. PET bottles for soft drinks and water accounted for approximately 36.1 billion units, or 66% of total PET packaging in the United States in 2001, according to Container Consulting. The industry is supplied by independent producers, as well as captive manufacturers.

The custom PET container industry is characterized by complex manufacturing processes, unique materials, innovative product designs and technological know-how for products with special shelf-life requirements. Collectively, all custom end markets accounted for approximately 18.5 billion units, or 34% of total PET packaging in 2001, according to Container Consulting. Because of the greater required manufacturing complexity, many custom PET applications have greater profitability and higher barriers to entry than conventional PET.

PET products include both bottles and preforms. Preforms are test tube-shaped intermediate products in the bottle manufacturing process. Some companies purchase preforms that they process into bottles at their own manufacturing facilities. Preforms are utilized in both conventional and custom applications. In the United States, PET manufacturers generally sell completed bottles. In Europe, manufacturers generally sell preforms.

The PET container business is a rapidly growing component of the United States packaging market due to new introductions of multi-pack single serve soft drinks in supermarkets and club stores, continued growth in

52

water and smaller sized soft drink containers and conversion opportunities. Most of these conversion opportunities involve the use of custom PET technologies. The PET container business is a rapidly growing component of the European packaging market due to accelerating conversion trends in water, soft drinks, juices and beer, among other products.

PET competes in the packaging market against a number of materials including glass, metal, paperboard and other plastics. Various factors affect the choice of packaging material. In the food and beverage markets, PET containers have been gaining market share due to consumer preference for PET containers’ transparency, resealability, light weight and shatter resistance. PET bottles and jars have also gained acceptance due to PET’s custom molding potential, which allows customers to differentiate their products using innovative designs and shapes that increase promotional appeal.

Historically, conversions to PET from glass have occurred first in larger size bottles within a product category, and then proliferated to smaller sizes. This was the case for two liter soft drinks in the late 1970s, hot-fill gallon juices in the late 1980s, and 1.5 liter water bottles in the late 1990s, as well as in many food conversions such as edible oil, salad dressings, peanut butter, and mayonnaise. The four main reasons for this phenomenon are:

•	Because larger bottles have less surface area in proportion to volume contained, permeation rates for oxygen and carbon dioxide are less critical to shelf life.

•
The cost of the package in relation to the cost of the product contained is lower in larger bottles. The higher per-bottle costs needed to achieve specialized properties in a large bottle have less impact on a product’s cost per ounce.

•
Larger glass bottles are proportionately heavier because strength is achieved partly by increasing the thickness of the glass, while PET’s intrinsic strength does not require significantly greater wall thickness for large bottles. This issue makes PET bottles cost competitive with, and lighter than, glass bottles.

•
Larger glass bottles are more prone to breakage because of their greater wall surface and weight. Because of their greater mass, they are potentially more damaging when dropped and broken. The shatter resistant nature of PET has even greater importance in larger bottle applications.

Glass conversions in large bottles have typically been followed by conversions of small size bottles. This has resulted from both lower costs achieved over time by scale advantages and new technology, and from stronger demand arising when consumer familiarity and preference for larger size bottles in PET transfers to smaller sizes.

As illustrated below, we expect to see significant growth rates and large unit growth in both the conventional and custom PET markets in the United States during the next several years.

United States PET Projected Growth By End-Use

PET End-Use	2001 Unit Volumes, in millions	Projected 2005 Unit Volumes, in millions	Projected 2001-2005 Unit Growth, in millions	Projected 2001-2005 Compound Annual Growth Rate
Beer and Flavored Alcoholic Beverages	334	1,594	1,260	48%
Teas	2,167	5,058	2,891	24%
Juices	3,429	6,248	2,819	16%
Sport Drinks	3,150	4,781	1,631	11%
Other	5,718	7,321	1,603	6%
Water	9,236	20,394	11,158	22%
Food	3,737	4,440	703	4%
Soft Drinks	26,864	32,922	6,058	5%

Source:    2002 Container Consulting.
Note:	“Other” includes liquor, milk, medicinal & health, toiletries & cosmetics and miscellaneous non-food.

53

Our Competitive Strengths

We believe that we are strongly positioned within the PET industry because of our:

•	leading market share in conventional PET applications;

•	opportunities to leverage our strong conventional PET infrastructure;

•	technology and product development expertise;

•	creative and innovative design capabilities; and

•	world class performance and highly trained workforce.

Leading Market Share in Conventional PET Applications

We are one of the largest North American suppliers of PET containers for conventional PET applications in soft drinks and water. We maintain our leadership through an extensive geographic presence, with 17 plants located throughout North America and Europe. Our large manufacturing base allows us to service our customers globally while achieving significant economies of scale and negotiating leverage with suppliers. We are one of the largest purchasers of PET resin in North America, which we believe provides us with negotiating leverage necessary to obtain resin at favorable prices.

Opportunities to Leverage our Strong Conventional PET Infrastructure

We believe that our conversion opportunities into custom PET packaging are significantly aided by the following economies of scale provided by our conventional PET business:

•	Many of the assets, skills and processes used to manufacture conventional PET products are directly applicable to custom PET manufacturing.

•
Many of the same consumer product companies that buy soft drink and water bottles from us are also significant potential customers for custom applications. We already have established complex relationships with leading food and beverage consumer product companies, and we believe that we have well-established expertise and credibility with these customers.

•
Since our existing plants in the United States are already located in proximity to most major markets, we can serve custom PET conversion opportunities by adding equipment to our existing plants. Because the manufacturing process is highly automated, much of the cost of operating a bottle making plant is in indirect overhead spending for building services and general administration, which can be more broadly distributed when more bottle-making activity is combined into a plant. We do not expect to require new plant sites for several years.

Technology and Product Development Expertise

We use a comprehensive portfolio of technologies and processes that allow us to compete in a wide variety of PET container end-use markets:

•	Oxbar—our patented oxygen scavenging technology that increases product shelf life by inhibiting oxygen from penetrating the packaging.

•
Hot-Fill—we have the proprietary designs, patents and expertise required to manufacture a full range of bottles that can withstand the high temperatures at which bottles are processed in the hot-fill process, in which beverages are heated and filled at high temperatures.

•
Pasteurization—we have expertise and proprietary functional design features that enable our PET bottles to be filled on the same equipment as glass bottles for pasteurized beer, a process that requires

54

the container to withstand the high internal pressure and heat that are applied to the filled and sealed bottle.

Creative and Innovative Design Capabilities

Our skilled development staff and know-how have enabled us to develop products with distinctive designs and special performance characteristics, including:

•	The design for a 16-ounce PET beer bottle that won 2001 AmeriStar and Worldstar awards for innovative packaging design.

•
A longneck beer bottle for Abita Beer that was the first “multi-layer” oxygen-scavenging PET beer bottle to be filled and pasteurized commercially on a conventional glass bottle filling line without expensive modifications. Multi-layer scavenger bottles include an Oxbar oxygen-scavenging layer between two layers of PET.

•
Multi-layer juice bottles with Oxbar for Alfresh Beverages Canada Corp., one of Canada’s major juice companies, that use a vacuum absorbing base design. We believe the proprietary design and technology for both this bottle and the preform from which it is blown make the finished bottle highly resistant to delamination. Delamination is an appearance defect that occurs when internal layers of the bottle separate, and is one of the technical obstacles to commercialization of multi-layer bottles.

•
Our 42-ounce Arizona Iced Tea bottle was the first long neck design commercialized for a hot-fill application. This is a technically difficult design feature that is important to the product’s brand image. This bottle also features a grip that flexes to absorb vacuum. To achieve shelf life greater than 12 months, it also incorporates Oxbar for oxygen protection and a resin additive that blocks transmission of ultraviolet light.

•
A 16-ounce bottle for Mike’s Hard Lemonade was developed and commercialized in 2001 using our rapid response development capability. Total time, from concept to commercialization, was eight weeks for this unique bottle design that incorporates Oxbar for extended shelf life.

World-Class Performance and a Highly-Trained Workforce

We believe that we are a highly efficient manufacturer of quality PET products. We have a skilled work force and are committed to our team oriented World Class Performance, or WCP, process. WCP, which we implemented to achieve excellence in all aspects of our business, is a formal data based process used to drive quantitatively measurable improvements in operations and processes. At the plant level, this process is manifested in employee work teams and targeted workshops that focus on process and product improvement techniques. Using WCP, we have developed documented processes for preventative maintenance that maintains our equipment’s operating efficiency and minimizes production downtime. We use the same WCP team processes in our corporate and sales organizations to address a broad array of administrative process improvements and cross functional issues.

Our Strategy

Our objective is to grow and compete profitably in the PET container packaging market. We seek to lead conversions from other packaging materials in new PET product categories, while we continue to grow with our customers and our markets in conventional or established custom PET applications. We will continue to focus on the development and commercialization of bottle design, bottle forming, and technologies that allow us to further leverage our existing manufacturing and distribution infrastructure, and our strong customer relationships. This particularly applies to the significant opportunities we believe exist in the custom PET market. In support of these strategies, we plan to be a leader in all the markets we serve by:

•	continuing to serve the demanding needs of the world’s leading consumer product companies with the PET products, services, product development, and reliability they need to support their markets;

55

•	investing in capacity expansion in all categories of PET bottle markets where profitable growth can be supported by appropriate contractual terms with our customers;

•	remaining a high-quality, low-cost operator implementing best-practices manufacturing discipline in every manufacturing activity we undertake;

•
favoring the overhead efficiency, flexibility, and utilization benefits of large scale manufacturing plants while maintaining the geographic presence that allows us to offer freight efficiency and service convenience to our customers; and

•	attracting and retaining the skills and talent necessary to achieve our goals while fostering an environment of service and teamwork throughout our workforce.

We intend to exploit our proprietary Oxbar technology to secure meaningful supply positions in the United States and Europe for products needing oxygen scavenging technologies. We plan to license Oxbar to competitors to maximize the market acceptance of this technology as the industry standard for oxygen scavenging applications and have granted an option to one of our competitors for a non-exclusive royalty-based license to use Oxbar for specified custom applications in the United States. We will also seek to exploit our proprietary design and process technology that significantly improves the design of hot-fill bottles.

We plan to install new capacity in our existing plant sites, to the greatest extent feasible, in order to minimize our costs. As we grow and are required to purchase new equipment, we will seek to negotiate long- term supply agreements with our customers that assure us of profits sufficient to compensate us for the cost of acquiring and installing new equipment.

Our Key Markets and Products

We are a leading producer of PET containers for food and beverages. Our products are used in a variety of end-use markets, including soft drinks, water, sport drinks, peanut butter, edible oils, salad dressing and coffee. We supply PET products for such well-known brands as Pepsi, Coca-Cola, Dr. Pepper, 7Up, Canada Dry, Evian, Gordon’s, Aquafina, Fanta, Lipton, Peter Pan, Folger’s, Mike’s Hard Lemonade and Smirnoff Ice. We primarily manufacture and sell bottles in the United States. In Europe, we primarily sell preforms. Approximately 78% of our 2001 revenue was attributable to sales in the United States, and approximately 22% was attributable to sales in Europe.

Conventional PET

Our conventional PET sales relate primarily to containers for use in packaging soft drinks and water. Conventional PET products represented approximately 84% of our U.S. sales and substantially all of our European sales in 2001.

Soft Drinks.    We are one of the two largest independent providers of PET containers to the United States soft drinks market, based on Container Consulting data. We are the largest domestic supplier of PET containers to PepsiCo, as well as a leading supplier to Cadbury Schweppes plc, the maker of Dr. Pepper and 7Up.

The soft drinks market is the largest single PET container end-use market in the United States, accounting for approximately 49% of total PET packaging in 2001 by unit volume, according to Container Consulting. Over the last five years, the soft drinks PET container market has experienced a compound annual growth rate of 8%, according to Container Consulting. We estimate that growth in existing soft drink package sizes, augmented by the conversion opportunities for PET in the supermarket channels now held by cans and two liter bottles, represents a multi-billion unit opportunity.

56

Water.     We are the largest supplier to PepsiCo’s water brand Aquafina in the United States. Larger water bottlers, including Nestlé S.A., Groupe Danone and Coca-Cola, predominantly manufacture their own containers. Most soft drinks companies except for Coca-Cola and most smaller water bottlers generally buy bottles or preforms from PET bottle merchants. Water represented approximately 5% of our sales in 2001.

According to Container Consulting, since 1996, the United States bottled water market has grown at a compound annual rate of 34%. Growth in bottled water unit volume is driven by consumer preference for purified or spring water in convenient single serve bottles.

Custom PET

Custom PET products represented approximately 16% of our United States sales in 2001 and less than 1% of our European sales in 2001. We believe that custom PET applications represent significant growth opportunities for us. Additionally, custom PET applications generally provide higher margins and have higher barriers to entry than conventional PET, due to greater manufacturing complexity.

Custom PET Technologies

Custom PET technologies are necessary to produce PET bottles for foods and beverages that require advanced technologies for packaging, such as scavenger and hot-fill. Scavenger technologies inhibit oxygen from penetrating the packaging, which can cause the flavor and the color of the product to degrade. Hot-fill technologies are used to pour heat processed beverages into bottles that can withstand high temperatures without deforming. In the past, products requiring these characteristics were generally packaged in glass. Currently available technologies allow these products to be packaged in PET, which is more desirable than glass because of PET’s light weight and shatter resistance. We believe that our proprietary Oxbar scavenging and hot-fill technologies give us a competitive advantage in the custom PET market.

Oxygen Scavenger.    We believe that our Oxbar oxygen-scavenging technology is the best oxygen-scavenging technology for the preservation of oxygen sensitive products and is cost competitive with other available technologies. An additional benefit of Oxbar is that it can be used to impart oxygen protective characteristics to the smaller preforms from which plastic bottles are blown. This is an important competitive advantage since preforms can be shipped more economically than bottles and allow for the blowing of oxygen-scavenger bottles on the world’s existing base of blow-molding equipment without modification.

We are progressing in our effort to develop “monolayer” oxygen-scavenging bottles. As opposed to our existing “multi-layer” oxygen-scavenging bottles, which have Oxbar between two layers of PET, monolayer bottles incorporate the scavenging technology into a single layer container. This will introduce oxygen-scavenging properties into preforms made on conventional injection presses, eliminating significant incremental costs of multi-layer injection molding. Our existing Oxbar patents cover monolayer oxygen-scavenging technology and we are testing monolayer bottles for commercial use.

Hot-fill.    We possess expertise and patents that enable us to manufacture bottles that can withstand the hot-fill process. Products within this market are filled at temperatures in excess of 180 degrees Fahrenheit. Hot-fill bottles require specialized equipment and processes that allow the bottles to withstand this heat without deforming. Hot-fill bottles also require vacuum panels to withstand the vacuum created inside the bottle when the contents cool after filling. In response to customer requests for hot-fill packages without certain vacuum design features and that weigh less, we have developed a next generation heat-set container. This new technology allows us to produce creative product designs that meet customer requirements at a significantly lower weight. We are currently testing the container for commercial use.

Pasteurization.    We have expertise and proprietary functional design features that enable our PET bottles to be filled on the same equipment as glass bottles for pasteurized beer. During pasteurization, the sealed bottle

57

and its contents are subjected to heat, which both increases the internal pressure of the bottle and decreases the rigidity of the bottle. Our pasteurizable bottle has a proprietary base design that resists deformation during this process, and a proprietary neck design that expands slightly under heat and pressure to reduce stress on the base. We believe that our ability to supply PET bottles that do not require expensive or time consuming modifications to customers’ existing glass-bottle filling lines adds value for breweries interested in adding a PET bottle presentation to their product line.

Custom PET Products

Hot-filled Beverages.    Hot-filled beverage container sales grew 118% in 2001 to represent approximately 4% of our sales. We supply hot-fill bottles for brands including Alfresh, Arizona Iced Tea and Veryfine. We supply a range of sizes, from gallon handled bottles for juices to single-serve bottles, for the full range of hot-fill applications.

Many of the products using hot-fill technologies also require scavenging technologies. Until recently, single serve juices and teas and many food and other items had not converted from glass to PET because the oxygen scavenging technology required to package these items did not exist. One of our strengths in the hot-fill beverages market is our ability to combine our hot-fill expertise with our proprietary Oxbar oxygen scavenging technology.

Food.    Food containers represented approximately 7% of our sales in 2001. We believe that we are well positioned to capture significant market share in food products currently packaged in glass. Products already converted from glass to plastic include peanut butter, edible oils, salad dressing, ketchup and other pourables. Other examples of conversion that have been made possible by recently developed scavenging and hot-fill technologies include salsa, spaghetti sauce, soups and jellies.

The wide variety of filling processes and ingredients in the food category makes it technically challenging for many container developers to meaningfully penetrate the custom PET food market. In addition to any scavenging or hot-fill properties that may be required, PET packaging for food requires overcoming the additional technical hurdles and costs of creating wide-mouth containers for filling.

We manufacture containers for brands such as ConAgra Grocery Products’ Wesson Oil, Peter Pan and Healthy Choice, Unilever’s Wishbone Salad Dressings and Lawry’s Marinades, Procter and Gamble’s Folger’s Coffee, and Smucker’s. We also produce bottles for some of the largest producers of quality private label food products.

Beer.    Major beer companies including Miller, Anheuser-Busch, Coors, Interbrew, Heineken, Kronenbourg and Bass, as well as certain regional brands, are marketing PET containers for beer. These bottles are being distributed in a specialty sector of the beer market for individual sales of single serve bottles in convenience stores and at stadium and event venues.

We expect the conversion of glass beer bottles to PET will mirror the historical pattern of other conversions from glass to PET, with the first significant penetration in larger sizes. In October of 2001, we announced our pasteurizable, multi-layer Oxbar PET bottle, which we believe will allow the beer industry to further expand its use of PET bottles. This technology allows PET bottles of all sizes to be filled on existing filling and pasteurizing equipment without major modifications. As a result, we believe a conversion opportunity now exists for larger sized PET bottles for beer. We have signed agreements to supply a large format beer bottle for Heineken in Europe and to supply preforms for 1.5 liter beer bottles in Chile, and we have presented designs to important U.S. customers.

In single serve sizes, the limit to growth beyond current specialty uses is the higher cost of PET bottles relative to glass bottles and metal cans. We view large scale conversion from glass bottles or cans to PET for single-serve beer containers to be a longer-term conversion opportunity.

58

Flavored Alcoholic Beverages.     Flavored alcoholic beverages require bottle structures that retain carbon dioxide and, in some cases, also require an oxygen scavenger due to their formulation and relatively lengthy inventory cycle. Current flavored alcoholic beverage products for which we provide packaging include Mike’s Hard Lemonade, Smirnoff Ice and Anheuser-Busch’s Doc Otis.

Customers

We have longstanding relationships with many global blue-chip consumer products companies. Generally, we supply our customers pursuant to contracts with terms of one year or longer. We typically protect ourselves from fluctuations in the price of PET resin through customer contracts that contain price adjustments based on the market price of resin.

In 2001, our top five customers accounted for an aggregate of $378 million, or 51%, of our sales, while our top ten customers accounted for $470 million, or 63%, of our sales. During the same period purchases by PepsiCo accounted for an aggregate of $259 million, or 35%, of our sales. We have been the largest supplier of PET bottles to PepsiCo for over ten years. We believe that PepsiCo will have an expanding market share due to both the continuing growth of its soft drink and water business in PET, and its growth and acquisitions in the juice, new age beverages and sport drinks markets. We view our depth of experience with this large and sophisticated purchasing organization as one of our strengths. Other than PepsiCo, no customer accounted for more than 10% of our sales in 2001.

Research and Development

We conduct our major technology and product development work, as well as testing and product qualification, in-house. From laboratory locations in Alsip, Illinois and Wantage, United Kingdom, our talented research and development staff provides project support for the design and development needs of our existing and potential customers, and is responsible for the full range of development activity from concept to commercialization. We paid Crown technology charges of $13.2 million, $12.5 million and $12.8 million in 2001, 2000 and 1999, respectively. The charges represent payments for technology services, including research and development, product testing, legal expenses and laboratory maintenance from shared Crown facilities.

Our research and development staff have advanced degrees in chemical engineering, polymer chemistry, mechanical engineering and polymer science. Their skills include statistics, process monitoring, process control, product design, computer assisted design, and computer aided engineering. Typical activities of the staff include:

•	determination of ideal design, lightest weight, and optimum finish;

•	design development to enhance product preference;

•	use of predictive tools to minimize development cycle;

•	unit cavity production and the making of samples;

•	blow-mold trials in the process lab and in the field;

•	setting process parameters and specifications; and

•	assisting our customers’ tests of new containers.

We have state-of-the-art lab testing equipment and recently acquired the latest hot-fill simulation machine, multi-layer dissection equipment and a proprietary oxygen permeation analyzer. Our research and development staff uses equipment appropriate for materials, component and product testing, and performance and storage evaluation. Much of the equipment is integrated with analytical software, making comprehensive and efficient analysis and report production possible. We believe that our staff and equipment provide us with world-class research and development capabilities in the PET packaging industry.

59

Sales and Marketing

Our direct sales force includes approximately 25 employees, most of whom are based in the United States. Our sales and marketing group in the United States was restructured in 2001 along geographical rather than product-based lines. Our management structure includes three regional vice presidents of sales, one manager of special markets and one vice president of marketing. In addition to having responsibility for overseeing regional sales, each vice president of sales also has product line management responsibilities for certain product lines.

Sources and Availability of Raw Materials

We buy PET resin directly from resin suppliers in the United States, Europe and Asia. While specialized PET resin is required for hot-fill and other applications, most of the major PET manufacturers supply a full range of resin specifications. We believe that the large volume of resin that we purchase provides leverage that assists us in negotiating favorable resin purchasing agreements.

We buy labels from several suppliers, mostly in the United States, for application to bottles for our customers. Our ability to work closely with our customers to forecast, order, and stock the large number of different labels they need and to deliver labeled bottles as needed is an important element of the service we provide.

Competition

PET containers compete with glass bottles, metal cans, paperboard containers and other packaging materials. Our major industry competitors in the United States are Amcor Ltd., Ball Corporation, Graham Packaging Company, Owens-Illinois, Inc. and Plastipak Holdings, Inc. In Europe, the competitive landscape is much more fragmented.

In all of our markets, high standards of service, reliability, and quality performance are prerequisites to obtaining significant awards of business from customers. Margins are tight in the conventional soft drink and water business, and differentiation is obtained by cost advantage of scale, design and execution capability, and the ability to bring synergies to the supply relationship through innovation and organizational integration. While these capabilities are also valuable for custom PET, the major basis for competition in custom PET applications is technology, since patent protection, know-how, and highly specialized equipment and process techniques are required to manufacture custom PET products.

The PET business is highly capital intensive, with whole manufacturing lines often committed to the requirements of a single customer. An important element of competition is the strength of each company’s process for evaluation, design, presentation and execution of new product development opportunities presented by the packaging needs of customers. Product design, engineering and investment decisions made when new capacity is acquired, and the financial and contractual terms obtained with customers to support that investment, are key determinants of a company’s success in this market. Flexibility of the manufacturing platform, large scale plants that distribute overhead costs broadly and continuous improvement are sources of competitive cost advantage.

Intellectual Property

Our portfolio of intellectual property assets includes approximately 35 U.S. utility and approximately 30 design patents, approximately 35 U.S. patent applications, and various patents and patent applications in approximately 25 foreign jurisdictions. Among these assets are a number of patents on our oxygen-scavenging technology, as well as patents related to our line of hot-fill bottles. The earliest of the U.S. oxygen-scavenging patents is not due to expire for approximately six years. We also own registrations of, and/or pending applications for registration of, the trademarks CONSTAR, OXBAR and other marks in the United States and various foreign jurisdictions.

60

Our Oxbar technology is subject to a worldwide royalty-free cross-license with Rexam AB, which owns several patents relating to oxygen-scavenging technology. The cross-license agreement gives both parties the right to use and sublicense each other’s oxygen-scavenging technology patents but not each other’s know-how. We are currently negotiating a new cross-license arrangement with Rexam that would modify the parties’ respective rights to the oxygen-scavenging technology. Chevron Phillips Chemical Company LP and Chevron Research and Technology Company, to which we collectively refer as Chevron, hold a royalty-based, exclusive, worldwide license under certain of our oxygen-scavenging patents to make, use, and sell a defined type of oxygen-scavenging material and a defined set of products incorporating such material. The scope of Chevron’s license is at issue in the litigation described under “Legal Matters” below.

In addition, we rely on proprietary know-how, continuing technological innovation and other trade secrets to develop products and maintain our competitive position. We attempt to protect our proprietary know-how and our other trade secrets by executing, when appropriate, confidentiality agreements with our customers and employees. We cannot assure you that our competitors will not discover comparable or the same knowledge and techniques through independent development or other means.

Legal Matters

Crown Cork & Seal Technologies Corporation, or CCK Technologies, holds the patents related to Oxbar and will contribute these patents to us upon the completion of this offering. CCK Technologies filed a lawsuit seeking unspecified monetary damages on April 8, 1999 in the U.S. District Court for the District of Delaware against Continental PET Technologies, Inc. alleging that Continental PET, a subsidiary of Owens-Illinois, Inc., is infringing one of its U.S. Oxbar-related patents. Continental PET has for many years held a leading market position in multi-layer PET bottle production because of its control of a proprietary technology for multi-layer injection of preforms. With the recent development by others of alternative multi-layer technologies for production of PET bottles, we and other PET bottle manufacturers are now able to offer multi-layer bottles to customers. To our knowledge, Continental PET is the only producer other than us in the United States market with commercial sales of multilayer oxygen-scavenging bottles. CCK Technologies has claimed that the materials that Continental PET uses and has used since at least 1998 to achieve oxygen-scavenging properties for the bottles it sells infringe one of CCK Technologies’ Oxbar patents. Chevron intervened in the action on May 31, 2000 to assert cross-claims seeking a declaratory judgment that its rights under its license from CCK Technologies include exclusive rights to the particular application of Oxbar technology in multi-layer PET bottles used by Continental PET, as well as certain other rights. CCK Technologies contends that the Chevron license is not as broad as is claimed by Chevron, and that it does not include, among other rights in dispute, the rights being infringed by Continental PET. As a defense, Continental PET has challenged the validity of the patent in question, but Continental PET also purports to hold a sublicense from Chevron under the patent that would cover Continental PET’s allegedly infringing products. CCK Technologies contends that Chevron does not have the rights necessary to grant such a sublicense. The case against Continental PET has been stayed pending resolution of the Chevron claims.

We are also one of 42 defendants in a patent infringement action seeking unspecified monetary damages brought on August 3, 1999 by North American Container, Inc. in the U.S. District Court for the Northern District of Texas based on its patent for a certain plastic container design. The other defendants include many of the principal plastic container manufacturers, various food and beverage companies, and three grocery store chains. The defendants have filed motions for summary judgments that were referred to a Special Master appointed by the court. The Special Master has recommended that those motions be granted in major part and that the defendants be permitted to file a renewed motion for summary judgment as to other types of allegedly infringing containers. The plaintiff and several of the defendants have filed objections to the Special Master’s recommendations. The District Court has not yet ruled on the Special Master’s recommendations. In the meantime, the court is going forward with a “bellwether” proceeding with respect to certain containers of certain of the defendants. No Constar containers are included among the bellwether bottles, and the case is stayed as to all parties not included in the bellwether proceeding.

61

We are a defendant in two lawsuits filed in the Ninth Judicial Circuit of Florida on January 9, 2001 by former and current employees of our Orlando, Florida facility seeking unspecified monetary damages. The lawsuits allege bodily injury as a result of exposure to polyvinyl chloride (“PVC”) during the manufacture of plastic bottles during the 1970’s and 1980’s. The PVC manufacturers and manufacturers of the manufacturing equipment are also defendants. The litigation is currently in its preliminary stages and we are aggressively defending against the claims.

In addition, Crown, like many other large companies, has been named in one of a series of patent infringement actions brought by Lemelson Medical, Education & Research Foundation LP. The suit, which involves bar code reader technology, was filed on June 30, 2000 in the U.S. District Court for the District of Arizona and seeks unspecified damages. The case has been stayed pending resolution of a similar case in the District of Nevada in which the defendants have asserted a defense of patent prosecution laches. We have not been named as a party to this litigation but may be responsible for a portion of any liability that may eventually be assessed against Crown.

We are subject to other lawsuits and claims in the normal course of business and related to businesses operated by predecessor corporations. Management believes that the ultimate liabilities resulting from these lawsuits and claims will not materially impact our results of operations or financial position.

Environmental Liabilities and Costs

Our facilities and operations are subject to a variety of federal, state, local and foreign environmental laws and regulations, including those relating to air emissions, wastewater discharges and chemical and hazardous waste management and disposal. We are also subject to employee safety laws. The nature of our operations exposes us to the risk of liabilities or claims with respect to environmental and worker health and safety matters. There can be no assurance that material costs will not be incurred in connection with these liabilities or claims. Based on our experience to date, we believe that the future cost of compliance with existing environmental and employee safety laws and regulations will not have a material adverse effect on us. However, future events, including changes in laws and regulations or their interpretations, may give rise to additional costs that would be material to us.

Certain environmental laws hold current owners or operators of land or businesses liable for their own and for previous owners’ or operators’ releases of hazardous or toxic substances. Because of our operations, the long history of industrial operations at some of our facilities, the operations of predecessor owners or operators of certain of our businesses, and the use, production and release of hazardous substances at these sites and at surrounding sites, we may be affected by liability provisions of environmental laws. Various of our facilities have experienced some level of regulatory scrutiny in the past and are, or may become, subject to further regulatory inspections, future requests for investigation or liability for past practices.

Our Didam, Netherlands facility has been identified as having impacts to soil and groundwater from volatile organic compounds at concentrations that exceed those permissible under Dutch law. The main body of the groundwater plume is beneath our Didam facility but it also appears to extend from an upgradient neighboring property. At the request of Dutch authorities, our environmental consultant is in the process of implementing additional investigations at the facility, the results of which will be submitted to the Dutch authorities. We have recorded an accrual of $200,000 for costs associated with completing the required investigations and certain other activities that may be required at the Didam facility. As more information becomes available relating to what additional actions may be required at the site, including potential remediation activities, this accrual may be adjusted, as necessary, to reflect the new information. We have no other accruals for environmental matters.

The Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, or CERCLA, provides for responses to and joint and several liability for releases of hazardous substances into the environment. We have received requests for information or notifications of potential liability from the Environmental Protection Agency under CERCLA and

62

certain state environmental agencies under state superfund laws for off-site locations. We have been identified by the Wisconsin Department of Natural Resources as a potentially responsible party at three related sites in Wisconsin and agreed to share in the remediation costs with one other party. Remediation is ongoing at two of these sites and remediation has been completed at the third site. We have also been identified as a potentially responsible party at the Bush Valley Landfill site in Abingdon, Maryland and entered into a settlement agreement with the EPA in July 1997. The activities required under that agreement are ongoing. We have not incurred any significant costs relating to these matters and we do not believe that we will incur material costs in the future in responding to conditions at these sites. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters” on page 49 of this prospectus.

Facilities

Our corporate headquarters are located at One Crown Way, Philadelphia, PA. We maintain facilities in the United States and Europe, and we have a joint venture interest in Turkey. The locations of these facilities, their respective size and ownership/lease status are as follows:

Location	Type of Facility	Size	Ownership Status
NORTH AMERICA
Philadelphia, Pennsylvania	Headquarters	23,000 s.f.	Leased
Birmingham, Alabama	Plant	184,723 s.f.	Leased
Birmingham, Alabama	Warehouse	66,000 s.f.	Leased
Charlotte, North Carolina	Warehouse	59,250 s.f.	Leased
Charlotte, North Carolina	Warehouse	127,091 s.f.	Leased
Charlotte, North Carolina	Plant	83,250 s.f.	Owned
Collierville, Tennessee	Plant	81,210 s.f.	Leased
Memphis, Tennessee	Warehouse	136,847 s.f.	Leased
Dallas, Texas	Plant	198,099 s.f.	Leased
Dallas, Texas	Warehouse	201,661 s.f.	Leased
Havre de Grace, Maryland (Clark Road)	Plant	437,564 s.f.	Owned
Havre de Grace, Maryland (Old Bay Lane)	Plant	67,200 s.f.	Leased
Williamsburg, Virginia	Warehouse	25,000 s.f.	Leased
Houston, Texas	Plant	191,537 s.f.	Leased
Houston, Texas	Warehouse	58,637 s.f.	Leased
Jackson, Mississippi	Plant	90,435 s.f.	Leased
Jackson, Mississippi	Sidetrack	1,600 feet	Leased
Kansas City, Kansas	Plant	236,633 s.f.	Leased
Kansas City, Kansas	Warehouse	47,277 s.f.	Leased
Newark, Ohio	Plant	109,800 s.f.	Leased
Newark, Ohio	Warehouse	211,200 s.f.	Leased
Orlando, Florida	Plant	180,332 s.f.	Leased
Orlando, Florida	Warehouse	164,640 s.f.	Leased
Atlanta, Georgia	Warehouse	145,202 s.f.	Leased
Atlanta, Georgia	Plant	121,704 s.f.	Owned
Atlanta, Georgia	Administrative	38,438 s.f.	Owned
Reserve, Louisiana	Plant	187,500 s.f.	Leased
West Chicago, Illinois	Plant	123,100 s.f.	Owned
Alsip, Illinois	Research and Development	33,300 s.f.	Leased

EUROPE
Sherburn, England	Plant	237,000 s.f.	Owned
Sherburn, England	Warehouse	399,997 s.f.	Leased
Didam, Netherlands	Plant	174,913 s.f.	Owned
Izmir, Turkey	Plant	69,966 s.f.	Owned by Joint Venture

63

Employees

We have approximately 2,150 employees, with approximately 1,800 in the United States and approximately 350 in Europe. None of our employees are unionized, except for certain workers at our Sherburn, United Kingdom plant and our Didam, Netherlands plant. The contract with our union employees in Didam expires on October 31, 2002 and the contract with our union employees in Sherburn expires on December 31, 2003. We believe that our employee relations are good and that our practices in the areas of training, progression, retention, and team involvement foster continuous improvement in capabilities and satisfaction levels throughout our workforce.

64

MANAGEMENT

Our executive officers and directors, their ages and their positions as of the date of this offering are as follows:

Name	Age	Position
Charles F. Casey	75	Chairman of the Board of Directors
John W. Conway	56	Director
William G. Little	59	Director
Frank J. Mechura	59	Director
Alan W. Rutherford	58	Director
Angus F. Smith	61	Director
Michael J. Hoffman	42	President, Chief Executive Officer and Director
James C. Cook	45	Executive Vice President, Chief Financial Officer, Secretary and Director
James C.T. Bolton	47	Senior Vice President, Administration and Strategic Planning
L. William Secoy	59	Senior Vice President, Sales and Marketing, Constar, Inc.
Michael H. Andrysiak	45	Vice President of Operations, Constar, Inc.
Donald P. Deubel	39	Vice President of Research and Development, Constar, Inc.
Frank E. Gregory	52	Vice President, European Operations

Directors

Charles F. Casey has been a member of the board of directors of our company since 2002 and was a member of the board of directors of Crown from 1992 to 1999. Mr. Casey has been the Chairman of the Board and Chief Executive Officer of V.P.I., a private printing company, since 1993.

John W. Conway has been a member of the board of directors of our company since 1997. Mr. Conway was also President of our company from 1998 to February 2002. Mr. Conway has served as Chairman of the Board, President and Chief Executive Officer of Crown since 2001 and has been a member of the board of directors of Crown since 1997. Mr. Conway was President and Chief Operating Officer of Crown from 1998 to 2001 and Executive Vice President of Crown prior to 1998. Mr. Conway is also a director of West Pharmaceutical Services and PPL Corporation.

William G. Little has been a member of the board of directors of our company since 2002. Mr. Little has been Chairman of the Board of West Pharmaceutical Services, Inc. since 1996. Mr. Little was appointed President and Chief Executive Officer of West Pharmaceutical Services, Inc. in 1991. Mr. Little served as President until 1998 and Chief Executive Officer until April 2002. Mr. Little has also been a director of Fox Chase Cancer Center and the Cytyc Corporation since 1998.

Frank J. Mechura has been a member of the board of directors of our company since 1997 and served as President of our company from February 2002 to May 2002. Mr. Mechura was also President of our company from 1996 to 1998, a Senior Vice President of Constar, Inc. from 1996 to 2000 and has been an Executive Vice President and President of the Americas Division of Crown since 2001. Mr. Mechura was also Executive Vice President and President of the Americas Plastic Division of Crown from 2000 to 2001.

65

Alan W. Rutherford has been a member of the board of directors of our company since 2000 and also served as a director of our company from 1992 to 1998. Mr. Rutherford was also Vice President and Chief Financial Officer of our company from 1992 to February 2002. Mr. Rutherford is currently the Vice Chairman of the board of directors of Crown and has served as a member of the board of directors of Crown since 1991. Mr. Rutherford has also been Executive Vice President and Chief Financial Officer of Crown since 1992.

Angus F. Smith will be elected to the board of directors prior to the completion of this offering. Since June 2002, Mr. Smith has been an Alliance Partner with the First Principles Group, a consulting company based in San Francisco, California. Mr. Smith was Vice President and Treasurer of Unisys Corporation from 1997 to 2000. Prior to this, Mr. Smith served at Rohm and Haas Company as Treasurer from 1980 to 1997, as Assistant Treasurer from 1976 to 1980 and in various financial management positions from 1967 to 1976.

Executive Officers

Michael J. Hoffman has been President and Chief Executive Officer and a director of our company since May 2002. Mr. Hoffman has been President of Constar, Inc. since October 2000. Mr. Hoffman was previously Vice President of Operations for Constar, Inc. since 1995, and director of Crown’s Aerosol Manufacturing division from 1993 to 1995. Before that, Mr. Hoffman was a Plant Superintendent, and then a Plant Manager, in several United States branches of Crown from 1987 to 1993. Prior to 1987, Mr. Hoffman was a Plant Superintendent for Continental Can Company and held various other plant management positions. Mr. Hoffman holds a B.S. in Mathematics and a B.S. in Psychology from University of Delaware.

James C. Cook has been Executive Vice President, Chief Financial Officer and Secretary and a director of our company since May 2002. Mr. Cook was previously Senior Vice President, Finance for the Berwind Group, a private holding company, from 1998 to 2001. Before that, Mr. Cook was Chief Financial Officer of Berwind Industries, a holding company for manufacturing enterprises from 1995 to 1998. Mr. Cook was also Vice President and General Manager, Security Sensor Components for Sentrol, Inc., a wholly-owned subsidiary of the Berwind Group in 1993 and Controller and then Chief Financial Officer of Sentrol, Inc. from 1989 to 1993. Mr. Cook holds a B.S. in Business with a major in accounting from San Diego State University and an M.B.A. from the University of California, Berkeley.

James C.T. Bolton has been Senior Vice President, Administration and Strategic Planning of our company since May 2002. Mr. Bolton has been Senior Vice President, Strategic Planning and Information Systems for the Americas Division of Crown Cork & Seal since 2001. Previously, Mr. Bolton was Vice President, Finance of Constar, Inc. from 1996 to 2001. Mr. Bolton was Vice President, Finance and Planning for the International Division of Crown from 1992 to 1996. Prior to that, Mr. Bolton was Director of Insurance for Crown and was responsible for all benefits and property/casualty coverage in the U.S. from 1984-1992. Mr. Bolton also worked in the Treasury and Audit departments of Crown from 1978 to 1984. Mr. Bolton holds a B.A. in Economics from Harvard College.

L. William Secoy has been Senior Vice President, Sales and Marketing of Constar, Inc. since June 2002. Previously, Mr. Secoy had been Vice President, Sales and Marketing of Constar, Inc. since 2001. Prior to that, Mr. Secoy had been Vice President, Sales and Marketing of Crown Closures from 1997 to 2001. Prior to that, Mr. Secoy served as Vice President, Food Closure Sales and Director of Marketing for Anchor Hocking Glass Company, a division of CarnaudMetalBox, from 1993 to 1997 and was Regional Sales Manager from 1990 to 1993 when Anchor Hocking Glass Company was a division of Newell Corp. Mr. Secoy holds a B.S. in Business Administration from West Virginia University.

Michael H. Andrysiak has been Vice President of Operations of Constar, Inc. since 2000. Previously, Mr. Andrysiak had been Regional Operations Manager for Constar, Inc. from 1998 to 2000. Prior to that, Mr. Andrysiak had been Director of Production Planning at Constar, Inc. from 1996 to 1998. Mr. Andrysiak was also Operations Manager and Plant Manager of Constar, Inc. from 1989 to 1996 and from 1985 to 1989, respectively.

66

Mr. Andrysiak worked as a Management Trainee for Sewell Plastics, Inc. from 1983 to 1985. Before that he was a Jet Engine Mechanic with the United States Air Force. Mr. Andrysiak holds a B.S. in Finance from the University of Maryland.

Donald P. Deubel has been Vice President of Research and Development of Constar, Inc. since September 2002. Previously, Mr. Deubel had been Director of Packaging Development of Constar, Inc. from July 2000 to September 2002 and Senior Manager of Closure Engineering and Corporate Technologies for Crown from December 1997 to July 2000. Prior to that, Mr. Deubel served as Director of Engineering for Poly-Seal Corporation from July 1995 to December 1997. Mr. Deubel holds a B.S. in Business Administration from the University of Toledo and a B.S. in Plastics Engineering from Ferris State University.

Frank E. Gregory has been Vice President, European Operations of our company since September 2002. Previously, Mr. Gregory was UK Business Director for our company since 2001. Prior to that, Mr. Gregory served as Vice President of Operations for Graham Packaging Company in Europe from 1998 to 2000. From 1993 to 1998 Mr. Gregory was General Manager of the UK Extrusion Blow Molding Bottles Business for the Plastics Division of CarnaudMetalbox and in 1997 and 1998 Mr. Gregory also served as Strategic Projects Director and then Industrial Director for the Plastics Division of CarnaudMetalbox.

Classes of the Board of Directors

Our directors will be elected by the holders of our common stock and will be divided into three classes that serve staggered three-year terms as follows:

Class	Expiration	Members
Class I	2003	Charles F. Casey, John W. Conway, Alan W. Rutherford
Class II	2004	James C. Cook, Angus F. Smith
Class III	2005	Michael J. Hoffman, William G. Little, Frank J. Mechura

We will seek to recruit additional independent directors, some of whom it is expected will replace Crown officers currently serving on our board of directors.

Board Committees

The board of directors will establish an audit committee, a compensation committee and a nominating committee. The functions of each of these committees are described below.

The audit committee will be responsible for reviewing the propriety and accuracy of our consolidated financial statements. The audit committee will also be responsible for:

•	reviewing the internal accounting controls and annual consolidated financial statements;

•	reviewing the scope of the independent certified public accountants’ audit, their report and their recommendations;

•	considering the possible effect on the independence of the accountants in approving non-audit services requested of them; and

•	recommending the action to be taken with respect to the appointment of the independent certified public accountants.

Mr. Smith will be chairman of the audit committee, and the other members will be Messrs. Little and Casey.

The compensation committee will be responsible for:

•	approving the compensation of all elected officers;

67

•	reviewing, advising and making recommendations with respect to elected officer compensation plans, their benefits and standards and taking all related actions that are not reserved for the board; and

•	administering our annual incentive plan and the other salary, compensation or benefit plans that it is designated to administer.

Mr. Little will be chairman of the compensation committee, and the other member will be Mr. Casey.

The nominating committee will be responsible for:

•	identifying candidates for future board membership;

•	developing criteria for the selection of candidates for election as directors;

•	proposing to the board a slate of directors for election by the stockholders at each annual meeting; and

•	proposing to the board candidates to fill board vacancies as they occur.

Mr. Conway will be chairman of the nominating committee, and the other members will be Messrs. Casey and Rutherford.

Director Compensation and Other Arrangements

We will reimburse each of our directors for out-of-pocket expenses incurred by them in connection with their travel to and attendance at meetings of our board of directors or its committees. Directors who are also our officers will receive no additional compensation. For our other directors, we intend to provide competitive compensation that will attract and retain high-quality directors while further aligning their interests with those of our stockholders. We initially intend to pay non-employee directors the following amounts:

•	an annual retainer of $15,000;

•	$1,000 for each board meeting attended, except that the chairman of the board will receive $2,000;

•	with respect to the compensation and nominating committees, $1,000 for each committee meeting attended, except that the chairman of each committee will receive $1,500 per meeting attended; and

•	with respect to the audit committee, $1,500 for each meeting attended, except that the chairman will receive $2,000 per meeting.

We also intend to pay non-employee directors stock-based compensation. On the date of each annual meeting of stockholders, we intend to grant each non-employee director non-qualified stock options under our 2002 Non-Employee Directors’ Stock Option Plan to purchase the number of shares of our common stock calculated by dividing $10,000 by the Black-Scholes value of a stock option, except that the chairman of the board’s grant will be based on $15,000.

Compensation Committee Interlocks and Insider Participation

Our board of directors did not have a compensation committee during 2001. Messrs. Conway and Rutherford participated in deliberations regarding the compensation paid to our other executive officers in 2001.

Executive Compensation

The following table provides certain summary information concerning the compensation paid for services rendered in all capacities to Crown and its subsidiaries, including Constar International Inc. and its subsidiaries, for the fiscal year ended December 31, 2001, for the individual serving as chief executive officer and the other executive officers of Constar International Inc. based on their employment by Constar International Inc. or an affiliate of Constar International Inc. on December 31, 2001. Crown paid the compensation to Messrs. Conway

68

and Rutherford shown in the table. Messrs. Hoffman’s, Bolton’s, and Secoy’s compensation shown in the table was paid by Crown Cork & Seal Company (USA), Inc., a subsidiary of Crown, except that stock option grants and 401(k) contributions were made by Crown. The positions reflected in the table are the positions held by the named executive officers in Constar International Inc. or its affiliates during 2001, the period covered by the table.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Shares of Common Stock Underlying Options (#)	All Other Compensation ($) (2)
John W. Conway(3) —Chairman of the Board, President and Chief Executive Officer, Crown Cork & Seal Company, Inc.; President, Constar International Inc.	2001	737,500	590,000	—	690,000	2,550

Alan W. Rutherford(4) —Vice Chairman of the Board, Executive Vice President and Chief Financial Officer, Crown Cork & Seal Company, Inc.; Vice President and Chief Financial Officer, Constar International Inc.	2001	455,000	273,000	—	540,000	2,550

Michael J. Hoffman(5) —President, Constar, Inc.	2001	176,488	52,808	—	37,500	2,550

James C.T. Bolton(6) —Senior Vice President, Strategic Planning and Information Systems, Crown Cork & Seal Company, Inc; Vice President, Finance, Constar, Inc.	2001	128,699	24,436	—	8,000	1,975

L. William Secoy —Senior Vice President, Sales and Marketing, Constar, Inc.	2001	146,878	30,839	—	8,000	1,285

(1)	The amount of perquisite and other personal benefits for the named executive officers did not exceed the lesser of $50,000 or 10% of the total of annual salary plus bonus.

(2)	The amounts shown in this column represent amounts contributed to Crown’s 401(k) Retirement Savings Plan.

(3)	Mr. Conway ceased serving as one of our executive officers in February 2002.

(4)	Mr. Rutherford ceased serving as one of our executive officers in May 2002.

(5)	Mr. Hoffman became President and Chief Executive Officer of Constar International Inc. in May 2002.

(6)
Mr. Bolton became Senior Vice President, Administration and Strategic Planning of Constar International Inc. in May 2002. Mr. Bolton will continue as an officer of Crown until the completion of this offering.

In May 2002, James C. Cook became Executive Vice President and Chief Financial Officer of Constar International Inc. Effective on the date of this offering, the annual salaries of Messrs. Hoffman, Cook, Bolton and Secoy will be $320,000, $275,000, $165,727 and $146,878, respectively.

The following table sets forth certain information concerning grants to purchase shares of Crown common stock to each of the officers named in the summary compensation table above during the year ended December 31, 2001. We did not grant any stock options in 2001.

69

Option Grants During the Year Ended December 31, 2001

Name	Number of Securities Underlying Options Granted	% of Total Option Shares Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(1)
John W. Conway	230,000	3.89%	$7.44	01/04/11	$1,269,577
	460,000	7.79%	$4.25	05/04/11	$1,148,574
Alan W. Rutherford	180,000	3.05%	$7.44	01/04/11	$993,582
	360,000	6.09%	$4.25	05/04/11	$898,884
Michael J. Hoffman	25,000	0.42%	$7.44	01/04/11	$137,998
	12,500	0.21%	$4.25	05/04/11	$31,211
James C.T. Bolton	8,000	0.14%	$4.25	05/04/11	$19,975
L. William Secoy	8,000	0.14%	$4.25	05/04/11	$19,975

(1)
The grant date present value was determined using the Black-Scholes option pricing model. The following assumptions were used to estimate the grant date present value: dividend yield of 0%, risk-free interest rate of 4.548%, estimated volatility of Crown common stock of 58.1% and estimated average expected option term of the shorter of the term of the option or six years. This valuation model was not adjusted for risk of forfeiture. It is important to note that options will have value to the named executive officers and other recipients only if the stock price advances beyond the grant date exercise price shown in the table during the effective option period.

The following table sets forth certain information concerning option exercises of Crown common stock during the year ended December 31, 2001 by each of the officers named in the summary compensation table above. The plans listed below are Crown plans.

Year-End December 31, 2001 Option Values

Name	Plan	Number of Shares Acquired Upon Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/01 Exercisable/Unexercisable			Value of Unexercised In-The-Money Options at 12/31/01 Exercisable/Unexercisable
John W. Conway	1990 Plan	0	0	10,000	/	0	0/0
	1994 Plan	0	0	87,000	/	0	0/0
	1997 Plan	0	0	290,250	/	376,250	0/0
	2001 Plan	0	0	115,000	/	345,000	0/0

Alan W. Rutherford	1990 Plan	0	0	38,500	/	0	0/0
	1994 Plan	0	0	110,000	/	0	0/0
	1997 Plan	0	0	197,500	/	265,500	0/0
	2001 Plan	0	0	90,000	/	270,000	0/0

Michael J. Hoffman	1990 Plan	0	0	11,875	/	4,000	0/0
	1994 Plan	0	0	0	/	0	0/0
	1997 Plan	0	0	9,250	/	21,900	0/0
	2001 Plan	0	0	3,125	/	9,375	0/0

James C.T. Bolton	1990 Plan	0	0	13,000	/	4,000	0/0
	1994 Plan	0	0	0	/	0	0/0
	1997 Plan	0	0	3,000	/	3,150	0/0
	2001 Plan	0	0	2,000	/	6,000	0/0

L. William Secoy	1990 Plan	0	0	4,000	/	4,000	0/0
	1994 Plan	0	0	3,075	/	0	0/0
	1997 Plan	0	0	3,000	/	3,000	0/0
	2001 Plan	0	0	2,000	/	6,000	0/0

70

Stock Option and Restricted Stock Grants to be Made upon Completion of this Offering

Effective as of this offering, our executive officers will be issued a total of approximately 133,000 stock options with respect to our common stock under our 2002 Stock-Based Incentive Compensation Plan. These options will have an exercise price equal to the initial public offering price, will have a five-year term and will become vested and exercisable one-third per year over three years.

In addition, our executive officers will be granted restricted stock under our 2002 Stock-Based Incentive Compensation Plan. The restriction will lapse after three years.

The following table describes the grants to be made to our executive officers upon the completion of this offering.

	Stock Options	Restricted Stock
Michael J. Hoffman	66,840	5,000
James C. Cook	26,500	4,000
James C. T. Bolton	21,400	2,000
L. William Secoy	6,685	0
Michael H. Andrysiak	6,005	0
Donald P. Deubel	2,900	0
Frank E. Gregory	2,255	0

Pension Plans

U.S. Employees

Prior to the completion of this offering, our U.S. salaried employees participated in a Crown pension plan that covered all of Crown’s and Crown’s subsidiaries’ salaried employees. The benefits under this plan are based primarily on years of service and remuneration near retirement. Crown will cause the pension liability for certain of our former salaried employees to be transferred to the pension plan maintained for our hourly employees together with an equal amount of assets. The Crown pension plan will retain all liability for the pension benefits earned by our active salaried employees, and certain of our former salaried employees prior to the offering.

Prior to the completion of this offering, our hourly employees participated in a pension plan that was maintained by Crown for our employees only. The benefits under this plan are based on years of service and a fixed monthly multiplier, which is subject to periodic increases. This pension plan together with all of its assets and liabilities for the pension benefits earned by our active and former hourly employees, including retirees, prior to the offering will be transferred to us. In addition, as indicated above, prior to the offering, Crown will cause the pension liability for certain of our former salaried employees to be transferred to the hourly pension plan together with an equal amount of assets.

Under the benefits allocation agreement between us and Crown, we will continue to maintain the hourly pension plan for the benefit of our active and former hourly employees, including retirees and the transferred former salaried employees. In addition, this plan will be expanded to include our active salaried employees and will be called the Constar Pension Plan. The Constar Pension Plan will provide different benefit formulas for the various groups of covered employees. Initially, the Constar Pension Plan will be underfunded on a GAAP basis by approximately $3.7 million. In the event the Constar Pension Plan is terminated, which we do not expect, it will be initially underfunded on a termination basis by approximately $24 million.

The Constar Pension Plan will be a defined benefit pension plan covering all U.S. salaried and hourly employees who are at least 21 years of age and who have completed at least one year of service. Vesting will occur after an employee has completed five years of service. For purposes of eligibility, including eligibility for

71

early retirement, vesting and benefit accrual, the Constar Pension Plan will recognize all service recognized on behalf of our employees for pension purposes by Crown. The Constar Pension Plan will provide an offset for all pension liabilities retained by Crown.

With respect to our executive officers, the Constar Pension Plan will provide normal retirement benefits at age 65 determined generally as 1.25% of the participant’s final five year average base rate of pay multiplied by the participant’s years of service. However, other participants in the Constar Pension Plan will receive benefits under different formulas. An executive officer who has reached age 55 and completed at least 15 years of service may elect to retire early with reduced benefits. Under federal law for 2002, benefits from the Constar Pension Plan are limited to $160,000 per year and may be based only on the first $200,000 of a participant’s annual compensation.

For illustration purposes, the following table shows estimated maximum annual retirement benefits payable from the Constar Pension Plan to our executive officers who retire at age 65, assuming the executive officers receive their benefit as a single life annuity, without survivor benefits. The normal form of benefit under the Constar Pension Plan for an unmarried participant is a single life annuity and for a married participant is a joint and 50% survivor annuity. Other optional forms of benefit, which provide for actuarially reduced pensions, are also available.

	Years of Service
Final Average Base Pay	5	10	15	20	25	30	35
$50,000	$3,125	$6,250	$9,375	$12,500	$15,625	$18,750	$21,875
$100,000	$6,250	$12,500	$18,750	$25,000	$31,250	$37,500	$43,750
$150,000	$9,375	$18,750	$28,125	$37,500	$46,875	$56,250	$65,625
$200,000	$12,500	$25,000	$37,500	$50,000	$62,500	$75,000	$87,500

European Employees

Crown maintains separate stand-alone pension plans for the benefit of our employees in the United Kingdom and Holland. Under the benefits allocation agreement we will assume sponsorship of these pension plans together with their corresponding assets and liabilities. As of December 31, 2001, we had an underfunded pension liability for these pension plans of approximately $0.9 million.

Employment Contracts and Change in Control Arrangements

We intend to enter into employment agreements with Messrs. Hoffman, Cook and Bolton upon the completion of this offering. Each agreement will have a three-year term.

Mr. Hoffman is employed as our President and Chief Executive Officer and serves as a member of our board of directors. Mr. Cook is employed as our Executive Vice President and Chief Financial Officer and serves as a member of our board of directors. Mr. Bolton is employed as our Senior Vice President, Administration and Strategic Planning. The respective agreements provide for an annual base salary of $320,000 for Mr. Hoffman, $275,000 for Mr. Cook and $165,727 for Mr. Bolton, subject in each case to annual increases at the discretion of the board of directors, and for annual performance bonuses. Each agreement also provides for the executive to receive our standard retirement and welfare benefits.

Under each agreement, either we or the executive may terminate the agreement with or without cause. If we terminate without cause or the executive terminates for good reason, each agreement requires us to pay the executive monthly severance (equal to base salary and a portion of target bonus) for a period of 12 months in the case of Mr. Hoffman and nine months in the case of Mr. Cook and Mr. Bolton together with the continuation of medical benefits during the period that severance is provided. If the termination follows a change in control, the severance is paid in a lump sum and increases to two times base salary plus target bonus for Mr. Hoffman and

72

one times such amount for Mr. Cook and Mr. Bolton. Each executive is subject to a non-competition covenant during the term of his agreement and for one year after his termination (in the case of Mr. Hoffman) or nine months after his termination (in the case of Messrs. Cook and Bolton), unless the termination occurs due to our refusal to renew the executive’s contract.

For purposes of the agreements, “cause” is defined as gross misconduct or negligence, theft of company assets, material failure to follow lawful instructions, breach of restrictive covenants or conviction of a felony. “Good reason” is defined as a change in the executive’s authority, duties, responsibilities, reporting obligations or principal employment location by more than 50 miles, a reduction in base salary or a failure to pay compensation or benefits.

We also intend to enter into change in control arrangements with several of our key executives. These arrangements will provide that in the event the executive is terminated without cause or terminates for good reason within two years following a change in control, or prior to a change in control with the executive reasonably demonstrating that the termination without cause or for good reason was in connection with the change in control, the executive will be entitled to a lump sum payment equal to one times the executive’s then current base salary and target annual bonus. The executive will also be entitled to a continuation of medical benefits for a 12 month period, immediate payment of all of the executive’s deferred compensation, and immediate cash-out, vesting or exercisability of all outstanding equity based or performance based awards. For purposes of these change in control arrangements, the terms “cause” and “good reason” have meanings similar to those provided in the preceding paragraph with “good reason” also including our failure to obtain assumption of the executive’s change in control arrangement.

Constar 2002 Stock-Based Incentive Compensation Plan

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar 2002 Stock-Based Incentive Compensation Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to assist us in attracting and retaining valued employees by offering them a greater stake in our success and to encourage ownership of our stock by our employees. The Incentive Plan will accomplish these goals by allowing eligible employees to receive awards of restricted stock, options, deferred stock, or stock appreciation rights. The total number of shares of our common stock available for these awards under the Incentive Plan is 850,000. No individual employee may receive more than 120,000 shares under the Incentive Plan during any calendar year.

Eligibility

Our officers and other key employees (including a director who is such an employee) are eligible to participate in the Incentive Plan.

Administration and Implementation

The Incentive Plan will be administered by a committee designated by the board of directors, comprised of at least two directors, each of whom is a non-employee outside director. This committee will also have full authority to select the employees to whom awards will be granted and to determine the type and amount of awards to be granted to each eligible employee, the terms and conditions of awards granted under the Incentive Plan and the terms of agreements that will be entered into with holders of such awards.

The committee may condition the grant of any award upon the holder’s achievement of a performance goal that is established by the committee before the grant of the award. A performance goal is a goal that must be met by the end of a period specified by the committee (but that is substantially uncertain to be met before the grant of the award) based upon:

•	the price of our common stock;

73

•	our market share;

•	our sales;

•	earnings per share of our common stock;

•	our return on stockholders’ equity;

•	our costs;

•	our cash flow;

•	our return on total assets;

•	our return on invested capital;

•	our return on net assets;

•	our operating income; or

•	our net income.

The committee will interpret the provisions of the Incentive Plan and make all determinations necessary for the administration of the Incentive Plan.

No award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award, except that the committee may determine the effect of a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure on outstanding awards. If a change in control occurs (as such term is defined in the Incentive Plan), the committee may allow all outstanding awards to become fully vested and exercisable upon the change in control.

Restricted Stock

An award of restricted stock is a grant to the recipient of a specified number of shares of common stock that are subject to forfeiture upon specified events and which are held by us during the restriction period. Such award will be evidenced by a restricted stock agreement that will specify the duration of the restriction period and the performance, employment or other conditions under which the restricted stock may be forfeited to us. During the restriction period, the holder has the right to receive dividends on, and to vote, the shares of restricted stock.

Options

An award of options is a grant by us to the recipient of the right to purchase a specified number of shares of common stock from us for a specified time period at a fixed price. Options may be either incentive stock options or non-qualified stock options. Grants of options will be evidenced by option agreements. The price per share at which common stock may be purchased upon exercise of an option will be determined by the committee, but will be not less than the fair market value of a share of common stock on the date of grant.

The option agreements will specify when an option may be exercisable and the terms and conditions applicable thereto. The term of an option will in no event be greater than five years.

Deferred Stock

An award of deferred stock is an agreement by us to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period or periods and will be evidenced by a deferred stock agreement. Amounts equal to any dividends paid during this deferral period will be paid to the holder currently, or deferred and deemed to be reinvested in additional deferred stock, or otherwise reinvested on such terms as are determined by the committee and specified in the deferred stock agreement.

74

Stock Appreciation Rights

An award of stock appreciation rights is a grant by us to the recipient of the right to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of common stock from the date of grant of the right to the date of exercise. Stock appreciation rights are rights to receive a payment in cash, common stock, restricted stock or deferred stock as selected by the committee. The value of these rights, determined by the appreciation in the value of shares of common stock subject to the right, will be evidenced by stock appreciation right agreements. A stock appreciation right will entitle the recipient to receive a payment equal to the excess of the fair market value of the shares of common stock covered by the stock appreciation right on the date of exercise over the base price of the right.

Amendment and Termination

The board of directors has authority to amend, suspend or terminate the Incentive Plan at any time. However, certain amendments require the approval of a majority of our stockholders. Without stockholder approval, no amendment may be made:

•
increasing the maximum number of shares available for purchase under the Incentive Plan, except for adjustments for a reorganization, recapitalization, spin-off, stock split, combination, merger, or other change in our corporate structure;

•	changing the class of employees eligible under the Incentive Plan;

•	modifying the maximum number of awards that an eligible employee may receive or categories of performance goals that must be met;

•	extending the Incentive Plan’s term or the board of directors’ power to amend, suspend or terminate the Incentive Plan; or

•	modifying the Incentive Plan’s terms and conditions to the extent stockholder approval is required under any applicable law or the rules of a stock exchange.

The Incentive Plan will remain in effect for five years from the date of its adoption, unless earlier terminated by the board of directors. Such termination will not affect awards outstanding under the Incentive Plan.

Constar 2002 Non-Employee Directors’ Stock Option Plan

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar 2002 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The purpose of the Directors’ Plan is to promote our interests and the interests of our stockholders by attracting and retaining valued non-employee directors, and to motivate these persons to exercise their best efforts on our behalf. The Directors’ Plan will accomplish these goals by annually granting all directors who are not our employees options to purchase the number of shares of our common stock calculated by dividing $10,000 (or $15,000 for the chairman, if he is a non-employee) by the Black-Scholes value of a stock option to purchase a single share of common stock as compensation for their services to us. The total number of shares of our common stock available for grants under the Directors’ Plan is 25,000.

Eligibility

All of our directors who are not our employees are eligible to participate in the Directors’ Plan.

Administration and Implementation

The Directors’ Plan will be administered by a committee designated by the board of directors. The committee will interpret the provisions of the Directors’ Plan and make all determinations necessary for the

75

administration of the Directors’ Plan. Additionally, the committee shall have the power to adjust the number of options a non-employee director receives, if the committee, in its sole discretion, determines that the performance of any or all such directors warrants a greater or lesser number of options.

No option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award, except that the committee may determine the effect of a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure on outstanding awards.

Options

An award of options is a grant by us to the recipient of the right to purchase a specified number of shares of common stock from us for a specified time period at a fixed price. Options issued under the Directors’ Plan are non-qualified stock options. Grants of options will be evidenced by option agreements. The price per share at which common stock may be purchased upon exercise of an option will be determined by the committee, but will be not less than the fair market value, as defined in the Directors’ Plan, of a share of common stock on the date of grant.

The option agreements will specify when an option may be exercisable and the terms and conditions applicable thereto. The term of an option will in no event be greater than five years.

Amendment and Termination

The board of directors has authority to amend, suspend or terminate the Directors’ Plan at any time. However, no termination or amendment of the Directors’ Plan may materially impair the rights of an option holder without the consent of the holder. The Directors’ Plan will remain in effect for five years from the date of its adoption, unless earlier terminated by the board of directors.

Constar Employee Stock Purchase Plan

Adoption and Administration

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar Employee Stock Purchase Plan (the “Stock Purchase Plan”), under which we may issue up to an aggregate of 190,000 shares of our common stock. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The Stock Purchase Plan will be administered by a committee appointed by the board of directors.

Eligibility

All U.S. salaried and hourly employees whose base compensation is less than $100,000 may participate in the Stock Purchase Plan. However, no employee will be eligible to participate in the Stock Purchase Plan if such employee is treated as owning 5% or more of the total voting power or value of all classes of our stock.

Purchase of Shares

To participate in the Stock Purchase Plan, an eligible employee must elect to invest an amount not less than 2% nor more than 15% of his or her base compensation during each purchase period. The first purchase period will commence on the date of the completion of this offering and will end on the last day of the calendar quarter during which the offering date occurs. Thereafter, the purchase periods will commence on the first day of each subsequent calendar quarter and will end on the last day of a calendar quarter of each year. Participating employees will purchase our common stock at a price per share equal to 85% of the fair market value of a share

76

of our common stock at the end of the purchase period. In no event may an eligible employee purchase stock with a fair market value in excess of $25,000 for any calendar year under the Stock Purchase Plan.

Amendment and Termination

The Stock Purchase Plan will terminate at the direction of our board of directors or when all of the shares reserved for issuance have been purchased. Our board of directors may amend the Stock Purchase Plan at any time, except that stockholder approval is required to amend the Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the Stock Purchase Plan (except as a result of a reorganization, recapitalization, spin-off, stock split, stock dividend, combination, merger, or other change in our corporate structure); to modify the eligibility requirements; or to cause the Stock Purchase Plan to fail the requirements of Section 423 of the Internal Revenue Code.

Constar Short-Term Incentive Plan

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar Short-Term Incentive Plan (the “Short-Term Incentive Plan”). The purpose of the Short-Term Incentive Plan is to align the compensation of our key employees with our financial and business plan objectives and provide eligible employees with an incentive for excellence in individual performance and to promote teamwork among our key employees.

The Short-Term Incentive Plan will accomplish these goals by allowing eligible employees to share in our success by receiving monetary awards upon the attainment of certain pre-established performance goals. These awards will be based upon a percentage of the employee’s base salary. No individual employee may receive an amount of more than 90% of his base salary under the Short-Term Incentive Plan for any calendar year.

Eligibility

Employees (including a director who is such an employee) who are selected by the compensation committee of our board of directors are eligible to participate in the Short-Term Incentive Plan.

Administration and Implementation

The Short-Term Incentive Plan will be administered by the compensation committee of our board of directors. This committee will also have authority to:

•	select the employees who are eligible to participate in the Short-Term Incentive Plan;

•	grant awards in such amounts as it shall determine;

•	impose such limitations, restrictions and conditions upon awards as appropriate;

•	interpret the Short-Term Incentive Plan and adopt, amend and rescind regulations relating to the Short-Term Incentive Plan; and

•	make all determinations in connection with the administration and interpretation of the Short-Term Incentive Plan.

The committee will approve or establish the performance goals for each year. The performance goals may include, without limitation, any combination of financial, non-financial and individual performance goals, as determined by the committee. Each year, the committee shall approve or establish the compensation formula for that year upon which awards shall be based.

77

To the extent permitted by section 162(m) of the Internal Revenue Code, the committee shall have the right to adjust the performance goals (upward) and/or the award (downward) during a year, if it determines that external changes or other unanticipated business conditions have affected the fairness of the goals and have unduly influenced our ability to meet them.

Amendment and Termination

Our board of directors or the committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Short-Term Incentive Plan, or suspend or terminate it entirely. However, no such modification, amendment, suspension, or termination may, without the consent of an eligible employee, reduce the right of an employee to a payment or distribution, which he has already earned or to which he is otherwise entitled.

Savings and Thrift Plans

Prior to the completion of this offering, our U.S. salaried and hourly employees were eligible to participate in the Crown savings and thrift plans. The Crown savings and thrift plans allow for different levels of employee pre-tax and post-tax contributions as well as varying levels of employer matching contributions.

Under the Benefits Allocation Agreement, we will establish a single new 401(k) savings plan applicable to both salaried and hourly employees. Our employees’ account balances in the Crown savings and thrift plans will be transferred to our new plan. Subject to Internal Revenue Code limits, our new plan will allow both pre-tax and post-tax employee contributions. In addition, the new plan will provide an employer matching contribution equal to 50% of the compensation (subject to either a 3% or 6% limit) that a participant contributes to the plan on a pre-tax basis. As our common stock will be an available investment option under the new plan, we will register shares to be issued under the plan with the SEC on a Form S-8 in conjunction with, or as soon as practicable after, the completion of this offering.

Retiree Medical and Life Obligations

Prior to the completion of this offering, Crown provided post-retirement medical and life insurance benefits to eligible salaried and hourly retirees including certain of our former employees. Under the Benefits Allocation Agreement, we will assume all liabilities for post-retirement medical and life insurance benefits for our active and former employees, including retirees. As of December 31, 2001, we had an unfunded post-retirement liability of approximately $8.8 million.

78

PRINCIPAL STOCKHOLDERS

Prior to the offering of our common stock, all of the outstanding shares of our common stock were owned by Crown. Crown is selling 12,000,000 shares of our common stock. We have granted the underwriters an option to purchase up to 1,800,000 additional shares of our common stock to cover over-allotments.

The following table sets forth the number of shares of our common stock which we expect the following to own, directly or indirectly, upon the closing of this offering:

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers, as a group.

This information reflects all of the shares they beneficially own within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act, including shares that they have the right to acquire within 60 days of this offering.

	Common Stock
Name	Shares	Percent of Class
Charles F. Casey	0	0
John W. Conway	0	0
William G. Little	0	0
Frank J. Mechura	0	0
Alan W. Rutherford	0	0
Angus F. Smith	0	0
Michael J. Hoffman	5,000	*
James C. Cook	4,000	*
James C.T. Bolton	2,000	*
L. William Secoy	0	0
Michael H. Andrysiak	0	0
Donald P. Deubel	0	0
Frank E. Gregory	0	0
All directors and executive officers as a group (13 persons)	11,000	*

*	Less than 1%.

79

RELATIONSHIP WITH CROWN CORK & SEAL COMPANY, INC.

We will be a wholly owned subsidiary of Crown until the completion of this offering. Upon the completion of this offering, Crown will not own any shares of our common stock. We and Crown were represented by, or consulted with, common consultants, advisors, accountants, attorneys and representatives in connection with this offering and our concurrent offering of senior subordinated notes. Following this offering, we expect to retain the same independent accountants and counsel as Crown.

Set forth below are descriptions of certain agreements and relationships that we will enter into with Crown upon completion of this offering and of certain transactions we have entered into with Crown. These descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements. These agreements have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” on page 107 of this prospectus.

Corporate Agreement

Under the corporate agreement, we will agree with Crown regarding the following matters.

Financial Reporting.    We will agree with Crown that we will cooperate fully, and request our outside advisors to cooperate fully, with Crown in connection with any of Crown’s regulatory filings and disclosures, including by timely providing Crown with such of our information as Crown may require in connection with its filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Crown will agree that, subject to certain exceptions, it will keep confidential the information that we provide to it in accordance with the foregoing.

Access to Information.    We will agree to provide Crown and its representatives with reasonable access and duplicating rights to our books, records, documents and communications, so long as access is reasonably required by Crown. Crown will agree to provide us and our representatives with reasonable access and duplicating rights to books, records, documents and communications relating to selected aspects of our business prior to the completion of this offering, so long as the access is reasonably required by us to operate our business.

Prohibition on Trading.    Crown will agree that it will not trade in our securities based on any material non-public information that we provide to it.

Releases.    Each of us and Crown will release the other and the other’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives from all liabilities existing or arising from any acts or events before this offering except for:

•	any liability relating to indemnification arrangements in agreements between us and Crown;

•	any liability, contingent or otherwise, assumed, transferred, assigned or allocated to Crown or us in agreements between Crown and us;

•	any liability for the sale, lease, construction or receipt of goods, property or services in the ordinary course of business; or

•	any liability the release of which would result in the release of third parties.

Privilege.    Each of us and Crown will agree to use reasonable efforts to maintain and protect all privileges, including all privileges arising under or relating to the attorney-client relationship, for any period prior to this offering. Upon receipt of any subpoena or other request that could call for the disclosure of privileged information by us or Crown, each of us and Crown will agree to notify the other of the request and provide the other party with a reasonable opportunity to assert any rights it may have or otherwise prevent the disclosure.

80

Corporate Opportunities and Conflicts of Interest.    We will agree to renounce any interest or expectation in being offered any business opportunities presented to Crown or any of its affiliates from whatever source. If Crown becomes aware of a potential transaction that may be a corporate opportunity for us, Crown and its affiliates will have the right to pursue or acquire the corporate opportunity for their own benefit and to recommend, assign or otherwise transfer the corporate opportunity to a third party other than us. Crown and its affiliates will have no duty to communicate or present the corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

Similarly, in the event that one of our directors or officers who is also a director, officer or employee of Crown or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us, that director or officer will have no duty to communicate or present this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as one of our directors or officers by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

We may neither amend nor repeal the provisions of our certificate of incorporation relating to these corporate opportunity matters, nor adopt any new provision to our certificate of incorporation inconsistent with these corporate opportunity matters, without the prior written consent of Crown.

Indemnification.    We will agree to indemnify Crown, its subsidiaries and their respective directors, officers and employees against any liabilities relating to us or our subsidiaries, regardless of when such liabilities arose, including liability relating to information that we provide Crown that Crown includes in filings with the Securities and Exchange Commission and liability in connection with this offering. Crown will agree to indemnify us, our subsidiaries and the respective directors, officers and employees of us and our subsidiaries against any liabilities relating to Crown or its subsidiaries (other than Constar International Inc. and Constar International Inc.’s subsidiaries as of the completion of this offering), regardless of when such liabilities arose, including liability relating to information that Crown provides to us that we include in filings with the Securities and Exchange Commission. These indemnities are subject to the more specific arrangements that we and Crown may have under the other agreements described in this section.

Non-Competition Agreement

We will enter into a non-competition agreement with Crown pursuant to which we will agree to matters relating to certain similar business activities that are carried on by both Crown and us.

Under this agreement, we will agree that, during the five-year period following the date of the completion of this offering, so long as Crown or any of its affiliates continues to operate in the plastic closures business, neither we nor our affiliates will engage in, directly or indirectly, or, subject to certain limited exceptions, acquire any ownership interest in any entity that engages in, the plastic closures business. The plastic closures business includes the production and distribution (and related activities) of plastic or plastic/metal composite closures and systems to fit glass, plastic or metal containers and dispensing, tamper-evident, child-resistant, lined and unlined single- and multi-component closures and droppers. However, we may engage in the plastic closures business solely to the extent, and for the term permitted, under the Newark component supply and lease of related assets agreement into which we and Crown will enter. In addition, we may continue to engage in the plastic closures business that we currently conduct through our facility in Sherburn, England, solely in the United Kingdom and Ireland and solely in accordance with the terms of the license to us of specified Crown plastic closures technology. Also, we may perform research activities involving products within the plastic closures business to the extent that the research is necessary to ensure compatibility of our products with plastic and plastic/metal closures. Crown will agree that we may acquire an ownership interest in an entity that engages in the plastic closures business so long as we divest the plastic closures business of the acquired entity within 18 months of the acquisition.

81

In turn, Crown will agree that, during the five-year period following the date of the completion of this offering, so long as we or any of our affiliates continue to operate in the PET bottle and preform business, neither Crown nor its affiliates will engage in, directly or indirectly, or, subject to certain limited exceptions, acquire any ownership interest in any entity that engages in, the PET bottle and preform business in certain countries, including the United States and many European Union countries, except that Crown may engage in the PET bottle and preform business and may affirmatively compete with us as described below. We will agree that Crown may acquire an ownership interest in an entity that engages in the PET bottle and preform business so long as Crown divests the PET business of the acquired entity within 18 months of the acquisition.

In addition, Crown will agree that, during the five-year period following the date of the completion of this offering, so long as we or any of our affiliates continue to produce and distribute extrusion blow molded bottles, neither Crown nor its affiliates will engage in, directly or indirectly, or, subject to certain limited exceptions, acquire any ownership interest in any entity that engages in, the production and sale (and related activities) of any extrusion blow molded bottles, except cosmetics and fragrances, in the United States. Also, Crown may perform research activities involving pharmaceutical bottles manufactured using extrusion blow molding pursuant to a preexisting agreement. We will agree that Crown may acquire an ownership interest in an entity that engages in the production and sale of extrusion blow molded bottles of any kind in the United States so long as Crown divests the United States business of the acquired entity within 18 months of the acquisition.

We will agree that Crown may engage in the PET bottle and preform business and may affirmatively compete with us in the following product areas:

•	the production and sale (and related activities) of certain size PET bottles for wines and spirits at a facility located in Bridge of Allan, Stirling, Scotland, on a global basis;

•	the production and sale (and related activities) in limited markets of PET bottles and preforms in limited product lines at Crown's FABA operations in Italy;

•
the production and sale (and related activities) of plastic containers for cosmetics and fragrances using any type of resin and any method of production at Crown's Risdon-AMS Division, on a global basis;

•
the production and sale (and related activities) of aerosol cans manufactured from PET; provided that if Crown decides to have such manufacturing done by a third party, we will have a right of first refusal to perform such manufacturing;

•	the production and sale (and related activities) in restricted markets of restricted product lines manufactured by Crown’s specialty bottles division in Europe;

•
the retention of an ownership interest in any entity partially sold by Crown after this offering or the acquisition in connection with any such sale of an ownership interest in any entity that acquires part of an entity from Crown;

•	the provision of research services with respect to pharmaceutical bottles manufactured from PET pursuant to a preexisting agreement; and

•
the performance of research activities involving products within the PET business to the extent that the research is necessary to ensure compatibility of Crown’s plastic and plastic/metal closures with plastic bottles and preforms.

In addition, Crown may engage in the PET bottle and preform business solely to the extent required, and for the term permitted, under the following agreements into which we and Crown will enter:

•	the Salt Lake City PET products supply and lease agreement described below;

•	the Voghera PET preform supply and lease of related assets agreement described below; and

•	the FABA supply agreement described below.

82

Furthermore, we will agree that Crown may continue to maintain and, at Crown's option, increase its direct or indirect ownership in the following entities and that the following entities (and their successors and subsidiaries, if any) may compete with us on a global basis (except as the following entities may otherwise be restricted by their respective relevant agreements and organizational documents) by continuing to engage in the PET bottle and preform businesses in which they are engaged as of the date of this offering:

•	Empaques Constar S.A. de C.V. (a Mexican affiliate);

•	Empaques Sewell S.A. de C.V. (a Mexican affiliate);

•	Petropar Embalagens S.A. (a Brazilian affiliate);

•	CMB Plastique Maroc (a Moroccan affiliate);

•	Emirates Can Company Ltd. (a United Arab Emirates affiliate); and

•	Beijing CMB Co. Ltd. (a Chinese affiliate).

However, Crown will agree that during the five years following this offering, if Crown acquires 100% ownership of any of the entities listed above, Crown will cause such entity to refrain from expanding its PET business beyond the geographic scope of that entity as it existed at the time of Crown’s acquisition of 100% ownership. In addition, Crown’s FABA entities may provide technical assistance and research and development services to CMB Plastique Maroc with respect to bottles and preforms for water and carbonated soft drinks manufactured from PET.

Neither we nor Crown, nor the respective related persons of each, will be liable to the other as a result of engaging in any activities permitted under this agreement. Except for the restrictions set forth in this agreement, we and Crown may directly or indirectly compete with each other.

Except for the restrictions set forth in this agreement, this agreement will not prevent Crown from operating its other businesses as currently conducted.

Transition Services Agreement

Crown has provided certain services to us in the past. Following the completion of this offering, we expect to continue to receive services under a transition services agreement between us and Crown. Assuming that, throughout the term of the transition services agreement, we do not purchase any optional services from Crown, we do not terminate any of the services to be initially provided by Crown and costs do not increase due to outsourcing of services by Crown, we expect the cost of the services, using currency exchange rates as of October 11, 2002, to be approximately $387,000 per month during the first three months after the completion of this offering, approximately $372,000 per month during the fourth through twelfth months after the completion of this offering and approximately $304,000 per month from the date that is one year after the completion of this offering to the end of the term of the transition services agreement on December 31, 2003.

Under the transition services agreement, Crown will provide services to us in the following areas, among others.

Payroll.    Crown will provide us with access to payroll systems and will provide payroll processing and reporting services. In the United States, we will pay a fee for each Constar payroll check prepared by Crown. Crown will provide these services to our U.S. operations until December 31, 2003, subject to our ability to terminate these services upon 90 days notice to Crown. In the United States, we will also have the right to extend the term for at least an additional period of six months. Crown will provide these services to our European operations for 12 months from the date of this offering. In Europe, the fee for these services is incorporated in the information technology fee described below.

Information Technology and Systems.    Crown will provide us with access to all available hardware and leased or legacy programs for financial controls, costing and sales order control. Crown will also provide us with

83

our basic information technology processing services, including electronic mail, Internet access, network connections and maintenance. Crown will provide these services to our U.S. operations until December 31, 2003, subject to our ability to terminate these services upon 90 days notice to Crown. Crown will provide these services to our European operations for 12 months from the date of this offering. In the U.S, we will have the right to extend the term for an additional period of six months.

Benefits Administration.    Crown will provide benefits administration services, such as medical and life insurance administration, for which we will pay a fee based on the dollar amount of claims administered. Crown will provide the services until December 31, 2003, subject to our ability to terminate services upon 90 days notice. We will also have the right to extend the term for an additional period of six months.

General Purchasing.    Crown will provide purchasing support for us until December 31, 2003, subject to our ability to terminate the support upon 60 days notice in the U.S. and 90 days notice in Europe. We will pay Crown a monthly fee approximating the cost of the Crown employees providing purchasing support.

Logistics.    Crown will provide support for coordinating our traffic and freight in the United States through December 31, 2003, subject to our ability to terminate the support upon 60 days notice. We will pay Crown a fee approximating the cost of the Crown employees providing logistical support.

European Management.    Crown will agree to provide access to a selected European manager and may provide access to additional European managers to provide management services for our European operations. We will pay Crown a fee based on the amount of time spent by the Crown managers on matters relating to our business. Crown will agree to provide such access for a period of three months after the completion of this offering and we will have an option to extend that period for an additional three months.

Plastic Recycling.    Crown will continue to provide us with recycling services, for which we will pay a mutually agreed fee that shall not exceed those paid by other third-party customers of the Crown recycling facility. We may also sell to Crown, or Crown may sell to us, resin materials on terms and prices to be mutually agreed. We will agree to provide Crown access to a selected employee to provide management services for the Crown recycling center. Crown will pay us a fee based on the amount of time spent by our employee on matters relating to Crown’s business. We will provide such access for a period of three months after the completion of this offering and Crown will have an option to extend that period for an additional three months.

Other.    Crown will also provide packaging and warehousing services and will allow us to continue existing leases for cars.

Each party to the transition services agreement will agree to maintain the confidentiality of information relating to the services provided. In addition, we will agree that Crown shall not be liable for actions taken or omitted under the transition services agreement except in the case of gross negligence, bad faith or willful misconduct.

We will agree to indemnify Crown, its subsidiaries and their respective directors, officers and employees against any liabilities caused by or arising in connection with the gross negligence, bad faith or willful misconduct of us or any of our employees, subject to certain exceptions. Crown will agree to indemnify us, our subsidiaries and our subsidiaries’ respective directors, officers and employees against any liabilities caused by or arising in connection with the gross negligence, bad faith or willful misconduct of Crown or any of Crown’s employees, subject to certain exceptions.

The transition services agreement will be terminable by Crown if we fail to make timely payments subject to a 30-day cure period to cure the breach, experience a change of control such that we are controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breach any provision of the agreement, subject to a 30-day period to cure the breach. If we suffer an insolvency event, Crown may

84

change the payment (but not pricing) terms provided in the agreement. We may terminate the agreement if Crown experiences a change of control such that Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Salt Lake City PET Products Supply and Lease of Related Assets Agreement

A subsidiary of Crown called Crown Cork & Seal Company (USA), Inc., or Crown USA, will supply Constar, Inc., and Constar, Inc.’s customers on Constar, Inc.’s behalf, with PET preforms and containers manufactured at Crown USA’s Salt Lake City facility, which Constar, Inc. will distribute to Crown and Crown will contribute to Crown USA. The preforms and containers will be manufactured using equipment that Constar, Inc. will lease to Crown USA. With respect to this equipment, Crown USA will be responsible for maintenance and insurance, and Constar, Inc. will be responsible for repairs and will reimburse Crown USA for approved capital expenditures. The agreement will be for a term of two years after this offering, which may be extended for an additional two years upon mutual agreement between Constar, Inc. and Crown USA. Constar, Inc. will agree to purchase all of its volume requirements for existing customers who are supplied by the Salt Lake City facility for the term of the agreement at prices that were negotiated by representatives of Constar, Inc. and Crown USA and are consistent with historical cost allocations as reflected in our combined financial statements. The prices will be subject to adjustment if the volume of products sold under the agreement during any quarter varies from historical norms by specified percentages. Crown USA will agree to deliver products in a manner consistent with the historical practices at the Salt Lake City facility. Crown USA will also warrant that products sold will be free of defects in workmanship and materials and will comply with agreed upon specifications, and Crown USA’s liability will be limited to repayment of the purchase price for any defective products. Constar, Inc. will sell Crown resin to manufacture the preforms and containers. Constar, Inc. will agree to pay severance costs for Crown USA employees whose primary responsibilities relate to the equipment that Constar, Inc. will lease to Crown USA if the severance results from the termination of the agreement or a reduction in the volume of products sold.

Crown USA may terminate this agreement if Constar, Inc. fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar, Inc. experience a change of control such that we or Constar, Inc. are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar, Inc. materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If we or Constar, Inc. suffer an insolvency event, Crown USA may change the payment (but not pricing) terms provided in the agreement. Constar, Inc. may terminate this agreement if Crown USA or Crown experiences a change of control such that Crown USA or Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or Crown USA materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Newark Component Supply and Lease of Related Assets Agreement

Constar, Inc. will continue to supply Crown USA, and Crown USA’s customers on Crown USA’s behalf, with rings, bands and closures that Constar, Inc. will manufacture at its Newark, Ohio facility. These items will be manufactured using equipment that Constar, Inc. will distribute to Crown, Crown will contribute to Crown USA and Crown USA will lease to us. With respect to this equipment, Constar, Inc. will be responsible for maintenance and insurance, and Crown USA will be responsible for repairs and will reimburse Constar, Inc. for approved capital expenditures. The agreement will be for a term of two years after this offering, which may be extended for an additional two years upon mutual agreement between Constar, Inc. and Crown USA. Crown USA will agree to purchase 90% of the total capacity of the equipment leased by Crown USA to Constar, Inc. for the term of the agreement at prices that were negotiated by representatives of Constar, Inc. and Crown USA and are consistent with historical cost allocations as reflected in our combined financial statements. Constar, Inc. will deliver products in a manner consistent with the historical practices at the Newark facility. Constar, Inc. will warrant that products sold will be free of defects in workmanship and materials and will comply with agreed

85

upon specifications, and Constar, Inc.’s liability will be limited to repayment of the purchase price for any defective products. Crown USA will sell Constar, Inc. resin to manufacture the products. Crown USA will agree to pay severance costs for Constar, Inc. employees whose primary responsibilities relate to the equipment that Crown USA will lease to Constar, Inc. if the severance results from the termination of the agreement or a reduction in the volume of products sold.

Constar, Inc. may terminate this agreement if Crown USA fails to make timely payments, subject to a 30-day period to cure the breach, Crown USA or Crown experiences a change of control such that Crown USA or Crown is controlled by a competitor of ours or of Crown or (subject to a six month transition period) Crown USA materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If Crown or Crown USA suffers an insolvency event, Constar, Inc. may change the payment (but not pricing) terms provided in the agreement. Crown USA may terminate this agreement if we or Constar, Inc. experience a change of control such that we or Constar, Inc. are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar, Inc. materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Voghera PET Preform Supply and Lease of Related Assets Agreement

A subsidiary of Crown called Crown Cork Italy S.p.A., or Crown Italy, will supply our subsidiary called Constar Plastics of Italy S.R.L., or Constar Italy, with PET preforms manufactured by Crown Italy at its facility in Voghera, Italy. Crown Italy will manufacture the preforms using equipment that it will transfer to Constar Italy and that Constar Italy will lease back to Crown Italy. With respect to the equipment leased from Constar Italy by Crown Italy, Crown Italy will be responsible for maintenance and insurance, and Constar Italy will be responsible for repairs and will reimburse Crown Italy for approved capital expenditures. Constar Italy will agree to purchase all of its volume requirements for the existing customer that is supplied by the Voghera facility at prices that were negotiated by representatives of Constar Italy and Crown Italy and are consistent with historical cost allocations as reflected in our combined financial statements. The agreement will terminate on December 31, 2003, subject to Constar Italy’s ability to extend the agreement through June 30, 2004. Crown Italy will agree to deliver products in a manner consistent with the historical practices at the Voghera facility. Crown Italy will also warrant that products sold will be free of defects in workmanship and materials and will comply with agreed upon specifications, and Crown Italy’s liability will be limited to repayment of the purchase price for any defective products. Constar Italy will sell, or will direct its customers to sell, Crown Italy resin to manufacture the preforms.

Crown Italy may terminate this agreement if Constar Italy fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar Italy experience a change of control such that we or Constar Italy are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar Italy materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If we or Constar Italy suffer an insolvency event, Crown Italy may change the payment (but not pricing) terms provided in the agreement. Constar Italy may terminate this agreement if Crown Italy or Crown experiences a change of control such that Crown Italy or Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or Crown Italy materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Faba Supply Agreement

A subsidiary of Crown called Faba Sirma S.p.A., or Crown Faba, will agree to blow preforms into bottles at its plant in Italy and will sell the bottles to Constar Italy at prices negotiated by representatives of Constar Italy and Crown Faba. Constar Italy will sell the multi-layer preforms to Crown Faba and will have the option to sell monolayer preforms to Crown Faba. The Faba supply agreement will terminate on December 31, 2003, subject to Constar Italy’s ability to extend the agreement through June 30, 2004. The agreement will provide that Crown Faba will hold Constar Italy’s customer’s blowing molds in its Faba plant on Constar Italy’s behalf and will maintain

86

adequate insurance for the molds. Constar Italy will agree to purchase all of its volume requirements for the existing customers that are supplied by the Faba facility.

Crown Faba may terminate this agreement if Constar Italy fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar Italy experience a change of control such that we or Constar Italy are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar Italy materially breaches any provision of this agreement, subject to a 30-day period to cure the breach. If we or Constar Italy suffer an insolvency event, Crown Faba may change the payment (but not pricing) terms provided in the agreement. Constar Italy may terminate this agreement if Crown Faba or Crown experiences a change of control such that Crown Faba or Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or Crown Faba materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Research and Development Agreement

Constar, Inc. will enter into a research and development agreement with two subsidiaries of Crown, CarnaudMetalbox plc and Crown Cork & Seal Technologies Corporation, or CCK Technologies, that will govern our use of Crown’s research and development centers in Alsip, Illinois and Wantage, England. In both Alsip and Wantage, CCK Technologies and CarnaudMetalbox will guarantee access to the services of specified employees, and Constar, Inc. will buy services from the employees at their standard rate. Pursuant to a separate lease, Constar, Inc. will lease space from CCK Technologies in the Alsip research and development center through December 31, 2003, with an option to extend the lease for an additional six months upon mutual agreement. In Wantage, CarnaudMetalbox will allow Constar, Inc. to keep its equipment in the facility at no cost for three months from the completion of this offering. Constar, Inc. will not have any employees in Wantage and will use CarnaudMetalbox employees to conduct research and development activities. However, Constar, Inc. will have the option to offer employment to specified employees of CarnaudMetalbox located in Wantage. CCK Technologies and CarnaudMetalbox will also use their commercially reasonable efforts to provide other research and development services at their standard billing rates.

CarnaudMetalbox or CCK Technologies may terminate this agreement if Constar, Inc. fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar, Inc. experience a change of control such that we or Constar, Inc. are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar, Inc. materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If we or Constar, Inc. suffer an insolvency event, CarnaudMetalbox or CCK Technologies may change the payment (but not pricing) terms provided in the agreement. Constar, Inc. may terminate this agreement if Crown, CarnaudMetalbox or CCK Technologies experiences a change of control such that Crown, CarnaudMetalbox or CCK Technologies is controlled by a competitor of ours or of Crown (subject to a six month transition period) or CarnaudMetalbox or CCK Technologies materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Assuming that, throughout the term of the research and development agreement, Constar, Inc. does not purchase any optional services and does not terminate any of the services to be initially provided, we expect the total cost of the research and development agreement to be approximately $105,000 per month during the first six months after the completion of this offering and approximately $40,000 per month from the end of the sixth month after the completion of this offering to the end of the term of the research and development agreement on December 31, 2003. In addition, Constar, Inc. will be required to hire certain CCK Technologies personnel who work at the Alsip facility. Constar, Inc. will pay the actual salary and benefits of such persons until they transfer, at an expected monthly cost of approximately $61,000.

License Agreements

Prior to completion of this offering, Crown will contribute intellectual property rights relating to our business, including patents relating to our Oxbar technology, to us. We will grant Crown Cork & Seal

87

Technologies Corporation, a subsidiary of Crown, a non-exclusive, royalty-free license to use Oxbar technology in products not manufactured with PET, and we will grant Crown Cork & Seal Technologies Corporation a non-exclusive license to use the OXBAR trademark on and in connection with such licensed products. Crown Cork & Seal Technologies Corporation will have the ability to sublicense the Oxbar technology and the OXBAR trademark only to its affiliates. We will also agree to share with Crown Cork & Seal Technologies Corporation royalties from the licensing of Oxbar to third parties.

Constar International U.K. Limited, one of our subsidiaries, manufactures plastic closures at our Sherburn, England facility. Crown Cork & Seal Technologies Corporation owns patents and other technology related to the production of plastic closures. In exchange for a royalty payment from Constar International U.K. Limited, Crown Cork & Seal Technologies Corporation will grant Constar International U.K. Limited an indefinite, non-exclusive, one-site manufacturing license to use specified plastic closure technologies for sale of plastic closures in the United Kingdom and Ireland for use on products filled in the United Kingdom and Ireland. In addition, Crown Cork & Seal Technologies Corporation will grant Constar International U.K. Limited a non-exclusive license to use the trademarks POLYGUARD and OBRIST CAP on and in connection with such closures.

Benefits Allocation Agreement

Prior to the completion of this offering, our salaried and hourly employees participated in numerous pension, savings, health and welfare, and equity based employee benefit plans maintained by Crown. Upon the completion of this offering we will enter into a benefits allocation agreement with Crown. Under this agreement, we and Crown will allocate responsibility for certain employee benefit liabilities. Generally we will retain or assume all liability for compensation and benefits owed to our active and former employees, including retiree medical obligations. In addition, effective as of the completion of this offering, Crown will transfer to us and we will assume sponsorship of the Crown pension plan previously maintained exclusively for our hourly employees. Prior to this offering, Crown will cause the pension liability for certain of our former salaried employees together with an equal amount of assets to be transferred to the hourly pension plan that we are assuming. Following the offering, this pension plan will be expanded to cover our active salaried employees. However, under the benefits allocation agreement, the Crown salaried pension plan will retain all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees. We also will establish savings and welfare plans for the benefit of our active employees that are substantially equivalent to the plans previously provided by Crown. With respect to separate stand-alone pension plans for the benefit of our active and former employees in the United Kingdom and Holland, we will assume sponsorship of these pension plans together with their corresponding assets and liabilities. As of December 31, 2001 we had an underfunded benefit obligation of approximately $0.9 million under such pension plans. Effective as of the completion of this offering, we will adopt a stock-based incentive compensation plan, an employee stock purchase plan and, for our non-employee directors, a stock option plan.

Technical Services Agreement

In a technical services agreement, we will agree to provide, at Crown’s request, technical services to some of Crown’s joint ventures in the PET preform and container manufacturing business, for which we will receive agreed upon fees. Our obligation to provide technical services will continue until Crown is no longer obligated to provide designated services to Crown’s joint ventures, which in some cases will extend indefinitely until Crown no longer owns an interest in the relevant joint venture or amends the terms of the agreements governing the joint venture. In addition, we will license Crown certain manufacturing technology solely for the purpose of allowing Crown to continue to sublicense that technology to Crown’s joint ventures.

We may terminate the agreement if Crown fails to make timely payment, subject to a 30-day period to cure the breach, experiences a change of control such that Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If Crown suffers an insolvency event, we may change the payment (but not

88

pricing) terms provided in the agreement. Crown may terminate this agreement if we experience a change of control such that we are controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breach any provision of the agreement, subject to a 30-day period to cure the breach.

Tax Sharing and Indemnification Agreement

We and Crown will enter into a tax sharing and indemnification agreement that generally provides for the filing of consolidated federal income tax returns and some combined state income tax and franchise tax returns for years ending prior to or concurrently with the completion of this offering, the allocation of income tax liabilities between us and Crown, the conduct of tax audits and the handling of tax controversies and various related matters. The tax sharing and indemnification agreement governs these tax-related matters for taxable periods before and after this offering. Our items of income, loss, deductions and credits are currently included in the consolidated and combined tax returns of Crown for federal income and some foreign and state tax purposes. Following this offering, we will no longer be included in Crown’s consolidated group for federal tax purposes, for state tax purposes or for any foreign tax purposes and we will be responsible for our own taxes. Under the tax sharing and indemnification agreement, Crown will be liable for our taxes for periods prior to and ending with the completion of this offering for which we are included in Crown’s consolidated or combined group for federal, foreign, or state tax purposes. We will be responsible for all taxes imposed on us for periods beginning after the completion of this offering. We will also waive our rights to carry back net operating losses to years we were included in a consolidated tax return with Crown.

In addition, each member of a consolidated group is liable for the federal income tax liability of each other member of the consolidated group. Similar rules apply for combined groups for foreign and state tax purposes. The agreement will provide that Crown will indemnify us for all pre-offering liability under consolidated returns or combined returns. We will indemnify Crown for all our pre-offering taxes which were not reported on a consolidated or combined tax return with Crown. After the completion of this offering, we will have the right to be notified of and to participate in tax matters for which we are financially responsible under the terms of this agreement, and we will generally have the right to control such matters to the extent we are fully financially responsible for them.

This agreement will further provide for cooperation between Crown and us with respect to tax matters, the exchange of information and the retention of records that may affect the income tax liability of the parties to the agreement.

Other Related Party Transactions

Sales to Affiliates.    We have sold products to Crown and its affiliates in the ordinary course of business. Net sales to Crown affiliates were $3.0 million in 2001, and $2.7 million for the six months ended June 30, 2002.

Notes Payable to Affiliates.    On October 15, 2002 we distributed to Crown a note in the principal amount of $350 million. Concurrently with the completion of this offering we intend to enter into a $150 million term loan arrangement and issue $200 million of senior subordinated notes, and use these proceeds to repay our note to Crown. Prior to the completion of this offering, our other intercompany indebtedness to Crown will be capitalized.

Research and Technology Expense.    We have historically paid Crown Cork & Seal Technologies Corporation, or CCK Technologies, a fee of approximately 1.8% of our annual sales. This research and technology fee totaled $13.2 million in 2001. For this fee, CCK Technologies has provided us with access to its intellectual property related to PET, paid for the direct costs of our research, development and engineering activities, provided legal services for the defense of rights to our existing technologies and provided support for customer claims resolution, supplier qualifications, spoilage reduction and product and material specifications.

89

Management Fees.    We have paid to Crown certain management fees that have generally been allocated as a percentage of sales. These management fees were $4.4 million in 2001. For this fee, Crown has provided us with benefits administration, purchasing, information systems and other central services. Following completion of this offering, we will enter into a transition services agreement with Crown and will continue to receive certain of these services from Crown while we develop our own capabilities.

Receivables Securitization Program.    We participate in a North American receivables securitization program with other Crown subsidiaries. Under this program our receivables are first sold to other consolidated subsidiaries of Crown, and then to a third party. Proceeds from these sales are used to fund our operations and reduce our intercompany debt balances with Crown. Following this offering, we will no longer participate in this securitization program.

Lease Guarantees and Atlanta Lease.    Crown is the guarantor or co-obligor of eight of our real property leases, which have aggregate annual rent payments of approximately $3.1 million. In addition, Constar, Inc. will lease office space in Atlanta, Georgia to a subsidiary of Crown called Crown Cork & Seal Company (PA), Inc. for approximately $30,000 per year.

Transfers of Certain Interests

Prior to the completion of this offering, Crown will transfer to us, and we will transfer to Crown, our respective interests in certain of our affiliates. With the exception of dividends paid by our subsidiaries, the combined financial data in this prospectus gives retroactive effect to these transfers as if they took place on January 1, 1997.

Turkey.    Our operations in Turkey have been conducted through a joint venture located in Turkey called Constar Ambalaj Sanayi ve Ticaret A.S. Crown holds its 55% in the joint venture through a direct subsidiary. Prior to the completion of this offering, Crown will purchase this interest from its subsidiary and then contribute this interest to the capital of Constar International Inc.

Netherlands.    Our operations in the Netherlands have been conducted through an indirect, wholly owned subsidiary of Crown called Constar International Holland (Plastics) B.V. Prior to the completion of this offering, Crown will purchase all of the capital stock of this company and then contribute the stock to the capital of Constar International Inc.

United Kingdom.    Our operations in the U.K. have been conducted through an indirect, wholly owned subsidiary of Crown called Constar International UK Limited. Prior to the completion of this offering, Crown will purchase all of the capital stock of this company and then contribute the stock to the capital of Constar International Inc. In addition, we will distribute to Crown our shares in another U.K. subsidiary of Crown, the financial results of which are not included in our combined financial statements.

Texas.    Some of our operations in Texas have been conducted through Constar Plastics, LLC, a limited liability company that is a direct wholly owned subsidiary of Crown. Prior to the completion of this offering, Crown will contribute all of the limited liability company interests to the capital of Constar International Inc.

Mexico.    We previously owned an interest in a Mexican joint venture that manufactures PET preforms and bottles. We distributed to Crown our interests in a holding company for the Mexican joint venture, the financial results of which are not included in our combined financial statements.

Canada.    Our operations in Canada have been conducted through a Canadian subsidiary. Prior to the completion of this offering, we will distribute to Crown our shares in this Canadian subsidiary, the financial results of which are not included in our combined financial statements, and the related intercompany debt.

90

Delaware Holding Company.     Prior to this offering, we formed a new Delaware holding company called Constar Foreign Holdings, Inc. and contributed the capital stock of all of our foreign subsidiaries to it.

Our corporate structure, after giving effect to all of these transfers, is set forth below. We will own 100% of each of the subsidiaries shown below immediately after the completion of this offering, except with respect to our Turkish subsidiary, in which we will have a 55% equity interest.

91

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. We have set forth below a description of the material terms and provisions of our certificate of incorporation. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws which are filed as exhibits to the registration statement, of which this prospectus forms a part, and to Delaware corporate law.

Common Stock

Voting

The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of the affected shares are entitled to vote on the amendment.

No Cumulative Voting Rights

The holders of our common stock are not entitled to cumulate their votes in the election of our directors.

Rights to Dividends and on Liquidation, Dissolution or Winding Up

The holders of our common stock are entitled to receive dividends as they may be lawfully declared from time to time by the board of directors of our company, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock.

Preemptive and Other Subscription Rights

Common stockholders do not have preemptive, subscription or redemption rights, and are not subject to further calls or assessments.

Additional Issuance of Our Authorized Common Stock

Additional shares of our authorized common stock may be issued, as determined by the board of directors of our company from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Preferred Stock

Our certificate of incorporation provides that we may issue up to 5,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

•	determining the number of shares to be included in each series;

92

•
fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

•	increasing or decreasing the number of shares of any series.

The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of our common stock, without a vote of the holders of any other class or series of our preferred stock unless required by the terms of such class or series of preferred stock.

Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third party bids for our common stock or may otherwise adversely affect the market price of our common stock.

We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.

Classified Board; Election and Removal of Directors

Our certificate of incorporation provides that our board of directors be divided into three classes of  directors. One class has been created for a term expiring at the annual meeting of stockholders to be held in 2003. The second class has been created for a term expiring at the annual meeting of stockholders to be held in 2004. The third class has been created for a term expiring at the annual meeting of stockholders to be held in 2005. Each director is to hold office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire will be elected for a term that will expire at the third succeeding annual meeting of stockholders after their election. Directors may be removed from office only for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.

The number of directors comprising our board of directors will be from six to 13 directors as provided from time to time by our board of directors. Subject to the rights of the holders of any series of preferred stock, our certificate of incorporation provides that in the case of any vacancies among the directors such vacancy will be

93

filled with a candidate approved by the vote of a majority of the remaining directors, even if less than a quorum (and not by stockholders).

The classification of our board of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

At any meeting of our board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Section 203 of the Delaware General Corporation Law

Our company is subject to Section 203 (“Section 203”) of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the board of directors must have previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

•
the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Other Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain several provisions, in addition to those pertaining to the issuance of additional shares of our authorized common stock and preferred stock without the approval of the holders of our common stock, the classification of the board and the election and removal of directors, that could delay or make more difficult the acquisition of our company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions, which are described below, include restrictions on the ability of stockholders to take action without a meeting, restrictions on stockholders’ ability to call a special meeting, advance notice procedures regarding any proposal of stockholder business to be discussed at a stockholders meeting and supermajority voting provisions regarding the ability of stockholders to amend our certificate of incorporation and our bylaws.

Stockholder Action

Stockholders cannot act by written consent and any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting.

94

Special Meetings of Stockholders

Our certificate of incorporation provides that special meetings of the stockholders may only be called by the chairman of the board of directors or by a majority of the board of directors and may not be called by the holders of our common stock.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

Our bylaws provide that, subject to the rights of holders of any outstanding shares of our preferred stock, a stockholder may nominate one or more persons for election as directors at a meeting only if written notice of the stockholder’s nomination has been given, either by personal delivery or certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

•	the name, age, business address and, if known, residential address of each nominee;

•	the principal occupation or employment of each nominee;

•	the class, series and number of our shares beneficially owned by each nominee;

•	any other information relating to each nominee required by the Securities and Exchange Commission’s proxy rules; and

•	the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

Our corporate secretary will deliver all notices to the Nominating Committee of our board of directors for review. After review, the Nominating Committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposed business in writing to our corporate secretary. To be timely, a stockholder’s notice must be given, either by personal delivery or by certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

•	the name and address of the stockholder proposing the business as they appear on our stock transfer books;

•	a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

•	the class, series and number of our shares beneficially owned by the stockholder; and

•	any material interest of the stockholder in the business.

Business brought before an annual meeting without complying with these provisions will not be transacted.

Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

95

Amendment of Our Certificate of Incorporation

There are provisions in our certificate of incorporation that can only be amended by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class. These provisions that can only be amended by this supermajority vote relate to:

•	the number, election and removal of our directors;

•	the filling of vacancies on our board of directors;

•	the amendment of our bylaws;

•	the calling of special meetings, the inability of stockholders to act by written consent and the lack of cumulative voting rights;

•	the limitation of liability of our directors and the indemnification of our directors and officers and other persons at our discretion described below in this section;

•	the renunciation of corporate opportunities described below in this section; and

•	the amendment of the foregoing requirements for a supermajority vote.

Amendment of Our Bylaws

Our certificate of incorporation provides that our bylaws can be amended only by either our board of directors or the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that, to the full extent from time to time permitted by law, no director shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our certificate of incorporation currently provides that this waiver may not apply to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment or repeal of this provision of our certificate of incorporation, nor the adoption of any provision of our certificate of incorporation which is inconsistent with this provision, shall eliminate or reduce the protection afforded by this provision with respect to any matter which occurred, or any suit or claim which, but for this provision would have accrued or arisen, prior to such amendment, repeal or adoption.

Our certificate of incorporation also provides that we shall, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We shall also indemnify any person who, at our request, is or was serving as a director, officer or trustee of another corporation, joint venture, employee benefit plan trust or other enterprise.

96

The right to be indemnified shall include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.

Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Corporate Opportunity

Under our certificate of incorporation, we have renounced any interest or expectancy in being offered any business opportunities presented to Crown or any of its affiliates from whatever source. Therefore, if Crown becomes aware of a potential transaction that may be a corporate opportunity for us, Crown and its affiliates will have no duty to communicate or present this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

Similarly, in the event that one of our directors or officers who is also a director, officer or employee of Crown or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us, that director of officer will have no duty to communicate or present this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as one of our directors or officers by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

Neither the amendment or repeal of these provisions of our certificate or incorporation relating to corporate opportunities, nor the adoption of any provision of our certificate of incorporation inconsistent with these provisions, shall eliminate or reduce any rights of Crown or any of its directors, officers or employees relating to their status or any activity prior to such amendment, repeal or adoption.

We have agreed with Crown that each of us will not compete with the other in certain respects. See the discussion under “Relationship with Crown Cork & Seal Company, Inc.—Non-Competition Agreement” beginning on page 81 of this prospectus. Except for the restrictions described in such discussion, we and Crown may directly or indirectly compete with each other.

Listing

Our common stock has been approved for quotation on the Nasdaq National Market under the symbol “CNST.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiserve Trust Company, N.A.

97

DESCRIPTION OF INDEBTEDNESS

Senior Subordinated Notes Due 2012

Concurrently with this offering, we will issue $200 million aggregate principal amount of senior subordinated notes. The completion of the note offering is a condition to the completion of this offering. The notes will bear interest at a rate of            % per annum, payable in cash semi-annually, and mature on            , 2012.

The senior subordinated notes will be governed by an indenture. The senior subordinated notes are unsecured obligations and are subordinated in right of payment to our senior indebtedness, including the term loan described below. The subordination provisions of the indenture governing the senior subordinated notes provide that we may not make payments of principal and interest on the senior subordinated notes if we have failed to pay our senior indebtedness when due, and the holders of senior indebtedness have the right to prohibit us from paying principal and interest on the senior subordinated notes during specified time periods when we are in default under our senior secured credit facility for reasons other than failure to pay the senior indebtedness when due.

Our obligations under the senior subordinated notes are guaranteed on an unsecured senior subordinated basis by each of our existing and future domestic restricted subsidiaries that also guarantee our secured credit facility. The guarantees are full and unconditional, and joint and several.

The senior subordinated notes may be redeemed by us at any time, in whole or in part, on or after                 , 2007 at a redemption price equal to         % of the principal amount of the notes in the first year and declining yearly to par at             , 2010. In addition, with the proceeds of an offering of our equity securities, we will have the right to redeem up to 35% in aggregate principal amount of the notes issued up to that time, so long as at least 65% in aggregate principal amount of the notes remains outstanding following that redemption. Upon the occurrence of a change of control, each holder of senior subordinated notes will have the right to require us to repurchase that holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

The indenture governing the senior subordinated notes contains covenants that, among other things, limit our ability to:

•	incur additional indebtedness or issue specified types of capital stock;

•	repay other indebtedness;

•	pay dividends or make other distributions;

•	repurchase equity interests;

•	consummate asset sales;

•	incur liens;

•	allow our subsidiaries to make dividend payments;

•	merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets or those of subsidiaries;

•	enter into transactions with affiliates; and

•	enter into guarantees of indebtedness.

The indenture also contains customary events of default.

98

Senior Secured Credit Facility

General.    Simultaneously with the completion of this offering, we will enter into a senior secured credit facility. Our entry into the senior secured credit facility is a condition to the completion of this offering. We expect that the senior secured credit facility will have the terms and conditions described below.

Our senior secured credit facility is expected to consist of a $150 million term loan with a seven-year maturity and up to a $100 million ($75 million of which is committed) revolving loan facility with a five-year maturity, a portion of which is expected to be available to provide for the issuance of letters of credit. The commitments for the additional $25 million will not be a condition precedent to the closing of the senior secured credit facility. Subject to certain requirements, we may request an additional loan in an amount not to exceed  $25 million. The obligations under our senior secured credit facility are expected to be guaranteed by each of our existing and future domestic subsidiaries on a joint and several basis. The term loan is expected to be payable in quarterly installments of $375,000 each through June 30, 2009, for aggregate annual payments of $375,000 in 2002, $1.5 million in each year from 2003 through 2008 and $1,125,000 in 2009. The $139,500,000 balance of the term loan will be payable upon maturity. The proceeds of the term loan will be used upon the closing of this offering to repay our note to Crown. The additional term loan, if any, is expected to be payable in quarterly installments equal to 1% per year with the balance plus interest payable upon maturity.

We expect to pay quarterly a commitment fee equal to 0.5% per year on the undrawn portion of the revolving loan facility. We also expect to pay fees on any letters of credit outstanding under the senior secured credit facility.

Prepayments.    The senior secured credit facility may be prepaid at any time without any premium or penalty charge. In addition, the senior secured credit facility is mandatorily prepayable, with certain exceptions, with up to 100% of the net proceeds resulting from:

•	the issuance of equity interests;

•	the incurrence of indebtedness;

•	the disposition of assets;

•	the recovery of insurance monies in respect of a destruction of our property; and

•	certain excess cash flow.

Covenants.    The senior secured credit facility is expected to contain affirmative, financial and negative covenants relating to our operations and financial condition. The affirmative covenants are expected to cover matters such as delivery of financial information, compliance with law, maintenance of insurance and properties, pledges of assets and payment of taxes. We expect that the financial covenants will require us to maintain a minimum cash interest expense coverage ratio, a maximum leverage ratio, a maximum senior leverage ratio and a minimum fixed charge coverage ratio, and will impose on us maximum capital expenditures.

The negative covenants in the senior secured credit facility are expected to limit our ability and the ability of our subsidiaries to:

•	incur additional indebtedness and guarantee obligations;

•	create liens;

•	engage in mergers, consolidations, liquidations or the creation of subsidiaries;

•	change the nature of our business;

•	make equity investments or loans;

•	sell, lease or otherwise dispose of assets;

99

•	engage in sale and leaseback transactions;

•	sell or discount notes or receivables;

•	pay dividends, make distributions, or redeem any equity securities;

•	engage in transactions with affiliates;

•	modify our organizational documents or certain debt documents;

•
enter into agreements restricting our ability or the ability of a subsidiary to incur liens, or restricting the ability of a subsidiary to pay dividends to, make or repay loans to, transfer property to, or guarantee indebtedness of, us or any of our other subsidiaries;

•	prepay certain indebtedness; and

•	allow debt to be designated as senior debt.

These negative covenants will be subject to certain exceptions as set forth in the senior secured credit facility.

Events of Default.    We expect that events of default under the senior secured credit facility will include:

•	default in the payment of any principal, interest or fees due under the senior secured credit facility, or in the payment of material indebtedness;

•	breach of representations or covenants;

•
a change of control, which includes a change of control under the indenture controlling the senior subordinated notes as well as certain other events that are not a change of control under the indenture;

•	our becoming subject to certain judgments or pension liabilities;

•	insolvency of us;

•	the failure of our domestic subsidiaries to guarantee our obligations under the senior secured credit facility;

•	the failure of any lien granted under the senior secured credit facility to be valid and perfected; and

•	the failure of the senior secured credit facility to constitute senior debt.

100

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has been no public market for our shares. After completion of this offering we will have 12,011,000 shares of our common stock outstanding. Of these shares, the 12,000,000 shares sold in this offering, or 13,800,000 shares if the underwriters’ overallotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended. However, any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144, unless those shares have been registered for sale under the Securities Act. Rule 144 defines an affiliate as a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the issuer.

In general, a stockholder subject to Rule 144 who has owned common stock of an issuer for at least one year may, within any three-month period, and subject to requirements regarding the manner of sale and notice, sell up to the greater of:

–	1% of the total number of shares of common stock then outstanding; and

–	the average weekly trading volume of the common stock during the four calendar weeks preceding the stockholder’s required notice of sale.

Rule 144 requires stockholders to aggregate their sales with other affiliated stockholders for purposes of complying with this volume limitation. A stockholder who has owned common stock for at least two years, and who has not been an affiliate of the issuer for at least three months, may sell common stock free from the volume limitation, manner of sale and notice requirements of Rule 144.

We cannot estimate the number of shares of our common stock that third parties may sell in the future.

Options

After this offering, an aggregate of 1,065,000 shares of our common stock may be issued under our 2002 Stock-Based Incentive Compensation Plan, our Employee Stock Purchase Plan and our 2002 Non-Employee Directors’ Stock Option Plan. We intend to file a registration statement to permit the shares issued under each such plan to be resold in the public market without restriction, subject to Rule 144 limitations for affiliates if applicable.

101

MATERIAL UNITED STATES TAX CONSEQUENCES TO  NON-U.S. HOLDERS OF COMMON STOCK

The following discussion summarizes material U.S. federal income and estate tax consequences of the ownership and disposition of common stock by “Non-U.S. holders.” You are a “Non-U.S. holder” for U.S. federal income tax purposes if you are:

•	a non-resident alien individual;

•	a foreign corporation;

•	a foreign partnership;

•	an estate the income of which is not subject to U.S. federal income tax on a net income basis; or

•
a foreign trust, which is any trust if (a) a U.S. court is not able to exercise primary jurisdiction over its administration, and (b) one or more U.S. persons do not have the authority to control all of its substantial decisions.

This discussion only applies if the common stock is held as a capital asset. This discussion does not consider the specific facts and circumstances that may be relevant to particular holders and does not address the treatment of holders of common stock under the laws of any state, local or foreign taxing jurisdiction. This discussion is based on the tax laws of the United States, including the Internal Revenue Code, as amended to the date hereof, existing and proposed regulations thereunder, and administrative and judicial interpretation thereof, as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your own tax advisors with regard to the application of the U.S. federal income tax laws to your particular situation, as well as to the applicability and effect of any state, local or foreign tax laws to which you may be subject.

Dividends

Distributions on our common stock will constitute dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

If you are a Non-U.S. holder of our common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if so provided in an applicable tax treaty. You will be required to file an IRS Form W-8BEN to claim tax treaty benefits. Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder on dividends paid that are effectively connected with your conduct of a trade or business in the United States.

Effectively connected dividends received by a Non-U.S. corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if so specified in an applicable tax treaty.

Gain On Disposition Of Common Stock

If you are a Non-U.S. holder you generally will not be subject to U.S. federal income tax on gain recognized on a disposition of common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States;

•	you are an individual, you hold the common stock as a capital asset and you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

102

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and at any time, you held, directly or indirectly, more than 5% of our common stock during the five-year period ending on the date of your disposition, and you are not eligible for any treaty exemption. We have not been, are not, and do not anticipate becoming a “United States real property holding corporation” for federal income tax purposes.

Effectively connected gains recognized by a corporate Non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if so specified in an applicable tax treaty.

Federal Estate Taxes

Common stock held by an individual Non-U.S. holder at the time of death will be included in the holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate taxes, unless an applicable tax treaty provides otherwise. The U.S. federal estate tax was recently repealed; however, the repeal does not take effect until 2010. In addition, the legislation repealing the estate tax expires in 2011, and thus the estate tax will be reinstated in 2011 unless future legislation extends the repeal.

Information Reporting And Backup Withholding

U.S. information reporting on Form 1099 and backup withholding tax will not apply to dividends paid on our common stock to a Non-U.S. holder, provided the Non-U.S. holder certifies its Non-U.S. status under penalties of perjury on an IRS Form W-8BEN or otherwise establishes an exemption. Distributions on our common shares to a Non-U.S. holder will, however, be reported to the IRS and to such Non-U.S. holder on Form 1042-S.

Information reporting and backup withholding generally will not apply to a payment of the proceeds of a sale of common stock effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of common stock effected outside the United States by a foreign office of a broker if the broker (i) is a U.S. person, (ii) derives 50 percent or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” for U.S. federal income tax purposes, or (iv) is a foreign partnership that, at any time during its taxable year is 50 percent or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of common stock by a U.S. office of a broker will be subject to both backup withholding and information reporting unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

103

UNDERWRITING

Salomon Smith Barney Inc. and Deutsche Bank Securities Inc. are acting as joint bookrunning managers of this offering and, together with J.P. Morgan Securities Inc., are acting as the representatives of the underwriters named below (the “Representatives”). Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and Crown has agreed to sell to that underwriter, the number of shares of our common stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

Total	12,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of our common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

The underwriters propose to offer some of the shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to dealers at the public offering price less a concession not to exceed $            per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per share on sales to other dealers. If all of the shares are not sold at the initial offering price, the Representatives may change the public offering price and the other selling terms. The Representatives have advised us that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase for cash up to an aggregate of 1,800,000 additional shares of our common stock at the public offering price listed on the cover page of this prospectus, less the underwriting discounts. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial commitment.

Each underwriter has represented, warranted and agreed that:

•
it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any shares included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•
it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any shares included in this offering in circumstances in which section 21 (1) of the FSMA does not apply to us;

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares included in this offering, in, from or otherwise involving the United Kingdom; and

104

•
the offer in The Netherlands of the shares included in this offering is exclusively limited to persons who trade or invest in the securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., together, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. Exceptions to the lock-up apply for:

•	grants, purchases or exercises under any of the incentive compensation or other employee benefit plans described in this prospectus; and

•
issuances by us of common stock in connection with any merger, consolidation or stock or asset acquisition, so long as the recipients of our common stock in such transaction agree to be bound by the lock-up restrictions described in this prospectus.

Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., together, in their sole discretion may waive these lock-up agreements with respect to any of the subject securities at any time without notice.

At our request, the underwriters have reserved up to 4% of the shares of our common stock for sale at the initial public offering price in amounts designated by us to our directors, officers or employees, or other persons designated by us through a directed share program. Any shares purchased by these individuals will be subject to a lock-up on terms similar to those described in the preceding paragraph for 30 days. The number of shares of our common stock available for sale to the general public will be reduced by the number of directed shares purchased by participants in the program. Any directed shares not purchased will be offered by the underwriters to the general public on the same basis as all other shares of common stock offered. We have agreed to indemnify the underwriters against some liabilities and expenses, including liabilities under the Securities Act, in connection with the sale of the directed shares.

Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for the shares was determined by negotiations between us and the Representatives. Among the factors considered in determining the initial public offering price were our record of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, our management, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock will develop and continue after this offering.

After pricing of this offering, we expect that our common stock will trade on the Nasdaq National Market under the symbol “CNST. ”

The following table shows the underwriting discounts and commissions that Crown and we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Paid By Crown Cork & Seal Company, Inc.		Paid by Constar International Inc.
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per Share	$	$	$0	$
Total	$	$	$0	$

105

In connection with the offering, the Representatives, on behalf of the underwriters, may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of our common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when any of the Representatives repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of our common stock. They may also cause the price of our common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq National Market or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering and the concurrent note offering, excluding underwriters’ discounts and commissions, will be approximately $4,500,000, of which we expect Crown to pay $2,500,000.

Because affiliates of Salomon Smith Barney Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are lenders under Crown’s senior secured credit facility, and will receive more than 10% of the net proceeds of this offering when Crown repays that facility with the proceeds of this offering of our common stock and our repayment of our $350 million note owed to Crown, they may be deemed to have a “conflict of interest” with us under Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. (“NASD”). When a NASD member with a conflict of interest participates as an underwriter in a public offering, that rule requires that the initial public offering price may be no higher than that recommended by a “qualified independent underwriter,” as defined by the NASD. In accordance with this rule, Lazard Frères & Co. LLC has assumed the responsibility of acting as a qualified independent underwriter. In its role as a qualified independent underwriter, Lazard Frères & Co. LLC has performed a due diligence investigation and participated in the preparation of this prospectus and the registration statement of which this prospectus is a part. Lazard Frères & Co. LLC will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify Lazard Frères & Co. LLC against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

The underwriters have performed investment banking and advisory services for Crown from time to time for which they have received customary fees and expenses. The Representatives have also acted as representatives of the underwriters in connection with our concurrent note offering. Additionally, Salomon Smith Barney Inc. and Deutsche Bank Securities Inc. have acted as lead arrangers and bookrunners under our senior secured credit facility, an affiliate of Salomon Smith Barney Inc. will act as administrative agent under our senior secured credit facility, Deutsche Bank Securities Inc. will act as syndication agent thereunder and affiliates of certain of the

106

underwriters will be lenders under our senior secured credit facility and are lenders to Crown. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

The Representatives do not intend to engage in an electronic distribution of shares of our common stock in connection with this offering, except for shares distributed pursuant to our directed share program. However, a prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The Representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The Representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, the underwriters may sell shares to securities dealers who resell shares to online brokerage account holders.

We have agreed, together with Crown, to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us and for Crown by Dechert, Philadelphia, Pennsylvania and for the underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

EXPERTS

The financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report (which contains an emphasis of a matter paragraph relating to transactions between Constar and Crown) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and this offering, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. Reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission’s regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 after payment of fees prescribed by the Commission. Information may be obtained on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov.

107

F-1

CONSTAR

REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Management of Crown Cork & Seal Company, Inc. and Constar International Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in owner’s net investment and comprehensive income /(loss), and of cash flows present fairly, in all material respects, the financial position of Constar (a division of Crown Cork & Seal Company, Inc.) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

As discussed in the notes to the combined financial statements, Constar had significant transactions with Crown Cork & Seal Company, Inc.

PricewaterhouseCoopers LLP

Philadelphia, PA
April 12, 2002

F-2

CONSTAR

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	For the years ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
				(unaudited)
Net customer sales	$710,234	$707,432	$742,772	$377,909	$358,522
Net affiliate sales	2,522	4,425	3,055	1,557	2,749

Net sales	712,756	711,857	745,827	379,466	361,271
Cost of products sold, excluding depreciation	568,405	610,132	648,717	329,225	300,675
Depreciation	57,186	56,742	56,468	28,127	27,025

Gross profit	87,165	44,983	40,642	22,114	33,571
Amortization of goodwill	12,162	12,162	12,162	6,082	0
Selling and administrative expense	10,014	9,092	9,058	4,638	4,822
Related party charges:
Management charges	4,226	3,990	4,382	2,188	1,986
Research and technology expense	12,786	12,490	13,213	6,706	6,370
Provision for restructuring and asset impairment	13	696	2,015	2,015	0
Interest expense	10,562	13,106	10,433	6,608	1,468
Other expense / (income), net	2,444	6,773	152	(74)	(33)
Foreign exchange adjustments	(1,162)	368	537	640	186

Income / (loss) before income taxes and cumulative effect of a change in accounting for goodwill	36,120	(13,694)	(11,310)	(6,689)	18,772
Provision for income taxes	(18,011)	(969)	(2,527)	(387)	(7,297)
Minority interests	(441)	(90)	258	60	(62)

Income / (loss) before cumulative effect of a change in accounting for goodwill	17,668	(14,753)	(13,579)	(7,016)	11,413
Cumulative effect of a change in accounting for goodwill	0	0	0	0	(50,059)

Net income / (loss)	$17,668	$(14,753)	$(13,579)	$(7,016)	$(38,646)

Unaudited
Pro forma basic and diluted income / (loss) per share before cumulative effect of a change in accounting	$1.48	$(1.23)	$(1.13)	$(0.58)	$0.95
Pro forma basic and diluted income/ (loss) per share due to cumulative effect of a change in accounting	0.0	0.0	0.0	0.0	$(4.18)

Pro forma basic and diluted income / (loss) per share after cumulative effect of a change in accounting	$1.48	$(1.23)	$(1.13)	$(0.58)	$(3.23)

The accompanying notes are an integral part of these financial statements.

F-3

CONSTAR

COMBINED BALANCE SHEETS

(in thousands)

	as of December 31,		as of June 30,
	2000	2001	2002	2002 Pro Forma
			(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,059	$3,754	$3,311	$3,311
Receivables, net	72,949	35,451	40,315	40,315
Intercompany receivables	1,335	273	1,000	1,000
Inventories, net	105,737	74,545	87,735	87,735
Prepaid expenses and other current assets	5,727	3,637	4,786	4,786

Total current assets	188,807	117,660	137,147	137,147

Long-term receivables	6,232	4,460	302	302
Goodwill, net	394,034	381,871	331,812	331,812
Property, plant and equipment, net	297,230	254,543	237,301	237,301
Other assets	19,587	3,176	2,994	2,994

Total Assets	$905,890	$761,710	$709,556	$709,556

LIABILITIES AND OWNER’S NET INVESTMENT

Current Liabilities
Accounts payable	$67,525	$61,651	$73,482	$423,482	(1)
Accrued liabilities	16,734	20,947	20,911	20,911
Intercompany payables	366	1,682	2,048	2,048
Income taxes payable	984	619	263	263

Total current liabilities	85,609	84,899	96,704	446,704

Long-term intercompany debt	185,580	74,306	44,813	0	(1)
Pension liabilities	3,497	20,806	21,624	21,624
Postretirement liabilities	3,076	3,144	3,295	3,295
Deferred income taxes	28,014	14,548	14,666	14,666
Other liabilities	6,655	3,855	4,077	4,077
Minority interests	5,296	4,280	4,342	4,342
Owner’s net investment	588,163	555,872	520,035	214,848	(1)

Total Liabilities and Owner’s Net Investment	$905,890	$761,710	$709,556	$709,556

(1)
The pro forma column gives effect only to the anticipated capitalization of the intercompany debt of $44,813 and the declaration of a dividend in the amount of $350,000 in connection with the initial public offering of Constar as noted in Note A, and does not include any other contemplated transactions.

The accompanying notes are an integral part of these financial statements.

F-4

CONSTAR

COMBINED STATEMENTS OF CHANGES IN OWNER’S NET INVESTMENT
AND COMPREHENSIVE INCOME/(LOSS)

(in thousands)

	1999	2000	2001
Owner’s net investment at January 1	$599,284	$614,463	$588,163
Net income / (loss) *	17,668	(14,753)	(13,579)
Translation adjustments *	(2,727)	(3,641)	(1,555)
Minimum pension liability adjustment, net of tax *	7,185	(6,161)	(16,231)
Dividends	(6,947)	(1,745)	(926)

Owner’s net investment at December 31	$614,463	$588,163	$555,872

* Comprehensive income / (loss)	$22,126	$(24,555)	$(31,365)

Unaudited

Comprehensive income/(loss) was a loss of $35,837 in the first six months of 2002.

The accompanying notes are an integral part of these financial statements.

F-5

CONSTAR

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
				(unaudited)
Cash flows from operating activities
Net income/(loss)	$17,668	$(14,753)	$(13,579)	$(7,016)	$(38,646)
Adjustments to reconcile net income/loss to net cash provided by operating activities:
Depreciation and amortization	69,348	68,904	68,630	34,209	27,025
Provision for restructuring and asset impairments	13	696	2,015	2,015
Deferred income taxes	14,219	(1,876)	(4,352)	(560)	(262)
Restructuring payments	(1,864)	(699)	(480)	(270)	(182)
Cumulative effect of a change in accounting for goodwill					50,059
Changes in assets and liabilities, net:
Receivables	(26,753)	(2,122)	36,645	6,906	(3,494)
Inventory	(25,739)	6,056	30,358	383	(11,774)
Trade intercompany, net	1,416	(861)	2,472	1,486	145
Accounts payable and accrued liabilities	14,630	(16,349)	1,665	15,092	10,048
Other, net	2,942	4,007	2,831	(5,401)	3,122

Net cash provided by operating activities	65,880	43,003	126,205	46,844	36,041
Cash flows from investing activities
Capital expenditures	(32,170)	(34,909)	(23,543)	(8,525)	(7,385)
Proceeds from cash surrender value of life insurance			9,499
Proceeds from sale of property, plant and equipment	1,542	1,132	1,343	460	1,155

Net cash used for investing activities	(30,628)	(33,777)	(12,701)	(8,065)	(6,230)
Cash flows from financing activities
Net change in long-term intercompany balances	(31,316)	(7,311)	(111,076)	(39,601)	(30,330)
Dividends paid to Crown affiliates	(6,947)	(1,745)	(926)
Minority dividends paid	(1,402)	(888)	(758)

Net cash used for financing activities	(39,665)	(9,944)	(112,760)	(39,601)	(30,330)
Effect of exchange rate changes on cash and cash equivalents	(363)	(115)	(49)	(79)	76
Net change in cash and cash equivalents	(4,776)	(833)	695	(901)	(443)
Cash and cash equivalents at beginning of period	8,668	3,892	3,059	3,059	3,754

Cash and cash equivalents at end of period	$3,892	$3,059	$3,754	$2,158	$3,311

The accompanying notes are an integral part of these financial statements.

F-6

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS

All amounts in thousands U.S. Dollars unless otherwise noted

A.     Basis of Presentation

Separate financial statements have not historically been prepared for Crown Cork & Seal Company, Inc.’s (“Crown”) Constar business (“Constar” or the “business”). These combined financial statements, which were prepared in anticipation of an initial public offering of Constar, were derived from historical accounting records, and are presented as if the operations within each country had been conducted exclusively within a separate subsidiary in that country. There is no direct ownership among the various units comprising Constar. Crown’s investment in Constar (Owners’ Net Investment) is shown in lieu of stockholders’ equity in the Combined Financial Statements.

The business operates fourteen plants in the United States and three plants in Europe. The European plants are in the U.K., the Netherlands and Turkey. Constar produces polyethylene terephthalate (“PET”) plastic packaging for beverage, food and other consumer end-use applications. Two additional operations are located in plants that also contain other Crown businesses. The balances and results of the Salt Lake City PET bottle operations were included based on specific identification and, in some cases, management’s estimates. Crown has charged the PET bottle operations approximately $100 each year for the use of the building. The balances and results of the Voghera, Italy PET bottle operations, which principally serves one customer, were included based on specific identification, management’s estimates and allocations to the Constar business using a method that Crown management believes is reasonable. Following completion of Constar’s initial public offering, equipment at these two facilities will be leased to Crown. Crown will operate the facilities under agreements to manufacture and supply PET bottles and preforms to Constar, and to its customers on behalf of Constar.

All operations are wholly owned by Crown except for the operation in Turkey where Crown maintains a fifty-five percent interest. This operation is consolidated with the remaining forty-five percent accounted for as a minority interest.

As an operating business of Crown, Constar’s operations, including working capital requirements and capital expenditures, are funded by Crown.

B.     Summary of Significant Accounting Policies

Basis of Combination

All significant intra-business balances and transactions have been eliminated. Transactions between Constar and other Crown operations have been identified in the Combined Financial Statements as transactions among related parties.

Cash and Cash Equivalents

Cash equivalents represent investments with maturities of three months or less from the time of purchase and are carried at cost which approximates fair value because of the short maturity of those instruments. Outstanding checks in excess of funds on deposit are included in accounts payable.

Foreign Currency Translation

For non-U.S. subsidiaries which operate in a local currency environment, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated in a separate component of Owner’s Net Investment.

F-7

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The operation in Turkey operates in U.S. dollars (functional currency). Local currency inventories and plant and other property are translated into U.S. dollars at approximate rates prevailing when acquired; all other assets and liabilities are translated at year-end exchange rates. Inventories charged to cost of sales and depreciation are remeasured at historical rates; all other income and expense items are translated at average exchange rates prevailing during the year. Gains and losses which result from remeasurement are included in earnings.

Exchange rates used to translate the results of operations and the balance sheets were as follows:

	1999	2000	2001
Statements of operations
British pound to USD	1.62	1.52	1.44
Euro to USD	1.07	0.92	0.90

Balance sheets
British pound to USD	1.61	1.49	1.45
Euro to USD	1.01	0.94	0.89

Cumulative translation adjustment losses included in Owner’s Net Investment were $4,815, $8,456, and $10,011 in 1999, 2000 and 2001, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, and returns and other adjustments, are provided in the same period that the related sales are recorded.

Shipping and Handling Costs

Shipping and handling costs are included as a component of cost of products sold in the statements of operations.

Inventories

Inventories are stated at the lower of cost or market with the cost principally determined using an average cost method. Provisions for potentially obsolete or slow-moving inventory are made based on management’s analysis of inventory levels, historical usage and market conditions.

Goodwill

Goodwill is amortized on a straight-line basis over 40 years. The goodwill arose in connection with Crown’s acquisition of Constar in 1992. Accumulated amortization was $97,590 and $109,752 at December 31, 2000 and 2001, respectively.

SFAS 142, “Goodwill and Other Intangible Assets,” became effective January 1, 2002. SFAS 142 requires that goodwill no longer be amortized but instead be tested for impairment, at least annually. Impairment is

F-8

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

measured by comparing carrying value to fair value, using quoted market prices or a discounted cash flow model. See Note T for a discussion of the transitional impairment charge recorded as of January 1, 2002.

The impact of prior year goodwill amortization to reported earnings was as follows:

	Year ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
				(Unaudited)
Income/(loss) before cumulative effect of a change in accounting	$17,668	$(14,753)	$(13,579)	$(7,016)	$11,413
Add back: goodwill amortization	12,162	12,162	12,162	6,082

Adjusted income/(loss) before cumulative effect of a change in accounting	$29,830	$(2,591)	$(1,417)	$(934)	$11,413

Unaudited

The reported per share earnings/(loss) before cumulative effect of a change in accounting, and adjusted per share to add back goodwill amortization, are shown below. The per share earnings assume pro forma weighted shares outstanding of 12,000,000 as discussed later in this note.

	Year ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
Basic and diluted as reported	$1.48	$(1.23)	$(1.13)	$(0.58)	$0.95
Basic and diluted as adjusted	$2.49	$(0.22)	$(0.12)	$(0.08)	$0.95

Property, Plant and Equipment

Property, plant and equipment is carried at cost and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives of existing assets. Maintenance and repairs are expensed as incurred.

Depreciation is provided on a straight-line basis for financial reporting purposes and an accelerated basis for tax purposes over the estimated useful lives of the assets.

The range of estimated economic lives assigned to each significant asset category is as follows: land improvements – 25 years; buildings and building improvements – 25 to 40 years; machinery and equipment – 10 years; other depreciable assets principally includes furniture, computer equipment, tools and molds – 5 to 7 years.

Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, Constar performs a recoverability evaluation. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets are compared to the assets’ carrying amounts to determine whether a write-down to fair value is required.

Risk Management Contracts

In the normal course of operations Constar may enter into contracts to manage its exposure to fluctuations in foreign currency exchange rates. Such exposures may arise from foreign currency-denominated receivables and

F-9

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

obligations, anticipated transactions or firm commitments. The gains or losses on these contracts generally offset changes in the value of the related exposures. Effective January 1, 2001, Constar adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” One foreign currency contract related to Constar was outstanding for a portion of the year, and there were no outstanding foreign currency contracts or other derivative instruments at December 31, 2001 or June 30, 2002.

Interest Expense

Interest expense is charged from Crown and principally reflects the interest cost on the net average intercompany indebtedness. Management believes the methodology is reasonable but it is not necessarily indicative of the cost that would have been incurred if Constar had been operated as a separate entity. Interest rates charged by Crown are based on Crown’s external rates. Interest rates charged in 1999, 2000 and 2001 were as follows:

	1999	2000	2001
United States	6.4%	6.9%	5.5%
United Kingdom	5.5%	6.3%	6.0%
Netherlands	3.0%	4.3%	5.6%

Interest paid was equal to interest expense for each period.

Income Taxes

Constar does not file separate tax returns in each of the various countries in which it operates, except for Turkey. Instead, the taxable income is included in the consolidated tax returns of its affiliates in each country. The accompanying Combined Financial Statements reflect tax computations as if Constar filed separate tax returns in each of these jurisdictions and reflect the application of the asset and liability approach for all periods presented. The current tax provision, where applicable, is assumed to have been paid to the consolidated tax group in the period incurred.

Interim Financial Data (unaudited)

The interim financial data as of June 30, 2002 and for each of the six month periods ended June 30, 2001 and 2002 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the six months ended June 30, 2002 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 2002.

Pro Forma Earnings/(Loss) Per Share (unaudited)

As indicated in Note A, these combined financial statements were prepared in anticipation of an initial public offering of Constar. Pro forma weighted shares outstanding of 12,000,000 reflects the capitalization of Constar’s Owner’s Net Investment and a 120,000 for one stock split that will be effected prior to the completion of the initial public offering. Pro forma earnings/(loss) per share has been presented for all periods as if the capitalization of Constar’s Owner’s Net Investment and the stock split had occurred on January 1, 1999.

F-10

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

C.    Receivables

	December 31,
	2000	2001
Trade receivables	$64,877	$30,644
Less: allowance for doubtful accounts	(605)	(335)

Net trade receivables	64,272	30,309
VAT recoverable	6,844	3,508
Miscellaneous receivables	1,833	1,634

	$72,949	$35,451

Beginning in 2001, the U.S. operations participated in a North American receivables securitization program in the management of cash flow activities. Receivables securitization transactions are accounted for as sales in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (a replacement for SFAS No. 125),” which was adopted for accounting purposes by Crown on April 1, 2001. Accordingly, the accounts receivable balance has been reduced for $18,400 of receivables that were sold under that program as of December 31, 2001.

D.    Inventories

	December 31,		June 30,
	2000	2001	2002
			(unaudited)
Finished goods	$54,300	$30,898	$42,822
Raw materials and supplies	50,631	42,969	43,262
Work in process	806	678	1,651

	$105,737	$74,545	$87,735

The inventory balance has been reduced by reserves for obsolete and slow-moving inventories of $810 and $385 as of December 31, 2000 and 2001, respectively, and $400 (unaudited) as of June 30, 2002.

E.    Property, Plant and Equipment

	December 31,
	2000	2001
Buildings and improvements	$65,508	$66,604
Machinery and equipment	555,679	583,281
Less: accumulated depreciation and amortization	(360,722)	(408,005)

	260,465	241,880
Land and improvements	4,280	3,549
Construction in progress	32,485	9,114

	$297,230	$254,543

In 2000, the U.K. operation purchased equipment from a customer for $7,599, of which $2,235 was paid in 2000 and $2,319 was paid in 2001. The remaining $3,045 is due in installments through 2003.

F-11

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

F.    Other Assets

	December 31,
	2000	2001
Cash surrender value of life insurance	$10,827	$1,351
Pension assets	8,758	34
Pension intangible		1,769
Other	2	22

	$19,587	$3,176

The pension intangible at December 31, 2001 was recognized in accordance with SFAS 87, “Employers’ Accounting for Pensions.” In accordance with that standard, an additional minimum pension liability was recognized to the extent of the unfunded accumulated benefit obligation, and an intangible asset of $1,769 was recognized to the extent of the unrecognized prior service cost.

G.    Accrued Liabilities

	December 31,
	2000	2001
Salaries, wages and other employee benefits	$4,263	$5,685
Accrued VAT	3,124	3,714
Pension	582	2,000
Restructuring	918	693
Environmental		200
Other accrued taxes	1,589	2,185
Postretirement	943	950
Other	5,315	5,520

	$16,734	$20,947

Other includes $2,319 and $2,175 in 2000 and 2001, respectively, for installment payments due on the purchase of equipment from a customer in 2000.

The balance in the environmental accrual represents costs which are expected to be incurred by the Netherlands operation in connection with a release of hazardous substances as discussed in Note Q.

H.    Restructuring and Asset Impairments

Activity in the reserve was:

	Lease costs	Asset write-downs	Severance	Total
Balance at January 1, 2000	$1,267			$1,267
Provisions		$346	$350	696
Payments	(349)		(350)	(699)
Transfer against assets		(346)		(346)

Balance at December 31, 2000	918	0	0	918
Provisions		1,760	255	2,015
Payments	(225)		(255)	(480)
Transfer against assets		(1,760)		(1,760)

Balance at December 31, 2001	$693	$0	$0	$693

F-12

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In 2000, the U.K. operation provided $350 for termination costs for 17 people and $346 to write off machinery and equipment due to excess bottle-blowing capacity caused by a major customer’s decision to purchase preforms instead of bottles. In 2001, the U.S. operations provided $255 for the termination costs for 27 people and $1,760 to write off machinery and equipment due to the loss of a customer.

The balance in the restructuring reserve at the end of both 2000 and 2001 represents the excess of expected lease costs over the related sublease income from certain operations closed in 1997 and will be paid over the next four years.

Unaudited

The balance in the restructuring reserve was reduced to $510 at June 30, 2002 due to lease payments in excess of sublease income as described above.

I.    Income Taxes

Pre-tax income/(loss) was taxed under the following jurisdictions:

	Years ended December 31,
	1999	2000	2001
U.S.	$30,429	$(11,293)	$(5,843)
Europe	5,691	(2,401)	(5,467)

	$36,120	$(13,694)	$(11,310)

The provision for income taxes consists of the following:

	Years ended December 31,
	1999	2000	2001
Current tax:
U.S.	$250	$250	$5,022
Europe	3,542	2,595	1,857
Deferred tax:
U.S.	14,500	(101)	(2,969)
Europe	(281)	(1,775)	(1,383)

Total	$18,011	$969	$2,527

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. tax rate of 35% to pre-tax income/(loss) as a result of the following differences:

	Years ended December 31,
	1999	2000	2001
Pre-tax income/(loss) at 35%	$12,642	$(4,793)	$(3,959)
Non-U.S. operations at different rates	(110)	254	65
Foreign exchange gains	567	495	1,947
Amortization of goodwill	4,257	4,257	4,257
Other, net	655	756	217

Provision for income taxes	$18,011	$969	$2,527

F-13

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Constar paid income taxes of $4,970, $2,661 and $7,331 in 1999, 2000 and 2001, respectively.

The components of deferred tax assets and (liabilities) were:

	December 31,
	2000	2001
Depreciation	$(32,659)	$(26,309)
Tax loss carryforwards	2,409
Pension	(1,630)	7,352
Postretirement and postemployment	2,196	2,133
Other	1,670	2,276

Net liability	$(28,014)	$(14,548)

J.    Pension and Postretirement Benefits

The U.S. salaried and hourly personnel participate in defined benefit pension plans sponsored by Crown. The benefits under these plans for salaried employees are based primarily on years of service and remuneration near retirement. The benefits for hourly employees are based primarily on years of service and a fixed monthly multiplier. Plan assets consist principally of common stocks and fixed income securities. All plan assets are held in a master trust.

Constar U.S. sponsors unfunded plans to provide health care and life insurance benefits to pensioners and survivors. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Life insurance benefits are generally provided by insurance contracts. Constar U.S. reserves the right, subject to existing agreements, to change, modify or discontinue the plans.

The components of the pension and postretirement benefit expense/(income) for the U.S. plans were as follows:

	Years ended December 31,
	1999		2000		2001
	Pension	Postretirement	Pension	Postretirement	Pension	Postretirement
Service cost	$1,122	$235	$902	$269	$1,112	$303
Interest cost	4,956	428	5,180	550	5,227	573
Expected return on plan assets	(7,006)		(7,685)		(6,348)
Recognized actuarial loss	534	129		150	1,087	142
Recognized prior service cost			87		164

Total pension and postretirement expense / (income)	$(394)	$792	$(1,516)	$969	$1,242	$1,018

F-14

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Changes in the benefit obligation and plan assets for Constar U.S. were:

	Years ended December 31,
	2000		2001
	Pension	Postretirement	Pension	Postretirement
Benefit obligation at January 1	$64,718	$7,630	$69,928	$8,411
Service cost	902	269	1,112	303
Interest cost	5,180	550	5,227	573
Amendments	1,078		942
Actuarial loss	3,451	418	5,097	465
Benefits paid	(5,401)	(456)	(5,935)	(943)

Benefit obligation at December 31	69,928	8,411	76,371	8,809

Plan assets at January 1	75,144		65,509
Actual returns on plan assets	(7,278)		(8,509)
Employer contributions	3,044		582
Benefits paid	(5,401)		(5,935)

Plan assets at December 31	65,509		51,647

Plan assets less than benefit obligation	(4,419)	(8,411)	(24,724)	(8,809)
Unrecognized actuarial loss	17,504	4,392	36,368	4,715
Unrecognized prior service cost	991		1,769

Net amount recognized	14,076	(4,019)	13,413	(4,094)

Amounts recognized in the balance sheet consist of:
Non-current asset	8,675
Current liability	(582)	(943)	(2,000)	(950)
Non-current liability	(3,497)	(3,076)	(20,806)	(3,144)
Intangible asset			1,769
Minimum pension included in Owner’s Net Investment (1)	9,480		34,450

Net amount recognized	$14,076	$(4,019)	$13,413	$(4,094)

(1)	The tax effects of minimum pension liabilities of $3,317 in 2000 and $12,058 in 2001 were also included as a component of Owner’s Net Investment.

Employees of the U.K. operation may participate in a contributory pension plan with a benefit based on years of service and final salary. Participants contribute 5% of their salary each year and the U.K. operation contributes the balance, which is currently approximately 8% of salary. The assets of the plan are held in a trust and are primarily invested in equity securities.

The components of pension expense for the U.K. plan were:

	Years ended December 31,
	1999	2000	2001
Service cost	$152	$165	$182
Interest cost	197	214	232
Expected return on plan assets	(275)	(287)	(272)
Recognized loss			5

Total pension expense	$74	$92	$147

F-15

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Changes in the benefit obligation and plan assets for the U.K. pension plan were:

	Years ended December 31,
	2000	2001
Benefit obligation at January 1	$3,133	$3,321
Service cost	165	182
Interest cost	214	232
Participant contributions	64	63
Benefits paid	(12)	(10)
Foreign currency rate changes	(243)	(87)

Benefit obligation at December 31	3,321	3,701

Plan assets at January 1	3,220	2,967
Actual returns on plan assets	(155)	(218)
Employer contributions	93	102
Participant contributions	64	63
Benefits paid	(12)	(10)
Foreign currency rate changes	(243)	(81)

Plan assets at December 31	2,967	2,823

Plan assets less than benefit obligation	(354)	(878)
Unrecognized actuarial loss	437	912

Net amount recognized as non-current asset	$83	$34

Employees in the Netherlands operation are entitled to a retirement benefit based on years of service and final salary. The plan is financed via participating annuity contracts and the values of the participation rights approximate the unfunded service obligation based on future compensation increases. Premiums are expensed as incurred and were $264, $222 and $255 in 1999, 2000 and 2001, respectively.

The weighted average actuarial assumptions for the plans were as follows:

	1999	2000	2001
U.S.
Discount rate	8.25%	7.75%	7.25%
Compensation increase	3.50%	3.50%	3.50%
Long-term rate of return	10.75%	10.50%	10.00%

	1999	2000	2001
Non-U.S.
Discount rate	7.20%	7.25%	7.25%
Compensation increase	5.10%	5.50%	5.50%
Long-term rate of return	11.00%	9.50%	9.50%

The health care accumulated postretirement benefit obligation was determined at December 31, 2000 and 2001 using health care trend rates of 8.0%, decreasing to 4.8% over eight years. The assumed long-term rate of compensation increase used for life insurance was 3.5% at December 31, 1999, 2000 and 2001 and the discount rates were 8.25%, 7.75% and 7.25%, respectively. Changing the assumed health care cost trend by one percentage point would change the accumulated postretirement benefit obligation by approximately $1,000 and the total of service and interest cost by approximately $200.

F-16

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Crown also sponsors a Savings Investment Plan and an Employee Stock Purchase Plan that cover substantially all U.S. employees. The Company’s contributions to the Savings Investment Plan were $902 in 1999, $326 in 2000 and $321 in 2001.

K.    Other Liabilities

	December 31,
	2000	2001
Postemployment benefits	$2,315	$2,060
Other	4,340	1,795

	$6,655	$3,855

Postemployment benefits consist primarily of disability and severance benefits for U.S. personnel.

Other includes $3,129 and $870 in 2000 and 2001, respectively, for installment payments due on the purchase of equipment from a customer in 2000.

L.    Lease Commitments

Constar leases certain property, including warehousing facilities, that are classified as operating leases and, as such, are not capitalized.

The following is a schedule of future minimum lease payments under long-term operating leases:

Year Ending December 31,
2002	$9,049
2003	8,737
2004	6,977
2005	4,198
2006	2,149
Thereafter	1,572

Net minimum lease payments	$32,682

Rental commitments have been reduced by minimum sublease rentals of $615 due in the future under non-cancelable subleases.

Total rental expense was $11,531, $13,218 and $11,657 in 1999, 2000 and 2001, respectively.

Crown is the guarantor or co-obligor of eight of Constar’s real property leases, which have aggregate annual rent payments of approximately $3.1 million.

M.    Other Expense / (Income):

	Years ended December 31,
	1999	2000	2001
Bad debt expense	$3,750	$8,417	$100
Cash surrender value	(417)	(935)	(23)
Other	(889)	(709)	75

	$2,444	$6,773	$152

F-17

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In 1999 and 2000, the U.S. operations provided $3,750 and $8,000, respectively, against its receivables from one customer. The additional charge in 2000 represented the write-off of the remaining balance due to the bankruptcy filing of that customer.

N.    Related Party Transactions

Crown charges Constar certain management fees. These costs are generally allocated as a percentage of sales and include estimated costs for payroll, benefits administration, purchasing, information systems and other central services. The cost of these functions and services has been directly charged and/or allocated to Constar using a method that Crown management believes is reasonable. Such charges are not necessarily indicative of the costs that would have been incurred if Constar had been a separate entity. These amounts are reported as management charges in the Combined Statements of Operations. Following completion of Constar’s initial public offering, Constar will enter into a transition services agreement with Crown and will continue to receive certain of these services from Crown while Constar develops its own capabilities.

Constar pays Crown a fee of approximately 1.8% of its annual sales. Fees paid of $12,786, $12,490 and $13,213 in 1999, 2000 and 2001, respectively are reported as research and technology expense in the combined statements of operations. In return for this fee, Crown provides Constar with access to its PET-related intellectual property; pays for Constar’s direct costs of research, development and engineering activities; provides legal services for the defense of rights to existing technologies; and provides support for customer claims resolution, supplier qualifications, spoilage reduction, and product and material specifications. Upon completion of Constar’s initial public offering and the contribution of certain technology from Crown to Constar, this agreement will be discontinued. Constar’s future requirements will be met through a combination of new employees, including transfers from Crown; outsourcing with unrelated third-party providers; and a new agreement with Crown for certain of these services.

Current intercompany balances represent commercial trading activities and other transactions in the normal course of business between Constar and other Crown affiliates. Sales to Crown affiliates include a profit margin over and above the cost of the products sold.

Long-term intercompany balances represent financing activities between Constar and other Crown affiliates. Crown charges interest to Constar based on the actual interest cost on the intercompany indebtedness.

O.    Segment Information

Constar has only one segment. The operations within Europe and the U.S. are similar in the nature of their products, production processes, the types or classes of customers for products and the methods used to distribute products. Historically, Constar’s operations were reported through Crown’s Americas and Europe reportable segments.

Net customer sales and long-lived assets for the countries in which Constar operated were:

	Years ended December 31,
	Net Customer Sales			Long-lived Assets
	1999	2000	2001	1999	2000	2001
United States	$569,793	$563,735	$578,537	$257,208	$236,010	$207,156
United Kingdom	82,078	73,218	89,743	40,254	40,688	31,789
Netherlands	32,643	37,361	39,814	9,851	10,597	8,048
Turkey	15,202	20,494	18,775	8,853	6,818	5,367
Italy	10,518	12,624	15,903	4,026	3,117	2,183

	$710,234	$707,432	$742,772	$320,192	$297,230	$254,543

F-18

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Constar’s financial systems do not produce financial information on a product line basis.

P.    Major Customer Sales

PepsiCo accounted for approximately 28% of customer sales in 1999 and 35% in both 2000 and 2001.

Q.    Commitments and Contingencies

Constar is currently a guarantor of the indebtedness under Crown’s credit facility, and substantially all of its assets are pledged to secure Crown’s indebtedness under its credit facility. Concurrently with the completion of this offering, Crown will use its proceeds from this offering and from Constar’s repayment of intercompany debt to pay a portion of its indebtedness under its credit facility, and Crown will obtain from the lenders under the credit facility a release of Constar’s guarantee of Crown’s indebtedness and their security interest in Constar’s assets and the common stock being offered by Crown.

Crown Cork & Seal Technologies Corporation, or CCK Technologies, holds the patents related to Oxbar and will contribute these patents to Constar upon the completion of this offering. CCK Technologies filed a lawsuit seeking unspecified monetary damages on April 8, 1999 in the U.S. District Court for the District of Delaware against Continental PET Technologies, Inc. alleging that Continental PET, a subsidiary of Owens-Illinois, Inc., is infringing one of its U.S. Oxbar-related patents. Continental PET has for many years held a leading market position in multi-layer PET bottle production because of its control of a proprietary technology for multi-layer injection of preforms. With the recent development by others of alternative multi-layer technologies for production of PET bottles, Constar and other PET bottle manufacturers are now able to offer multi-layer bottles to customers. To our knowledge, Continental PET is the only producer other than us in the United States market with commercial sales of multilayer oxygen-scavenging bottles. CCK Technologies has claimed that the materials that Continental PET uses and has used since at least 1998 to achieve oxygen-scavenging properties for the bottles it sells infringe one of CCK Technologies’ Oxbar patents. Chevron intervened in the action on May 31, 2000 to assert cross-claims seeking a declaratory judgment that its rights under its license from CCK Technologies include exclusive rights to the particular application of Oxbar technology in multi-layer PET bottles used by Continental PET, as well as certain other rights. CCK Technologies contends that the Chevron license is not as broad as is claimed by Chevron, and that it does not include, among other rights in dispute, the rights being infringed by Continental PET. As a defense, Continental PET has challenged the validity of the patent in question, but Continental PET also purports to hold a sublicense from Chevron under the patent that would cover Continental PET’s allegedly infringing products. CCK Technologies contends that Chevron does not have the rights necessary to grant such a sublicense. The case against Continental PET has been stayed pending resolution of the Chevron claims.

Constar is also one of 42 defendants in a patent infringement action seeking unspecified monetary damages brought on August 3, 1999 by North American Container, Inc. in the U.S. District Court for the Northern District of Texas based on its patent for a certain plastic container design. The other defendants include many of the principal plastic container manufacturers, various food and beverage companies, and three grocery store chains. The defendants have filed motions for summary judgments that were referred to a Special Master appointed by the court. The Special Master has recommended that those motions be granted in major part and that the defendants be permitted to file a renewed motion for summary judgment as to other types of allegedly infringing containers. The plaintiff and several of the defendants have filed objections to the Special Master’s recommendations. The District Court has not yet ruled on the Special Master’s recommendations. In the meantime, the court is going forward with a “bellwether” proceeding with respect to certain containers of certain of the defendants. No Constar containers are included among the bellwether bottles, and the case is stayed as to all parties not included in the bellwether proceeding.

F-19

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Constar is a defendant in two lawsuits filed in the Ninth Judicial Circuit of Florida on January 9, 2001 by former and current employees of its Orlando, Florida facility seeking unspecified monetary damages. The lawsuits allege bodily injury as a result of exposure to polyvinyl chloride (“PVC”) during the manufacture of plastic bottles during the 1970’s and 1980’s. The PVC manufacturers and manufacturers of the manufacturing equipment are also defendants. The litigation is currently in its preliminary stages and Constar is aggressively defending against the claims.

In addition, Crown, like many other large companies, has been named in one of a series of patent infringement actions brought by Lemelson Medical, Education & Research Foundation LP. The suit, which involves bar code reader technology, was filed on June 30, 2000 in the U.S. District Court for the District of Arizona and seeks unspecified damages. The case has been stayed pending resolution of a similar case in the District of Nevada in which the defendants have asserted a defense of patent prosecution laches. Constar has not been named as a party to this litigation but may be responsible for a portion of any liability that may eventually be assessed against Crown.

Certain other contingencies may arise from Constar’s historical relationship with Crown. If Crown is unable to meet its own financial obligations, including obligations to its lenders, pension plan obligations, income taxes, or payments to settle asbestos-related claims, Crown’s creditors may try to bring their claims for payment against Constar. Prior to its initial public offering the employees of Constar participated in pension plans sponsored by Crown. Crown will retain all liability for the pension benefits previously earned by Constar’s active salaried employees and certain of its former salaried employees, including retirees. Constar retains its obligations for potential income tax audit adjustments with respect to the years it was part of a Crown consolidated tax group for federal, state or foreign tax filings.

Constar has various commitments, totaling $5,502, to complete ongoing capital projects and purchase materials and supplies as part of the continuing conduct of business.

Constar has received requests for information or notifications of potential responsibility from the Environmental Protection Agency, or EPA, and certain state environmental agencies for certain off-site locations. Constar has not incurred any significant costs relating to these matters. Constar has been identified by the Wisconsin Department of Natural Resources as a potentially responsible party at three related sites in Wisconsin and agreed to share in the remediation costs with one other party. Remediation is ongoing at two of these sites and one has been completed. Constar has also been identified as a potentially responsible party at the Bush Valley Landfill site in Abingdon, Maryland and entered into a settlement agreement with the EPA in July 1997. The activities required under that agreement are ongoing. Constar’s share of the remediation costs has been minimal thus far and no accrual has been recorded for future remediation at these sites.

The Didam, Netherlands facility has been identified as having impacts to soil and groundwater from volatile organic compounds at concentrations that exceed those permissible under Dutch law. The main body of the groundwater plume is beneath the Didam facility but it also appears to extend from an upgradient neighboring property. Constar has recorded an accrual of $200 for costs associated with completing the required investigations and certain other activities that may be required at the Didam facility. As more information becomes available relating to what additional actions may be required at the site, including potential remediation activities, this accrual may be adjusted, as necessary, to reflect the new information. There are no other accruals for environmental matters.

Environmental exposures are difficult to assess for numerous reasons, including the identification of new sites, advances in technology, changes in environmental laws and regulations and their application, the scarcity

F-20

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

of reliable data pertaining to identified sites, the difficulty in assessing the involvement and financial capability of other potentially responsible parties and the time periods over which site remediation occurs. It is possible that some of these matters, the outcomes of which are subject to various uncertainties, may be decided in a manner unfavorable to Constar. However, management does not believe that any unfavorable decision will have a material adverse effect on our financial position, cash flows or results of operations.

Constar is subject to other lawsuits and claims in the normal course of business and related to businesses operated by predecessor corporations. Management believes that the ultimate liabilities resulting from these lawsuits and claims will not materially impact the results of operations or financial position of Constar.

R.    Quarterly Data (unaudited)

	2000				2001
	First	Second	Third	Fourth	First	Second	Third	Fourth
	(in thousands)
Net Sales	$163,668	$194,246	$191,554	$162,389	$172,186	$207,280	$201,318	$165,043
Gross Profit	11,404	16,157	13,058	4,364	7,210	14,904	13,444	5,084
Net income/(loss)	$(2,077)	$357	$(6,390)	$(6,643)	$(4,872)	$(2,144)	$(1,416)	$(5,147)

The Company defines gross profit as net sales less cost of products sold and depreciation.

The third quarter of 2000 included a charge of $8,000 or $5,200 net of tax, to write off the remaining receivable from a customer that filed for bankruptcy.

S.    Condensed Combining Financial Information

In connection with the initial public offering of Constar’s stock, Constar will issue senior subordinated notes that will be guaranteed on an unsecured basis by each of Constar’s domestic subsidiaries. The guarantor subsidiaries are wholly owned and the guarantees are made on a joint and several basis and are full and unconditional. The following condensed combining financial statements:

•	statements of operations and cash flows for each of the three years ended December 31, 1999, 2000 and 2001;

•	statements of operations and cash flows for the six month periods ended June 30, 2001 and 2002;

•	balance sheets as of December 31, 2000 and 2001; and

•	balance sheet as of June 30, 2002,

are presented on the following pages.

As presented in the condensed combining balance sheets, the long-term intercompany debt caption includes balances with other Crown affiliates as well as those within the Constar group.

F-21

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS
For the year ended December 31, 1999

(in thousands)
	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$569,988	$142,768		$712,756
Costs, expenses & other income
Cost of products sold, excluding depreciation		451,702	116,703		568,405
Depreciation		44,638	12,548		57,186

Gross profit		73,648	13,517		87,165
Amortization of goodwill		10,771	1,391		12,162
Selling and administrative expense		6,665	3,349		10,014
Related party charges:
Management charges		2,500	1,726		4,226
Research and technology expense		10,428	2,358		12,786
Provision for restructuring and asset impairment			13		13
Interest expense		9,876	686		10,562
Other expense / (income), net		3,013	(569)		2,444
Foreign exchange adjustments		(34)	(1,128)		(1,162)

Income / (loss) before income taxes		30,429	5,691		36,120
Provision for income taxes		(14,750)	(3,261)		(18,011)
Equity earnings	$17,668	1,989		$(19,657)	0
Minority interests			(441)		(441)

Net income / (loss)	$17,668	$17,668	$1,989	$(19,657)	$17,668

F-22

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS
For the year ended December 31, 2000

(in thousands)
	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$564,396	$147,461		$711,857
Costs, expenses & other income
Cost of products sold, excluding depreciation		482,052	128,080		610,132
Depreciation		45,317	11,425		56,742

Gross profit		37,027	7,956		44,983
Amortization of goodwill		10,771	1,391		12,162
Selling and administrative expense		6,347	2,745		9,092
Related party charges:
Management charges		2,500	1,490		3,990
Research and technology expense		10,150	2,340		12,490
Provision for restructuring and asset impairment			696		696
Interest expense		11,814	1,292		13,106
Other expense / (income), net		6,794	(21)		6,773
Foreign exchange adjustments		(56)	424		368

Income/(loss) before income taxes		(11,293)	(2,401)		(13,694)
Provision for income taxes		(149)	(820)		(969)
Equity earnings	$(14,753)	(3,311)		$18,064	0
Minority interests			(90)		(90)

Net income / (loss)	$(14,753)	$(14,753)	$(3,311)	$18,064	$(14,753)

F-23

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS
For the year ended December 31, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$580,629	$165,198		$745,827
Costs, expenses & other income
Cost of products sold, excluding depreciation		500,690	148,027		648,717
Depreciation		45,003	11,465		56,468

Gross profit		34,936	5,706		40,642
Amortization of goodwill		10,771	1,391		12,162
Selling and administrative expense		6,270	2,788		9,058
Related party charges:
Management charges		2,500	1,882		4,382
Research and technology expense		10,451	2,762		13,213
Provision for restructuring and asset impairment		2,015			2,015
Interest expense		8,790	1,643		10,433
Other expense / (income), net		(30)	182		152
Foreign exchange adjustments		12	525		537

Income / (loss) before income taxes		(5,843)	(5,467)		(11,310)
Provision for income taxes		(2,053)	(474)		(2,527)
Equity earnings	$(13,579)	(5,683)		$19,262	0
Minority interests			258		258

Net income / (loss)	$(13,579)	$(13,579)	$(5,683)	$19,262	$(13,579)

F-24

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS—UNAUDITED
For the six months ended June 30, 2001

(in thousands)
	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$295,601	$83,865		$379,466
Costs, expenses & other income
Cost of products sold, excluding depreciation		254,600	74,625		329,225
Depreciation		22,291	5,836		28,127

Gross profit		18,710	3,404		22,114
Amortization of goodwill		5,386	696		6,082
Selling and administrative expense		3,217	1,421		4,638
Related party charges:
Management charges		1,250	938		2,188
Research and technology expense		5,321	1,385		6,706
Provision for restructuring and asset impairment		2,015			2,015
Interest expense		5,672	936		6,608
Other expense / (income), net		(51)	(23)		(74)
Foreign exchange adjustments		21	619		640

Income / (loss) before income taxes		(4,121)	(2,568)		(6,689)
Provision for income taxes		(536)	149		(387)
Equity earnings	$(7,016)	(2,359)		$9,375	0
Minority interests			60		60

Net income / (loss)	$(7,016)	$(7,016)	$(2,359)	$9,375	$(7,016)

F-25

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS—UNAUDITED
For the six months ended June 30, 2002

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$283,080	$78,191		$361,271
Costs, expenses & other income
Cost of products sold, excluding depreciation		230,634	70,041		300,675
Depreciation		22,076	4,949		27,025

Gross profit		30,370	3,201		33,571
Selling and administrative expense		3,350	1,472		4,822
Related party charges:
Management charges		1,250	736		1,986
Research and technology expense		5,074	1,296		6,370
Interest expense		1,166	302		1,468
Other expense / (income), net		50	(83)		(33)
Foreign exchange adjustments		7	179		186

Income / (loss) before income taxes and cumulative effect of a change in accounting for goodwill		19,473	(701)		18,772
Provision for income taxes		(7,201)	(96)		(7,297)
Equity earnings	$(38,646)	(50,918)		$89,564	0
Minority interests			(62)		(62)

Income / (loss) before cumulative effect of a change in accounting for goodwill	(38,646)	(38,646)	(859)	89,564	11,413
Cumulative effect of a change in accounting for goodwill			(50,059)		(50,059)

Net income / (loss)	$(38,646)	$(38,646)	$(50,918)	$89,564	$(38,646)

F-26

CONSTAR

CONDENSED COMBINING BALANCE SHEET
As of December 31, 2000

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current Assets
Cash and cash equivalents		$11	$3,048		$3,059
Receivables, net		49,580	23,369		72,949
Intercompany receivables		302	1,033		1,335
Inventories, net		81,151	24,586		105,737
Prepaid expenses and other current assets		5,571	156		5,727

Total current assets		136,615	52,192		188,807

Long-term receivables		6,232			6,232
Long-term intercompany receivable	$158,047			$(158,047)	0
Goodwill, net		342,584	51,450		394,034
Investments	588,163	102,737		(690,900)	0
Property, plant and equipment, net		236,010	61,220		297,230
Other assets		19,505	82		19,587

Total Assets	$746,210	$843,683	$164,944	$(848,947)	$905,890

LIABILITIES AND OWNER’S NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities		$62,532	$21,727		$84,259
Intercompany payables		412	(46)		366
Income taxes payable			984		984

Total current liabilities		62,944	22,665		85,609

Long-term intercompany debt	$158,047	158,047	27,533	$(158,047)	185,580
Pension liabilities		3,497			3,497
Postretirement liabilities		3,076			3,076
Deferred income taxes		24,859	3,155		28,014
Other liabilities		3,097	3,558		6,655
Minority interests			5,296		5,296
Owner’s net investment	588,163	588,163	102,737	(690,900)	588,163

Total Liabilities and Owner’s Net Investment	$746,210	$843,683	$164,944	$(848,947)	$905,890

F-27

CONSTAR

CONDENSED COMBINING BALANCE SHEET
As of December 31, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current Assets
Cash and cash equivalents		$30	$3,724		$3,754
Receivables, net		18,779	16,672		35,451
Intercompany receivables		129	144		273
Inventories, net		56,956	17,589		74,545
Prepaid expenses and other current assets		3,410	227		3,637

Total current assets		79,304	38,356		117,660

Long-term receivables		4,437	23		4,460
Long-term intercompany receivable	$67,833			$(67,833)	0
Goodwill, net		331,812	50,059		381,871
Investments	555,872	94,576		(650,448)	0
Property, plant and equipment, net		207,156	47,387		254,543
Other assets		3,119	57		3,176

Total Assets	$623,705	$720,404	$135,882	$(718,281)	$761,710

LIABILITIES AND OWNER'S NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities		$56,962	$25,636		$82,598
Intercompany payables		24	1,658		1,682
Income taxes payable			619		619

Total current liabilities		56,986	27,913		84,899

Long-term intercompany debt	$67,833	67,833	6,473	$(67,833)	74,306
Pension liabilities		20,806			20,806
Postretirement liabilities		3,144			3,144
Deferred income taxes		13,155	1,393		14,548
Other liabilities		2,608	1,247		3,855
Minority interests			4,280		4,280
Owner's net investment	555,872	555,872	94,576	(650,448)	555,872

Total Liabilities and Owner's Net Investment	$623,705	$720,404	$135,882	$(718,281)	$761,710

F-28

CONSTAR

CONDENSED COMBINING BALANCE SHEET—UNAUDITED
As of June 30, 2002

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current Assets
Cash and cash equivalents		$309	$3,002		$3,311
Receivables, net		18,042	22,273		40,315
Intercompany receivables		147	853		1,000
Inventories, net		65,877	21,858		87,735
Prepaid expenses and other current assets		4,327	459		4,786

Total current assets		88,702	48,445		137,147

Long-term receivables		302			302
Long-term intercompany receivable	$35,460			$(35,460)	0
Goodwill, net		331,812			331,812
Investments	520,035	46,464		(566,499)	0
Property, plant and equipment, net		191,191	46,110		237,301
Other assets		3,120	(126)		2,994

Total Assets	$555,495	$661,591	$94,429	$(601,959)	$709,556

LIABILITIES AND OWNER’S NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities		$65,041	$29,352		$94,393
Intercompany payables		227	1,821		2,048
Income taxes payable			263		263

Total current liabilities		65,268	31,436		96,704

Long-term intercompany debt	$35,460	35,460	9,353	$(35,460)	44,813
Pension liabilities		21,624			21,624
Postretirement liabilities		3,295			3,295
Deferred income taxes		13,155	1,511		14,666
Other liabilities		2,754	1,323		4,077
Minority interests			4,342		4,342
Owner’s net investment	520,035	520,035	46,464	(566,499)	520,035

Total Liabilities and Owner’s Net Investment	$555,495	$661,591	$94,429	$(601,959)	$709,556

F-29

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS
For the year ended December 31, 1999

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income / (loss)	$17,668	$17,668	$1,989	$(19,657)	$17,668
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization		55,409	13,939		69,348
Provision for restructuring and asset impairment			13		13
Deferred income taxes		14,500	(281)		14,219
Restructuring payments		(1,211)	(653)		(1,864)
Equity earnings	(17,668)	(1,989)		19,657	0
Change in assets and liabilities, net
Receivables		(20,173)	(6,580)		(26,753)
Inventory		(20,158)	(5,581)		(25,739)
Trade intercompany, net		940	476		1,416
Accounts payable and accrued liabilities		4,970	9,660		14,630
Other, net		3,349	(407)		2,942

Net cash provided by operating activities		53,305	12,575		65,880
Cash flows from investing activities
Capital expenditures		(25,802)	(6,368)		(32,170)
Proceeds from sales of property, plant and equipment		846	696		1,542

Net cash used for investing activities		(24,956)	(5,672)		(30,628)
Cash flows from financing activities
Net change in long-term intercompany balances		(28,342)	(2,974)		(31,316)
Dividends paid to Crown affiliates			(6,947)		(6,947)
Minority dividends paid			(1,402)		(1,402)

Net cash used for financing activities		(28,342)	(11,323)		(39,665)
Effect of exchange rate changes on cash and cash equivalents			(363)		(363)
Net change in cash and cash equivalents		7	(4,783)		(4,776)
Cash and cash equivalents at beginning of period		3	8,665		8,668

Cash and cash equivalents at end of period	$0	$10	$3,882	$0	$3,892

F-30

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS
For the year ended December 31, 2000

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income/(loss)	$(14,753)	$(14,753)	$(3,311)	$18,064	$(14,753)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization		56,088	12,816		68,904
Provision for restructuring and asset impairment			696		696
Deferred income taxes		(101)	(1,775)		(1,876)
Restructuring payments		(349)	(350)		(699)
Equity earnings	14,753	3,311		(18,064)	0
Change in assets and liabilities, net
Receivables		2,105	(4,227)		(2,122)
Inventory		8,980	(2,924)		6,056
Trade intercompany, net		141	(1,002)		(861)
Accounts payable and accrued liabilities		(10,670)	(5,679)		(16,349)
Other, net		1,557	2,450		4,007

Net cash provided by/(used for) operating activities		46,309	(3,306)		43,003
Cash flows from investing activities
Capital expenditures		(25,957)	(8,952)		(34,909)
Proceeds from sales of property, plant and equipment		638	494		1,132

Net cash used for investing activities		(25,319)	(8,458)		(33,777)
Cash flows from financing activities
Net change in long-term intercompany balances		(20,989)	13,678		(7,311)
Dividends paid to Crown affiliates			(1,745)		(1,745)
Minority dividends paid			(888)		(888)

Net cash provided by/(used for) financing activities		(20,989)	11,045		(9,944)
Effect of exchange rate changes on cash and cash equivalents			(115)		(115)
Net change in cash and cash equivalents		1	(834)		(833)
Cash and cash equivalents at beginning of period		10	3,882		3,892

Cash and cash equivalents at end of period	$0	$11	$3,048	$0	$3,059

F-31

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS
For the year ended December 31, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income / (loss)	$(13,579)	$(13,579)	$(5,683)	$19,262	$(13,579)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization		55,774	12,856		68,630
Provision for restructuring and asset impairments		2,015			2,015
Deferred income taxes		(2,969)	(1,383)		(4,352)
Restructuring payments		(460)	(20)		(480)
Equity earnings	13,579	5,683		(19,262)	0
Change in assets and liabilities, net
Receivables		30,701	5,944		36,645
Inventory		24,195	6,163		30,358
Trade intercompany, net		(215)	2,687		2,472
Accounts payable and accrued liabilities		(5,298)	6,963		1,665
Other, net		5,192	(2,361)		2,831

Net cash provided by operating activities		101,039	25,166		126,205
Cash flows from investing activities
Capital expenditures		(13,177)	(10,366)		(23,543)
Proceeds from cash surrender value of life insurance		9,499			9,499
Proceeds from sales of property, plant and equipment		56	1,287		1,343

Net cash used for investing activities		(3,622)	(9,079)		(12,701)
Cash flows from financing activities
Net change in long-term intercompany balances		(97,398)	(13,678)		(111,076)
Dividends paid to Crown affiliates			(926)		(926)
Minority dividends paid			(758)		(758)

Net cash used for financing activities		(97,398)	(15,362)		(112,760)
Effect of exchange rate changes on cash and cash equivalents			(49)		(49)
Net change in cash and cash equivalents		19	676		695
Cash and cash equivalents at beginning of period		11	3,048		3,059

Cash and cash equivalents at end of period	$0	$30	$3,724	$0	$3,754

F-32

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS—UNAUDITED
For the six months ended June 30, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income/(loss)	$(7,016)	$(7,016)	$(2,359)	$9,375	$(7,016)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization		27,677	6,532		34,209
Provision for restructuring and asset impairment		2,015			2,015
Deferred income taxes		485	(1,045)		(560)
Restructuring payments		(250)	(20)		(270)
Equity earnings	7,016	2,359		(9,375)	0
Change in assets and liabilities, net
Receivables		14,994	(8,088)		6,906
Inventory		6,629	(6,246)		383
Trade intercompany, net		(156)	1,642		1,486
Accounts payable and accrued liabilities		12,715	2,377		15,092
Other, net		(4,939)	(462)		(5,401)

Net cash provided by/(used for) operating activities		54,513	(7,669)		46,844
Cash flows from investing activities
Capital expenditures		(6,778)	(1,747)		(8,525)
Proceeds from sales of property, plant and equipment		33	427		460

Net cash used for investing activities		(6,745)	(1,320)		(8,065)
Cash flows from financing activities
Net change in long-term intercompany balances		(47,467)	7,866		(39,601)

Net cash provided by/(used for) financing activities		(47,467)	7,866		(39,601)
Effect of exchange rate changes on cash and cash equivalents			(79)		(79)
Net change in cash and cash equivalents		301	(1,202)		(901)
Cash and cash equivalents at beginning of period		11	3,048		3,059

Cash and cash equivalents at end of period	$0	$312	$1,846	$0	$2,158

F-33

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS—UNAUDITED
For the six months ended June 30, 2002

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income / (loss)	$(38,646)	$(38,646)	$(50,918)	$89,564	$(38,646)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization		22,076	4,949		27,025
Deferred income taxes			(262)		(262)
Restructuring payments		(182)			(182)
Equity earnings	38,646	50,918		(89,564)	0
Cumulative effect of a change in accounting for goodwill			50,059		50,059
Change in assets and liabilities, net
Receivables		587	(4,081)		(3,494)
Inventory		(8,921)	(2,853)		(11,774)
Trade intercompany, net		186	(41)		145
Accounts payable and accrued liabilities		8,297	1,751		10,048
Other, net		3,856	(734)		3,122

Net cash provided by/(used for) operating activities		38,171	(2,130)		36,041
Cash flows from investing activities
Capital expenditures		(5,507)	(1,878)		(7,385)
Proceeds from sales of property, plant and equipment			1,155		1,155

Net cash used for investing activities		(5,507)	(723)		(6,230)
Cash flows from financing activities
Net change in long-term intercompany balances		(32,385)	2,055		(30,330)

Net cash provided by/(used for) financing activities		(32,385)	2,055		(30,330)
Effect of exchange rate changes on cash and cash equivalents			76		76
Net change in cash and cash equivalents		279	(722)		(443)
Cash and cash equivalents at beginning of period		30	3,724		3,754

Cash and cash equivalents at end of period	$0	$309	$3,002	$0	$3,311

F-34

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

T.    Goodwill Transitional Impairment (unaudited)

As discussed in Note B, effective January 1, 2002, Constar adopted the provisions of SFAS 142, which requires companies to cease amortizing goodwill and certain intangible assets deemed to have an indefinite useful life. Instead, SFAS 142 requires that goodwill and intangible assets deemed to have an indefinite useful life be reviewed for impairment upon adoption of SFAS 142 and annually thereafter. Under SFAS 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. This methodology differs from Constar’s previous policy, as permitted under accounting standards existing at the time.

Historically, Constar’s operations were reported through Crown’s Americas and Europe reporting segments. Accordingly, Constar identified the following reporting units as of January 1, 2002: United States and Europe. In connection with Constar’s transitional impairment review, recorded goodwill was determined to be impaired in the European reporting unit. During the second quarter of 2002, Constar completed its transitional impairment review of identified reporting units and recognized an impairment charge of $50,059 as a cumulative effect of a change in accounting principle as of January 1, 2002. This charge accounts for the change in goodwill from December 31, 2001 to June 30, 2002.

F-35

[Pictorial material appearing on inside back cover]

[Caption reading “Proprietary Hot-Fill Design Features”]

[Image of a hotfill PET bottle with labels for parts of the bottle reading “Vacuum-absorbing  grip panel” and “Vacuum-absorbing base design”]

[Caption reading “Proprietary Pasteurizable Beer Design Features”]

[Image of a PET beer bottle and base design with captions reading “Neck design expands  under pressure during pasteurization to reduce stress on base” and “Base design maintains  shape under pressure during pasteurization cycle”]

[Caption reading “Proprietary Oxbar Barrier Design Features”]

[Image of multilayer preform and caption reading “Cross section of multilayer preform,  red shows nominal Oxbar placement”]

[Image of a multilayer beer bottle with a cross-section image of the layers of a bottle and a caption reading “Cutaway view of multilayer bottle, red layer shows Oxbar placement”]

[Image of an Oxbar Layer Diagram with captions reading “Oxygen from within the bottle’s head space is absorbed, reducing oxygen contact with the product.” “Oxygen from outside of the bottle is absorbed, greatly reducing oxygen penetration into the product.” “Carbon dioxide loss is reduced.”]

12,000,000 Shares

Constar International Inc.

Common Stock

P R O S P E C T U S

            , 2002

Salomon Smith Barney

Deutsche Bank Securities

JPMorgan

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2002

PROSPECTUS

$200,000,000

Constar International Inc.

% Senior Subordinated Notes due 2012

as guaranteed by
Subsidiary Guarantees of the Notes

We are offering $200 million aggregate principal amount of our            % senior subordinated notes due 2012. The notes will mature on            , 2012. The notes will bear interest at a fixed rate of            % per year. Interest on the notes will be payable semi-annually on each             and            , commencing on            , 2002.

We may redeem some or all of the notes at any time on or after            , 2007, under the circumstances and at the prices described in this prospectus. We may also redeem up to 35% of the notes prior to            , 2005 with the net proceeds of certain equity offerings. The redemption prices are discussed under the caption “Description of Notes — Optional Redemption.” If we experience a change of control, holders of the notes may require us to repurchase the notes. There is no sinking fund for the notes.

The notes will be unsecured obligations and will be subordinated in right of payment to all of our senior indebtedness. The notes will be unconditionally guaranteed on an unsecured senior subordinated basis by all of our existing and future domestic restricted subsidiaries that guarantee our senior secured credit facility.

Concurrently with this offering, Crown Cork & Seal Company, Inc. is offering to sell 12,000,000 shares of our common stock, and we have granted the underwriters of that offering an option to purchase up to an additional 1,800,000 shares of our common stock to cover over-allotments. We also expect to enter into a senior secured credit facility upon the completion of this offering consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. The completion of the concurrent common stock offering and our entry into the senior secured credit facility are conditions to the completion of this offering. Upon completion of this offering, we will have approximately $164 million of senior indebtedness outstanding under our senior secured credit facility and up to approximately $86 million undrawn on our revolving loan facility ($61 million of which is committed). We have no current intention of issuing indebtedness that will be expressly subordinated to the notes.

Prior to this offering and the concurrent common stock offering, there has been no public market for the notes or our common stock. We do not intend to apply to list the notes on any securities exchange.

Investing in our notes involves risks. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public Offering Price (1)%	$
Underwriting Discount %	$
Proceeds to Constar (before expenses)%	$

(1)	Plus accrued interest, if any, from , 2002.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York, on            , 2002.

Joint Book-Running Managers

Salomon Smith Barney	Deutsche Bank Securities

JPMorgan

                , 2002

[Pictorial material appearing on inside front cover]

[Caption reading “Conventional PET Products”]

[Image of Soft Drink Bottles and caption reading “Soft Drinks”]

[Image of Preforms and caption reading “Preforms”)

[Image of Water Bottles and caption reading “Water”]

[Caption reading “Custom PET Products”]

[Image of Juice, Tea and Sports Beverage Bottles and caption reading “Hot-Fill Beverages”]

[Image of Food Containers and caption reading “Food”]

[Image of Beer Bottles and caption reading “Beer and Flavored Alcoholic Beverages”]

We have not authorized anyone to provide you with information different from that which is provided in this prospectus. This document may only be used where it is legal to sell these securities. We are not making an offer of these securities in any state where the offer is not permitted.

Until            , 2002 (90 days after the date of this prospectus), all dealers that buy, sell or trade our notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including the financial data and related notes, to obtain a more complete understanding of this offering before making an investment decision.

Our Company

We are a leading global producer of PET, or polyethylene terephthalate, plastic containers for food and beverages. We believe that PET represents one of the most rapidly growing packaging markets worldwide. We are one of the largest North American suppliers of PET containers for conventional PET applications in soft drinks and water. We also have an expanding position in the growing custom PET market. Custom PET containers are used for food, juices, teas, sport drinks, new age beverages, beer and flavored alcoholic beverages, all of which require advanced technologies, processing know-how and innovative designs.

The PET packaging market is expanding as a result of growth in the beverage and food markets and conversions into PET packaging from traditional packaging materials such as glass, metal, and paperboard. In conventional PET applications, growth is largely due to new introductions of multi-pack single serve soft drinks in supermarkets and club stores and the increased popularity of single serve bottled water. Growth in custom applications is driven by demand for single serve beverages and convenience food products, and is facilitated by consumer preferences for PET’s combination of transparency, resealability, light weight, and shatter resistance. Until recently, the limited availability of commercially proven technologies constrained the growth of custom PET applications. We believe that we have the patented technology and full-service design capabilities necessary to capture expected large scale conversion opportunities for PET packaging.

We provide full-service PET packaging solutions, from product design and engineering to ongoing customer support, and we work closely with our customers to deliver innovative, high-performance packaging solutions that maximize the promotional appeal of our customers’ products. We believe that our Oxbar oxygen-scavenging technology, which increases product shelf life by inhibiting oxygen from penetrating the packaging, is the best performing technology for the preservation of oxygen sensitive products and is cost competitive with other available technologies. We also have the expertise and patents necessary to manufacture bottles that can withstand the high temperatures at which bottles are filled in the hot-fill process. Hot-fill is a process in which beverages are heat processed during filling. Our expertise and bottle design features enable PET bottles to be filled on the same equipment as glass bottles for pasteurized beer. We intend to exploit our Oxbar, hot-fill, pasteurization and other proprietary technologies, as well as our product development capabilities, to expand our position in custom PET.

Our largest customers include many of the world’s leading branded consumer products companies. We believe these customers represent a large share of future opportunities for PET conversion and market growth.

Our conventional PET customers include PepsiCo for the Aquafina, Mountain Dew and Pepsi brands, Coca-Cola Enterprises, Inc. for the Coca-Cola, Fanta, Schweppes and Sprite brands and The Dr. Pepper Bottling Company of Texas for the Dr. Pepper and 7Up brands. Our custom PET customers include Unilever Foods North America for the Lawry’s and Wishbone brands, Ventura Foods, LLC for private label edible oil and Energy Brands, Inc. for the Glacéau Vitamin Water brand.

Our Competitive Strengths

We believe that we are strongly positioned within the PET industry because of our:

•	Leading Market Share In Conventional PET Applications

•	We are one of the largest North American suppliers of conventional PET containers for soft drinks and water.

•	We have an extensive U.S. geographic manufacturing presence.

•	We have significant resin purchasing leverage.

•	Opportunities To Leverage Our Strong Conventional PET Infrastructure

•	Many of the assets and skills that we use in our conventional PET business are applicable to our custom PET business.

•	We have established relationships with conventional PET customers that are significant potential customers for custom PET products.

•	We can serve custom PET conversion opportunities by adding equipment to our existing plants and we do not expect to require new plant sites for several years.

•	Technology And Product Development Expertise

•	Our comprehensive portfolio of technologies and processes allows us to compete in a wide variety of PET container end-use markets.

•	We believe our proprietary Oxbar and hot-fill technologies give us a competitive advantage in the custom PET market.

•	Creative And Innovative Product Design Capability

•	Our innovative products include award-winning Oxbar multi-layer beer bottles, vacuum absorbing multi-layer juice bottles, and the first long neck PET bottle commercialized for a hot-fill application.

•	Our research and development expertise allows us to create new, value-added products for our customers.

•	World Class Performance And Highly Trained Workforce

•	We believe that we are a highly efficient manufacturer of quality PET products.

•
We have a skilled workforce and are committed to our team-oriented World Class Performance process, a formal data-based process used to drive quantitatively measurable improvements in operations and processes.

Our Strategy

Our objective is to grow and compete profitably in the PET container packaging market. We seek to lead conversions from other packaging materials in new PET product categories, while we continue to grow with our customers and our markets in conventional or established custom PET applications. We will continue to focus on the development and commercialization of bottle design, bottle forming and technologies that allow us to further leverage our existing manufacturing and distribution infrastructure, and our strong customer relationships. This particularly applies to the significant opportunities we believe exist in the custom PET market. In support of these strategies, we plan to be a leader in all the markets we serve by:

•	continuing to serve the demanding needs of the world’s leading consumer product companies with the PET products, services, product development and reliability they need to support their markets;

•	investing in capacity expansion in all categories of PET bottle markets where profitable growth can be supported by appropriate contractual terms with our customers;

•	remaining a high-quality, low-cost operator implementing best-practices manufacturing disciplines in every manufacturing activity we undertake;

•
favoring the overhead efficiency, flexibility and utilization benefits of large scale manufacturing plants while maintaining the geographic presence that allows us to offer freight efficiency and service convenience to our customers; and

•	attracting and retaining the skills and talent necessary to achieve our goals while fostering an environment of service and teamwork throughout our workforce.

Recent Developments

The following table includes selected preliminary data on our results of operations and cash flows for the nine and three month periods ended September 30, 2001 and 2002, respectively, and the twelve month period ended September 30, 2002. The table also includes selected pro forma financial information for the twelve month period ended September 30, 2002.

	Nine Months ended September 30,		Three Months ended September 30,		Twelve Months ended September 30, 2002	Pro Forma Twelve Months ended September 30, 2002(1)
	2001	2002	2001	2002
Net sales	$580.8	$550.3	$201.3	$189.0	$715.3	$715.3
Gross profit	35.6	50.2	13.4	16.6	55.2	57.5
Interest expense	9.0	1.7	2.4	0.3	3.1	29.2
Income/(loss) before cumulative effect of a change in accounting for goodwill	(8.4)	17.1	(1.4)	5.7	11.9	(3.2)
EBITDA	55.0	71.7	20.9	24.4	84.4	87.3
Cash provided by operating activities	87.0	59.9	40.2	23.9	99.1	N/A
Capital expenditures	14.6	15.7	6.1	8.3	24.6	24.6
Depreciation and amortization	51.4	41.6	17.2	14.5	58.9	58.9
Total debt						364.4
Ratio of EBITDA to interest expense(2)						3.0	x
Ratio of total debt to EBITDA(2)						4.2	x

(1)	For cautionary statements and further information concerning the derivation of our pro forma combined financial information, see “Unaudited Pro Forma Combined Financial Statements.”
(2)
The ratios of EBITDA to interest expense and debt to EBITDA are presented for the pro forma twelve months ended and as of September 30, 2002 only. We believe the ratios are most meaningful with respect to the pro forma debt and interest expense for the most recent twelve-month period.

For additional information regarding our third quarter ended September 30, 2002, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” on page 40.

We are a Delaware corporation formed in 1927. From 1969 until 1992, we were an independent publicly held corporation. Crown Cork & Seal Company, Inc. acquired us in October 1992.

Our principal executive offices are located at One Crown Way, Philadelphia, Pennsylvania 19154-4599 and our phone number is (215) 552-3700.

Our Relationship with Crown Cork & Seal

We are currently a wholly owned subsidiary of Crown. Upon the completion of our concurrent common stock offering, Crown will not own any shares of our common stock.

Upon the completion of this offering, we will enter into a number of agreements with Crown, including a transition services agreement and a non-competition agreement. Under the transition services agreement, Crown will provide us with selected corporate services, including information technology services. The transition services agreement terminates on December 31, 2003. However, Crown’s provision of some services terminates earlier and we may, at our option, terminate some services at an earlier date. Under the non-competition agreement, we and Crown will agree not to compete with each other in certain product and geographic markets, generally for a five-year period from the completion of this offering.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the notes, see “Description of Notes.”

Issuer	Constar International Inc.

Notes Offered	We are offering $200,000,000 aggregate principal amount of % Senior Subordinated Notes due 2012 (referred to as the “notes”).

Maturity	, 2012.

Interest	We will pay interest on the notes at a rate of % per year, on and of each year, commencing on , 2002. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Guarantees
All of our existing and future domestic restricted subsidiaries that guarantee our senior secured credit facility will guarantee the payment of principal, premium and interest on the notes on an unsecured senior subordinated basis (referred to as the “note guarantees”). The guarantees will be full and unconditional, and joint and several.

Ranking
The notes will be our unsecured senior subordinated obligations. Accordingly, they will rank subordinate to all of our existing and future senior indebtedness and pari passu or senior to all of our other indebtedness.

The note guarantees will be the unsecured senior subordinated obligations of our domestic restricted subsidiaries. Accordingly, they will rank subordinate to all of each note guarantor’s existing and future senior indebtedness and pari passu or senior to all of its other indebtedness.

As of the completion of this offering, we expect to have $164.4 million of outstanding indebtedness under our credit facility that will rank senior to the notes and will be restricted to a maximum of $250 million of indebtedness, $225 million of which will be committed.

Optional Redemption
Except as set forth below under “Change of Control,” we may not redeem the notes prior to             , 2007. On and after 2007, we may redeem the notes, in whole or in part, at any time, at the redemption prices set forth below under the section entitled “Description of Notes—Redemption—Optional Redemption,” together with accrued and unpaid interest, if any, to the redemption date. In addition, at any time and from time to time prior to             , 2005, we may redeem up to 35% of the notes at     % of the principal amount

thereof plus accrued and unpaid interest with the net sales proceeds from certain sales of our common equity; provided that at least 65% of the aggregate principal amount of the notes issued up to that time remains outstanding immediately after such redemption and provided further that such redemption does not occur more than 90 days after the sale of common equity occurs.

Mandatory Redemption	None.

Change of Control
Upon a Change of Control, you will have the right to require us to repurchase all or part of your notes at 101% of their principal amount, plus accrued and unpaid interest and additional amounts, if any, through the date of repurchase.

Restrictive Covenants
The indenture governing the notes will, among other things, restrict our ability, and the ability of our restricted subsidiaries to:

•   borrow additional money;

•   pay dividends on our stock or repurchase our stock;

•   make payment on or redeem or repurchase debt which ranks junior to the notes;

•   make investments;

•   create liens;

•   create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•   enter into transactions with affiliates;

•   sell assets or consolidate or merge with or into other companies; and

•   expand into unrelated businesses.

Absence of a Market
The notes are a new issue of securities, and there is no established market for the notes. There can be no assurance as to the development of any market for the notes. While the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and any such market making may be discontinued at any time.

Governing Law	The notes, indenture and other documents will be governed by the laws of the State of New York.

Trustee	SunTrust Bank.

Registrar, Paying Agent and Transfer Agent	SunTrust Bank.

Further Issuances
Subject to the limitations set forth under “Description of Notes—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” we may, from time to time, without notice to you and without your consent, issue further notes, which will form a single series with the notes, up to an aggregate principal amount not to exceed $150,000,000.

Use of Proceeds
We will use the net proceeds of this offering to repay intercompany indebtedness to Crown Cork & Seal Company, Inc. We will not receive any proceeds from Crown’s concurrent offering of shares of our common stock. However, if the underwriters exercise their over-allotment option to purchase additional shares, we will receive the proceeds from the sale of such shares. We will use such proceeds to pay outstanding indebtedness under our senior secured credit facility and for general corporate purposes.

Concurrent Offering and Other Indebtedness

Concurrently with this offering, Crown is offering to sell 12,000,000 shares of our common stock, and we have granted the underwriters of that offering an option to purchase up to an additional 1,800,000 shares of common stock to cover over-allotments. We also expect to enter into a senior secured credit facility upon the completion of this offering consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. For additional information see “Description of Other Indebtedness” on page 139 of this prospectus. The completion of the concurrent common stock offering and our entry into the senior secured credit facility are conditions to the completion of this offering.

About this Prospectus

Unless otherwise indicated, all information in this prospectus:

•	assumes the over-allotment option for the concurrent common stock offering has not been exercised;

•
excludes approximately 133,000 options to purchase common stock to be issued to certain of our executive officers and approximately 92,000 options to purchase common stock to be issued to other employees upon completion of the concurrent common stock offering, none of which are currently exercisable, at an exercise price equal to the initial public offering price in our common stock offering; and

•	excludes 11,000 shares of restricted stock to be issued to certain of our executive officers upon completion of the concurrent common stock offering.

We have compiled the market share, market size and competitive ranking data in this prospectus using statistics and other information from several third-party sources. The main third-party sources of information are independent research organizations. We have also formed our estimates of our market share relative to other companies in light of our experience.

We supply PET bottles to various PepsiCo subsidiaries and to independent companies that bottle PepsiCo products. When we refer to PepsiCo in this prospectus, we mean PepsiCo and its subsidiaries, and not such independent companies.

When we refer to “we,” “us” or “our” in this prospectus, we mean Constar International Inc. and its subsidiaries.

All brand names and trademarks appearing in this prospectus are the property of their respective holders.

Risk Factors

See “Risk Factors” beginning on page 12 for a discussion of risks that should be considered by potential investors.

Summary Selected Historical and Pro Forma Financial Information

The following table presents:

•
our summary historical combined financial data for and at the end of each of the years in the five-year period ended December 31, 2001 and for and at the end of the six month period ended June 30, 2001 and for and at the end of the six and twelve month periods ended June 30, 2002; and

•
summary pro forma financial information for the year ended December 31, 2001, for and at the end of the six month period ended June 30, 2002 and for and at the end of the twelve month period ended June 30, 2002.

The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the transactions they reflect on a pro forma basis had been consummated on the indicated dates.

The combined statement of operations data for the years ended December 31, 1997 and 1998, the six months ended June 30, 2001, and the six and twelve month periods ended June 30, 2002, the combined balance sheet data as of December 31, 1997, 1998 and 1999 and as of June 30, 2001 and 2002, are derived from unaudited financial statements but are presented on the same basis of accounting as the combined financial information for the audited periods. All pro forma data is unaudited.

The following table should be read in conjunction with our audited and unaudited financial statements and related notes, our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our “Unaudited Pro Forma Combined Financial Statements” included elsewhere in this prospectus.

						Pro Forma Year ended and as of December 31, 2001	Six Months ended and as of June 30,		Pro Forma Six Months ended and as of June 30, 2002	Twelve Months ended and as of June 30, 2002 (6)	Pro Forma Twelve Months ended and as of June 30, 2002 (6)
	Years ended and as of December 31,
	1997	1998	1999	2000	2001		2001	2002
	(dollars in millions, except per share data)
Combined Statement of Operations Data:
Net customer sales	$708.6	$741.1	$710.2	$707.4	$742.8	$742.8	$377.9	358.5	$358.5	$723.4	$723.4
Net affiliate sales	7.9	4.3	2.6	4.5	3.0	3.0	1.6	2.7	2.7	4.1	4.1

Net Sales	716.5	745.4	712.8	711.9	745.8	745.8	379.5	361.2	361.2	727.5	727.5
Cost of products sold, excluding depreciation	601.8	613.6	568.4	610.2	648.7	647.8	329.3	300.7	299.3	620.1	618.3
Depreciation	64.0	57.8	57.2	56.7	56.5	56.5	28.1	27.0	27.0	55.4	55.4

Gross Profit	50.7	74.0	87.2	45.0	40.6	41.5	22.1	33.5	34.9	52.0	53.8
Amortization of goodwill	12.2	12.2	12.2	12.2	12.2	12.2	6.1	0.0	0.0	6.1	6.1
Selling and administrative expense	9.9	10.0	10.0	9.1	9.1	15.5	4.6	4.8	7.8	9.3	15.5
Related party charges:
Management charges	4.2	4.1	4.2	4.0	4.4	0.0	2.2	2.0	0.0	4.2	0.0
Research and technology expense	11.1	12.9	12.8	12.5	13.2	10.0	6.7	6.4	5.0	12.9	10.0
Provision for restructuring and asset impairment	47.4	2.6	0.0	0.7	2.0	2.0	2.0	0.0	0.0	0.0	0.0
Interest expense	13.4	10.7	10.6	13.1	10.4	29.2	6.6	1.4	14.6	5.2	29.2
Other expense/(income), net	0.1	(2.2)	2.4	6.8	0.1	0.1	0.0	0.0	0.0	0.1	0.1
Foreign exchange adjustments	(2.0)	(1.1)	(1.1)	0.3	0.5	0.5	0.6	0.1	0.1	0.0	0.0

Income/(loss) before income taxes and cumulative effect of a change in accounting (1)	(45.6)	24.8	36.1	(13.7)	(11.3)	(28.0)	(6.7)	18.8	7.4	14.2	(7.1)
Provision for income taxes	11.5	(14.4)	(18.0)	(1.0)	(2.5)	3.3	(0.4)	(7.3)	(3.3)	(9.4)	(1.9)
Minority interests	0.1	1.5	(0.4)	(0.1)	0.2	0.2	0.1	(0.1)	(0.1)	0.0	0.0

Income/(loss) before cumulative effect of a change in accounting (1)	$(34.0)	$11.9	$17.7	$(14.8)	$(13.6)	$(24.5)	$(7.0)	$11.4	$4.0	$4.8	$(9.0)

Pro forma income/(loss) per share before cumulative effect of a change in accounting (1)—basic and diluted	$(2.83)	$0.99	$1.48	$(1.23)	$(1.13)	$(2.04)	$(0.58)	$0.95	$0.33	$0.40	$(0.75)
Pro forma shares used in computing income/(loss) per share (millions of shares) (2)	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0
Combined Balance Sheet Data:
Working capital (3)	$50.7	$65.0	$95.8	$103.2	$32.8	N/A	$82.5	$40.4	$24.7	$40.4	$24.7
Goodwill	430.5	418.4	406.2	394.0	381.9	N/A	387.9	331.8	331.8	331.8	331.8
Total assets	1,000.4	957.9	959.0	905.9	761.7	N/A	865.4	709.5	744.7	709.5	744.7
Total debt	252.1	227.2	192.8	185.6	74.3	N/A	143.8	44.8	364.4	44.8	364.4
Owners’ net investment/ shareholders’ equity	597.8	599.3	614.6	588.2	555.9	N/A	578.4	520.0	241.8	520.0	241.8
Other Data:
Cash flows provided by/(used in):
Operating activities	54.1	60.2	65.9	43.0	126.2	N/A	46.8	36.0	N/A	115.4	N/A
Investing activities	(37.5)	(35.2)	(30.6)	(33.8)	(12.7)	N/A	(8.1)	(6.2)	N/A	(10.8)	N/A
Financing activities	(16.0)	(25.3)	(39.7)	(9.9)	(112.8)	N/A	(39.6)	(30.3)	N/A	(103.5)	N/A
EBITDA (4)	44.0	105.5	116.1	68.3	67.8	69.9	34.1	47.2	49.0	80.9	83.6
EBITDA before restructuring and asset impairments (4)	76.3	106.7	116.1	68.6	69.5	71.6	35.8	47.2	49.0	80.9	83.6
Capital expenditures	39.3	37.8	32.2	34.9	23.5	23.5	8.5	7.4	7.4	22.4	22.4
Depreciation and amortization	76.2	70.0	69.4	68.9	68.7	68.7	34.2	27.0	27.0	61.5	61.5
Ratio of earnings to fixed charges (5)	—	2.7x	3.5x	—	—	—	—	6.5x	4.9x	2.6x	2.0x

(See footnotes on following page)

(1)
Excludes a charge of $50.1 ($4.18 per pro forma share) in the first quarter of 2002 for the adoption of SFAS 142, “Goodwill and Other Intangible Assets” (See Note T to the Combined Financial Statements).

(2)
Pro forma weighted shares outstanding of 12,000,000 reflect the capitalization of Constar’s Owner’s Net Investment and a 120,000 for one stock split that will be effected prior to the completion of this offering.

(3)	We define working capital as current assets minus current liabilities.
(4)
EBITDA is a non-GAAP measurement that we define as income or loss before interest expense, provision for income taxes, depreciation and amortization, minority interests, and the cumulative effect of a change in accounting. EBITDA before restructuring and asset impairments is a non-GAAP measurement that we define as EBITDA excluding non-cash restructuring charges and impairments of long-lived assets. These measures do not represent cash flow for the periods presented and should not be considered as alternatives to net income/(loss), as indicators of our operating performance or as alternatives to cash flows as a source of liquidity, but are measurements commonly used by financial analysts. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies or the definition of EBITDA contained in the indenture governing the notes. Although EBITDA is a non-GAAP measurement, we believe it is a useful measure of pre-tax operating cash flow prior to debt service. The following table reconciles EBITDA before restructuring and asset impairments, and EBITDA, to income/(loss) before income taxes and cumulative effect of a change in accounting:

	Years ended as of December 31,					Pro Forma Year ended and as of December 31, 2001	Six Months ended and as of June 30,		Pro Forma Six Months ended and as of June 30, 2002	Twelve Months ended and as of June 30, 2002	Pro Forma Twelve Months ended and as of June 30, 2002
	1997	1998	1999	2000	2001		2001	2002
	(dollars in millions)
EBITDA before restructuring and asset impairments	$76.3	$106.7	$116.1	$68.6	$69.5	$71.6	$35.8	$47.2	$49.0	$80.9	$83.6
Less: non-cash restructuring and asset impairments	(32.3)	(1.2)	0.0	(0.3)	(1.7)	(1.7)	(1.7)	0.0	0.0	0.0	0.0

EBITDA	44.0	105.5	116.1	68.3	67.8	69.9	34.1	47.2	49.0	80.9	83.6
Less:
Depreciation	(64.0)	(57.8)	(57.2)	(56.7)	(56.5)	(56.5)	(28.1)	(27.0)	(27.0)	(55.4)	(55.4)
Amortization of goodwill	(12.2)	(12.2)	(12.2)	(12.2)	(12.2)	(12.2)	(6.1)	0.0	0.0	(6.1)	(6.1)
Interest expense	(13.4)	(10.7)	(10.6)	(13.1)	(10.4)	(29.2)	(6.6)	(1.4)	(14.6)	(5.2)	(29.2)

Income/(loss) before income taxes and cumulative effect of a change in accounting	$(45.6)	$24.8	$36.1	$(13.7)	$(11.3)	$(28.0)	$(6.7)	$18.8	$7.4	$14.2	$(7.1)

(5)
Earnings did not cover fixed charges by $45.6, $13.7 and $11.3 for the years ended December 31, 1997, 2000 and 2001, respectively. Earnings did not cover fixed charges by $6.7 for the six months ended June 30, 2001 and by $15.3 for the pro forma year ended December 31, 2001.

(6)
The combined financial data for the twelve months ended and as of June 30, 2002 is derived from the unaudited quarterly historical financial statements for the year ended December 31, 2001 and the six months ended June 30, 2002. The pro forma combined financial data for the twelve months ended and as of June 2002 includes pro forma adjustments consistent with those used to prepare the pro forma combined financial data for the year ended December 31, 2001, and for and at the six months ended June 30, 2002.

RISK FACTORS

Our business involves a number of risks, some of which are beyond our control. You should carefully consider each of the risks and uncertainties we describe below, which we believe are the material risks involved in investing in our securities, and all of the other information in this prospectus before deciding to invest in our notes. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business.

Risks Related To Our Business And Industry

We Had Net Losses In Recent Years And We May Not Generate Profits In The Future

For the fiscal years ended December 31, 2001 and 2000 we had net losses of approximately $13.6 million and $14.8 million, respectively. During the six months ended June 30, 2002 we had a net loss of approximately $38.7 million, including a charge of $50.1 million for the cumulative effect of a change in accounting for goodwill. Continuing operating losses may limit our ability to service our debt and fund our operations and we may not generate net income from operations in the future.

We Must Generate Sufficient Cash Flow To Service Our Debt And Provide For Ongoing Operations

If we are unable to generate sufficient cash from operations to service our debt and fund our operations, or if we are unable to refinance our debt, we may have to defer capital expenditures or sell assets to generate cash, which could weaken our competitive position. When we complete this offering, we will have approximately $364 million in principal amount of debt consisting of notes and borrowings under our senior secured credit facility. We will need to generate enough cash to service our debt. Although interest rates and the amount outstanding under our senior secured credit facility may vary, based on the interest rates assumed in our unaudited pro forma combined financial statements and assuming that our debt levels do not change from the date of completion of this offering, servicing our outstanding indebtedness under the senior secured credit facility and our senior subordinated notes would require annual payments of approximately $28.3 million of interest (excluding $0.9 million of annual amortization of financing fees). Our ability to generate cash depends to some extent on general economic, competitive, legislative and other factors beyond our control. Our senior secured credit facility may alleviate our short-term cash needs, but any borrowings from this facility may further increase our debt. In addition, we may need to refinance all or a portion of our debt and we may be unable to do so on commercially reasonable terms or at all.

Our Debt May Negatively Impact Our Liquidity And Harm Our Competitive Position

Our debt may have important negative consequences for us, such as:

•	significantly increasing our interest expense and related debt service costs;

•	limiting our ability to obtain additional financing;

•	increasing our vulnerability to economic downturns and changing market and industry conditions;

•	limiting our ability to compete with companies that are not as highly leveraged and that may be better positioned to withstand economic downturns; and

•	restricting our ability to pay dividends or make distributions to our stockholders.

We and our subsidiaries may be able to incur substantial additional debt in the future. If new debt is added to our current debt levels or the current debt levels of our subsidiaries, the related risks that we and they now face could intensify.

Indebtedness Under Our Senior Secured Credit Facility Is Subject To Floating Interest Rates, Which May Cause Our Interest Expense To Increase

Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing our funds available for operations and other purposes. When we complete this offering, we will have approximately $164 million in borrowings under our senior secured credit facility. We may borrow up to an aggregate of $250 million ($225 million of which is committed) under our senior secured credit facility, which is subject to floating interest rates. A 1% increase in market interest rates on our $164 million in borrowings under our senior secured credit facility would result in an annual increase in our interest expense and a decrease in our income before taxes of approximately $1.6 million.

The Market For Custom PET Packaging May Not Grow As Large Or As Quickly As We Anticipate

To the extent that the custom PET market does not grow as large or as quickly as we anticipate, our growth and profitability may be lower than we currently expect. We believe that one of the keys to our future success will be our ability to sell more custom PET products. Partly because of the more complex technologies required for custom PET, our margins are higher for custom PET products than for conventional PET products. We believe that an increasing number of products will convert from glass, metal and other packaging to custom PET packaging. A slow rate of conversion would limit our growth.

Our Most Significant Customer Contract Will Expire Soon And We May Lose That Customer’s Business

Under our main contract with PepsiCo, we provide PET products to PepsiCo in different geographic regions. With respect to one region, the contract has a one-year term ending December 31, 2002, and with respect to the remaining regions, the contract will expire on December 31, 2003. From time to time we have agreed with PepsiCo to extend or modify the terms of this contract, and we have had discussions with PepsiCo regarding an extension of the current terms. However, PepsiCo may not renew this contract on terms favorable to us or at all. It is anticipated that any such new contract will contain a provision granting PepsiCo the right to terminate the contract if a third party acquires a certain amount of our common stock or assets. The loss of our business with PepsiCo would significantly reduce our net sales and profitability.

The Loss Of Our PepsiCo Business Would Reduce Our Net Sales And Profitability

If PepsiCo reduces the amount of PET products that it purchases from us, our net sales and profitability may decline. Our sales to PepsiCo accounted for approximately 35% of our 2001 revenue and in 2002 PepsiCo acquired another of our customers that accounted for approximately 2.5% of our 2001 revenue. We do not believe that there is sufficient excess demand in the PET market to make up for the loss of a significant amount of PepsiCo’s business. Because PepsiCo is such a significant buyer in the PET market, competition for its business may be particularly intense. Several of our competitors, including Amcor Ltd., Ball Corporation, Graham Packaging Company and Owens-Illinois, Inc. also have significant supply relationships with PepsiCo. In addition, if we lose a significant amount of business from one or more other customers, our net sales and profitability may decline.

We Enjoy Limited Protection For Our Intellectual Property And The Loss Of Our Intellectual Property Rights Would Negatively Impact Our Ability To Compete In The PET Industry

If we are unable to maintain the proprietary nature of our technologies, we may lose the ability to generate royalties in the future by licensing our technologies and our competitors may use our technologies to compete with us. We have a number of patents covering various aspects of our design and construction of our products, including our Oxbar technology. Our patents may not withstand challenge in litigation, and patents do not ensure that competitors will not develop competing products, design around our patents or infringe upon our patents. The costs of litigation to defend our patents could be substantial and may outweigh the benefits of enforcing our rights under our patents. We market our products internationally, and the patent laws of foreign countries may offer less protection than the patent laws of the United States. Not all of our domestic patents have been registered in other countries. We also rely on trade secrets, know-how and other unpatented proprietary technology, and others may independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets, know-how and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements with us. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of this information. In addition, we have from time to time received letters from third parties suggesting that we may be infringing their intellectual property rights and third parties may bring infringement suits against us. If the claims of these third parties are successful, we may be required to seek licenses from these third parties. In addition, other parties use oxygen barrier technologies, and we have not determined whether these technologies may infringe upon our patents.

If We Lose An Existing Lawsuit Regarding Oxbar, Our Ability To Use And License Oxbar For Certain Applications Would Be Impaired

An existing lawsuit challenges our ability to use and sublicense certain applications of Oxbar. Crown Cork & Seal Technologies Corporation, or CCK Technologies, holds the patents related to Oxbar and will contribute these patents to us upon the completion of this offering. CCK Technologies is the plaintiff in a patent infringement suit regarding Oxbar for use in certain plastic containers. Oxbar may be combined with various plastic materials, including PET, for use in various forms of packaging. An intervenor in the suit is asserting that it has the exclusive right under a license from CCK Technologies to use and sublicense certain combinations of Oxbar as used in, among other things, PET packaging. CCK Technologies is contesting the intervenor’s claim to the extent it relates to PET packaging. Although we have not earned any revenue from licensing Oxbar, we believe that licensing Oxbar represents a potential source of revenue. If we lose the Oxbar action, the amount of revenue that we may earn by licensing Oxbar will likely be reduced because the intervenor will have the exclusive right to license certain applications of Oxbar. In addition, the patent infringement claim could not proceed against the alleged infringer as the intervenor purports to have granted the alleged infringer a sublicense. If successful, the intervenor may also assert claims against our right to use Oxbar in certain PET applications.

A Third Party Has The Right To Sublicense Our Oxbar-Related Patents, Which May Weaken The Competitive Advantages Of Our Oxbar Technology

Our Oxbar technology is subject to a worldwide royalty-free cross-license with Rexam AB, which owns several patents relating to oxygen-scavenging technology. The cross-license agreement gives both parties the right to use and sublicense each other’s oxygen scavenging technology patents, but not each other’s know-how. The competitive advantages that we believe can be achieved through Oxbar may not be fully realized to the extent that Rexam uses Oxbar to compete with us or sublicenses Oxbar to any of our existing or potential competitors. We are in the process of negotiating a new agreement with Rexam to modify our respective rights to Oxbar, but this agreement may not be concluded.

Rapid Changes In Available Technologies Could Render Our Products And Services Obsolete

Significant technological changes could render our existing technology or our products and services obsolete. The markets in which we operate are characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. We attribute much of our recent competitive success to our existing technology, and our ability to compete may dissipate if our existing technology is rendered obsolete. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, our net sales and profitability may decline. To be successful, we must adapt to rapidly changing markets by continually improving our products and services and by developing new products and services to meet the needs of our customers. Our ability to develop these products and services will depend, in part, on our ability to license leading technologies useful in our business and develop new offerings and technology that address the needs of our customers. Similarly, the equipment that we use may be rendered obsolete by new technologies. A significant investment in new equipment may reduce our profitability.

We May Have Difficulty Replacing Key Personnel

We believe that our success will depend on continued employment by us of senior management and key technical personnel. If one or more of these persons are unable or unwilling to continue in their present positions, and if we are unable to attract and retain other comparable personnel, our business and operations could be disrupted. Certain members of our senior management have years of industry experience, and it would be difficult to find new personnel with comparable experience. Because our business is highly specialized, we believe that it would also be difficult to replace our key technical personnel. There is no guarantee that our key senior management and technical personnel will be able or willing to continue working with us after this offering. In addition, we do not currently maintain key man insurance for any of our senior managers or technical personnel.

Demand For Our Products May Fluctuate As Our Customers Change Their Product Lines And Marketing Strategies

A reduction in demand for PET packaging may reduce our net sales and negatively impact our prospects for future growth. From time to time our customers change product lines, eliminate product lines and reduce the amount that they spend on marketing product lines. As a result, our customers’ demand for PET packaging may fluctuate or decrease permanently.

Consolidation Of Our Customers May Increase Our Customers’ Negotiating Leverage And Harm Our Business

The consolidation of our customers may reduce our net sales and profitability. If one of our larger customers acquires one of our smaller customers, or if two of our customers merge, the combined customer’s negotiating leverage with us may increase and our business with the combined customer may become less profitable. In addition, if one of our customers is acquired by a company that has a relationship with one of our competitors, we may lose that customer’s business.

We Operate In A Very Competitive Business Environment And We May Lose Business To Other Forms Of Packaging Or To Our Competitors In The PET Industry

Competition from producers of other forms of packaging and our competitors within the PET industry may cause our customers to purchase other types of packaging or to purchase PET containers from our competitors, which may reduce our net sales and profitability. PET containers compete in the packaging market with glass bottles, metal cans, paperboard cartons and other materials. Changes in the relative cost and quality of other packaging materials may reduce the market for PET containers. In addition, competition within the PET industry is intense and increases in productivity and other factors have increased pricing pressure. Some of our competitors have greater financial, technical and marketing resources than we do. Our current or potential competitors may offer products at a lower cost or products that are superior to ours. In addition, our competitors may be more effective and efficient in integrating new technologies. Although we typically sell to our customers pursuant to long-term contracts, our contracts typically provide that our customers may purchase from an alternative source if we cannot provide products that are of similar quality at an equivalent price.

In addition to competition with other independent suppliers of PET packaging, some of our potential customers produce their own PET containers. Coca-Cola, one of the largest end-users of conventional PET containers in the United States, self-manufactures its own PET preforms and blows its own bottles. Our customers, including PepsiCo, could develop or expand in-house preform production and bottle blowing capacity in the future, which may reduce our sales to those customers and our profitability.

If We Do Not Have Adequate Funds To Make All Capital Expenditures That Are Necessary To Grow With Our Markets And Maintain Our Facilities, Our Business May Be Impaired And Our Profitability Reduced

If we do not have adequate funds to make our capital expenditures or if the expected benefits of capital expenditures are not achieved, our business may be impaired and our profitability reduced. Our business is capital intensive, and our equipment is currently operating at near full capacity. We expect to have substantial capital needs in the near future for capacity expansion. If we do not have funds available to satisfy our capital expenditure requirements, we may not be able to pursue our strategy for profitable growth. We cannot be certain that our capital needs will not be larger than expected. We also can not be certain that the expected benefits of any capital expenditures will be achieved.

Increases In The Price Of Resin May Impact Our Financial Results And May Deter The Growth Of The PET Market

We use large quantities of plastic resin in manufacturing our products and increases in the price of resin may increase our cost of products sold, reduce our profitability and reduce our prospects for growth. Resin is the principal raw material used in the manufacture of our products. Resin is subject to substantial price fluctuations. Resin is a petroleum product and resin prices may fluctuate with prices in the worldwide oil market. Political or economic events in oil producing countries such as those in the Middle East may impact the price of resin. We generally do not have long-term supply contracts with our resin suppliers and are therefore subject to the risk of fluctuations in the price of resin. Although most of our contracts permit us to pass the price of resin through to our customers, market conditions may not permit us to fully pass through any future resin price increases. Significant increases in resin prices, coupled with an inability to promptly pass such increases on to customers, may increase our cost of products sold and reduce our profitability. A sustained increase in the price of resin may slow the rate of conversion of alternative packaging materials, such as glass and metal, to PET, or may make these alternative packaging materials more attractive than PET. If this reduces the demand for PET packaging, it may significantly reduce our prospects for growth.

PepsiCo May Choose To Supply Us With Resin, Which May Reduce Our Ability To Negotiate Favorable Resin Purchase Contracts

PepsiCo may choose to supply us with an increasing amount of resin, which may reduce our profitability. Because we are a large purchaser of resin, we enjoy significant leverage in negotiating resin purchase agreements. Under our main contract with PepsiCo, PepsiCo has the right to direct a third party to supply us with some or all of the resin that we require to manufacture products for PepsiCo under this contract. PepsiCo has exercised this right with respect to a portion of our resin requirements under this contract. To the extent that PepsiCo exercises this right with respect to an increasing amount of resin, the profitability of our business may decline. In addition, the amount of resin that we purchase will decline and we may lose some of our leverage in negotiating resin purchase agreements. If we have to pay higher prices for resin, our costs will increase and we may not be able to offer our customers pricing terms as favorable as those we offer now or as favorable as those offered by our competitors.

Interruptions In The Supply Of Resin Could Disrupt Our Operations

If our suppliers are unable to meet our requirements for resin, it may prevent us from manufacturing our products. Our suppliers may not continue to provide resin to us at attractive prices, or at all, and we may not be able to obtain resin in the future from these or other suppliers on the scale and within the time frames we require. Any failure to obtain resin on a timely basis at an affordable cost, or any significant delays or interruptions of supply, could prevent us from supplying our customers on a timely basis.

Expansion of our operations might place a significant strain on our suppliers, some of whom have limited resources and production capacity. Certain of our suppliers, in turn, rely on sole or limited sources of supply for components included in the resin that they sell to us. Failure of our suppliers to adjust to meet such increasing demand may prevent them from continuing to supply resin in the quantities and at the quality and the times required by us, or at all.

We Depend On A Small Number Of Suppliers For Some Of Our Manufacturing Equipment And An Interruption In Our Supply Of Manufacturing Equipment Would Harm Our Ability To Expand

Our business relies on specialized manufacturing equipment that is produced by a small number of suppliers. If any of these suppliers increases its prices significantly, goes out of business or is otherwise unable to meet our requirements for necessary equipment, we may be unable to expand our operations. This may significantly reduce our prospects for growth.

Our Business Is Seasonal And Cool Summer Weather May Result In Lower Sales

Unseasonably cool weather during a summer could reduce our net sales and profitability. A significant portion of our revenue is attributable to the sale of beverage containers. Demand for beverages tends to peak during the summer months. In the past, significant changes in summer weather conditions have affected the demand for beverages, which in turn affects the demand for beverage containers manufactured by us.

Our International Operations Subject Us To Foreign Currency Risk And Other Instabilities

In 2001, we derived approximately 22% of our revenue from sales in foreign currencies. In our financial statements, we translate local currency financial results into United States dollars based on average exchange rates prevailing during a reporting period. Our most significant foreign currency exposures are to the British pound and the euro. During times of a strengthening United States dollar, our reported international revenue and earnings will be reduced because the local currency will translate into fewer United States dollars. In addition, we may face restrictions on our ability to repatriate funds from our international operations.

As a result of our international operations, we are also subject to risks associated with operating in foreign countries, including changes in governmental policies and regulations, war, acts of terrorism, and other sources of instability. We are also at risk for acts of terrorism in the United States. These risks may negatively impact our financial condition and results of operations.

Higher Energy Costs And Interrupted Power Supplies May Increase Our Operating Costs And Limit Our Ability To Supply Our Customers

Electrical power is vital to our operations, and we rely on a continuous power supply to conduct our business. If energy costs substantially increase in the future, we could experience a significant increase in operating costs. In addition, frequent power interruptions may limit our ability to supply our customers and negatively impact our business.

We Are Subject To Costs And Liabilities Related To Environmental And Health And Safety Standards

Our facilities and operations are subject to federal, state, local and foreign environmental and employee safety laws and regulations, including those regarding the use, storage, handling, generation, transportation, treatment, emission and disposal of certain substances. The nature of our operations exposes us to the risk of liabilities or claims with respect to environmental and worker health and safety matters.

Currently, we are involved in a small number of compliance and remediation efforts primarily concerning wastewater discharge and possible soil and groundwater contamination, including investigations and certain other activities at our Didam, Netherlands facility for which we have recorded an accrual of $200,000. Based on information presently available, we do not believe that the cost of these efforts will be material. However, environmental and health and safety matters cannot be predicted with certainty, and actual costs may increase materially.

We Face Product Liability Risks And The Risk Of Negative Publicity If Our Products Fail

Our business is exposed to products liability risk and the risk of negative publicity if our products fail. Although we maintain insurance for products liability claims, the amount and scope of our insurance may not be adequate to cover a products liability claim that is successfully asserted against us. In addition, products liability insurance could become more expensive and difficult to maintain and, in the future, may not be available on commercially reasonable terms or at all.

In addition, we are exposed to the products liability risk and negative publicity affecting our customers and suppliers. Because many of our customers are food, beverage and other consumer products companies, with their own products liability risks, our sales may decline if any of our customers are sued on a products liability claim. We may also suffer a decline in sales from the negative publicity associated with such a lawsuit or with adverse public perceptions in general regarding our products or our customers’ products that use our containers.

Our Operations and Profitability Could Suffer If We Experience Labor Relations Problems

A prolonged work stoppage or strike could prevent us from operating our manufacturing facilities. The contract with our union employees in our Didam, Netherlands facility expires on October 31, 2002 and the contract with our union employees in our Sherburn, England facility expires on December 31, 2003. We believe that our employee relations are good and that we will be able to reach new agreements on satisfactory terms. However, we may not be able to reach new agreements without a work stoppage or strike and any new agreements that are reached may not be reached on terms satisfactory to us.

We Have A Significant Amount Of Goodwill And A Writedown Of Goodwill Could Result In Lower Reported Net Income And A Reduction Of Our Net Worth

We have a significant amount of goodwill and a writedown of our goodwill would reduce our net worth. At June 30, 2002, we had $331.8 million of goodwill. In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” We adopted this standard on January 1, 2002 and recorded a charge for the cumulative effect of a change in accounting for $50.1 million. Under the new standard we will no longer amortize goodwill reflected on our balance sheet. We are, however, required to evaluate goodwill reflected on our balance sheet to determine whether the goodwill is impaired under the guidelines of the standard. Accordingly, we will need to test the value of our goodwill for impairment at least annually and, under certain circumstances, recognize an impairment charge.

One circumstance that may indicate the need for an immediate impairment review would be if our book value was in excess of our market capitalization. This could occur at any time after the completion of this offering. As the initial public offering price of our common stock moves closer to the low end of the expected price range of $15.00 to $18.00 per share, it becomes more likely that we will need to perform an impairment review, though we may be required to perform an impairment review even at the top of the range. If we recognize an impairment charge, our net worth will be reduced.

Risks Related To Our Relationship With Crown

Transitional Arrangements And Agreements With Crown Are Not The Result Of Arm’s Length Negotiations And May Not Be Sustained On The Same Terms

The transitional arrangements and other contractual agreements that we will have with Crown after the completion of this offering will have been made in the context of a parent-subsidiary relationship and negotiated in the overall context of this offering. As a result, these agreements are not on arm’s length terms, and are not representative of the terms that we might have reached with unaffiliated third parties or of the terms of future agreements that we may enter into with unaffiliated third parties. As a result of a material breach relating to us or Crown, Crown may cease to provide these services.

Our Business May Be Disrupted As We Develop Internal Information Technology And Other Services

We are a wholly owned subsidiary of Crown and have received information technology and other corporate services from Crown. Following the completion of this offering we will no longer be wholly owned by Crown, but Crown will continue to provide services to us for a period of time pursuant to contracts between Crown and us. We plan to develop our own corporate service capabilities over time. The development and implementation of these capabilities may divert management’s attention and involve significant costs. We expect the development of our own information technology systems to be particularly demanding. Our business may be disrupted as we begin the transition to internal corporate services.

We Could Be Liable For Crown’s Pension Obligations

Under certain circumstances we may be liable for Crown’s pension obligations. The Crown pension plans are subject to the Employee Retirement Income Security Act of 1974, or ERISA, and if all Crown pension plans terminated as of December 31, 2001, would have been underfunded by approximately $670 million. Under ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority to terminate an underfunded plan under certain circumstances. If the Crown pension plans were terminated prior to the completion of this offering, we could be held liable for the underfunding. We have discussed this situation with the PBGC, and as a result of these discussions, prior to the completion of this offering we will assume the Crown pension plan that covers all of our current and former hourly employees and certain of our former salaried employees. Provided we assume such plan, the PBGC has indicated that it does not intend to take any action now with respect to the Crown pension plans as a result of this offering. However, if the remaining Crown pension plans are terminated within five years of the completion of this offering, the PBGC may bring a claim under ERISA to hold us liable for the Crown plans’ underfunding if it is determined that a principal purpose of this offering was to evade pension liability. We do not believe that is the case. Because Crown will use its proceeds from this offering to pay a portion of its debt, we believe it is unlikely that we would be liable for any such claim, but we may not prevail. In any case, if any of these claims are brought against us in the future, they may be costly to defend and they may reduce our liquidity and the price of our stock.

We Could Be Liable For Income Taxes Owed By Crown

In previous years, our tax results were consolidated with those of Crown and its United States subsidiaries, and we could be liable for income taxes owed by Crown for those years. Following this offering, we will no longer be part of the federal consolidated group or any state combined or consolidated group including Crown and its United States subsidiaries. However, with respect to the years during which we were part of this consolidated group, we are severally liable for the federal income tax liability of each other member of the consolidated group. We could also be jointly and severally liable for state tax liabilities of each other member of a combined or consolidated group for state tax purposes for the years that included us or any of our subsidiaries and Crown or any of its subsidiaries. Certain of our non-United States subsidiaries were also part of a combined tax group including subsidiaries of Crown. We could similarly be liable for foreign taxes of each other member of such a combined tax group for years that our non-United States subsidiaries were included in a combined tax group. Consequently, the Internal Revenue Service or other taxing authority may seek payment of any of the foregoing taxes from us, in which case our obligation to pay such taxes would have priority over our payment obligations under the notes or the note guarantees. Disputes or assessments could arise during future audits by the Internal Revenue Service or other taxing authorities in amounts that we cannot quantify.

If Crown Is Unable To Meet Its Financial Obligations, Including Obligations To Its Lenders, Pension Plan Obligations And Payments To Settle Asbestos-Related Claims, Its Own Creditors May Pursue Claims Against Us

If Crown is unable to meet its own financial obligations, including obligations to its lenders, pension plan obligations and payments to settle asbestos-related claims, Crown’s creditors may try to bring their claims for payment against us. If these claims are successful, they may result in significant liabilities for us. In addition, Crown’s creditors may contend that their claims have priority over the notes. Crown is highly leveraged and, as of June 30, 2002, the aggregate amount of its outstanding indebtedness due prior to December 31, 2003 was approximately $3.17 billion. A significant portion of Crown’s operating cash flow is used for the payment of principal and interest, funding pension plan obligations and for payments to settle asbestos-related claims brought against Crown. As a result of downgrades in Crown’s credit ratings during 2000 and 2001 and the uncertainties regarding its asbestos-related liabilities, Crown may not be able to access the capital markets in the future, or successfully repay, refinance or restructure its debt. No claims have been asserted against us by Crown’s own creditors, and asbestos-related claims against Crown have not involved our business. While we believe it is unlikely that our historical relationship with Crown would result in liability for claims by Crown’s creditors, we may not prevail in such a claim. In any case, if any of these claims are brought against us in the future, they may be costly to defend and they may reduce our cash flow. We may also have joint liability with Crown for certain taxes, pension obligations and other similar statutory obligations, as discussed in the two immediately preceding risk factors.

Our Directors May Have Conflicts Of Interest Because Of Their Ownership Of Crown Stock And Because Some Of Them Are Also Directors Or Executive Officers Of Crown

Some of our directors own Crown common stock and participate in incentive compensation programs of Crown. This could create, or appear to create, potential conflicts of interest when our directors are faced with decisions that could have different implications for Crown than they do for us. In addition, three of our eight directors are also directors or executive officers of Crown. These directors will owe fiduciary duties to the stockholders of each company and may have conflicts of interest in matters involving or affecting us and Crown. Under our certificate of incorporation and the corporate agreement between us and Crown we have renounced any interests or expectation in being offered any business opportunity presented to Crown or any of its affiliates. In the event that one of our directors who is also a director, officer or employee of Crown or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us, that director will have no duty to communicate or present the corporate opportunity to us. In addition, that director may communicate or present the corporate opportunity to Crown or any of its affiliates and will not be liable to us or our stockholders for breach of any fiduciary duty as one of our directors by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

If Any Transfers Of Assets To Us By Crown Are Deemed To Be Fraudulent Conveyances, We May Be Required To Return The Assets To Crown

If any transfers of assets to us by Crown in connection with this offering are found to be fraudulent conveyances, we may be required to return the assets to Crown or may be held liable to Crown or its creditors for damages alleged to have resulted from the conveyances. In connection with this offering Crown will transfer to us various assets including intellectual property, as described in “Relationship with Crown Cork & Seal Company Inc.—License Agreements,” and equity interests in certain Crown affiliates, as described in “—Transfers of Certain Interests.” A court could hold a transfer to be a fraudulent conveyance if Crown received less than reasonably equivalent value and Crown was insolvent at the time of the transfer, was rendered insolvent by the transfer or was left with unreasonably small capital to engage in its business. A transfer may also be held to be a fraudulent conveyance if it was made to hinder, delay or defraud creditors. We believe that Crown is receiving reasonably equivalent value and that Crown is not acting to hinder, delay or defraud creditors, and we therefore do not believe that any of the transfers to us by Crown in connection with this offering would constitute a fraudulent conveyance even if Crown were later determined to have been rendered insolvent or left with unreasonably small capital. However, a court applying the relevant legal standards may not reach the same conclusion. In a recent evidentiary ruling in In re W.R. Grace & Co., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is rendered insolvent by a transfer depends on the actual liabilities of the transferor, and not what the transferor knows about such liabilities at the time of the transfer. Therefore, under the court’s analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by the court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent conveyance.

Risk Factors Relating to the Notes

We Are Subject To Certain Covenant Restrictions In Our Senior Secured Credit Facility And The Indenture Relating To The Notes Which May Limit Our Ability To Repay Our Indebtedness

Our senior secured credit facility and the indenture relating to the notes contain a number of restrictive covenants that impose significant restrictions on us. Compliance with these restrictive covenants may limit our flexibility in operating our business. Failure to comply with the covenants contained in these debt instruments could give rise to an event of default. These covenants restrict, among other things, our ability to:

•	incur additional indebtedness and guarantee obligations;

•	create liens;

•	engage in mergers, consolidations, liquidations or the creation of subsidiaries;

•	change the nature of our business;

•	make equity investments or loans;

•	sell, lease or otherwise dispose of assets;

•	engage in sale and leaseback transactions;

•	sell or discount notes or receivables;

•	pay dividends, make distributions, or redeem any equity securities;

•	engage in transactions with affiliates;

•	modify our organizational documents or certain debt documents;

•
enter into agreements restricting our ability or the ability of a subsidiary to incur liens, or restricting the ability of a subsidiary to pay dividends to, make or repay loans to, transfer property to, or guarantee indebtedness of, us or any of our other subsidiaries;

•	prepay certain indebtedness; and

•	allow debt to be designated as senior debt.

Our senior secured credit facility also includes financial covenants.

If we default on any of the covenants under the senior secured credit facility, the lenders could cause all amounts outstanding under the senior secured credit facility to be due and payable immediately and could proceed against any collateral securing that indebtedness. Our assets or cash flow may not be sufficient to fully repay the borrowing under the senior secured credit facility, either upon maturity or if accelerated upon an event of default. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments, including the notes.

Under our senior secured credit facility, we will pledge as collateral all of the capital stock of our domestic subsidiaries, 65% of the capital stock of our foreign subsidiaries and all of the assets of our domestic subsidiaries. As of June 30, 2002, the book value of the assets of our domestic subsidiaries that will be pledged as collateral was $329.8 million.

Your Right To Receive Payments On The Notes Is Subordinated To Our Senior Indebtedness And Your Right To Receive Payments Under The Note Guarantees Is Subject To The Senior Indebtedness Of Our Domestic Restricted Subsidiaries

The notes and the note guarantees will be unsecured obligations. The notes will be subordinated in right of payment to all of our existing and future senior debt, while the note guarantees will be subordinated in right of payment to all of the existing and future senior debt of our domestic restricted subsidiaries. Senior debt includes debt for money borrowed and other obligations. Our obligations under the senior secured credit facility are secured by, among other things, a first priority pledge of all the capital stock of our domestic subsidiaries, 65% of the capital stock of our first tier foreign subsidiaries and substantially all the U.S. assets owned by us and our domestic subsidiaries. This means that assets will not be available to pay on the notes or the note guarantees until all senior debt has been paid in full if we or any of our domestic restricted subsidiaries are in a bankruptcy, liquidation or reorganization or if payment of any part of any senior debt is accelerated. If either of these events occur, there may not be sufficient assets remaining after discharging the senior debt to pay amounts due on the notes or the note guarantees. Upon the occurrence of any default under our senior secured credit facility, the lenders may be able to prohibit the payment of principal and interest under the notes and the guarantees under the subordination provisions contained in the indenture.

Claims Of Creditors Of Non-Guarantor Subsidiaries Will Have Priority With Respect To The Assets And Earnings Of Such Subsidiaries Over You

None of our existing or future foreign subsidiaries will guarantee the notes. Claims of creditors of any subsidiaries that do not guarantee the notes, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including you, even if the obligations of those subsidiaries do not constitute senior indebtedness. At June 30, 2002, our non-guarantor subsidiaries had approximately $34.3 million of liabilities, excluding indebtedness to Crown. We and our guarantor subsidiaries owned approximately 87% of our total consolidated assets at June 30, 2002 and generated approximately 78% of our net sales for the six months ended June 30, 2002.

The Note Guarantees May Be Unenforceable Due To Fraudulent Conveyance Statutes

Under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws, a court could find that a guarantee is unenforceable or that claims under the guarantee may be subordinated to all other debts of that guarantor if the guarantee would constitute a fraudulent conveyance under applicable law. If a court were to void the note guarantees, you would not have a claim against the guarantors. A court could also void any payments the guarantors made to you and require that you return the payments to the guarantors.

Based upon financial and other information currently available, we do not believe that the note guarantees will constitute fraudulent conveyances because we believe that the note guarantees are being incurred for proper purposes and that each guarantor is solvent, will have sufficient capital for its business and will be able to pay its debts as they mature. However, there is uncertainty regarding the standards a court would apply in determining whether the note guarantees are voidable under U.S. bankruptcy law or constitute a fraudulent conveyance, and a court may not agree with our conclusions about the guarantors.

We May Not Have Sufficient Funds To Repay The Notes Upon A Change Of Control

If we experience certain changes of control, you will have the right to require us to purchase your notes at a purchase price equal to 101% of the principal amount of your notes, plus accrued and unpaid interest. In such circumstances, we may also be required to repay our other outstanding debts or obtain consents that may be required to permit us to repurchase your notes. If we cannot repay our debts or obtain the needed consents, we may be unable to purchase the notes. This would be an event of default under the indenture. Upon a change of control, we may not have sufficient funds to make any required payments, including purchases of the notes, as described above. See “Description of Notes—Change of Control” beginning on page 99 of this prospectus.

If An Active Trading Market For The Notes Does Not Develop, The Liquidity And Value Of The Notes Could Be Harmed And You May Be Unable To Sell Your Notes At The Price You Desire Or May Not Be Able To Sell Them At All

There is no existing trading market for the notes, and a market for the notes may not develop. If an active trading market for the notes does not develop, the liquidity and value of the notes could be harmed and you may be unable to sell your notes at the price you desire or may not be able to sell them at all.

Even if a public market for the notes develops, trading prices will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. Declines in the market for debt securities generally may also materially and adversely affect the liquidity of the notes, independent of our financial performance.

Your Right To Require Us To Redeem The Notes Is Limited

The holders of notes have limited rights to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring. Consequently, the change of control provisions of the indenture will not afford any protection in a highly leveraged transaction, including a transaction initiated by us, if the transaction does not result in a change of control or otherwise result in the event of default under the indenture. Accordingly, the change of control provisions are likely to be of limited usefulness in such situations.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Statements that include the words “expect,” “believe,” “intend,” “plan,” “anticipate,” “project,” “will,” “may,” “could,” “should,” “pro forma,” “continues,” “estimates,” “potential,” “predicts,” “goal,” “objective” and similar statements of a future nature identify forward-looking statements. In addition, this prospectus contains forecasts of future growth in markets we serve. These forecasts were prepared by entities that are not affiliated with us or the underwriters and are based on assumptions formulated by those entities without consultation with us or the underwriters. These forward-looking statements and forecasts are subject to risks, uncertainties and assumptions, including, among other things:

•	Continued conversion from metal, glass and other materials for packaging to plastic packaging;

•	Increasing demand for packaging requiring our proprietary technologies and know-how;

•	Our ability to protect our existing technologies and to develop new technologies;

•	Our ability to control costs;

•	The terms upon which we acquire resin and our ability to reflect those terms in our sales;

•	Our debt levels and our ability to obtain financing and service debt;

•	Our ability to comply with restrictive covenants contained in the instruments governing our indebtedness;

•	Our additional costs incurred as an independent public company;

•	Legal and regulatory proceedings and developments;

•	General economic and political conditions;

•	Weather conditions;

•	Our ability to identify trends in our markets and to offer new solutions that address the changing needs of these markets;

•	Our ability to successfully execute our business model;

•	Our ability to successfully renew our contractual relationship with PepsiCo;

•	Our ability to compete successfully against competitors; and

•	The other risks described above in “Risk Factors.”

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur and the forecasts included in this prospectus may not be accurate. The forward-looking statements in this prospectus are made as of the date of this prospectus.

USE OF PROCEEDS

The proceeds from this offering and the term loan will be used to pay a note that we distributed to Crown in the principal amount of $350 million, bearing an interest rate of 4.3% and a maturity date of one year from October 15, 2002, the date of issuance.

We will not receive any proceeds from Crown’s concurrent offering of shares of our common stock. However, if the underwriters exercise their over-allotment option to purchase additional shares, we will receive the proceeds from the sale of such shares. If the underwriters exercise their over-allotment option in full, we estimate that we will receive approximately $27.6 million from the sale of such shares, assuming a price of $16.50 per share, the mid-point of the offering range shown on the cover of the prospectus for the concurrent common stock offering, and after deducting underwriting discounts and commissions. We will use such proceeds to pay outstanding indebtedness under our senior secured credit facility, which consists of our revolving loan facility and our term loan, and for general corporate purposes. To the extent that we use such proceeds to repay outstanding indebtedness under our revolving loan facility, such payment will not reduce the amount available under the revolving loan facility. We anticipate that upon completion of this offering we will borrow $14.4 million under our revolving loan facility to pay refinancing fees and accrued interest on our $350 million note to Crown, and that we will not borrow any other funds under the revolving loan facility before any exercise of the over-allotment option. Our revolving loan facility will bear interest at a rate estimated to be LIBOR plus 300 basis points and will have a five-year maturity. Our $150 million term loan will bear interest at a rate estimated to be LIBOR plus 325 basis points and will have a seven-year maturity.

We are currently a guarantor of the indebtedness under Crown’s credit facility, and our common stock held by Crown and substantially all of our assets are pledged to secure Crown’s indebtedness under its credit facility. Concurrently with the completion of this offering, Crown will use its proceeds from its concurrent offering of our common stock and from our repayment of intercompany debt to pay a portion of its indebtedness, including under its credit facility, and Crown will obtain from the lenders under Crown’s credit facility a release of our guarantee of Crown’s indebtedness and their security interest in our assets and the common stock being offered by Crown. We do not intend to guarantee the indebtedness of Crown or pledge assets to secure the indebtedness of Crown in the future. Affiliates of the underwriters are lenders under Crown’s credit facility.

CAPITALIZATION

The following table shows our capitalization as of June 30, 2002 stated on an actual basis and on an adjusted basis to give effect to the following events, as if each such event had occurred on June 30, 2002:

•	a 120,000 for one stock split that we will effect prior to the completion of this offering;

•	the distribution to Crown of a note in the principal amount of $350 million;

•	the completion of this offering, the completion of our $150 million term loan arrangement which amortizes at the rate of 1% per year, and the application of these proceeds to repay our note to Crown;

•	the completion of our concurrent common stock offering at an assumed price of $16.50 per share and the issuance of 11,000 shares of restricted stock;

•	our borrowing $14.4 million under our revolving loan facility to pay refinancing fees and accrued interest on our $350 million note to Crown;

•	the capitalization by Crown of its other outstanding intercompany indebtedness with us; and

•	the retention by Crown of all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees.

The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and related notes included elsewhere in this prospectus.

	At June 30, 2002
	Actual	As Adjusted
	(in millions)
Revolving loan facility	—	$14.4
Term loan	—	150.0
Intercompany debt	$44.8	—
Senior subordinated notes	—	200.0

Total debt	44.8	364.4

Minority interests	4.3	4.3
Common stock, par value $.01 per share; 1,000 shares authorized, actual; 100 shares issued and outstanding, actual; 75,000,000 shares authorized, as adjusted; 12,000,000 shares issued and outstanding, as adjusted	—	0.1
Preferred stock, par value of $.01 per share; no shares authorized, actual; no shares issued and outstanding, actual; 5,000,000 shares authorized, as adjusted; no shares issued and outstanding, as adjusted	—	—
Additional paid in capital	—	250.4
Unearned compensation—restricted stock awards	—	(0.2)
Accumulated other comprehensive loss	—	(8.5)
Owner’s net investment	520.0	—

Total equity	520.0	241.8

Total capitalization	$569.1	$610.5

Total debt to capitalization ratio	7.9%	59.7%

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Our unaudited pro forma combined financial statements as of and for the six months ended June 30, 2002 and for the year ended December 31, 2001, have been prepared from the combined financial statements that we present elsewhere in this prospectus. These statements reflect adjustments for the following:

•	a 120,000 for one stock split that we will effect prior to the completion of this offering;

•	the distribution to Crown of a note in the principal amount of $350 million;

•	the completion of this offering and our $150 million term loan arrangement, and the application of these proceeds to repay our note to Crown;

•	the completion of our concurrent common stock offering at an assumed price of $16.50 per share and the issuance of 11,000 shares of restricted stock;

•	our borrowing $14.4 million under our revolving loan facility to pay refinancing fees and accrued interest on our $350 million note to Crown;

•	the capitalization by Crown of its other outstanding intercompany indebtedness with us;

•	the retention by Crown of all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees; and

•	transactions described under “Relationship with Crown Cork & Seal Company, Inc.” as described in the notes to the pro forma combined financial information below.

These adjustments are more fully described in the notes to the pro forma combined financial information below.

For purposes of the pro forma combined statements of operations, these transactions are assumed to have occurred at the beginning of 2001. For purposes of the pro forma combined balance sheet, they are assumed to have occurred on June 30, 2002.

The pro forma combined statements of operations for the six months ended June 30, 2002 exclude the cumulative effect of a change in accounting for goodwill.

The unaudited pro forma combined financial statements should not be considered indicative of actual results that would have been achieved had the transactions been completed as of the dates indicated and do not purport to indicate the balance sheet data or results of operations as of any future date or any future period.

The unaudited pro forma combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes included elsewhere in this prospectus.

Pro Forma Combined Statements of Operations

	Year ended December 31, 2001				Six Months ended June 30, 2002
	Actual	Pro Forma adjustments		Pro Forma	Actual	Pro Forma adjustments		Pro Forma
Net customer sales	$742.8			$742.8	$358.5			$358.5
Net affiliate sales	3.0			3.0	2.7			2.7

Net sales	745.8			745.8	361.2			361.2
Cost of products sold, excluding depreciation	648.7	$(0.9	)(6)	647.8	300.7	$(1.4	)(6)	299.3
Depreciation	56.5			56.5	27.0			27.0

Gross profit	40.6	0.9		41.5	33.5	1.4		34.9
Amortization of goodwill	12.2			12.2	0.0			0.0
Selling and administrative expense	9.1	6.4	(1)	15.5	4.8	3.0	(1)	7.8
Management charges	4.4	(4.4	)(1)	0.0	2.0	(2.0	)(1)	0.0
Research and technology expense	13.2	(3.2	)(2)	10.0	6.4	(1.4	)(2)	5.0
Provision for restructuring and asset impairment	2.0			2.0	0.0			0.0
Interest expense	10.4	18.8	(3)	29.2	1.4	13.2	(3)	14.6
Other expense/(income), net	0.1			0.1	0.0			0.0
Foreign exchange adjustments	0.5			0.5	0.1			0.1

Income/(loss) before income taxes and cumulative effect of a change in accounting	(11.3)	(16.7)		(28.0)	18.8	(11.4)		7.4
Provision for income taxes	(2.5)	5.8	(7)	3.3	(7.3)	4.0	(7)	(3.3)
Minority interests	0.2			0.2	(0.1)			(0.1)

Income/(loss) before cumulative effect of a change in accounting	$(13.6)	$(10.9)		$(24.5)	$11.4	$(7.4)		$4.0

Pro forma basic and diluted income/(loss) per share before cumulative effect of a change in accounting				$(2.04)				$0.33

Pro forma weighted average shares outstanding (in millions)(4)				12.0				12.0

Pro Forma Combined Balance Sheet
As of June 30, 2002

	Actual	Reorganization and Other Adjustments		Offering Adjustments		Pro Forma As Adjusted
Cash and cash equivalents	$3.3					$3.3
Receivables, net	40.3					40.3
Intercompany receivables	1.0					1.0
Inventories, net	87.7					87.7
Prepaid expenses and other current assets	4.8					4.8

Total current assets	137.1					137.1

Long-term receivables	0.3					0.3
Goodwill, net	331.8					331.8
Property, plant and equipment, net	237.3					237.3
Other assets	3.0	$22.3	(6)	$12.9	(5)	38.2

Total Assets	$709.5	$22.3		$12.9		$744.7

Short-term debt	0.0			14.4	(5)	14.4
Current portion of long-term debt	0.0			1.5	(5)	1.5
Accounts payable	73.5					73.5
Accrued liabilities	20.9	(0.2	)(6)			20.7
Intercompany payables	2.0					2.0
Income taxes payable	0.3					0.3

Total current liabilities	96.7	(0.2)		15.9		112.4

Long-term debt	0.0			348.5	(5)	348.5
Long-term intercompany debt	44.8	306.7	(4)	(351.5	)(5)	0.0
Pension liabilities	21.6	(21.6	)(6)			0.0
Postretirement liabilities	3.3					3.3
Deferred income taxes	14.7	15.6	(6)			30.3
Other liabilities	4.1					4.1
Minority interests	4.3					4.3
Preferred stock
Common stock		0.	1 (4)			0.1
Additional paid-in-capital		250.	4(4)(6)			250.4
Retained earnings
Unearned compensation-restricted stock awards		(0.2	) (4)			(0.2)
Accumulated other comprehensive loss		(8.5	) (4)			(8.5)
Owner’s net investment	520.0	(520.0)				(0.0)

Total owner’s net investment	520.0	(278.2)				241.8

Total Liabilities and Owner’s Net Investment/Shareholders’ Equity	$709.5	$22.3		$12.9		$744.7

NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)
Reflects the replacement of current annual management charges of $4.4 million for centrally managed services such as payroll, benefits administration, purchasing and information systems, with a transition services agreement. The transition services agreement is described under “Relationship with Crown Cork & Seal Company, Inc.—Transition Services Agreement” beginning on page 85 of this prospectus. Over time, Constar will replace the services to be provided under the Transition Services Agreement with internal capabilities or third party providers. Also reflects $2.0 million of annual incremental costs for items such as insurance for directors and officers, rating agency and stock exchange fees, incremental audit and legal fees, stock-based compensation and similar costs of being a public company. The unaudited pro forma combined financial statements should not be considered indicative of actual results that would have been achieved had the transactions been completed as of the dates indicated and do not purport to indicate the balance sheet data or results of operations as of any future date or any future period.

(2)
Reflects the decrease in research and technology expenses due to the discontinuation of the current agreement with Crown Cork & Seal Technologies Corporation (“CCK Technologies”) and the contribution of technology to us. Under the current agreement we pay approximately 1.8% of annual sales to CCK Technologies. In return, CCK Technologies:

•	Licenses to us its existing and future patents, trademarks, processes, technical information and all other similar items relating to PET;

•	Pays all our employee and other direct costs related to research and development of existing and prospective technology;

•	Pays all legal and other costs for the defense of its rights to existing technology; and

•	Provides support on customer claims resolution, supplier qualification, spoilage reduction, and product and material specifications.

Upon completion of this offering and the contribution of the technology our requirements in this area will be met through a combination of new hires, including transfers from CCK Technologies; outsourcing of certain services; and a research and development agreement with CCK Technologies for certain other services. All future direct costs, including legal fees, will be our responsibility. The research and development agreement is described under “Relationship with Crown Cork & Seal Company, Inc.—Research and Development Agreement” beginning on page 89 of this prospectus.

As described under “Relationship with Crown Cork & Seal Company, Inc.—License Agreements” beginning on page 89 of this prospectus, we will continue to pay a royalty to Crown for plastic closures manufactured at our UK facility.

The $10 million of pro forma research and technology expense for the year ended December 31, 2001 includes the following items:

(In millions)
Costs for Constar employees dedicated to research and technology	$ 6.5
Research and development agreement with CCK Technologies	1.0
Royalty under patent license agreement with CCK Technologies	0.5
Technology related legal fees	2.0

Total pro forma research and technology expense	$10.0

(3)	Reflects our increased interest expense based on the following, though we cannot assure you that actual interest rates or fees will not differ from our assumptions:

•	We borrow $150 million under a seven-year term loan at LIBOR plus 325 basis points. The average interest rate is assumed to be 5.1%.

•	We issue $200 million of notes, due 2012 at an assumed interest rate of 9.75%.

•	Total proceeds of $350 million under the term loan and notes are used to repay our note to Crown.

•
We borrow $14.4 million under our five-year revolving loan facility, at LIBOR plus 300 basis points, to pay refinancing fees of $12.9 million, and to pay accrued interest of $1.5 million on our $350 million note to Crown. The average interest rate is assumed to be 4.9%. The refinancing fees are amortized to interest expense.

•	We pay a fee of 50 basis points on the undrawn $85.6 million of loan facility availability.

A 0.5% movement in LIBOR would change annual interest expense on the $164.4 million of variable debt by $0.8 million.

In the event that the Underwriters exercise their over-allotment option, we intend to use the proceeds from the sale of shares to repay outstanding indebtedness under our senior secured credit facility and for general corporate purposes. Interest payable in respect thereof would be negligible.

(4)
Reflects the distribution to Crown on October 15, 2002 of a note in the principal amount of $350 million and the capitalization of all other intercompany indebtedness. Also reflects a 120,000 for one stock split that we will effect prior to this offering and the issuance of 11,000 shares of restricted stock at a fair market value of $0.2 million. The value is amortized to compensation expense over the three-year vesting period.

(5)
Reflects the completion of this offering and borrowings, concurrent with the completion of this offering, of $150 million under a term loan, using the total proceeds of $350 million to pay our note to Crown. The term loan includes a current portion of 1% of the term loan due in one year from the date of borrowing. We will also borrow $14.4 million under our revolving loan facility to pay our fees of $12.9 million in connection with the refinancing, and to pay accrued interest of $1.5 million on our $350 million note to Crown. The refinancing fees of $12.9 million will be capitalized and amortized to interest expense.

(6)
Reflects the retention by Crown of all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees, as described under “Relationship with Crown Cork & Seal Company, Inc. —Benefits Allocation Agreement” on page 90 of this prospectus. Our U.S. pension liability is reversed and becomes an asset on a pro forma basis because:

•	Crown is retaining the liability for certain pension benefits, as noted, and

•	the additional minimum pension liability recorded in our historical accounts is significantly reduced due to the resulting improved funding status.

A reconciliation of the pro forma asset to the funded status follows.

Projected benefit obligation	$48.7
Plan assets	45.0

Funded status	(3.7)
Unrecognized loss	26.3
Unrecognized prior service cost	1.7

Net asset recognized	$24.3

Amounts recognized in the balance sheet consist of:

Non-current asset	$22.4
Current liability	(1.8)
Intangible asset	1.7
Minimum pension included in other comprehensive income	2.0

$24.3

(7)	The tax effect, at 35%, of the pro forma adjustments noted above.

SELECTED FINANCIAL DATA

You should read the following selected combined financial data in conjunction with our combined financial statements, including the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. The combined statement of operations data for the years ended December 31, 1999, 2000 and 2001, and the combined balance sheet data at December 31, 2000 and 2001, have been derived from the combined financial statements that have been audited by PricewaterhouseCoopers LLP, independent accountants, included elsewhere in this prospectus. The combined statement of operations data for the years ended December 31, 1997 and 1998 and the six months ended June 30, 2001 and 2002, and the combined balance sheet data as of December 31, 1997, 1998 and 1999 and as of June 30, 2001 and 2002, are derived from unaudited financial statements but are presented on the same basis of accounting as the combined financial information for the audited periods.

Upon the completion of this offering, Crown will transfer to us, and we will transfer to Crown, our respective interests in certain of our affiliates. See “Relationship with Crown Cork & Seal Company,  Inc.—Transfers of Certain Interests” on page 92 of this prospectus. With the exception of dividends paid by our subsidiaries, the combined financial data in this prospectus gives retroactive effect to these transfers as if the transfers took place on January 1, 1997.

	Year ended and as of December 31,					Six Months ended and as of June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in millions)
Combined Statements of Operations Data:
Net customer sales	$708.6	$741.1	$710.2	$707.4	$742.8	$377.9	$358.5
Net affiliate sales	7.9	4.3	2.6	4.5	3.0	1.6	2.7

Net Sales	716.5	745.4	712.8	711.9	745.8	379.5	361.2
Cost of products sold, excluding depreciation	601.8	613.6	568.4	610.2	648.7	329.3	300.7
Depreciation	64.0	57.8	57.2	56.7	56.5	28.1	27.0

Gross Profit	50.7	74.0	87.2	45.0	40.6	22.1	33.5
Amortization of goodwill	12.2	12.2	12.2	12.2	12.2	6.1	0.0
Selling and administrative expense	9.9	10.0	10.0	9.1	9.1	4.6	4.8
Related party charges:
Management charges	4.2	4.1	4.2	4.0	4.4	2.2	2.0
Research and technology expense	11.1	12.9	12.8	12.5	13.2	6.7	6.4
Provision for restructuring and asset impairment	47.4	2.6	0.0	0.7	2.0	2.0	0.0
Interest expense	13.4	10.7	10.6	13.1	10.4	6.6	1.4
Other expense/(income), net	0.1	(2.2)	2.4	6.8	0.1	0.0	0.0
Foreign exchange adjustments	(2.0)	(1.1)	(1.1)	0.3	0.5	0.6	0.1

Income/(loss) before income taxes and cumulative effect of a change in accounting for goodwill	(45.6)	24.8	36.1	(13.7)	(11.3)	(6.7)	18.8
Provision for income taxes	11.5	(14.4)	(18.0)	(1.0)	(2.5)	(0.4)	(7.3)
Minority interests	0.1	1.5	(0.4)	(0.1)	0.2	0.1	(0.1)

Income/(loss) before cumulative effect of a change in accounting for goodwill	(34.0)	11.9	17.7	(14.8)	(13.6)	(7.0)	11.4
Cumulative effect of a change in accounting for goodwill	0.0	0.0	0.0	0.0	0.0	0.0	(50.1)

Net income/(loss)	$(34.0)	$11.9	$17.7	$(14.8)	$(13.6)	$(7.0)	$(38.7)

Combined Balance Sheet Data:
Working capital (1)	$50.7	$65.0	$95.8	$103.2	$32.8	$82.5	$40.4
Goodwill	430.5	418.4	406.2	394.0	381.9	387.9	331.8
Total assets	1,000.4	957.9	959.0	905.9	761.7	865.4	709.5
Total debt	252.1	227.2	192.8	185.6	74.3	143.8	44.8
Owners’ net investment/ shareholders’ equity	597.8	599.3	614.6	588.2	555.9	578.4	520.0
Other Data:
Cash flows provided by (used in):
Operating activities	54.1	60.2	65.9	43.0	126.2	46.8	36.0
Investing activities	(37.5)	(35.2)	(30.6)	(33.8)	(12.7)	(8.1)	(6.2)
Financing activities	(16.0)	(25.3)	(39.7)	(9.9)	(112.8)	(39.6)	(30.3)
EBITDA (2)	44.0	105.5	116.1	68.3	67.8	34.1	47.2
EBITDA before restructuring and asset impairments (2)	76.3	106.7	116.1	68.6	69.5	35.8	47.2
Capital expenditures	39.3	37.8	32.2	34.9	23.5	8.5	7.4
Depreciation and amortization	76.2	70.0	69.4	68.9	68.7	34.2	27.0
Ratio of earnings to fixed charges (3)	—	2.7x	3.5x	—	—	—	6.5x

(1)	We define working capital as the sum of current assets less current liabilities.
(2)
EBITDA is a non-GAAP measurement that we define as income or loss before interest expense, provision for income taxes, depreciation and amortization, minority interests, and the cumulative effect of a change in accounting. EBITDA before restructuring and asset impairments is a non-GAAP measurement that we define as EBITDA excluding non-cash restructuring charges and impairments of long-lived assets. These measures do not represent cash flow for the periods presented and should not be considered as alternatives to net income/(loss), as indicators of our operating performance or as alternatives to cash flows as a source of liquidity, but are measurements commonly used by financial analysts. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies or the definition of EBITDA contained in the indenture governing the notes. Although EBITDA is a non-GAAP measurement, we believe it is a useful measure of pre-tax operating cash flow prior to debt service. The following table reconciles EBITDA before restructuring and asset impairments, and EBITDA, to income/(loss) before income taxes and cumulative effect of a change in accounting for goodwill:

	Year ended and as of December 31,					Six months ended and as of June 30,
	1997	1998	1999	2000	2001	2001	2002
	(dollars in millions)
EBITDA before restructuring and asset impairments	$76.3	$106.7	$116.1	$68.6	$69.5	$35.8	$47.2
Less: non-cash restructuring and asset impairments	(32.3)	(1.2)	0.0	(0.3)	(1.7)	(1.7)	0.0

EBITDA	44.0	105.5	116.1	68.3	67.8	34.1	47.2
Less:
Depreciation	(64.0)	(57.8)	(57.2)	(56.7)	(56.5)	(28.1)	(27.0)
Amortization of goodwill	(12.2)	(12.2)	(12.2)	(12.2)	(12.2)	(6.1)	0.0
Interest expense	(13.4)	(10.7)	(10.6)	(13.1)	(10.4)	(6.6)	(1.4)

Income/(loss) before income taxes and cumulative effect of a change in accounting for goodwill	$(45.6)	$24.8	$36.1	$(13.7)	$(11.3)	$(6.7)	$18.8

(3)
Earnings did not cover fixed charges by $45.6, $13.7 and $11.3 for the years ended December 31, 1997, 2000 and 2001, respectively. Earnings did not cover fixed charges by $6.7 for the six months ended June 30, 2001.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

General

We are a leading global producer of polyethylene terephthalate, or PET, containers for food and beverages and operate 17 manufacturing sites: 14 in the United States and three in Europe. We were one of the pioneers of the PET bottle business and were a major participant in the rapid growth of the two liter PET bottle for soft drinks in the early 1980s, the introduction of single serve soft drink bottles for convenience sales in the 1990s and the development of the market for bottled water over the last few years. We have also been an innovator in applying PET technology to new packaging opportunities.

Conventional PET products represented approximately 83% of our sales in 2001, including approximately 78% of our U.S. sales and substantially all of our European sales. Custom PET bottles represented approximately 13% of our sales in 2001, including approximately 16% of U.S. sales and almost no sales in Europe. The remainder of our sales are derived from plastic closures and extrusion blow molding.

Conventional PET products are primarily used in packaging applications for soft drinks and water and are typically characterized by high volume requirements for large consumer-product customers. Critical success factors in the conventional market include generating high volume production to create economies of scale in manufacturing and purchasing, as well as offering a full service product line. The manufacturing process is highly automated, and therefore much of the cost of operating a bottle-making plant is incurred in indirect manufacturing overhead expense, such as the cost of leasing and maintaining the plant. High production volume allows us to allocate this overhead to a greater number of units and to operate our equipment more efficiently. Being a high volume producer also supports innovation by helping us to finance research and development projects, and provides us with purchasing advantages for resin and equipment.

We believe the soft drink portion of the conventional PET market is poised for another stage of significant growth as single serve PET soft drink bottles enter the supermarket and club store channels, potentially displacing a portion of the can market.

Custom PET products are used in such packaging applications as hot-fill beverages, food, beer and flavored alcoholic beverages, most of which require containers with special performance characteristics. As a result of these special performance requirements, custom PET products typically are characterized by higher prices and margins compared to conventional PET products. Critical success factors in the custom PET market include technology, design capabilities and expertise with specialized equipment and processes.

We believe that the introduction of new PET technologies has created significant opportunities for conversion of glass bottles to PET bottles for juices, teas, and other custom applications. PET conversions were previously constrained by the limited availability of commercially proven technologies. We believe that our existing infrastructure, our proprietary and other technologies, and our experience with large-scale conversions to PET containers from other packaging materials position us to participate in the growth we anticipate in both the custom and conventional markets.

PET bottle manufacturing is capital intensive, requiring both specialized production equipment and significant support infrastructure for power, high pressure air and resin handling. Our existing infrastructure provides us with the ability to place new capacity into existing facilities at a relatively low incremental cost compared to the cost of building a new facility. We are able to apply to the new operations the planning and production skills and, in many cases, molds and production equipment of our existing operations. Our large-scale operations and diverse product offerings allow us to pursue efficient strategies for asset acquisition and utilization. For example, we are able to maintain our competitive cost position as we grow by purchasing state-of-the-art manufacturing equipment for our high-volume product lines and redeploying existing machines to lower volume and specialty product lines.

Relationship with Crown

We have been a wholly owned subsidiary of Crown since 1992. Upon the completion of our concurrent common stock offering, Crown will not own any shares of our common stock.

Our historical costs and expenses include charges from Crown for certain centralized corporate services and for the use of Crown’s infrastructure. These allocations were based on methodologies that Crown believes to be reasonable and are consistent with charges made to other Crown operations; however, these allocations may not be indicative of our future expenses. Upon completion of this offering, certain of these services that have been provided by Crown will be provided by our current or future employees, some of whom may currently be Crown employees. In addition, we intend to enter into a transition services agreement with Crown under which we will continue to receive certain services from Crown while we develop our own capabilities. The services provided by Crown under the transition services agreement will include payroll, systems for accounting reporting, information technology, benefits administration, purchasing and logistics.

Assuming that, throughout the term of the transition services agreement, we do not purchase any optional services from Crown, we do not terminate any of the services to be initially provided by Crown and costs do not increase due to outsourcing of services by Crown, we expect the cost of the services, using currency exchange rates as of October 11, 2002, to be approximately $387,000 per month during the first three months after the completion of this offering, approximately $372,000 per month during the fourth through twelfth months after the completion of this offering and approximately $304,000 per month from the date that is one year after the completion of this offering to the end of the term of the transition services agreement on December 31, 2003.

Our historical expenses also include a technology fee of approximately 1.8% of our net sales that we have been assessed by Crown Cork & Seal Technologies Corporation, or CCK Technologies, a wholly owned subsidiary of Crown. In exchange for this fee, CCK Technologies provides us with access to its intellectual property related to PET, pays for direct costs related to our research, development and engineering activities, provides us with legal services related to the defense of our rights for our existing technologies, and provides us with support for customer claims resolution, supplier qualifications, spoilage reduction and product and material specifications. Upon completion of this offering and the contribution of certain technology from CCK Technologies to us, the existing agreement will be discontinued and our technology and research and development requirements will be met through a combination of new employees, including transfers from CCK Technologies, outsourcing with unrelated third-party providers, and a research and development agreement between Constar, Inc. and CCK Technologies for certain services.

Assuming that, throughout the term of the research and development agreement, Constar, Inc. does not purchase any optional services from Crown and does not terminate any of the services to be initially provided by Crown, we expect the cost of the services to be approximately $105,000 per month during the first six months after the completion of this offering and approximately $40,000 per month from the end of the sixth month after the completion of this offering to the end of the term of the research and development agreement on December 31, 2003. In addition, Constar, Inc. will be required to hire certain Crown personnel who work at Crown’s Alsip research and development facility. Constar, Inc. will pay the actual salary and benefits for such persons until they transfer to Constar, Inc. at an expected monthly cost of approximately $61,000.

We cannot assure you that the fees to be charged to us by Crown under the transition services agreement or the research and development agreement reflect the costs of obtaining these services from a third party or of providing these services internally or that these costs will not deviate from our estimated costs. These agreements were negotiated in the context of a parent/subsidiary relationship and are not on arm’s length terms. However, we believe that purchasing these services from Crown for some period of time is the most efficient way to maintain our operations as we transition to third party or internal services.

Crown has charged us interest expense based on the average actual interest costs to Crown on the net average intercompany indebtedness we owed to Crown. We believe the methodology that has been used to calculate this charge is reasonable but we can give no assurance that it is indicative of our future expenses as an independent entity. On October 15, 2002, we distributed to Crown a note in the principal amount of $350 million. Prior to the completion of this offering our other intercompany indebtedness to Crown will be capitalized. Concurrently with the completion of this offering we intend to enter into a $150 million term loan arrangement and use the proceeds of this offering and the term loan to repay our note to Crown.

Following the completion of this offering, during a transitional period, Crown will operate our equipment in Salt Lake City, Utah and Voghera, Italy on our behalf under manufacturing and supply agreements, and Crown will supply us with bottles produced by Crown’s Faba Sirma facility in Parma, Italy. In addition, during this transition period, we will supply Crown with closure components produced by our facility in Newark, Ohio and we will provide technical services to some of Crown’s joint ventures in the PET preform and container manufacturing business. In addition, we will grant Crown a non-exclusive, royalty-free license to use Oxbar technology in products not manufactured with PET and will agree to share with Crown royalties that we earn from licensing Oxbar to third parties. These agreements were negotiated in the context of a parent/subsidiary relationship and are not on arm’s length terms.

Basis of Presentation

Net Sales

We recognize revenue from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, and other adjustments are netted against sales in the same period that the related sales are recorded.

From year to year, the composition of our portfolio of products sold has changed significantly due to changes in our customer base, changes in the mix of products presented to the marketplace by our customers, and by incremental opportunities for preform sales. Greater proportions of larger, heavier or more specialized bottles will lead to higher net sales, even if total unit volumes remain stable.

PET containers can be sold either as finished bottles or as preforms. Preforms are test tube-shaped intermediate products in the manufacturing process for bottles and are purchased by customers or other PET container manufacturers that operate equipment to convert preforms into bottles. Unit selling prices for preforms are lower than unit selling prices for corresponding finished bottles because of their lower added value. In the United States, customers typically buy finished bottles, while European customers typically buy preforms.

Some of our products have seasonal demand characteristics. Sales of single service convenience beverage bottles are strongest in the summer months. Some potential high-growth product categories are developed first in conjunction with seasonal promotions and in stadium and special events markets. All of our sales are subject to marketing actions taken by customers as they adjust their mix of product presentations.

The potential for continued conversion to PET from metal and glass is an important determinant of future demand in our industry. We believe that the potential for continued conversions to PET is significant.

As is common in our industry, our contracts are generally requirements-based, granting us all or a percentage of the customer’s actual requirements for a particular period of time, instead of a specific commitment of unit volume. Most of our customer contracts contain provisions permitting us to pass resin price changes through to our customers as adjustments to selling price. PET resin is our principal raw material and a major component of our cost. When we use this mechanism to pass resin price changes through to our customers, the price changes generally affect our net sales and cost of sales in approximately equal amounts and do not generally affect our gross profit except as a result of valuation and timing issues.

In 2001, approximately 20% of our net sales were denominated in either British pounds or euros. Since sales denominated in foreign currencies are translated into U.S. dollars in our financial statements using the average exchange rates for the period, net sales reported in our financial statements that are denominated in foreign currencies will fluctuate as a result of variations in the value of foreign currencies relative to the U.S. dollar.

Cost of Products Sold

Cost of products sold includes raw material costs, principally PET resin, other direct and indirect manufacturing costs and shipping and handling costs. PET resin is the largest component of our cost. The prices we pay for PET resin are subject to frequent fluctuations resulting from cost changes in the raw materials for PET, which are affected by prices of oil and its derivatives in the U.S. and overseas markets, normal supply and demand influences, and seasonal demand effects.

Direct and indirect manufacturing costs include labor costs, electricity and other utilities, maintenance expense and other fixed and variable expenses required to operate our plants. Our cost of products sold also includes expenses for the engineering, production control and manufacturing administration activities that support plant operations.

Cost of products sold does not include depreciation and amortization.

Depreciation

Property, plant and equipment are depreciated on a straight-line basis for financial reporting purposes over the estimated useful lives of the assets, ranging from three to 40 years. Typical depreciation periods are five years for molds, 10 years for machinery and equipment and 40 years for buildings.

Gross Profit

We define gross profit as net sales less cost of products sold and depreciation expense. As discussed above, our agreements with customers typically have provisions that insulate our gross profit from changes in resin prices by allowing us to pass those changes through to our customers with equivalent price changes for our products.

Important determinants of profitability are volume, product mix, and competitive pricing in relation to resin cost. Volume is significant because the capital intensity of PET bottle manufacturing and the highly automated manufacturing process make fixed overhead costs a high percentage of cost of products sold excluding raw materials. Our various products have widely different proportions of variable cost in relation to fixed cost because of their different sizes and weights and because of the different technologies and machine types used to manufacture them. This results in significant differences in the volume effect on profitability for different products. Generally, larger, heavier, and more technologically specialized bottles have higher overhead absorption rates, and therefore have proportionately greater effect on our gross profit when volumes vary from period to period. Although price pass-through mechanisms can generally protect our profits from short term changes in the market price for resin, it is largely the competitive conditions in the market for our products that ultimately determine the selling prices for our products and it is our ability to purchase PET resin at consistently competitive prices that determines our cost of acquiring PET resin.

Also important to our profitability is our ability to operate our plants and distribution system efficiently. We operate most of our equipment seven days per week and 24 hours per day, with a formal program for scheduled weekly, monthly, and annual preventative maintenance activities. Our ability to operate equipment at high output levels and with low unscheduled downtime affects our profitability directly as a result of labor efficiency and the cost of additional freight if product must be shipped from more distant plants to meet commitments to our customers. We ship mostly full truckload quantities to our customers using commercial carriers.

Because resin represents a large component of our cost of products sold and since we typically pass through changes in resin prices to our customers, we believe that period to period comparison of our gross profit as a percent of net sales may not accurately reflect performance, as changes in net sales caused by changes in resin prices will not change gross profit. During periods when resin costs are high our net sales will tend to rise but our gross profit will not increase, so that our gross margins will decrease. The opposite is true during periods of low resin pricing; our net sales will tend to be lower with no decrease in our gross profit, so that our gross margins will increase.

Amortization of Goodwill

This consists of the amortization of goodwill which arose from Crown’s acquisition of Constar in 1992  and has been amortized on a straight-line basis over 40 years. On January 1, 2002, we adopted SFAS 142, “Goodwill and Other Intangible Assets,” requiring that goodwill no longer be amortized, but instead be tested for impairment at least annually. Annual goodwill amortization expense was $12.2 million in each of the years 1999, 2000 and 2001.

Selling and Administrative Expense

This includes compensation and related expenses for employees in the administrative and selling  functions as well as other operating expenses not directly related to manufacturing or research, development  and engineering activities. It does not include depreciation and amortization charges. As noted below in the discussion on Management Charges, certain expenses for services that historically have been provided by Crown will, upon completion of this offering, either be provided by our internal resources, by third parties or by Crown under a new transition services agreement. Accordingly, we expect future selling and administrative expenses will increase and the management charge from Crown, as it exists today, will be eliminated.

Management Charges

Crown has charged us certain management fees for payroll, benefits administration, purchasing, information systems and other centrally managed services. The cost of these services has been directly charged and/or allocated to us using a method that Crown management believes is reasonable. Such charges are not necessarily indicative of the costs that would have been incurred if we had been a separate entity. Following completion of this offering, we intend to enter into a transition services agreement with Crown under which we will continue to receive certain of these services from Crown while we develop our own capabilities. The remaining services will be provided by our current or future employees. Expenses related to these employees and their activities and the transition services agreement fees will be included in administrative expenses.

Research and Technology Expense

As discussed above, we have paid CCK Technologies, a wholly owned subsidiary of Crown, a charge approximately equal to 1.8% of sales. In return, CCK Technologies has provided us with access to its intellectual property related to PET; paid for our direct costs of research, development and engineering activities; provided us with legal services for the defense of rights for existing technologies; and provided us with support for customer claims resolution, supplier qualifications, spoilage reduction, and product and material specifications. Upon completion of this offering and the transfer of certain technology from CCK Technologies to us, this arrangement will be discontinued and our requirements will be met through a combination of new employees, including transfers from CCK Technologies; outsourcing with unrelated third-party providers; and a research and development agreement with CCK Technologies for certain services. We expect that future research and technology expense will be less than has been incurred under the agreement with CCK Technologies.

Interest Expense

Crown charges us interest based on the average actual interest costs to Crown on the net average intercompany indebtedness. We believe that the methodology used to calculate this charge is reasonable but is not necessarily indicative of interest expense that would have been incurred if we had been a separate entity. Upon the completion of this offering, we expect to have outstanding $200 million of ten-year notes and to enter into a senior secured credit facility consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. The term loan will require annual payments of $1.5 million, with the remainder due at maturity. The up to $100 million revolving loan facility will be accessed as needed and will be used initially to pay $12.9 million of estimated refinancing costs and $1.5 million of accrued interest on our $350 million note to Crown.

Critical Accounting Policies

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that management make numerous estimates and assumptions. Actual results could differ from those estimates and assumptions, impacting our reported results of operations and financial position. Our significant accounting policies are more fully described in Note B to the combined financial statements included elsewhere in this prospectus. The critical accounting policies described here are those that are most important to the depiction of our financial condition and results of operations and their application requires management’s most subjective judgment in making estimates about the effect of matters that are inherently uncertain.

If facts and circumstances indicate goodwill may be impaired, we perform a recoverability evaluation. Prior to the adoption of SFAS 142, “Goodwill and Other Intangible Assets,” on January 1, 2002, our policy was to compare undiscounted estimated future cash flows to the carrying amount of our net assets, including goodwill, to determine if the carrying amount was not recoverable and a write-down to fair value was required. Effective January 1, 2002, in accordance with SFAS 142, we began performing the recoverability analysis based on fair value rather than undiscounted cash flows. The calculation of fair value includes a number of estimates and assumptions, including projections of future income and cash flows, the identification of appropriate market multiples and the choice of an appropriate discount rate.

Accounting for pensions and postretirement benefit plans requires the use of estimates and assumptions regarding numerous factors, including discount rate, rate of return on plan assets, compensation increases, health care cost increases, mortality and employee turnover. Actual results may differ from our actuarial assumptions, which may have an impact on the amount of reported expense or liability for pensions or postretirement benefits. A 0.5% change in the discount rate would change the annual expense by approximately $0.3 million. A 1% change in the rate of return on plan assets would change annual expense by approximately $0.6 million.

Recent Developments

Preliminary Results of Operations for the Nine and Three Month Periods Ended September 30, 2001 and 2002

The following table includes selected preliminary data on our results of operations and cash flows for the nine and three month periods ended September 30, 2001 and 2002, respectively.

	Nine Months ended September 30,		Three Months ended September 30,
	2001	2002	2001	2002
Net sales	$580.8	$550.3	$201.3	$189.0
Gross profit	35.6	50.2	13.4	16.6
Interest expense	9.0	1.7	2.4	0.3
Income/(loss) before cumulative effect of a change in accounting for goodwill	(8.4)	17.1	(1.4)	5.7
EBITDA	55.0	71.7	20.9	24.4
Cash provided by operating activities	87.0	59.9	40.2	23.9
Capital expenditures	14.6	15.7	6.1	8.3
Depreciation and amortization	51.4	41.6	17.2	14.5

Net Sales

Net sales declined $30.5 million, or 5.3%, to $550.3 million in the nine month period ended September 30, 2002 from $580.8 million in the nine month period ended September 30, 2001, due primarily to the pass-through to customers of lower resin prices. Total unit shipments of bottles increased from the same period in 2001, with significant increases in higher-priced custom applications including hot-fill containers. Preform sales decreased more than 40% over the same period last year, reflecting our use of our production capacity to replace low-margin preform sales with higher-margin bottle sales. Unit sales of soft drink bottles were relatively unchanged, while unit sales of water bottles were higher in the nine month period ended September 30, 2002 than in the nine month period ended September 30, 2001. Consistent with the nine month trends, net sales declined $12.3 million, or 6.1%, to $189.0 million in the three month period ended September 30, 2002 from $201.3 million in the three month period ended September 30, 2001.

Gross Profit

Gross profit increased $14.6 million, or 41.0%, in the nine month period ended September 30, 2002 to $50.2 million from $35.6 million in the nine month period ended September 30, 2001. The increase was primarily due to increased sales of higher margin custom products and more favorable overhead absorption associated with increased bottle production. Gross profit increased $3.2 million, or 23.9%, in the three month period ended September 30, 2002 to $16.6 million from $13.4 million in the three month period ended September 30, 2001.

Interest Expense

Interest expense decreased $7.3 million, or 81.1%, to $1.7 million in the nine month period ended September 30, 2002 from $9.0 million in the nine month period ended September 30, 2001. Interest expense decreased $2.1 million, or 87.5%, to $0.3 million in the three month period ended September 30, 2002 from $2.4 million in the three month period ended September 30, 2001. The improvements for the nine month period and three month period were due to reductions in both the average outstanding indebtedness and the interest rates charged to us by Crown in 2002 compared to 2001.

Net Income (Loss)

Income for the nine month period ended September 30, 2002, before a $50.1 million charge for the cumulative effect of a change in accounting for goodwill, was $17.1 million compared to a loss of $8.4 million for the same period in 2001. The improvement of $25.5 million in 2002 was due primarily to the increased gross profit of $14.6 million, the decreased interest expense of $7.3 million, and $9.1 million from the discontinuance of goodwill amortization as of January 1, 2002. These improvements were partially offset by an increase in the income tax provision from $3.4 million in 2001 to $11.1 million in 2002 due to the improved profits before income tax. Consistent with the nine month trends, net income for the three month period ended September 30, 2002 was $5.7 million compared to a loss of $1.4 million for the three month period ended September 30, 2001.

EBITDA

We define EBITDA as earnings before interest expense, provision for income taxes, depreciation and amortization, minority interests and the cumulative effect of a change in accounting. EBITDA increased $16.7 million, or 30.4%, to $71.7 million in the nine month period ended September 30, 2002 from $55.0 million in the nine month period ended September 30, 2001, reflecting the $14.6 million increase in gross profit. EBITDA increased $3.5 million, or 16.7%, to $24.4 million in the three month period ended September 30, 2002 from $20.9 million in the three month period ended September 30, 2001, reflecting the $3.2 million increase in gross profit.

Cash Provided by Operating Activities

Cash provided by operating activities decreased $27.1 million, or 31.1%, to $59.9 million in the nine month period ended September 30, 2002 from $87.0 million in the nine month period ended September 30, 2001. Cash from operations decreased $16.3 million, or 40.5%, to $23.9 million in the three month period ended September 30, 2002 from $40.2 million in the three month period ended September 30, 2001. This decrease in cash provided by operating activities reflected a more typical seasonal increase in inventories and receivables in 2002 than 2001, the effect of which was partially offset by increased gross profit and decreased interest expense.

Capital Expenditures

Capital expenditures increased $1.1 million, or 7.5%, to $15.7 million in the nine month period ended September 30, 2002 from $14.6 million in the nine month period ended September 30, 2001. Capital expenditures increased $2.2 million, or 36.1%, to $8.3 million in the three month period ended September 30, 2002 from $6.1 million in the three month period ended September 30, 2001.

Depreciation and Amortization

Depreciation and amortization decreased $9.8 million, or 19.1%, to $41.6 million in the nine month period ended September 30, 2002 from $51.4 million in the nine month period ended September 30, 2001. Depreciation and amortization decreased $2.7 million, or 15.7%, to $14.5 million in the three month period ended September 30, 2002 from $17.2 million in the three month period ended September 30, 2001. This decrease in the nine and three month periods is primarily due to the discontinuance of goodwill amortization as of January 1, 2002.

Results of Operations

Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

Net Sales

	Six Months ended June 30,		Increase (Decrease)
	2001	2002	2001/2002
	(dollars in millions)
U.S.	295.6	$283.1	(4.2)%
Europe	83.9	78.1	(6.9)%

Total	379.5	361.2	(4.8)%

Net sales declined $18.3 million, or 4.8%, to $361.2 million in the six months ended June 30, 2002 from $379.5 million in the six months ended June 30, 2001 due primarily to the pass-through to customers of lower resin prices. Total unit shipments of bottles increased from the same period last year, with significant increases in the higher-priced custom applications including hot-fill containers. Unit sales of soft drink bottles were relatively unchanged, while unit sales of water bottles were higher and sales of preforms were lower in the six months ended June 30, 2002 than in the six months ended June 30, 2001.

Gross Profit

Gross profit increased $11.4 million, or 51.6%, in the six months ended June 30, 2002 to $33.5 million from $22.1 million in the six months ended June 30, 2001. The increase was primarily due to increased sales of higher margin custom products and more favorable overhead absorption associated with increased bottle production.

Amortization of Goodwill

Effective January 1, 2002 we adopted SFAS 142, “Goodwill and Other Intangible Assets.” SFAS 142 requires that upon adoption of the standard, we discontinue the amortization of our goodwill. As a result, we recorded no amortization of goodwill in the six months ended June 30, 2002. Amortization of goodwill in the six months ended June 30, 2001 was $6.1 million.

Selling and Administrative Expenses

Selling and administrative expenses increased $0.2 million or 4.3% to $4.8 million in the six months ended June 30, 2002 from $4.6 million in the six months ended June 30, 2001.

Management Charges

Management charges decreased $0.2 million or 9.1% to $2.0 million in the six months ended June 30, 2002 from $2.2 million in the six months ended June 30, 2001.

Research and Technology Expense

Research and technology expense declined $0.3 million or 4.5% to $6.4 million in the six months ended June 30, 2002 from $6.7 million in the six months ended June 30, 2001.

Provision for Restructuring and Asset Impairment

During the six months ended June 30, 2001, we recorded a $2.0 million charge in the United States for restructuring and asset impairment. The charge includes a $0.2 million provision for costs associated with the termination of 27 employees and $1.8 million for the write-off of machinery and equipment due to the loss of a customer. The loss of the customer did not have a material impact on net sales or gross profit. There was no provision for restructuring and asset impairment in the six months ended June 30, 2002.

Interest Expense

Interest expense declined $5.2 million, or 78.8%, to $1.4 million in the six months ended June 30, 2002 from $6.6 million in the six months ended June 30, 2001. The decrease was primarily due to the reduction in average outstanding indebtedness as cash generated during 2001 and the six months ended June 30, 2002 was applied to this balance. Lower interest rates also contributed to the decrease in interest expense.

Foreign Exchange Adjustments

Unfavorable foreign exchange adjustments were $0.1 million in the six months ended June 30, 2002 and $0.6 million in the six months ended June 30, 2001. These adjustments reflect the impact on our Turkish operation of fluctuations in the exchange rate between the Turkish lira and the U.S. dollar.

Provision for Income Taxes

The provision for income taxes was $7.3 million on pretax income of $18.8 million in the six months ended June 30, 2002 compared to $0.4 million on a pretax loss of $6.7 million in the six months ended June 30, 2001. The difference in the effective tax rate between the two periods was primarily due to $6.1 million of goodwill amortization in the six months ended June 30, 2001 which is included in the pretax loss but is not a tax deductible expense.

Cumulative Effect of a Change in Accounting for Goodwill

In connection with the adoption of SFAS 142, “Goodwill and Other Intangible Assets” (see Note T to our combined financial statements), we recorded a cumulative effect of a change in accounting which resulted in a charge of $50.1 million related to our European reporting unit.

Net Loss

Net loss was $38.7 million in the six months ended June 30, 2002 compared to a net loss of $7.0 million in the six months ended June 30, 2001. The increased loss was due to the reasons described above, primarily the $50.1 million charge for the adoption of SFAS 142, partly offset by an $11.4 million increase in gross profit and the discontinuation of goodwill amortization.

EBITDA

Although EBITDA is a non-GAAP measurement, we believe it is an important measure of financial performance, given our significant non-cash depreciation and amortization charges. We define EBITDA as income (loss) before interest expense, provision for income taxes, depreciation and amortization, minority interests and the cumulative effect of a change in accounting. Our definition of EBITDA may not be comparable to EBITDA as defined by other companies.

EBITDA increased $13.1 million, or 38.4%, to $47.2 million in the six months ended June 30, 2002 from $34.1 million in the six months ended June 30, 2001, reflecting the $11.4 million increase in gross profit.

2001 Compared to 2000

Net Sales

	2000	2001	Increase (Decrease) 2000/2001
	(dollars in millions)
U.S.	$564.4	$580.6	2.9%
Europe	147.5	165.2	12.0%

Total	$711.9	$745.8	4.8%

Net sales increased $33.9 million, or 4.8%, to $745.8 million in 2001 from $711.9 million in 2000. In the U.S., net sales increased $16.2 million or 2.9% to $580.6 million in 2001 from $564.4 million in 2000. In Europe net sales increased $17.7 million or 12.0% to $165.2 million in 2001 from $147.5 million in 2000. Net sales in the U.S. accounted for 78% of total net sales in 2001 compared to 79% in 2000.

In the United States, the increase in sales in 2001 compared to 2000 reflected higher unit shipments in water bottles and preforms and increased sales of higher-priced, higher value added hot-fill bottles due to recent capacity expansion in that product line, and a slight increase in soft drink bottle sales.

In Europe, the increase in net sales in 2001 from 2000 primarily reflects higher sales of preforms due to the full year impact of a new supply agreement with a customer in the U.K. This was partially offset by a $5.3 million unfavorable impact of foreign currency translation.

Gross Profit

Gross profit declined $4.4 million, or 9.8%, to $40.6 million in 2001 from $45.0 million in 2000. The decrease was primarily due to lower prices, partly offset by higher unit sales volumes in both the United States and Europe, especially in hot-fill bottles. Higher electricity rates partly offset manufacturing cost reductions resulting from improved equipment productivity.

Amortization of Goodwill

Amortization of goodwill was $12.2 million in each of the years 2001 and 2000.

Selling and Administrative Expenses

Selling and administrative expenses remained stable at $9.1 million in 2001 and 2000. As a percentage of net sales, selling and administrative expenses declined slightly to 1.2% in 2001 from 1.3% in 2000.

Management Charges

Management charges increased $0.4 million, or 10.0%, in 2001 to $4.4 million from $4.0 million in 2000.

Research and Technology Expense

Research and technology expense increased $0.7 million, or 5.6%, to $13.2 million in 2001 from $12.5 million in 2000. The increase was primarily due to the higher sales in 2001 compared to 2000 because the fees charged to us under the technology agreement with CCK Technologies are based on net sales.

Provision for Restructuring and Asset Impairment

Provision for restructuring and asset impairment increased $1.3 million to $2.0 million in 2001 from $0.7 million in 2000. The 2001 charge reflects a $0.2 million provision that we recorded in the United States for costs associated with the termination of 27 employees and $1.8 million for the write-off of machinery and equipment due to the loss of a customer. The loss of the customer did not have a material impact on net sales or gross profit.

Interest Expense

Interest expense declined $2.7 million, or 20.6%, to $10.4 million in 2001 from $13.1 million in 2000. The decrease was the result of both a decline in the interest rates charged to us by Crown and a reduction in average outstanding indebtedness in 2001 compared to 2000. The $126.2 million cash flow from operating activities we generated in 2001 was primarily used to reduce outstanding indebtedness.

Other Expense (Income), Net

Other expense (income) was $6.8 million expense in 2000, reflecting an $8.0 million charge against the receivables of a large independent water company that filed for bankruptcy in 2000.

Foreign Exchange Adjustments

Unfavorable foreign exchange adjustments increased $0.2 million to $0.5 million in 2001 from $0.3 million in 2000. These adjustments reflect the impact on our Turkish operations of fluctuations in the exchange rate between the Turkish lira and the U.S. dollar.

Provision for Income Taxes

Provision for income taxes increased $1.5 million to $2.5 million in 2001 from $1.0 million in 2000 on pretax losses of $11.3 million in 2001 and $13.7 million in 2000. The principal reasons for the differences between the effective tax rate and the U.S. statutory tax rate are amortization of goodwill, which is included in pretax income, but is not a deductible expense for purposes of computing the tax provision, and taxable gains related to net monetary assets held in U.S. dollars in Turkey that are not included in pretax income in the accompanying financial statements.

Net Income (Loss)

Net loss decreased $1.2 million to $13.6 million in 2001 from $14.8 million in 2000. This was due to the reasons discussed above, primarily a $6.7 million decrease in other expense, partially offset by a $4.4 million decline in gross profit.

EBITDA

EBITDA declined $0.5 million, or 0.7%, to $67.8 million in 2001 from $68.3 million in 2000 for the reasons described above.

2000 Compared to 1999

Net Sales

	1999	2000	Increase (Decrease) 1999/2000
	(dollars in millions)
U.S.	$570.0	$564.4	(1.0)%
Europe	142.8	147.5	3.3%

Total	$712.8	$711.9	(0.1)%

Net sales declined $0.9 million, or 0.1%, to $711.9 million in 2000 from $712.8 million in 1999. In the U.S., net sales declined $5.6 million or 1.0% to $564.4 million in 2000 from $570.0 million in 1999. In Europe, net sales increased $4.7 million or 3.3% to $147.5 million in 2000 from $142.8 million in 1999. Sales in the United States accounted for 79% of total net sales in 2000 compared to 80% in 1999.

In the United States, the slight decline in net sales in 2000 compared to 1999 was due to competitive price reductions arising from excess capacity in the marketplace, lost volume from competitive activity in our markets, and unfavorable changes in the mix of products sold, largely offset by price increases that passed through significantly higher resin prices. Pricing pressures were unusually intense during this period as new competitors and new capacity that entered the market in 1998 and 1999 sought additional volume. We made gains in the water bottle business, despite the bankruptcy of our largest independent water customer. The mix of products and customers in 2000 also shifted to lower price and lower value-added products. In particular, sales of custom products for food and sport drink applications were lower, and sales of preforms were higher. Additionally, the consolidation of two independent customers into the purchasing authority of our largest customer required us to extend lower volume-based prices on their purchases. This consolidation of our customers is a continuation of a trend that we have experienced during the last several years and which has contributed to downward pressure on pricing.

In Europe, the 3.3% increase in net sales in 2000 compared to 1999 reflected the pass-through of higher resin prices that was partly offset by a $11.5 million unfavorable currency translation effect and a decision by our largest customer in Europe to begin producing its own bottles, resulting in a substitution of lower-priced preforms for higher-priced finished bottles.

Gross Profit

Gross profit declined $42.2 million, or 48.4%, to $45.0 million in 2000 from $87.2 million in 1999. The decrease was due to the reasons described above, primarily aggressive price competition in our markets concurrent with large resin cost increases, and volume losses in soft drink and custom categories.

Amortization of Goodwill

Amortization of goodwill was $12.2 million in each of the years 2000 and 1999.

Selling and Administrative Expense

Selling and administrative expenses declined $0.9 million, or 9.0%, to $9.1 million in 2000 from $10.0 million in 1999. The decrease from 1999 reflected reductions in headcount and discretionary spending. As a percent of sales, selling and administrative expenses declined to 1.3% in 2000 from 1.4% in 1999.

Management Charges

Management charges declined $0.2 million to $4.0 million in 2000 from $4.2 million in 1999.

Research and Technology Expense

Research and technology expense declined $0.3 million or 2.3% to $12.5 million in 2000 from $12.8 million in 1999.

Provision for Restructuring and Asset Impairment

The provision for restructuring and asset impairment was $0.7 million in 2000 reflecting costs associated with the termination of 17 employees and the write-off of machinery and equipment in the U.K. due to excess bottle-blowing capacity, caused by a major customer’s decision to purchase preforms instead of bottles. The substitution of lower-priced preforms for higher-priced finished bottles reduced net sales and gross profit in 2001.

Interest Expense

Interest expense increased $2.5 million, or 23.6%, to $13.1 million in 2000 from $10.6 million in 1999, due principally to higher interest rates charged on intercompany loans. Outstanding balances under these borrowing agreements at December 31, 2000 showed little change from December 31, 1999 as we used most of the $43.0 million cash provided by operating activities to fund capital expenditures.

Other Expense (Income), Net

Other expense increased $4.4 million to $6.8 million in 2000 from $2.4 million in 1999. The increase was primarily due to charges of $8.0 million and $3.8 million in 2000 and 1999, respectively, against the receivables of a large independent water company in the United States due to bankruptcy.

Foreign Exchange Adjustments

Foreign exchange adjustments were $0.3 million expense in 2000 compared to income of $1.1 million in 1999. These adjustments reflect the impact on our Turkish operations of fluctuations in the exchange rate between the Turkish lira and the U.S. dollar.

Provision for Income Taxes

Provision for income taxes decreased $17.0 million to $1.0 million in 2000 from $18.0 million in 1999 on a pretax loss of $13.7 million in 2000 and pretax income of $36.1 million in 1999. The principal reasons for the differences between the effective tax rate and the U.S. statutory tax rate are amortization of goodwill, which is included in pretax income, but is not a deductible expense for purposes of computing the tax provision and taxable gains related to net monetary assets held in U.S. dollars in Turkey that are not included in pretax income in the accompanying financial statements.

Net Income (Loss)

Net loss was $14.8 million in 2000 compared to net income of $17.7 million in 1999. The decline in profitability was due to the reasons discussed above, primarily a $42.2 million decrease in gross profit.

EBITDA

EBITDA declined $47.8 million, or 41.2%, to $68.3 million in 2000 from $116.1 million in 1999. This was due to the reasons discussed above, primarily a $42.2 million decrease in gross profit.

Liquidity and Capital Resources

Net cash provided by operating activities was $36.0 million for the six months ended June 30, 2002, primarily reflecting $38.4 million of net income after adding back non-cash charges for depreciation, amortization and the cumulative effect of a change in accounting for goodwill. Inventories increased $11.8 million as we increased production levels in preparation for the seasonal upturn in sales that typically occurs during the second and third quarters. However, the negative effect of this increase on our cash flow was largely offset by a $10.0 million increase in accounts payable and accrued liabilities that are also associated with the seasonal increase in production activity. Net cash used for investing activities was $6.2 million for the six months ended June 30, 2002, consisting of capital expenditures of $7.4 million and proceeds from the sale of property, plant and equipment of $1.2 million. As a result, total debt declined $29.5 million to $44.8 million at June 30, 2002, from $74.3 million at December 31, 2001. Our ratio of total debt to total capitalization declined to 7.9% at June 30, 2002 from 11.7% at December 31, 2001. We define total capitalization as the sum of total debt, minority interests and owner’s net investment.

Cash and cash equivalents increased $0.7 million to $3.8 million at December 31, 2001, from $3.1 million at December 31, 2000. Total debt decreased $111.3 million to $74.3 million at December 31, 2001 from $185.6 million at December 31, 2000. This was made possible by the $126.2 million net cash provided by operating activities, partially offset by net investment requirements of only $12.7 million. As a result, our ratio of total debt to total capitalization declined to 11.7% at December 31, 2001 from 23.8% at December 31, 2000. Historically, all of our borrowings have been with Crown, which has centrally provided debt and cash management services. As a result, we have had no borrowing arrangements with third party financial institutions.

In 2001, our U.S. operation entered into a North American receivables securitization program administered by Crown. Receivables securitization transactions are accounted for as sales in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” which was adopted for accounting purposes by Crown on April 1, 2001. Accordingly, our accounts receivable balance at December 31, 2001 has been reduced for $18.4 million of our receivables that were sold under that program as of that date. Following the completion of this offering this receivables securitization program will no longer be available to us.

Upon the completion of this offering we expect to have outstanding $200 million of ten-year subordinated notes and to enter into a senior secured credit facility consisting of a $150 million seven-year term loan and up to a $100 million ($75 million of which is committed) five-year revolving loan facility. The term loan will require annual payments of $1.5 million, with the remainder due at maturity. The proceeds of the note sales and the term loan will be used to repay our note to Crown. The revolving loan facility will be accessed as needed and will be used initially to pay approximately $12.9 million of refinancing fees in connection with the ten-year subordinated notes and the senior secured credit facility arrangements, and $1.5 million of accrued interest on our $350 million note to Crown. The refinancing costs will be amortized over the lives of the notes and the senior secured credit facility.

We will secure financing for future operations from cash flow from operations and from external sources. We believe that the net cash provided by operating activities and the cash available under the revolving loan facility described above will be sufficient to finance our activities at least through 2003.

Cash Flow

The following table shows selected cash flow data.

	1999	2000	2001	Six Months ended June 30, 2001	Six Months ended June 30, 2002
	(dollars in millions)
Net cash provided by operating activities	$65.9	$43.0	$126.2	$46.8	$36.0
Net cash used for investing activities	(30.6)	(33.8)	(12.7)	(8.1)	(6.2)
Net cash used for financing activities	(39.7)	(9.9)	(112.8)	(39.6)	(30.3)

Net cash provided by operating activities declined $10.8 million, or 23.1%, to $36.0 million for the six months ended June 30, 2002 from $46.8 million for the six months ended June 30, 2001. This decrease in cash provided by operating activities reflected a more typical seasonal increase in inventories and receivables in the six months ended June 30, 2002 than in the six months ended June 30, 2001, the effect of which more than offset an improvement in other sources of cash from operating activities. For the six months ended June 30, 2002, receivables and inventories increased $3.5 million and $11.8 million, respectively, which is consistent with a typical seasonal increase in sales and production activity in the second and third quarters. In comparison, receivables and inventories in the six months ended June 30, 2001 declined $6.9 million and $0.4 million, respectively, reflecting our efforts to reduce inventories and improve collections of receivables. Net income, after adding back non-cash charges for depreciation, amortization and the cumulative effect of a change in accounting for goodwill increased $11.2 million, or 41.2%, to $38.4 million for the six months ended June 30, 2002 from $27.2 million for the six months ended June 30, 2001.

Net cash provided by operating activities was $126.2 million in 2001, largely reflecting the success of our initiatives to substantially reduce inventories and improve collections of receivables in order to improve cash flow and return on invested capital. Our inventories balance at December 31, 2001, was $74.5 million, a reduction of $31.2 million from December 31, 2000, due to improvements in our management of resin, preform, and bottle inventories in 2001 and selected curtailments of production needed to achieve minimum required inventory levels. Our net receivables balance at December 31, 2001 was $35.5 million, down from $72.9 million at December 31, 2000. $18.4 million of the reduction was due to the receivables securitization program described above, and the balance of the improvement resulted from significantly improved on-time payments by customers, which resulted from improvements in the collection process.

Net cash provided by operating activities was $43.0 million in 2000 as a $16.3 reduction in accounts payable and accrued liabilities partially offset other sources of cash provided by operating activities.

Net cash provided by operating activities in 1999 was $65.9 million as cash generated from operating income was partly offset by increases in inventories and receivables of $25.7 million and $26.8 million respectively. To a large extent, the increase in inventories during 1999 was the result of our decision in the fourth quarter of 1999 to accelerate purchases of resin in advance of anticipated price increases.

Net cash used for investing activities declined $1.9 million, or 23.5%, to $6.2 million for the six months ended June 30, 2002 from $8.1 million for the six months ended June 30, 2001. This reduction in net cash used for investing activities was due to lower capital expenditures and an increase in proceeds from the sale of property, plant and equipment.

Net cash used for investing activities was $12.7 million in 2001 compared to $33.8 million in 2000 and $30.6 million in 1999. The lower amount in 2001 compared to 2000 and 1999 was due to lower capital spending and the benefit of $9.5 million in proceeds in 2001 from the surrender of a life insurance policy.

Net cash used for financing activities was $30.3 million for the six months ended June 30, 2002 and $39.6 million for the six months ended June 30, 2001 and in both periods represented payments against long-term intercompany loan balances with Crown.

Net cash used for financing activities of $112.8 million in 2001 represented $111.1 million of payments on intercompany long-term debt and $1.7 million of dividends to affiliates of Crown who have direct ownership interests in our operations in the U.K. and Turkey, and to a minority shareholder of our affiliate in Turkey.

Commitments

At December 31, 2001, we had certain commitments, not reflected as liabilities on our balance sheet, that will require future outlays of cash. Commitments related to future minimum lease payments under long-term operating leases, principally for real estate, were $9.0 million for 2002, $8.7 million for 2003, $7.0 million for 2004, $4.2 million for 2005, $2.1 million for 2006 and $1.6 million thereafter. Commitments related to future expenditures on approved capital projects were $5.5 million. There were not any other commitments outstanding at December 31, 2001 that were material to our financial condition. However, we will be required to pay $1.5 million annually in respect of the $150 million term loan that we expect to enter into upon completion of this offering. The term loan matures in 2009, and our $200 million of subordinated notes mature in 2012. In addition, as disclosed under “—Relationship with Crown” beginning on page 35, we expect to make payments under certain agreements between us and Crown.

Capital Expenditures

Capital expenditures declined $1.1 million, or 12.9%, to $7.4 million in the six months ended June 30, 2002 from $8.5 million in the six months ended June 30, 2001.

Capital expenditures were $23.5 million in 2001 compared to $34.9 million in 2000 and $32.2 million in 1999. New capacity investments included in those amounts were:

•	Acquisition of equipment from a U.K. self-manufacturer during 2000 in conjunction with our entry into a long-term supply arrangement with this customer;

•	Installation of a high-speed manufacturing line in 2000 and 2001 to serve the hot fill beverage market in the U.S.;

•	Acquisition of new multi-layer injection machines in 2000 and 2001 to support our growth into the market for oxygen-sensitive beer, juices and teas; and

•	Purchase of new molds for new business in each year.

Due to reductions in the amount of capital expenditures required to satisfy our customer’s requirements and the use of an operating lease for the acquisition of one hot-fill production line, our capital spending was lower in 2001 than in 2000.

Our average spending for maintenance capital is approximately $9 million per year, the majority of which applies to mold refurbishment and major renovation activities for infrastructure and buildings. A formal program of preventative maintenance, which includes weekly, monthly and annual parts replacement and overhaul, is managed centrally and is accounted for as an expense in our cost of sales. The average annual expense for annual preventative maintenance activity is approximately $8 million, in addition to the approximately $12 million spent annually on weekly and monthly maintenance and on running repairs. We believe our preventative maintenance program limits downtime and increases the efficiency of our operations. Because our machinery has been continuously maintained and upgraded, and because the speed and capacity of our equipment are generally comparable to the equipment of our competitors, we believe that our manufacturing platform is cost competitive.

Equipment suppliers to our industry have continually made improvements in output and performance at lower capital cost per unit of output. Subject to demand for the capacity, we seek to maintain and improve our competitive cost position by acquiring the highest speed state of the art equipment on each occasion that we increase capacity. We believe that we are advantaged by opportunities that exist to deploy existing high speed equipment in some of the newly converting specialty custom applications, enhancing both operating efficiency and capital efficiency throughout our system.

Over the last three years, excess capacity in our industry reduced the need for capital spending. Our existing equipment is currently operating near full capacity, and consequently, unit growth can only be achieved by acquisition of new capacity. In order to serve our existing customers, and to participate in the conversion to PET from glass or aluminum that we expect in both the custom and conventional PET markets, we will require significantly greater rates of capital investment over the coming years than in the past three years. Generally, we intend to purchase new equipment only after entering into customer contracts that require additional capacity. A single high speed production unit costs approximately $10 million and investments may occur in increments of two, three or more production units. It is our experience from previous large-scale conversions to PET bottles that whole product lines generally convert at once in conjunction with regional or national marketing campaigns. Our customers require an ability to meet timelines for commitment of capacity expansion and implementation of project plans. Additionally, because of the large volumes controlled by the major consumer product companies that are our customers, many of the capacity investments we make may be fully or largely committed to agreements with only one customer each. If we grow as anticipated, we would expect to make more than $125 million in capacity investments over the next three years.

Market Risk

In the normal course of business, our businesses are exposed to fluctuations in currency values, interest rates, commodity prices and other market risks.

In 2001, we derived approximately 22% of our total revenues from sales in foreign currencies. In our financial statements, operating results in local currency are translated into U.S. dollars based on average exchange rates during the period and balance sheet items are translated at rates on the balance sheet date. During periods of a strengthening dollar, our U.S. dollar financial results related to operations conducted in foreign currencies are reduced because the local currency amounts are translated into fewer U.S. dollars. Conversely, as the dollar weakens, our foreign results reported in U.S. dollars will improve. Approximately 2% of total revenues in 2001 were derived from sales in Turkey. These sales are made in Turkish lira and the invoiced sale prices are adjusted to account for fluctuations in the exchange rate between the lira and the dollar. We are exposed to fluctuations in such exchange rate from the date of the invoice until settlement. If required, and where possible, we enter into foreign exchange contracts to reduce the effects of fluctuations in foreign currency exchange rates on our assets, liabilities, firm commitments and anticipated transactions. We do not generally hedge our exposure to translation gains or losses on non-U.S. net assets because we reinvest the cash flows within the operations where they are generated.

During 2001, we utilized one foreign currency derivative instrument to hedge the exposure of our U.K. operations to resin purchases made in euros. At December 31, 2001, there were no foreign currency derivatives outstanding.

Crown has charged us interest expense based on the actual interest cost on our net average intercompany indebtedness. Consequently, we have not directly managed our interest rate risk, but have instead relied on Crown to balance its overall exposure between fixed and variable rates on a consolidated basis, while attempting to minimize its interest costs. Crown will not manage our interest rate risk after the completion of this offering.

The principal raw materials used in the manufacture of our products are resins that are petrochemical derivatives. The markets for these resins are cyclical, and are characterized by fluctuations in supply, demand and pricing. Our customer contracts typically contain provisions permitting us to pass through the changes in the price of resin, our principal raw material and a major component of cost of goods sold. When we adjust our prices under these agreements to pass through changes in resin prices, our net sales changes accordingly but our gross margin is unaffected. In the aggregate, the lag between effective date of resin price changes and the effective date of price adjustments to our customers under various pass through mechanisms is approximately equal to our inventory exposure.

Environmental Matters

Our Didam, Netherlands facility has been identified as having impacts to soil and groundwater from volatile organic compounds at concentrations that exceed those permissible under Dutch law. The main body of the groundwater plume is beneath our Didam facility but it also appears to extend from an upgradient neighboring property. At the request of Dutch authorities, our environmental consultant is in the process of implementing additional investigations at the facility, the results of which will be submitted to the Dutch authorities. We have recorded an accrual of $200,000 for costs associated with completing the required investigations and certain other activities that may be required at the Didam facility. As more information becomes available relating to what additional actions may be required at the site, including potential remediation activities, this accrual may be adjusted, as necessary, to reflect the new information. We have no other accruals for environmental matters.

Owner’s Net Investment

Owner’s net investment decreased $32.3 million to $555.9 million at December 31, 2001 from $588.2 million at December 31, 2000. This decrease was primarily due to the $13.6 million net loss for the year and a $16.2 million adjustment to the minimum pension liability.

Owner’s net investment decreased $26.4 million to $588.2 at December 31, 2000 from $614.6 million at December 31, 1999. The decrease in owner’s net investment was primarily due to the net loss for the year of

$14.8 million, currency translation losses in non-U.S. operations of $3.6 million and a minimum pension liability adjustment of $6.2 million.

We paid cash dividends of $0.9 million in 2001, $1.7 million in 2000 and $6.9 million in 1999 to affiliates of Crown who have direct ownership interests in our operations in the U.K. and in Turkey.

Inflation

Inflation has not had a significant impact on our operations over the past three years and we do not expect it to have a significant impact on the results of operations or financial condition in the foreseeable future.

PepsiCo Contract

Under our main contract with PepsiCo, we provide PET products to PepsiCo in different geographical regions. With respect to one region, the contract has a one-year term ending December 31, 2002, and with respect to the remaining regions, the contract will expire on December 31, 2003. From time to time we have agreed with PepsiCo to extend or modify the terms of this contract, and we have had discussions with PepsiCo regarding a new multi-year contract covering all of the geographic regions in which we currently supply PepsiCo. It is anticipated that any such new contract will contain a provision granting PepsiCo the right to terminate the contract if a third party acquires a certain amount of our common stock or assets. We believe that PepsiCo values our products and services and that we will enter into a new contract with PepsiCo prior to the expiration of the current contract. However, PepsiCo may not renew this contract on terms favorable to us or at all. The loss of our business with PepsiCo would significantly reduce our net sales and profitability.

Recent Accounting Pronouncements

In April 2002, the FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 establishes guidelines for the recognition and measurement of those costs, is effective as of January 1, 2003, and is not expected to have a material impact on our combined financial statements.

In April 2002, the FASB issued SFAS 145, “Recision of SFAS Nos. 4, 44 and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002.” SFAS 145 revises the criteria for classifying the extinguishment of debt as extraordinary and the accounting treatment of certain lease modifications. SFAS 145 is effective as of January 1, 2003, and is not expected to have a material impact on our combined financial statements.

In August 2001, the FASB issued SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS 144 supercedes SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long- Lived Assets to be Disposed of.” The standard also replaces the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business. The standard establishes a single accounting model based on the framework established in SFAS 121 for long-lived assets to be disposed of by sale, requires that long-lived assets classified as held for sale be presented separately in the combined balance sheet and eliminates the requirement to allocate goodwill to long-lived assets to be tested for impairment. This standard became effective January 1, 2002, concurrent with SFAS 142.

In June 2001, the FASB issued SFAS 143, “Accounting for Asset Retirement Obligations.” This standard establishes accounting guidelines for the recognition and measurement of tangible long-lived asset retirement obligations and their associated asset retirement costs. The standard becomes effective January 1, 2003 and is not expected to be material to our financial position or results of operations in future periods.

Also in June 2001, the FASB issued SFAS 141, “Business Combinations,” and SFAS 142, “Goodwill and Other Intangible Assets.” SFAS 141 supersedes APB Opinion No. 16, “Business Combinations.” This standard, which became effective July 1, 2001, modifies the method of accounting for business combinations entered into after June 30, 2001 and addresses the accounting for intangible assets. All business combinations entered into after June 30, 2001 are accounted for using the purchase method.

We adopted SFAS 142 on January 1, 2002. SFAS 142 requires that goodwill no longer be amortized, but instead be tested for impairment, at least annually, in accordance with the new impairment testing guidelines outlined in the standard. Annual goodwill amortization expense was $12.2 million in each of the three years 2001, 2000 and 1999. The unamortized value of goodwill at December 31, 2001 was $381.9 million.

Our transitional review of goodwill during the second quarter of 2002 indicated an impairment charge of $50.1 million was necessary as of January 1, 2002. This transitional impairment charge is disclosed in Note T of our unaudited financial statements for the six months ended June 30, 2002.

Our goodwill will need to be tested for impairment between annual tests if an event occurs or circumstances change that could reduce the fair value of the Company below its carrying value. Examples of such events or circumstances may include the loss of a major customer, the loss of intellectual property rights, a decrease in demand for our products, the loss of key personnel, an increase in raw material costs or unanticipated competition.

The first step in performing an impairment review is to compare the fair value of the Company to its carrying value. The calculation of the fair value of the Company includes a number of estimates and assumptions, such as projections of future income and cash flows, expected trading values of the Company’s shares, market values and multiples of similar companies, and the choice of an appropriate discount rate. If the estimated fair value of the Company were less than its carrying value we would need to perform the second step of the impairment review to measure the amount of the impairment loss, if any. The second step of the review compares the implied fair value of goodwill to its carrying value. The implied fair value of goodwill is determined as the excess of the fair value of the Company over the fair value of all other assets and liabilities. The fair value of all other assets and liabilities may include intangible assets not currently recognized by the Company. Such valuations are usually determined with the assistance of a qualified appraisal firm. Any impairment charge is calculated as the excess of the carrying value of goodwill over its implied fair value.

OUR BUSINESS

Overview

We are a leading global producer of PET, or polyethylene terephthalate, plastic containers for food and beverages. We believe that PET represents one of the most rapidly growing packaging markets worldwide. We are one of the largest North American suppliers of PET containers for conventional PET applications in soft drinks and water. We also have an expanding position in the growing custom PET market. Custom PET containers are used for food, juices, teas, sport drinks, new age beverages, beer and flavored alcoholic beverages, all of which require advanced technologies, processing know-how and innovative designs.

Some foods and beverages are sensitive to oxygen and require special protective packaging. We believe that Oxbar, our proprietary oxygen-scavenging technology, is recognized as the best available technology for the protection of oxygen sensitive products. We have also developed proprietary methods for addressing the challenges of hot-filling PET containers. We intend to exploit our Oxbar, hot-fill and other proprietary technologies, as well as our product development capabilities, to expand our position in custom PET. We also intend to leverage our high volume conventional PET business base to further reduce production costs. As one of the pioneers of the PET manufacturing business, we have experienced many past conversions of product lines to PET, including soft drinks and water. This gives us a strong understanding of the market dynamics of expected future large scale conversions to PET. We are engaged in development projects with leading consumer companies to deliver the next generation of PET technologies, and have commenced commercial trials and filed patent applications for some of these technologies.

With 14 plants throughout the United States and three plants in Europe, our geographical coverage places us near the packaging sites of most of our customers. Our largest customers are among the world’s leading consumer product companies and represent a large share of the future opportunities for PET conversions and market growth.

The PET Container Industry

The PET container industry is generally divided into two product types: conventional PET, which includes beverage containers for soft drinks and water, and custom PET, which includes containers that generally require specialized performance characteristics.

The conventional PET container industry consists of high volume production of containers for use in packaging soft drinks and water. PET bottles for soft drinks and water accounted for approximately 36.1 billion units, or 66% of total PET packaging in the United States in 2001, according to Container Consulting. The industry is supplied by independent producers, as well as captive manufacturers.

The custom PET container industry is characterized by complex manufacturing processes, unique materials, innovative product designs and technological know-how for products with special shelf-life requirements. Collectively, all custom end markets accounted for approximately 18.5 billion units, or 34% of total PET packaging in 2001, according to Container Consulting. Because of the greater required manufacturing complexity, many custom PET applications have greater profitability and higher barriers to entry than conventional PET.

PET products include both bottles and preforms. Preforms are test tube-shaped intermediate products in the bottle manufacturing process. Some companies purchase preforms that they process into bottles at their own manufacturing facilities. Preforms are utilized in both conventional and custom applications. In the United States, PET manufacturers generally sell completed bottles. In Europe, manufacturers generally sell preforms.

The PET container business is a rapidly growing component of the United States packaging market due to new introductions of multi-pack single serve soft drinks in supermarkets and club stores, continued growth in water and smaller sized soft drink containers and conversion opportunities. Most of these conversion opportunities involve the use of custom PET technologies. The PET container business is a rapidly growing component of the European packaging market due to accelerating conversion trends in water, soft drinks, juices and beer, among other products.

PET competes in the packaging market against a number of materials including glass, metal, paperboard and other plastics. Various factors affect the choice of packaging material. In the food and beverage markets, PET containers have been gaining market share due to consumer preference for PET containers’ transparency, resealability, light weight and shatter resistance. PET bottles and jars have also gained acceptance due to PET’s custom molding potential, which allows customers to differentiate their products using innovative designs and shapes that increase promotional appeal.

Historically, conversions to PET from glass have occurred first in larger size bottles within a product category, and then proliferated to smaller sizes. This was the case for two liter soft drinks in the late 1970s, hot-fill gallon juices in the late 1980s, and 1.5 liter water bottles in the late 1990s, as well as in many food conversions such as edible oil, salad dressings, peanut butter, and mayonnaise. The four main reasons for this phenomenon are:

•	Because larger bottles have less surface area in proportion to volume contained, permeation rates for oxygen and carbon dioxide are less critical to shelf life.

•
The cost of the package in relation to the cost of the product contained is lower in larger bottles. The higher per-bottle costs needed to achieve specialized properties in a large bottle have less impact on a product’s cost per ounce.

•
Larger glass bottles are proportionately heavier because strength is achieved partly by increasing the thickness of the glass, while PET’s intrinsic strength does not require significantly greater wall thickness for large bottles. This issue makes PET bottles cost competitive with, and lighter than, glass bottles.

•
Larger glass bottles are more prone to breakage because of their greater wall surface and weight. Because of their greater mass, they are potentially more damaging when dropped and broken. The shatter resistant nature of PET has even greater importance in larger bottle applications.

Glass conversions in large bottles have typically been followed by conversions of small size bottles. This has resulted from both lower costs achieved over time by scale advantages and new technology, and from stronger demand arising when consumer familiarity and preference for larger size bottles in PET transfers to smaller sizes.

As illustrated below, we expect to see significant growth rates and large unit growth in both the conventional and custom PET markets in the United States during the next several years.

United States PET Projected Growth By End-Use

PET End-Use	2001 Unit Volumes, in millions	Projected 2005 Unit Volumes, in millions	Projected 2001-2005 Unit Growth, in millions	Projected 2001-2005 Compound Annual Growth Rate
Beer and Flavored Alcoholic Beverages	334	1,594	1,260	48%
Teas	2,167	5,058	2,891	24%
Juices	3,429	6,248	2,819	16%
Sport Drinks	3,150	4,781	1,631	11%
Other	5,718	7,321	1,603	6%
Water	9,236	20,394	11,158	22%
Food	3,737	4,440	703	4%
Soft Drinks	26,864	32,922	6,058	5%

Source:    2002 Container Consulting.
Note:	“Other” includes liquor, milk, medicinal & health, toiletries & cosmetics and miscellaneous non-food.

Our Competitive Strengths

We believe that we are strongly positioned within the PET industry because of our:

•	leading market share in conventional PET applications;

•	opportunities to leverage our strong conventional PET infrastructure;

•	technology and product development expertise;

•	creative and innovative design capabilities; and

•	world class performance and highly trained workforce.

Leading Market Share in Conventional PET Applications

We are one of the largest North American suppliers of PET containers for conventional PET applications in soft drinks and water. We maintain our leadership through an extensive geographic presence, with 17 plants located throughout North America and Europe. Our large manufacturing base allows us to service our customers globally while achieving significant economies of scale and negotiating leverage with suppliers. We are one of the largest purchasers of PET resin in North America, which we believe provides us with negotiating leverage necessary to obtain resin at favorable prices.

Opportunities to Leverage our Strong Conventional PET Infrastructure

We believe that our conversion opportunities into custom PET packaging are significantly aided by the following economies of scale provided by our conventional PET business:

•	Many of the assets, skills and processes used to manufacture conventional PET products are directly applicable to custom PET manufacturing.

•
Many of the same consumer product companies that buy soft drink and water bottles from us are also significant potential customers for custom applications. We already have established complex relationships with leading food and beverage consumer product companies, and we believe that we have well-established expertise and credibility with these customers.

•
Since our existing plants in the United States are already located in proximity to most major markets, we can serve custom PET conversion opportunities by adding equipment to our existing plants. Because the manufacturing process is highly automated, much of the cost of operating a bottle making plant is in indirect overhead spending for building services and general administration, which can be more broadly distributed when more bottle-making activity is combined into a plant. We do not expect to require new plant sites for several years.

Technology and Product Development Expertise

We use a comprehensive portfolio of technologies and processes that allow us to compete in a wide variety of PET container end-use markets:

•	Oxbar—our patented oxygen scavenging technology that increases product shelf life by inhibiting oxygen from penetrating the packaging.

•
Hot-Fill—we have the proprietary designs patents and expertise required to manufacture a full range of bottles that can withstand the high temperatures at which bottles are processed in the hot-fill process, in which beverages are heated and filled at high temperatures.

•
Pasteurization—we have expertise and proprietary functional design features that enable our PET bottles to be filled on the same equipment as glass bottles for pasteurized beer, a process that requires the container to withstand the high internal pressure and heat that are applied to the filled and sealed bottle.

Creative and Innovative Design Capabilities

Our skilled development staff and know-how have enabled us to develop products with distinctive designs and special performance characteristics, including:

•	The design for a 16-ounce PET beer bottle that won 2001 AmeriStar and Worldstar awards for innovative packaging design.

•
A longneck beer bottle for Abita Beer that was the first “multi-layer” oxygen-scavenging PET beer bottle to be filled and pasteurized commercially on a conventional glass bottle filling line without expensive modifications. Multi-layer scavenger bottles include an Oxbar oxygen-scavenging layer between two layers of PET.

•
Multi-layer juice bottles with Oxbar for Alfresh Beverages Canada Corp., one of Canada’s major juice companies, that use a vacuum absorbing base design. We believe the proprietary design and technology for both this bottle and the preform from which it is blown make the finished bottle highly resistant to delamination. Delamination is an appearance defect that occurs when internal layers of the bottle separate, and is one of the technical obstacles to commercialization of multi-layer bottles.

•
Our 42-ounce Arizona Iced Tea bottle was the first long neck design commercialized for a hot-fill application. This is a technically difficult design feature that is important to the product’s brand image. This bottle also features a grip that flexes to absorb vacuum. To achieve shelf life greater than 12 months, it also incorporates Oxbar for oxygen protection and a resin additive that blocks transmission of ultraviolet light.

•
A 16-ounce bottle for Mike’s Hard Lemonade was developed and commercialized in 2001 using our rapid response development capability. Total time, from concept to commercialization, was eight weeks for this unique bottle design that incorporates Oxbar for extended shelf life.

World-Class Performance and a Highly-Trained Workforce

We believe that we are a highly efficient manufacturer of quality PET products. We have a skilled work force and are committed to our team oriented World Class Performance, or WCP, process. WCP, which we implemented to achieve excellence in all aspects of our business, is a formal data based process used to drive quantitatively measurable improvements in operations and processes. At the plant level, this process is manifested in employee work teams and targeted workshops that focus on process and product improvement techniques. Using WCP, we have developed documented processes for preventative maintenance that maintains our equipment’s operating efficiency and minimizes production downtime. We use the same WCP team processes in our corporate and sales organizations to address a broad array of administrative process improvements and cross functional issues.

Our Strategy

Our objective is to grow and compete profitably in the PET container packaging market. We seek to lead conversions from other packaging materials in new PET product categories, while we continue to grow with our customers and our markets in conventional or established custom PET applications. We will continue to focus on the development and commercialization of bottle design, bottle forming, and technologies that allow us to further leverage our existing manufacturing and distribution infrastructure, and our strong customer relationships. This particularly applies to the significant opportunities we believe exist in the custom PET market. In support of these strategies, we plan to be a leader in all the markets we serve by:

•	continuing to serve the demanding needs of the world’s leading consumer product companies with the PET products, services, product development, and reliability they need to support their markets;

•	investing in capacity expansion in all categories of PET bottle markets where profitable growth can be supported by appropriate contractual terms with our customers;

•	remaining a high-quality, low-cost operator implementing best-practices manufacturing discipline in every manufacturing activity we undertake;

•
favoring the overhead efficiency, flexibility, and utilization benefits of large scale manufacturing plants while maintaining the geographic presence that allows us to offer freight efficiency and service convenience to our customers; and

•	attracting and retaining the skills and talent necessary to achieve our goals while fostering an environment of service and teamwork throughout our workforce.

We intend to exploit our proprietary Oxbar technology to secure meaningful supply positions in the United States and Europe for products needing oxygen scavenging technologies. We plan to license Oxbar to competitors to maximize the market acceptance of this technology as the industry standard for oxygen scavenging applications and have granted an option to one of our competitors for a non-exclusive royalty-based license to use Oxbar for specified custom applications in the United States. We will also seek to exploit our proprietary design and process technology that significantly improves the design of hot-fill bottles.

We plan to install new capacity in our existing plant sites, to the greatest extent feasible, in order to minimize our costs. As we grow and are required to purchase new equipment, we will seek to negotiate long-term supply agreements with our customers that assure us of profits sufficient to compensate us for the cost of acquiring and installing new equipment.

Our Key Markets and Products

We are a leading producer of PET containers for food and beverages. Our products are used in a variety of end-use markets, including soft drinks, water, sport drinks, peanut butter, edible oils, salad dressing and coffee. We supply PET products for such well-known brands as Pepsi, Coca-Cola, Dr. Pepper, 7Up, Canada Dry, Evian, Gordon’s, Aquafina, Fanta, Lipton, Peter Pan, Folger’s, Mike’s Hard Lemonade and Smirnoff Ice. We primarily manufacture and sell bottles in the United States. In Europe, we primarily sell preforms. Approximately 78% of our 2001 revenue was attributable to sales in the United States, and approximately 22% was attributable to sales in Europe.

Conventional PET

Our conventional PET sales relate primarily to containers for use in packaging soft drinks and water. Conventional PET products represented approximately 84% of our U.S. sales and substantially all of our European sales in 2001.

Soft Drinks.    We are one of the two largest independent providers of PET containers to the United States soft drinks market, based on Container Consulting data. We are the largest domestic supplier of PET containers to PepsiCo, as well as a leading supplier to Cadbury Schweppes plc, the maker of Dr. Pepper and 7Up.

The soft drinks market is the largest single PET container end-use market in the United States, accounting for approximately 49% of total PET packaging in 2001 by unit volume, according to Container Consulting. Over the last five years, the soft drinks PET container market has experienced a compound annual growth rate of 8%, according to Container Consulting. We estimate that growth in existing soft drink package sizes, augmented by the conversion opportunities for PET in the supermarket channels now held by cans and two liter bottles, represents a multi-billion unit opportunity.

Water.     We are the largest supplier to PepsiCo’s water brand Aquafina in the United States. Larger water bottlers, including Nestlé S.A., Groupe Danone and Coca-Cola, predominantly manufacture their own containers. Most soft drinks companies except for Coca-Cola and most smaller water bottlers generally buy bottles or preforms from PET bottle merchants. Water represented approximately 5% of our sales in 2001.

According to Container Consulting, since 1996, the United States bottled water market has grown at a compound annual rate of 34%. Growth in bottled water unit volume is driven by consumer preference for purified or spring water in convenient single serve bottles.

Custom PET

Custom PET products represented approximately 16% of our United States sales in 2001 and less than 1% of our European sales in 2001. We believe that custom PET applications represent significant growth opportunities for us. Additionally, custom PET applications generally provide higher margins and have higher barriers to entry than conventional PET, due to greater manufacturing complexity.

Custom PET Technologies

Custom PET technologies are necessary to produce PET bottles for foods and beverages that require advanced technologies for packaging, such as scavenger and hot-fill. Scavenger technologies inhibit oxygen from penetrating the packaging, which can cause the flavor and the color of the product to degrade. Hot-fill technologies are used to pour heat processed beverages into bottles that can withstand high temperatures without deforming. In the past, products requiring these characteristics were generally packaged in glass. Currently available technologies allow these products to be packaged in PET, which is more desirable than glass because of PET’s light weight and shatter resistance. We believe that our proprietary Oxbar scavenging and hot-fill technologies give us a competitive advantage in the custom PET market.

Oxygen Scavenger.    We believe that our Oxbar oxygen-scavenging technology is the best oxygen-scavenging technology for the preservation of oxygen sensitive products and is cost competitive with other available technologies. An additional benefit of Oxbar is that it can be used to impart oxygen protective characteristics to the smaller preforms from which plastic bottles are blown. This is an important competitive advantage since preforms can be shipped more economically than bottles and allow for the blowing of oxygen-scavenger bottles on the world’s existing base of blow-molding equipment without modification.

We are progressing in our effort to develop “monolayer” oxygen-scavenging bottles. As opposed to our existing “multi-layer” oxygen-scavenging bottles, which have Oxbar between two layers of PET, monolayer bottles incorporate the scavenging technology into a single layer container. This will introduce oxygen-scavenging properties into preforms made on conventional injection presses, eliminating significant incremental costs of multi-layer injection molding. Our existing Oxbar patents cover monolayer oxygen-scavenging technology and we are testing monolayer bottles for commercial use.

Hot-fill.    We possess expertise and patents that enable us to manufacture bottles that can withstand the hot-fill process. Products within this market are filled at temperatures in excess of 180 degrees Fahrenheit. Hot-fill bottles require specialized equipment and processes that allow the bottles to withstand this heat without deforming. Hot-fill bottles also require vacuum panels to withstand the vacuum created inside the bottle when the contents cool after filling. In response to customer requests for hot-fill packages without certain vacuum design features and that weigh less, we have developed a next generation heat-set container. This new technology allows us to produce creative product designs that meet customer requirements at a significantly lower weight. We are currently testing the container for commercial use.

Pasteurization.    We have expertise and proprietary functional design features that enable our PET bottles to be filled on the same equipment as glass bottles for pasteurized beer. During pasteurization, the sealed bottle and its contents are subjected to heat, which both increases the internal pressure of the bottle and decreases the rigidity of the bottle. Our pasteurizable bottle has a proprietary base design that resists deformation during this process, and a proprietary neck design that expands slightly under heat and pressure to reduce stress on the base. We believe that our ability to supply PET bottles that do not require expensive or time consuming modifications to customers’ existing glass-bottle filling lines adds value for breweries interested in adding a PET bottle presentation to their product line.

Custom PET Products

Hot-filled Beverages.    Hot-filled beverage container sales grew 118% in 2001 to represent approximately 4% of our sales. We supply hot-fill bottles for brands including Alfresh, Arizona Iced Tea and Veryfine. We supply a range of sizes, from gallon handled bottles for juices to single-serve bottles, for the full range of hot-fill applications.

Many of the products using hot-fill technologies also require scavenging technologies. Until recently, single serve juices and teas and many food and other items had not converted from glass to PET because the oxygen scavenging technology required to package these items did not exist. One of our strengths in the hot-fill beverages market is our ability to combine our hot-fill expertise with our proprietary Oxbar oxygen scavenging technology.

Food.    Food containers represented approximately 7% of our sales in 2001. We believe that we are well positioned to capture significant market share in food products currently packaged in glass. Products already converted from glass to plastic include peanut butter, edible oils, salad dressing, ketchup and other pourables. Other examples of conversion that have been made possible by recently developed scavenging and hot-fill technologies include salsa, spaghetti sauce, soups and jellies.

The wide variety of filling processes and ingredients in the food category makes it technically challenging for many container developers to meaningfully penetrate the custom PET food market. In addition to any scavenging or hot-fill properties that may be required, PET packaging for food requires overcoming the additional technical hurdles and costs of creating wide-mouth containers for filling.

We manufacture containers for brands such as ConAgra Grocery Products’ Wesson Oil, Peter Pan and Healthy Choice, Unilever’s Wishbone Salad Dressings and Lawry’s Marinades, Procter and Gamble’s Folger’s Coffee, and Smucker’s. We also produce bottles for some of the largest producers of quality private label food products.

Beer.    Major beer companies including Miller, Anheuser-Busch, Coors, Interbrew, Heineken, Kronenbourg and Bass, as well as certain regional brands, are marketing PET containers for beer. These bottles are being distributed in a specialty sector of the beer market for individual sales of single serve bottles in convenience stores and at stadium and event venues.

We expect the conversion of glass beer bottles to PET will mirror the historical pattern of other conversions from glass to PET, with the first significant penetration in larger sizes. In October of 2001, we announced our pasteurizable, multi-layer Oxbar PET bottle, which we believe will allow the beer industry to further expand its use of PET bottles. This technology allows PET bottles of all sizes to be filled on existing filling and pasteurizing equipment without major modifications. As a result, we believe a conversion opportunity now exists for larger sized PET bottles for beer. We have signed agreements to supply a large format beer bottle for Heineken in Europe and to supply preforms for 1.5 liter beer bottles in Chile, and we have presented designs to important U.S. customers.

In single serve sizes, the limit to growth beyond current specialty uses is the higher cost of PET bottles relative to glass bottles and metal cans. We view large scale conversion from glass bottles or cans to PET for single-serve beer containers to be a longer-term conversion opportunity.

Flavored Alcoholic Beverages.     Flavored alcoholic beverages require bottle structures that retain carbon dioxide and, in some cases, also require an oxygen scavenger due to their formulation and relatively lengthy inventory cycle. Current flavored alcoholic beverage products for which we provide packaging include Mike’s Hard Lemonade, Smirnoff Ice and Anheuser-Busch’s Doc Otis.

Customers

We have longstanding relationships with many global blue-chip consumer products companies. Generally, we supply our customers pursuant to contracts with terms of one year or longer. We typically protect ourselves from fluctuations in the price of PET resin through customer contracts that contain price adjustments based on the market price of resin.

In 2001, our top five customers accounted for an aggregate of $378 million, or 51%, of our sales, while our top ten customers accounted for $470 million, or 63%, of our sales. During the same period purchases by PepsiCo accounted for an aggregate of $259 million, or 35%, of our sales. We have been the largest supplier of PET bottles to PepsiCo for over ten years. We believe that PepsiCo will have an expanding market share due to both the continuing growth of its soft drink and water business in PET, and its growth and acquisitions in the juice, new age beverages and sport drinks markets. We view our depth of experience with this large and sophisticated purchasing organization as one of our strengths. Other than PepsiCo, no customer accounted for more than 10% of our sales in 2001.

Research and Development

We conduct our major technology and product development work, as well as testing and product qualification, in-house. From laboratory locations in Alsip, Illinois and Wantage, United Kingdom, our talented research and development staff provides project support for the design and development needs of our existing and potential customers, and is responsible for the full range of development activity from concept to commercialization. We paid Crown technology charges of $13.2 million, $12.5 million and $12.8 million in 2001, 2000 and 1999, respectively. The charges represent payments for technology services, including research and development, product testing, legal expenses and laboratory maintenance from shared Crown facilities.

Our research and development staff have advanced degrees in chemical engineering, polymer chemistry, mechanical engineering and polymer science. Their skills include statistics, process monitoring, process control, product design, computer assisted design, and computer aided engineering. Typical activities of the staff include:

•	determination of ideal design, lightest weight, and optimum finish;

•	design development to enhance product preference;

•	use of predictive tools to minimize development cycle;

•	unit cavity production and the making of samples;

•	blow-mold trials in the process lab and in the field;

•	setting process parameters and specifications; and

•	assisting our customers’ tests of new containers.

We have state-of-the-art lab testing equipment and recently acquired the latest hot-fill simulation machine, multi-layer dissection equipment and a proprietary oxygen permeation analyzer. Our research and development staff uses equipment appropriate for materials, component and product testing, and performance and storage evaluation. Much of the equipment is integrated with analytical software, making comprehensive and efficient analysis and report production possible. We believe that our staff and equipment provide us with world-class research and development capabilities in the PET packaging industry.

Sales and Marketing

Our direct sales force includes approximately 25 employees, most of whom are based in the United States. Our sales and marketing group in the United States was restructured in 2001 along geographical rather than product-based lines. Our management structure includes three regional vice presidents of sales, one manager of special markets and one vice president of marketing. In addition to having responsibility for overseeing regional sales, each vice president of sales also has product line management responsibilities for certain product lines.

Sources and Availability of Raw Materials

We buy PET resin directly from resin suppliers in the United States, Europe and Asia. While specialized PET resin is required for hot-fill and other applications, most of the major PET manufacturers supply a full range of resin specifications. We believe that the large volume of resin that we purchase provides leverage that assists us in negotiating favorable resin purchasing agreements.

We buy labels from several suppliers, mostly in the United States, for application to bottles for our customers. Our ability to work closely with our customers to forecast, order, and stock the large number of different labels they need and to deliver labeled bottles as needed is an important element of the service we provide.

Competition

PET containers compete with glass bottles, metal cans, paperboard containers and other packaging materials. Our major industry competitors in the United States are Amcor Ltd., Ball Corporation, Graham Packaging Company, Owens-Illinois, Inc. and Plastipak Holdings, Inc. In Europe, the competitive landscape is much more fragmented.

In all of our markets, high standards of service, reliability, and quality performance are prerequisites to obtaining significant awards of business from customers. Margins are tight in the conventional soft drink and water business, and differentiation is obtained by cost advantage of scale, design and execution capability, and the ability to bring synergies to the supply relationship through innovation and organizational integration. While these capabilities are also valuable for custom PET, the major basis for competition in custom PET applications is technology, since patent protection, know-how, and highly specialized equipment and process techniques are required to manufacture custom PET products.

The PET business is highly capital intensive, with whole manufacturing lines often committed to the requirements of a single customer. An important element of competition is the strength of each company’s process for evaluation, design, presentation and execution of new product development opportunities presented by the packaging needs of customers. Product design, engineering and investment decisions made when new capacity is acquired, and the financial and contractual terms obtained with customers to support that investment, are key determinants of a company’s success in this market. Flexibility of the manufacturing platform, large scale plants that distribute overhead costs broadly and continuous improvement are sources of competitive cost advantage.

Intellectual Property

Our portfolio of intellectual property assets includes approximately 35 U.S. utility and approximately 30 design patents, approximately 35 U.S. patent applications, and various patents and patent applications in approximately 25 foreign jurisdictions. Among these assets are a number of patents on our oxygen-scavenging technology, as well as patents related to our line of hot-fill bottles. The earliest of the U.S. oxygen-scavenging patents is not due to expire for approximately six years. We also own registrations of, and/or pending applications for registration of, the trademarks CONSTAR, OXBAR and other marks in the United States and various foreign jurisdictions.

Our Oxbar technology is subject to a worldwide royalty-free cross-license with Rexam AB, which owns several patents relating to oxygen-scavenging technology. The cross-license agreement gives both parties the right to use and sublicense each other’s oxygen-scavenging technology patents but not each other’s know-how.

We are currently negotiating a new cross-license arrangement with Rexam that would modify the parties’ respective rights to the oxygen-scavenging technology. Chevron Phillips Chemical Company LP and Chevron Research and Technology Company, to which we collectively refer as Chevron, hold a royalty-based, exclusive, worldwide license under certain of our oxygen-scavenging patents to make, use, and sell a defined type of oxygen-scavenging material and a defined set of products incorporating such material. The scope of Chevron’s license is at issue in the litigation described under “Legal Matters” below.

In addition, we rely on proprietary know-how, continuing technological innovation and other trade secrets to develop products and maintain our competitive position. We attempt to protect our proprietary know-how and our other trade secrets by executing, when appropriate, confidentiality agreements with our customers and employees. We cannot assure you that our competitors will not discover comparable or the same knowledge and techniques through independent development or other means.

Legal Matters

Crown Cork & Seal Technologies Corporation, or CCK Technologies, holds the patents related to Oxbar and will contribute these patents to us upon the completion of this offering. CCK Technologies filed a lawsuit seeking unspecified monetary damages on April 8, 1999 in the U.S. District Court for the District of Delaware against Continental PET Technologies, Inc. alleging that Continental PET, a subsidiary of Owens-Illinois, Inc., is infringing one of its U.S. Oxbar-related patents. Continental PET has for many years held a leading market position in multi-layer PET bottle production because of its control of a proprietary technology for multi-layer injection of preforms. With the recent development by others of alternative multi-layer technologies for production of PET bottles, we and other PET bottle manufacturers are now able to offer multi-layer bottles to customers. To our knowledge, Continental PET is the only producer other than us in the United States market with commercial sales of multilayer oxygen-scavenging bottles. CCK Technologies has claimed that the materials that Continental PET uses and has used since at least 1998 to achieve oxygen-scavenging properties for the bottles it sells infringe one of CCK Technologies’ Oxbar patents. Chevron intervened in the action on May 31, 2000 to assert cross-claims seeking a declaratory judgment that its rights under its license from CCK Technologies include exclusive rights to the particular application of Oxbar technology in multi-layer PET bottles used by Continental PET, as well as certain other rights. CCK Technologies contends that the Chevron license is not as broad as is claimed by Chevron, and that it does not include, among other rights in dispute, the rights being infringed by Continental PET. As a defense, Continental PET has challenged the validity of the patent in question, but Continental PET also purports to hold a sublicense from Chevron under the patent that would cover Continental PET’s allegedly infringing products. CCK Technologies contends that Chevron does not have the rights necessary to grant such a sublicense. The case against Continental PET has been stayed pending resolution of the Chevron claims.

We are also one of 42 defendants in a patent infringement action seeking unspecified monetary damages brought on August 3, 1999 by North American Container, Inc. in the U.S. District Court for the Northern District of Texas based on its patent for a certain plastic container design. The other defendants include many of the principal plastic container manufacturers, various food and beverage companies, and three grocery store chains. The defendants have filed motions for summary judgments that were referred to a Special Master appointed by the court. The Special Master has recommended that those motions be granted in major part and that the defendants be permitted to file a renewed motion for summary judgment as to other types of allegedly infringing containers. The plaintiff and several of the defendants have filed objections to the Special Master’s recommendations. The District Court has not yet ruled on the Special Master’s recommendations. In the meantime, the court is going forward with a “bellwether” proceeding with respect to certain containers of certain of the defendants. No Constar containers are included among the bellwether bottles, and the case is stayed as to all parties not included in the bellwether proceeding.

We are a defendant in two lawsuits filed in the Ninth Judicial Circuit of Florida on January 9, 2001 by former and current employees of our Orlando, Florida facility seeking unspecified monetary damages. The lawsuits allege bodily injury as a result of exposure to polyvinyl chloride (“PVC”) during the manufacture of plastic bottles during the 1970’s and 1980’s. The PVC manufacturers and manufacturers of the manufacturing equipment are also defendants. The litigation is currently in its preliminary stages and we are aggressively defending against the claims.

In addition, Crown, like many other large companies, has been named in one of a series of patent infringement actions brought by Lemelson Medical, Education & Research Foundation LP. The suit, which involves bar code reader technology, was filed on June 30, 2000 in the U.S. District Court for the District of Arizona and seeks unspecified damages. The case has been stayed pending resolution of a similar case in the District of Nevada in which the defendants have asserted a defense of patent prosecution laches. We have not been named as a party to this litigation but may be responsible for a portion of any liability that may eventually be assessed against Crown.

We are subject to other lawsuits and claims in the normal course of business and related to businesses operated by predecessor corporations. Management believes that the ultimate liabilities resulting from these lawsuits and claims will not materially impact our results of operations or financial position.

Environmental Liabilities and Costs

Our facilities and operations are subject to a variety of federal, state, local and foreign environmental laws and regulations, including those relating to air emissions, wastewater discharges and chemical and hazardous waste management and disposal. We are also subject to employee safety laws. The nature of our operations exposes us to the risk of liabilities or claims with respect to environmental and worker health and safety matters. There can be no assurance that material costs will not be incurred in connection with these liabilities or claims. Based on our experience to date, we believe that the future cost of compliance with existing environmental and employee safety laws and regulations will not have a material adverse effect on us. However, future events, including changes in laws and regulations or their interpretations, may give rise to additional costs that would be material to us.

Certain environmental laws hold current owners or operators of land or businesses liable for their own and for previous owners’ or operators’ releases of hazardous or toxic substances. Because of our operations, the long history of industrial operations at some of our facilities, the operations of predecessor owners or operators of certain of our businesses, and the use, production and release of hazardous substances at these sites and at surrounding sites, we may be affected by liability provisions of environmental laws. Various of our facilities have experienced some level of regulatory scrutiny in the past and are, or may become, subject to further regulatory inspections, future requests for investigation or liability for past practices.

Our Didam, Netherlands facility has been identified as having impacts to soil and groundwater from volatile organic compounds at concentrations that exceed those permissible under Dutch law. The main body of the groundwater plume is beneath our Didam facility but it also appears to extend from an upgradient neighboring property. At the request of Dutch authorities, our environmental consultant is in the process of implementing additional investigations at the facility, the results of which will be submitted to the Dutch authorities. We have recorded an accrual of $200,000 for costs associated with completing the required investigations and certain other activities that may be required at the Didam facility. As more information becomes available relating to what additional actions may be required at the site, including potential remediation activities, this accrual may be adjusted, as necessary, to reflect the new information. We have no other accruals for environmental matters.

The Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, or CERCLA, provides for responses to and joint and several liability for releases of hazardous substances into the environment. We have received requests for information or notifications of potential liability from the Environmental Protection Agency under CERCLA and certain state environmental agencies under state superfund laws for off-site locations. We have been identified by the Wisconsin Department of Natural Resources as a potentially responsible party at three related sites in Wisconsin and agreed to share in the remediation costs with one other party. Remediation is ongoing at two of these sites and remediation has been completed at the third site. We have also been identified as a potentially responsible party at the Bush Valley Landfill site in Abingdon, Maryland and entered into a settlement agreement with the EPA in July 1997. The activities required under that agreement are ongoing. We have not incurred any significant costs relating to these matters and we do not believe that we will incur material costs in the future in responding to conditions at these sites. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters” on page 51 of this prospectus.

Facilities

Our corporate headquarters are located at One Crown Way, Philadelphia, PA. We maintain facilities in the United States and Europe, and we have a joint venture interest in Turkey. The locations of these facilities, their respective size and ownership/lease status are as follows:

Location	Type of Facility	Size	Ownership Status
NORTH AMERICA
Philadelphia, Pennsylvania	Headquarters	23,000 s.f.	Leased
Birmingham, Alabama	Plant	184,723 s.f.	Leased
Birmingham, Alabama	Warehouse	66,000 s.f.	Leased
Charlotte, North Carolina	Warehouse	59,250 s.f.	Leased
Charlotte, North Carolina	Warehouse	127,091 s.f.	Leased
Charlotte, North Carolina	Plant	83,250 s.f.	Owned
Collierville, Tennessee	Plant	81,210 s.f.	Leased
Memphis, Tennessee	Warehouse	136,847 s.f.	Leased
Dallas, Texas	Plant	198,099 s.f.	Leased
Dallas, Texas	Warehouse	201,661 s.f.	Leased
Havre de Grace, Maryland (Clark Road)	Plant	437,564 s.f.	Owned
Havre de Grace, Maryland (Old Bay Lane)	Plant	67,200 s.f.	Leased
Williamsburg, Virginia	Warehouse	25,000 s.f.	Leased
Houston, Texas	Plant	191,537 s.f.	Leased
Houston, Texas	Warehouse	58,637 s.f.	Leased
Jackson, Mississippi	Plant	90,435 s.f.	Leased
Jackson, Mississippi	Sidetrack	1,600 feet	Leased
Kansas City, Kansas	Plant	236,633 s.f.	Leased
Kansas City, Kansas	Warehouse	47,277 s.f.	Leased
Newark, Ohio	Plant	109,800 s.f.	Leased
Newark, Ohio	Warehouse	211,200 s.f.	Leased
Orlando, Florida	Plant	180,332 s.f.	Leased
Orlando, Florida	Warehouse	164,640 s.f.	Leased
Atlanta, Georgia	Warehouse	145,202 s.f.	Leased
Atlanta, Georgia	Plant	121,704 s.f.	Owned
Atlanta, Georgia	Administrative	38,438 s.f.	Owned
Reserve, Louisiana	Plant	187,500 s.f.	Leased
West Chicago, Illinois	Plant	123,100 s.f.	Owned
Alsip, Illinois	Research and Development	33,300 s.f.	Leased

EUROPE
Sherburn, England	Plant	237,000 s.f.	Owned
Sherburn, England	Warehouse	399,997 s.f.	Leased
Didam, Netherlands	Plant	174,913 s.f.	Owned
Izmir, Turkey	Plant	69,966 s.f.	Owned by Joint Venture

Employees

We have approximately 2,150 employees, with approximately 1,800 in the United States and approximately 350 in Europe. None of our employees are unionized, except for certain workers at our Sherburn, United Kingdom plant and our Didam, Netherlands plant. The contract with our union employees in Didam expires on October 31, 2002 and the contract with our union employees in Sherburn expires on December 31, 2003. We believe that our employee relations are good and that our practices in the areas of training, progression, retention, and team involvement foster continuous improvement in capabilities and satisfaction levels throughout our workforce.

MANAGEMENT

Our executive officers and directors, their ages and their positions as of the date of this offering are as follows:

Name	Age	Position
Charles F. Casey	75	Chairman of the Board of Directors
John W. Conway	56	Director
William G. Little	59	Director
Frank J. Mechura	59	Director
Alan W. Rutherford	58	Director
Angus F. Smith	61	Director
Michael J. Hoffman	42	President, Chief Executive Officer and Director
James C. Cook	45	Executive Vice President, Chief Financial Officer, Secretary and Director
James C.T. Bolton	47	Senior Vice President, Administration and Strategic Planning
L. William Secoy	59	Senior Vice President, Sales and Marketing, Constar, Inc.
Michael H. Andrysiak	45	Vice President of Operations, Constar, Inc.
Donald P. Deubel	39	Vice President of Research and Development, Constar, Inc.
Frank E. Gregory	52	Vice President, European Operations

Directors

Charles F. Casey has been a member of the board of directors of our company since 2002 and was a member of the board of directors of Crown from 1992 to 1999. Mr. Casey has been the Chairman of the Board and Chief Executive Officer of V.P.I., a private printing company, since 1993.

John W. Conway has been a member of the board of directors of our company since 1997. Mr. Conway was also President of our company from 1998 to February 2002. Mr. Conway has served as Chairman of the Board, President and Chief Executive Officer of Crown since 2001 and has been a member of the board of directors of Crown since 1997. Mr. Conway was President and Chief Operating Officer of Crown from 1998 to 2001 and Executive Vice President of Crown prior to 1998. Mr. Conway is also a director of West Pharmaceutical Services and PPL Corporation.

William G. Little has been a member of the board of directors of our company since 2002. Mr. Little has been Chairman of the Board of West Pharmaceutical Services, Inc. since 1996. Mr. Little was appointed President and Chief Executive Officer of West Pharmaceutical Services, Inc. in 1991. Mr. Little served as President until 1998 and Chief Executive Officer until April 2002. Mr. Little has also been a director of Fox Chase Cancer Center and the Cytyc Corporation since 1998.

Frank J. Mechura has been a member of the board of directors of our company since 1997 and served as President of our company from February 2002 to May 2002. Mr. Mechura was also President of our company from 1996 to 1998, a Senior Vice President of Constar, Inc. from 1996 to 2000 and has been an Executive Vice President and President of the Americas Division of Crown since 2001. Mr. Mechura was also Executive Vice President and President of the Americas Plastic Division of Crown from 2000 to 2001.

Alan W. Rutherford has been a member of the board of directors of our company since 2000 and also served as a director of our company from 1992 to 1998. Mr. Rutherford was also Vice President and Chief Financial Officer of our company from 1992 to February 2002. Mr. Rutherford is currently the Vice Chairman of the board of directors of Crown and has served as a member of the board of directors of Crown since 1991. Mr. Rutherford has also been Executive Vice President and Chief Financial Officer of Crown since 1992.

Angus F. Smith will be elected to the board of directors prior to the completion of this offering. Since June 2002, Mr. Smith has been an Alliance Partner with the First Principles Group, a consulting company based in San Francisco, California. Mr. Smith was Vice President and Treasurer of Unisys Corporation from 1997 to 2000. Prior to this, Mr. Smith served at Rohm and Haas Company as Treasurer from 1980 to 1997, as Assistant Treasurer from 1976 to 1980 and in various financial management positions from 1967 to 1976.

Executive Officers

Michael J. Hoffman has been President and Chief Executive Officer and a director of our company since May 2002. Mr. Hoffman has been President of Constar, Inc. since October 2000. Mr. Hoffman was previously Vice President of Operations for Constar, Inc. since 1995, and director of Crown’s Aerosol Manufacturing division from 1993 to 1995. Before that, Mr. Hoffman was a Plant Superintendent, and then a Plant Manager, in several United States branches of Crown from 1987 to 1993. Prior to 1987, Mr. Hoffman was a Plant Superintendent for Continental Can Company and held various other plant management positions. Mr. Hoffman holds a B.S. in Mathematics and a B.S. in Psychology from University of Delaware.

James C. Cook has been Executive Vice President, Chief Financial Officer and Secretary and a director of our company since May 2002. Mr. Cook was previously Senior Vice President, Finance for the Berwind Group, a private holding company, from 1998 to 2001. Before that, Mr. Cook was Chief Financial Officer of Berwind Industries, a holding company for manufacturing enterprises from 1995 to 1998. Mr. Cook was also Vice President and General Manager, Security Sensor Components for Sentrol, Inc., a wholly-owned subsidiary of the Berwind Group in 1993 and Controller and then Chief Financial Officer of Sentrol, Inc. from 1989 to 1993. Mr. Cook holds a B.S. in Business with a major in accounting from San Diego State University and an M.B.A. from the University of California, Berkeley.

James C.T. Bolton has been Senior Vice President, Administration and Strategic Planning of our company since May 2002. Mr. Bolton has been Senior Vice President, Strategic Planning and Information Systems for the Americas Division of Crown Cork & Seal since 2001. Previously, Mr. Bolton was Vice President, Finance of Constar, Inc. from 1996 to 2001. Mr. Bolton was Vice President, Finance and Planning for the International Division of Crown from 1992 to 1996. Prior to that, Mr. Bolton was Director of Insurance for Crown and was responsible for all benefits and property/casualty coverage in the U.S. from 1984-1992. Mr. Bolton also worked in the Treasury and Audit departments of Crown from 1978 to 1984. Mr. Bolton holds a B.A. in Economics from Harvard College.

L. William Secoy has been Senior Vice President, Sales and Marketing of Constar, Inc. since June 2002. Previously, Mr. Secoy had been Vice President, Sales and Marketing of Constar, Inc. since 2001. Prior to that, Mr. Secoy had been Vice President, Sales and Marketing of Crown Closures from 1997 to 2001. Prior to that, Mr. Secoy served as Vice President, Food Closure Sales and Director of Marketing for Anchor Hocking Glass Company, a division of CarnaudMetalBox, from 1993 to 1997 and was Regional Sales Manager from 1990 to 1993 when Anchor Hocking Glass Company was a division of Newell Corp. Mr. Secoy holds a B.S. in Business Administration from West Virginia University.

Michael H. Andrysiak has been Vice President of Operations of Constar, Inc. since 2000. Previously, Mr. Andrysiak had been Regional Operations Manager for Constar, Inc. from 1998 to 2000. Prior to that, Mr. Andrysiak had been Director of Production Planning at Constar, Inc. from 1996 to 1998. Mr. Andrysiak was also Operations Manager and Plant Manager of Constar, Inc. from 1989 to 1996 and from 1985 to 1989, respectively.

Mr. Andrysiak worked as a Management Trainee for Sewell Plastics, Inc. from 1983 to 1985. Before that he was a Jet Engine Mechanic with the United States Air Force. Mr. Andrysiak holds a B.S. in Finance from the University of Maryland.

Donald P. Deubel has been Vice President of Research and Development of Constar, Inc. since September 2002. Previously, Mr. Deubel had been Director of Packaging Development of Constar, Inc. from July 2000 to September 2002 and Senior Manager of Closure Engineering and Corporate Technologies for Crown from December 1997 to July 2000. Prior to that, Mr. Deubel served as Director of Engineering for Poly-Seal Corporation from July 1995 to December 1997. Mr. Deubel holds a B.S. in Business Administration from the University of Toledo and a B.S. in Plastics Engineering from Ferris State University.

Frank E. Gregory has been Vice President, European Operations of our company since September 2002. Previously, Mr. Gregory was UK Business Director for our company since 2001. Prior to that, Mr. Gregory served as Vice President of Operations for Graham Packaging Company in Europe from 1998 to 2000. From 1993 to 1998 Mr. Gregory was General Manager of the UK Extrusion Blow Molding Bottles Business for the Plastics Division of CarnaudMetalbox and in 1997 and 1998 Mr. Gregory also served as Strategic Projects Director and then Industrial Director for the Plastics Division of CarnaudMetalbox.

Classes of the Board of Directors

Our directors will be elected by the holders of our common stock and will be divided into three classes that serve staggered three-year terms as follows:

Class	Expiration	Members
Class I	2003	Charles F. Casey, John W. Conway, Alan W. Rutherford
Class II	2004	James C. Cook, Angus F. Smith
Class III	2005	Michael J. Hoffman, William G. Little, Frank J. Mechura

We will seek to recruit additional independent directors, some of whom it is expected will replace Crown officers currently serving on our board of directors.

Board Committees

The board of directors will establish an audit committee, a compensation committee and a nominating committee. The functions of each of these committees are described below.

The audit committee will be responsible for reviewing the propriety and accuracy of our consolidated financial statements. The audit committee will also be responsible for:

•	reviewing the internal accounting controls and annual consolidated financial statements;

•	reviewing the scope of the independent certified public accountants’ audit, their report and their recommendations;

•	considering the possible effect on the independence of the accountants in approving non-audit services requested of them; and

•	recommending the action to be taken with respect to the appointment of the independent certified public accountants.

Mr. Smith will be chairman of the audit committee, and the other members will be Messrs. Little and Casey.

The compensation committee will be responsible for:

•	approving the compensation of all elected officers;

•	reviewing, advising and making recommendations with respect to elected officer compensation plans, their benefits and standards and taking all related actions that are not reserved for the board; and

•	administering our annual incentive plan and the other salary, compensation or benefit plans that it is designated to administer.

Mr. Little will be chairman of the compensation committee, and the other member will be Mr. Casey.

The nominating committee will be responsible for:

•	identifying candidates for future board membership;

•	developing criteria for the selection of candidates for election as directors;

•	proposing to the board a slate of directors for election by the stockholders at each annual meeting; and

•	proposing to the board candidates to fill board vacancies as they occur.

Mr. Conway will be chairman of the nominating committee, and the other members will be Messrs. Casey and Rutherford.

Director Compensation and Other Arrangements

We will reimburse each of our directors for out-of-pocket expenses incurred by them in connection with their travel to and attendance at meetings of our board of directors or its committees. Directors who are also our officers will receive no additional compensation. For our other directors, we intend to provide competitive compensation that will attract and retain high-quality directors while further aligning their interests with those of our stockholders. We initially intend to pay non-employee directors the following amounts:

•	an annual retainer of $15,000;

•	$1,000 for each board meeting attended, except that the chairman of the board will receive $2,000;

•	with respect to the compensation and nominating committees, $1,000 for each committee meeting attended, except that the chairman of each committee will receive $1,500 per meeting attended; and

•	with respect to the audit committee, $1,500 for each meeting attended, except that the chairman will receive $2,000 per meeting.

We also intend to pay non-employee directors stock-based compensation. On the date of each annual meeting of stockholders, we intend to grant each non-employee director non-qualified stock options under our 2002 Non-Employee Directors’ Stock Option Plan to purchase the number of shares of our common stock calculated by dividing $10,000 by the Black-Scholes value of a stock option, except that the chairman of the board’s grant will be based on $15,000.

Compensation Committee Interlocks and Insider Participation

Our board of directors did not have a compensation committee during 2001. Messrs. Conway and Rutherford participated in deliberations regarding the compensation paid to our other executive officers in 2001.

Executive Compensation

The following table provides certain summary information concerning the compensation paid for services rendered in all capacities to Crown and its subsidiaries, including Constar International Inc. and its subsidiaries, for the fiscal year ended December 31, 2001, for the individual serving as chief executive officer and the other executive officers of Constar International Inc. based on their employment by Constar International Inc. or an affiliate of Constar International Inc. on December 31, 2001. Crown paid the compensation to Messrs. Conway and Rutherford shown in the table. Messrs. Hoffman’s, Bolton’s, and Secoy’s compensation shown in the table was paid by Crown Cork & Seal Company (USA), Inc., a subsidiary of Crown, except that stock option grants and 401(k) contributions were made by Crown. The positions reflected in the table are the positions held by the named executive officers in Constar International Inc. or its affiliates during 2001, the period covered by the table.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Shares of Common Stock Underlying Options (#)	All Other Compensation ($) (2)
John W. Conway(3) —Chairman of the Board, President and Chief Executive Officer, Crown Cork & Seal Company, Inc.; President, Constar International Inc.	2001	737,500	590,000	—	690,000	2,550

Alan W. Rutherford(4) —Vice Chairman of the Board, Executive Vice President and Chief Financial Officer, Crown Cork & Seal Company, Inc.; Vice President and Chief Financial Officer, Constar International Inc.	2001	455,000	273,000	—	540,000	2,550

Michael J. Hoffman(5) —President, Constar, Inc.	2001	176,488	52,808	—	37,500	2,550

James C.T. Bolton(6) —Senior Vice President, Strategic Planning and Information Systems, Crown Cork & Seal Company, Inc; Vice President, Finance, Constar, Inc.	2001	128,699	24,436	—	8,000	1,975

L. William Secoy —Senior Vice President, Sales and Marketing, Constar, Inc.	2001	146,878	30,839	—	8,000	1,285

(1)	The amount of perquisite and other personal benefits for the named executive officers did not exceed the lesser of $50,000 or 10% of the total of annual salary plus bonus.

(2)	The amounts shown in this column represent amounts contributed to Crown’s 401(k) Retirement Savings Plan.

(3)	Mr. Conway ceased serving as one of our executive officers in February 2002.

(4)	Mr. Rutherford ceased serving as one of our executive officers in May 2002.

(5)	Mr. Hoffman became President and Chief Executive Officer of Constar International Inc. in May 2002.

(6)
Mr. Bolton became Senior Vice President, Administration and Strategic Planning of Constar International Inc. in May 2002. Mr. Bolton will continue as an officer of Crown until the completion of this offering.

In May 2002, James C. Cook became Executive Vice President and Chief Financial Officer of Constar International Inc. Effective on the date of this offering, the annual salaries of Messrs. Hoffman, Cook, Bolton and Secoy will be $320,000, $275,000, $165,727 and $146,878, respectively.

The following table sets forth certain information concerning grants to purchase shares of Crown common stock to each of the officers named in the summary compensation table above during the year ended December 31, 2001. We did not grant any stock options in 2001.

Option Grants During the Year Ended December 31, 2001

Name	Number of Securities Underlying Options Granted	% of Total Option Shares Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(1)
John W. Conway	230,000	3.89%	$7.44	01/04/11	$1,269,577
	460,000	7.79%	$4.25	05/04/11	$1,148,574
Alan W. Rutherford	180,000	3.05%	$7.44	01/04/11	$993,582
	360,000	6.09%	$4.25	05/04/11	$898,884
Michael J. Hoffman	25,000	0.42%	$7.44	01/04/11	$137,998
	12,500	0.21%	$4.25	05/04/11	$31,211
James C.T. Bolton	8,000	0.14%	$4.25	05/04/11	$19,975
L. William Secoy	8,000	0.14%	$4.25	05/04/11	$19,975

(1)
The grant date present value was determined using the Black-Scholes option pricing model. The following assumptions were used to estimate the grant date present value: dividend yield of 0%, risk-free interest rate of 4.548%, estimated volatility of Crown common stock of 58.1% and estimated average expected option term of the shorter of the term of the option or six years. This valuation model was not adjusted for risk of forfeiture. It is important to note that options will have value to the named executive officers and other recipients only if the stock price advances beyond the grant date exercise price shown in the table during the effective option period.

The following table sets forth certain information concerning option exercises of Crown common stock during the year ended December 31, 2001 by each of the officers named in the summary compensation table above. The plans listed below are Crown plans.

Year-End December 31, 2001 Option Values

Name	Plan	Number of Shares Acquired Upon Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/01 Exercisable/Unexercisable			Value of Unexercised In-The-Money Options at 12/31/01 Exercisable/Unexercisable
John W. Conway	1990 Plan	0	0	10,000	/	0	0/0
	1994 Plan	0	0	87,000	/	0	0/0
	1997 Plan	0	0	290,250	/	376,250	0/0
	2001 Plan	0	0	115,000	/	345,000	0/0

Alan W. Rutherford	1990 Plan	0	0	38,500	/	0	0/0
	1994 Plan	0	0	110,000	/	0	0/0
	1997 Plan	0	0	197,500	/	265,500	0/0
	2001 Plan	0	0	90,000	/	270,000	0/0

Michael J. Hoffman	1990 Plan	0	0	11,875	/	4,000	0/0
	1994 Plan	0	0	0	/	0	0/0
	1997 Plan	0	0	9,250	/	21,900	0/0
	2001 Plan	0	0	3,125	/	9,375	0/0

James C.T. Bolton	1990 Plan	0	0	13,000	/	4,000	0/0
	1994 Plan	0	0	0	/	0	0/0
	1997 Plan	0	0	3,000	/	3,150	0/0
	2001 Plan	0	0	2,000	/	6,000	0/0

L. William Secoy	1990 Plan	0	0	4,000	/	4,000	0/0
	1994 Plan	0	0	3,075	/	0	0/0
	1997 Plan	0	0	3,000	/	3,000	0/0
	2001 Plan	0	0	2,000	/	6,000	0/0

Stock Option and Restricted Stock Grants to be Made upon Completion of this Offering

Effective as of this offering, our executive officers will be issued a total of approximately 133,000 stock options with respect to our common stock under our 2002 Stock-Based Incentive Compensation Plan. These options will have an exercise price equal to the initial public offering price, will have a five-year term and will become vested and exercisable one-third per year over three years.

In addition, our executive officers will be granted restricted stock under our 2002 Stock-Based Incentive Compensation Plan. The restriction will lapse after three years.

The following table describes the grants to be made to our executive officers upon the completion of this offering.

	Stock Options	Restricted Stock
Michael J. Hoffman	66,840	5,000
James C. Cook	26,500	4,000
James C. T. Bolton	21,400	2,000
L. William Secoy	6,685	0
Michael H. Andrysiak	6,005	0
Donald P. Deubel	2,900	0
Frank E. Gregory	2,255	0

Pension Plans

U.S. Employees

Prior to the completion of this offering, our U.S. salaried employees participated in a Crown pension plan that covered all of Crown’s and Crown’s subsidiaries’ salaried employees. The benefits under this plan are based primarily on years of service and remuneration near retirement. Crown will cause the pension liability for certain of our former salaried employees to be transferred to the pension plan maintained for our hourly employees together with an equal amount of assets. The Crown pension plan will retain all liability for the pension benefits earned by our active salaried employees and certain of our former salaried employees prior to the offering.

Prior to the completion of this offering, our hourly employees participated in a pension plan that was maintained by Crown for our employees only. The benefits under this plan are based on years of service and a fixed monthly multiplier, which is subject to periodic increases. This pension plan together with all of its assets and liabilities for the pension benefits earned by our active and former hourly employees, including retirees, prior to the offering will be transferred to us. In addition, as indicated above, prior to the offering, Crown will cause the pension liability for certain of our former salaried employees to be transferred to the hourly pension plan together with an equal amount of assets.

Under the benefits allocation agreement between us and Crown, we will continue to maintain the hourly pension plan for the benefit of our active and former hourly employees, including retirees and the transferred former salaried employees. In addition, this plan will be expanded to include our active salaried employees and will be called the Constar Pension Plan. The Constar Pension Plan will provide different benefit formulas for the various groups of covered employees. Initially, the Constar Pension Plan will be underfunded on a GAAP basis by approximately $3.7 million. In the event the Constar Pension Plan is terminated, which we do not expect, it will be initially underfunded on a termination basis by approximately $24 million.

The Constar Pension Plan will be a defined benefit pension plan covering all U.S. salaried and hourly employees who are at least 21 years of age and who have completed at least one year of service. Vesting will occur after an employee has completed five years of service. For purposes of eligibility, including eligibility for early retirement, vesting and benefit accrual, the Constar Pension Plan will recognize all service recognized on behalf of our employees for pension purposes by Crown. The Constar Pension Plan will provide an offset for all pension liabilities retained by Crown.

With respect to our executive officers, the Constar Pension Plan will provide normal retirement benefits at age 65 determined generally as 1.25% of the participant’s final five year average base rate of pay multiplied by the participant’s years of service. However, other participants in the Constar Pension Plan will receive benefits under different formulas. An executive officer who has reached age 55 and completed at least 15 years of service may elect to retire early with reduced benefits. Under federal law for 2002, benefits from the Constar Pension Plan are limited to $160,000 per year and may be based only on the first $200,000 of a participant’s annual compensation.

For illustration purposes, the following table shows estimated maximum annual retirement benefits payable from the Constar Pension Plan to our executive officers who retire at age 65, assuming the executive officers receive their benefit as a single life annuity, without survivor benefits. The normal form of benefit under the Constar Pension Plan for an unmarried participant is a single life annuity and for a married participant is a joint and 50% survivor annuity. Other optional forms of benefit, which provide for actuarially reduced pensions, are also available.

	Years of Service
Final Average Base Pay	5	10	15	20	25	30	35
$50,000	$3,125	$6,250	$9,375	$12,500	$15,625	$18,750	$21,875
$100,000	$6,250	$12,500	$18,750	$25,000	$31,250	$37,500	$43,750
$150,000	$9,375	$18,750	$28,125	$37,500	$46,875	$56,250	$65,625
$200,000	$12,500	$25,000	$37,500	$50,000	$62,500	$75,000	$87,500

European Employees

Crown maintains separate stand-alone pension plans for the benefit of our employees in the United Kingdom and Holland. Under the benefits allocation agreement we will assume sponsorship of these pension plans together with their corresponding assets and liabilities. As of December 31, 2001, we had an underfunded pension liability for these pension plans of approximately $0.9 million.

Employment Contracts and Change in Control Arrangements

We intend to enter into employment agreements with Messrs. Hoffman, Cook and Bolton upon the completion of this offering. Each agreement will have a three-year term.

Mr. Hoffman is employed as our President and Chief Executive Officer and serves as a member of our board of directors. Mr. Cook is employed as our Executive Vice President and Chief Financial Officer and serves as a member of our board of directors. Mr. Bolton is employed as our Senior Vice President, Administration and Strategic Planning. The respective agreements provide for an annual base salary of $320,000 for Mr. Hoffman, $275,000 for Mr. Cook and $165,727 for Mr. Bolton, subject in each case to annual increases at the discretion of the board of directors, and for annual performance bonuses. Each agreement also provides for the executive to receive our standard retirement and welfare benefits.

Under each agreement, either we or the executive may terminate the agreement with or without cause. If we terminate without cause or the executive terminates for good reason, each agreement requires us to pay the executive monthly severance (equal to base salary and a portion of target bonus) for a period of 12 months in the case of Mr. Hoffman and nine months in the case of Mr. Cook and Mr. Bolton together with the continuation of medical benefits during the period that severance is provided. If the termination follows a change in control, the severance is paid in a lump sum and increases to two times base salary plus target bonus for Mr. Hoffman and one times such amount for Mr. Cook and Mr. Bolton. Each executive is subject to a non-competition covenant during the term of his agreement and for one year after his termination (in the case of Mr. Hoffman) or nine months after his termination (in the case of Messrs. Cook and Bolton), unless the termination occurs due to our refusal to renew the executive’s contract.

For purposes of the agreements, “cause” is defined as gross misconduct or negligence, theft of company assets, material failure to follow lawful instructions, breach of restrictive covenants or conviction of a felony. “Good reason” is defined as a change in the executive’s authority, duties, responsibilities, reporting obligations or principal employment location by more than 50 miles, a reduction in base salary or a failure to pay compensation or benefits.

We also intend to enter into change in control arrangements with several of our key executives. These arrangements will provide that in the event the executive is terminated without cause or terminates for good reason within two years following a change in control, or prior to a change in control with the executive reasonably demonstrating that the termination without cause or for good reason was in connection with the change in control, the executive will be entitled to a lump sum payment equal to one times the executive’s then current base salary and target annual bonus. The executive will also be entitled to a continuation of medical benefits for a 12 month period, immediate payment of all of the executive’s deferred compensation, and immediate cash-out, vesting or exercisability of all outstanding equity based or performance based awards. For purposes of these change in control arrangements, the terms “cause” and “good reason” have meanings similar to those provided in the preceding paragraph with “good reason” also including our failure to obtain assumption of the executive’s change in control arrangement.

Constar 2002 Stock-Based Incentive Compensation Plan

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar 2002 Stock-Based Incentive Compensation Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to assist us in attracting and retaining valued employees by offering them a greater stake in our success and to encourage ownership of our stock by our employees. The Incentive Plan will accomplish these goals by allowing eligible employees to receive awards of restricted stock, options, deferred stock, or stock appreciation rights. The total number of shares of our common stock available for these awards under the Incentive Plan is 850,000. No individual employee may receive more than 120,000 shares under the Incentive Plan during any calendar year.

Eligibility

Our officers and other key employees (including a director who is such an employee) are eligible to participate in the Incentive Plan.

Administration and Implementation

The Incentive Plan will be administered by a committee designated by the board of directors, comprised of at least two directors, each of whom is a non-employee outside director. This committee will also have full authority to select the employees to whom awards will be granted and to determine the type and amount of awards to be granted to each eligible employee, the terms and conditions of awards granted under the Incentive Plan and the terms of agreements that will be entered into with holders of such awards.

The committee may condition the grant of any award upon the holder’s achievement of a performance goal that is established by the committee before the grant of the award. A performance goal is a goal that must be met by the end of a period specified by the committee (but that is substantially uncertain to be met before the grant of the award) based upon:

•	the price of our common stock;

•	our market share;

•	our sales;

•	earnings per share of our common stock;

•	our return on stockholders’ equity;

•	our costs;

•	our cash flow;

•	our return on total assets;

•	our return on invested capital;

•	our return on net assets;

•	our operating income; or

•	our net income.

The committee will interpret the provisions of the Incentive Plan and make all determinations necessary for the administration of the Incentive Plan.

No award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award, except that the committee may determine the effect of a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure on outstanding awards. If a change in control occurs (as such term is defined in the Incentive Plan), the committee may allow all outstanding awards to become fully vested and exercisable upon the change in control.

Restricted Stock

An award of restricted stock is a grant to the recipient of a specified number of shares of common stock that are subject to forfeiture upon specified events and which are held by us during the restriction period. Such award will be evidenced by a restricted stock agreement that will specify the duration of the restriction period and the performance, employment or other conditions under which the restricted stock may be forfeited to us. During the restriction period, the holder has the right to receive dividends on, and to vote, the shares of restricted stock.

Options

An award of options is a grant by us to the recipient of the right to purchase a specified number of shares of common stock from us for a specified time period at a fixed price. Options may be either incentive stock options or non-qualified stock options. Grants of options will be evidenced by option agreements. The price per share at which common stock may be purchased upon exercise of an option will be determined by the committee, but will be not less than the fair market value of a share of common stock on the date of grant.

The option agreements will specify when an option may be exercisable and the terms and conditions applicable thereto. The term of an option will in no event be greater than five years.

Deferred Stock

An award of deferred stock is an agreement by us to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period or periods and will be evidenced by a deferred stock agreement. Amounts equal to any dividends paid during this deferral period will be paid to the holder currently, or deferred and deemed to be reinvested in additional deferred stock, or otherwise reinvested on such terms as are determined by the committee and specified in the deferred stock agreement.

Stock Appreciation Rights

An award of stock appreciation rights is a grant by us to the recipient of the right to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of common stock from the date of grant of the right to the date of exercise. Stock appreciation rights are rights to receive a payment in cash, common stock, restricted stock or deferred stock as selected by the committee. The value of these rights, determined by the appreciation in the value of shares of common stock subject to the right, will be evidenced by stock appreciation right agreements. A stock appreciation right will entitle the recipient to receive a payment equal to the excess of the fair market value of the shares of common stock covered by the stock appreciation right on the date of exercise over the base price of the right.

Amendment and Termination

The board of directors has authority to amend, suspend or terminate the Incentive Plan at any time. However, certain amendments require the approval of a majority of our stockholders. Without stockholder approval, no amendment may be made:

•
increasing the maximum number of shares available for purchase under the Incentive Plan, except for adjustments for a reorganization, recapitalization, spin-off, stock split, combination, merger, or other change in our corporate structure;

•	changing the class of employees eligible under the Incentive Plan;

•	modifying the maximum number of awards that an eligible employee may receive or categories of performance goals that must be met;

•	extending the Incentive Plan’s term or the board of directors’ power to amend, suspend or terminate the Incentive Plan; or

•	modifying the Incentive Plan’s terms and conditions to the extent stockholder approval is required under any applicable law or the rules of a stock exchange.

The Incentive Plan will remain in effect for five years from the date of its adoption, unless earlier terminated by the board of directors. Such termination will not affect awards outstanding under the Incentive Plan.

Constar 2002 Non-Employee Directors’ Stock Option Plan

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar 2002 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The purpose of the Directors’ Plan is to promote our interests and the interests of our stockholders by attracting and retaining valued non-employee directors, and to motivate these persons to exercise their best efforts on our behalf. The Directors’ Plan will accomplish these goals by annually granting all directors who are not our employees options to purchase the number of shares of our common stock calculated by dividing $10,000 (or $15,000 for the chairman, if he is a non-employee) by the Black-Scholes value of a stock option to purchase a single share of common stock as compensation for their services to us. The total number of shares of our common stock available for grants under the Directors’ Plan is 25,000.

Eligibility

All of our directors who are not our employees are eligible to participate in the Directors’ Plan.

Administration and Implementation

The Directors’ Plan will be administered by a committee designated by the board of directors. The committee will interpret the provisions of the Directors’ Plan and make all determinations necessary for the administration of the Directors’ Plan. Additionally, the committee shall have the power to adjust the number of options a non-employee director receives, if the committee, in its sole discretion, determines that the performance of any or all such directors warrants a greater or lesser number of options.

No option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award, except that the committee may determine the effect of a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure on outstanding awards.

Options

An award of options is a grant by us to the recipient of the right to purchase a specified number of shares of common stock from us for a specified time period at a fixed price. Options issued under the Directors’ Plan are non-qualified stock options. Grants of options will be evidenced by option agreements. The price per share at which common stock may be purchased upon exercise of an option will be determined by the committee, but will be not less than the fair market value, as defined in the Directors’ Plan, of a share of common stock on the date of grant.

The option agreements will specify when an option may be exercisable and the terms and conditions applicable thereto. The term of an option will in no event be greater than five years.

Amendment and Termination

The board of directors has authority to amend, suspend or terminate the Directors’ Plan at any time. However, no termination or amendment of the Directors’ Plan may materially impair the rights of an option holder without the consent of the holder. The Directors’ Plan will remain in effect for five years from the date of its adoption, unless earlier terminated by the board of directors.

Constar Employee Stock Purchase Plan

Adoption and Administration

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar Employee Stock Purchase Plan (the “Stock Purchase Plan”), under which we may issue up to an aggregate of 190,000 shares of our common stock. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The Stock Purchase Plan will be administered by a committee appointed by the board of directors.

Eligibility

All U.S. salaried and hourly employees whose base compensation is less than $100,000 may participate in the Stock Purchase Plan. However, no employee will be eligible to participate in the Stock Purchase Plan if such employee is treated as owning 5% or more of the total voting power or value of all classes of our stock.

Purchase of Shares

To participate in the Stock Purchase Plan, an eligible employee must elect to invest an amount not less than 2% nor more than 15% of his or her base compensation during each purchase period. The first purchase period will commence on the date of the completion of this offering and will end on the last day of the calendar quarter during which the offering date occurs. Thereafter, the purchase periods will commence on the first day of each subsequent calendar quarter and will end on the last day of a calendar quarter of each year. Participating employees will purchase our common stock at a price per share equal to 85% of the fair market value of a share of our common stock at the end of the purchase period. In no event may an eligible employee purchase stock with a fair market value in excess of $25,000 for any calendar year under the Stock Purchase Plan.

Amendment and Termination

The Stock Purchase Plan will terminate at the direction of our board of directors or when all of the shares reserved for issuance have been purchased. Our board of directors may amend the Stock Purchase Plan at any time, except that stockholder approval is required to amend the Stock Purchase Plan to increase the number of shares of our common stock that may be issued under the Stock Purchase Plan (except as a result of a reorganization, recapitalization, spin-off, stock split, stock dividend, combination, merger, or other change in our corporate structure); to modify the eligibility requirements; or to cause the Stock Purchase Plan to fail the requirements of Section 423 of the Internal Revenue Code.

Constar Short-Term Incentive Plan

Prior to the completion of this offering, our board of directors and sole stockholder will adopt the Constar Short-Term Incentive Plan (the “Short-Term Incentive Plan”). The purpose of the Short-Term Incentive Plan is to align the compensation of our key employees with our financial and business plan objectives and provide eligible employees with an incentive for excellence in individual performance and to promote teamwork among our key employees.

The Short-Term Incentive Plan will accomplish these goals by allowing eligible employees to share in our success by receiving monetary awards upon the attainment of certain pre-established performance goals. These awards will be based upon a percentage of the employee’s base salary. No individual employee may receive an amount of more than 90% of his base salary under the Short-Term Incentive Plan for any calendar year.

Eligibility

Employees (including a director who is such an employee) who are selected by the compensation committee of our board of directors are eligible to participate in the Short-Term Incentive Plan.

Administration and Implementation

The Short-Term Incentive Plan will be administered by the compensation committee of our board of directors. This committee will also have authority to:

•	select the employees who are eligible to participate in the Short-Term Incentive Plan;

•	grant awards in such amounts as it shall determine;

•	impose such limitations, restrictions and conditions upon awards as appropriate;

•	interpret the Short-Term Incentive Plan and adopt, amend and rescind regulations relating to the Short-Term Incentive Plan; and

•	make all determinations in connection with the administration and interpretation of the Short-Term Incentive Plan.

The committee will approve or establish the performance goals for each year. The performance goals may include, without limitation, any combination of financial, non-financial and individual performance goals, as determined by the committee. Each year, the committee shall approve or establish the compensation formula for that year upon which awards shall be based.

To the extent permitted by section 162(m) of the Internal Revenue Code, the committee shall have the right to adjust the performance goals (upward) and/or the award (downward) during a year, if it determines that external changes or other unanticipated business conditions have affected the fairness of the goals and have unduly influenced our ability to meet them.

Amendment and Termination

Our board of directors or the committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Short-Term Incentive Plan, or suspend or terminate it entirely. However, no such modification, amendment, suspension, or termination may, without the consent of an eligible employee, reduce the right of an employee to a payment or distribution, which he has already earned or to which he is otherwise entitled.

Savings and Thrift Plans

Prior to the completion of this offering, our U.S. salaried and hourly employees were eligible to participate in the Crown savings and thrift plans. The Crown savings and thrift plans allow for different levels of employee pre-tax and post-tax contributions as well as varying levels of employer matching contributions.

Under the Benefits Allocation Agreement, we will establish a single new 401(k) savings plan applicable to both salaried and hourly employees. Our employees’ account balances in the Crown savings and thrift plans will be transferred to our new plan. Subject to Internal Revenue Code limits, our new plan will allow both pre-tax and post-tax employee contributions. In addition, the new plan will provide an employer matching contribution equal to 50% of the compensation (subject to either a 3% or 6% limit) that a participant contributes to the plan on a pre-tax basis. As our common stock will be an available investment option under the new plan, we will register shares to be issued under the plan with the SEC on a Form S-8 in conjunction with, or as soon as practicable after, the completion of this offering.

Retiree Medical and Life Obligations

Prior to the completion of this offering, Crown provided post-retirement medical and life insurance benefits to eligible salaried and hourly retirees including certain of our former employees. Under the Benefits Allocation Agreement, we will assume all liabilities for post-retirement medical and life insurance benefits for our active and former employees, including retirees. As of December 31, 2001, we had an unfunded post-retirement liability of approximately $8.8 million.

PRINCIPAL STOCKHOLDERS

Prior to the offering of our common stock, all of the outstanding shares of our common stock were owned by Crown. Crown is selling 12,000,000 shares of our common stock. We have granted the underwriters an option to purchase up to 1,800,000 additional shares of our common stock to cover over-allotments.

The following table sets forth the number of shares of our common stock which we expect the following to own, directly or indirectly, upon the closing of this offering:

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers, as a group.

This information reflects all of the shares they beneficially own within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act, including shares that they have the right to acquire within 60 days of this offering.

	Common Stock
Name	Shares	Percent of Class
Charles F. Casey	0	0
John W. Conway	0	0
William G. Little	0	0
Frank J. Mechura	0	0
Alan W. Rutherford	0	0
Angus F. Smith Michael J. Hoffman	0 5,000	0 *
James C. Cook	4,000	*
James C.T. Bolton L. William Secoy	2,000 0	* 0
Michael H. Andrysiak	0	0
Donald P. Deubel	0	0
Frank E. Gregory	0	0
All directors and executive officers as a group (13 persons)	11,000	*

*	Less than 1%.

RELATIONSHIP WITH CROWN CORK & SEAL COMPANY, INC.

We will be a wholly owned subsidiary of Crown until the completion of this offering. Upon the completion of our concurrent common stock offering, Crown will not own any shares of our common stock. We and Crown were represented by, or consulted with, common consultants, advisors, accountants, attorneys and representatives in connection with this offering and our concurrent offering of common stock. Following this offering, we expect to retain the same independent accountants and counsel as Crown.

Set forth below are descriptions of certain agreements and relationships that we will enter into with Crown upon completion of this offering and of certain transactions we have entered into with Crown. These descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements. These agreements have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” on page 146 of this prospectus.

Corporate Agreement

Under the corporate agreement, we will agree with Crown regarding the following matters.

Financial Reporting.    We will agree with Crown that we will cooperate fully, and request our outside advisors to cooperate fully, with Crown in connection with any of Crown’s regulatory filings and disclosures, including by timely providing Crown with such of our information as Crown may require in connection with its filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Crown will agree that, subject to certain exceptions, it will keep confidential the information that we provide to it in accordance with the foregoing.

Access to Information.    We will agree to provide Crown and its representatives with reasonable access and duplicating rights to our books, records, documents and communications, so long as access is reasonably required by Crown. Crown will agree to provide us and our representatives with reasonable access and duplicating rights to books, records, documents and communications relating to selected aspects of our business prior to the completion of this offering, so long as the access is reasonably required by us to operate our business.

Prohibition on Trading.    Crown will agree that it will not trade in our securities based on any material non-public information that we provide to it.

Releases.    Each of us and Crown will release the other and the other’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives from all liabilities existing or arising from any acts or events before this offering except for:

•	any liability relating to indemnification arrangements in agreements between us and Crown;

•	any liability, contingent or otherwise, assumed, transferred, assigned or allocated to Crown or us in agreements between Crown and us;

•	any liability for the sale, lease, construction or receipt of goods, property or services in the ordinary course of business; or

•	any liability the release of which would result in the release of third parties.

Privilege.    Each of us and Crown will agree to use reasonable efforts to maintain and protect all privileges, including all privileges arising under or relating to the attorney-client relationship, for any period prior to this offering. Upon receipt of any subpoena or other request that could call for the disclosure of privileged information by us or Crown, each of us and Crown will agree to notify the other of the request and provide the other party with a reasonable opportunity to assert any rights it may have or otherwise prevent the disclosure.

Corporate Opportunities and Conflicts of Interest.    We will agree to renounce any interest or expectation in being offered any business opportunities presented to Crown or any of its affiliates from whatever source. If Crown becomes aware of a potential transaction that may be a corporate opportunity for us, Crown and its affiliates will have the right to pursue or acquire the corporate opportunity for their own benefit and to recommend, assign or otherwise transfer the corporate opportunity to a third party other than us. Crown and its affiliates will have no duty to communicate or present the corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

Similarly, in the event that one of our directors or officers who is also a director, officer or employee of Crown or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us, that director or officer will have no duty to communicate or present this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as one of our directors or officers by reason of the fact that Crown or any of its affiliates pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

We may neither amend nor repeal the provisions of our certificate of incorporation relating to these corporate opportunity matters, nor adopt any new provision to our certificate of incorporation inconsistent with these corporate opportunity matters, without the prior written consent of Crown.

Indemnification.    We will agree to indemnify Crown, its subsidiaries and their respective directors, officers and employees against any liabilities relating to us or our subsidiaries, regardless of when such liabilities arose, including liability relating to information that we provide Crown that Crown includes in filings with the Securities and Exchange Commission and liability in connection with this offering. Crown will agree to indemnify us, our subsidiaries and the respective directors, officers and employees of us and our subsidiaries against any liabilities relating to Crown or its subsidiaries (other than Constar International Inc. and Constar International Inc.’s subsidiaries as of the completion of this offering), regardless of when such liabilities arose, including liability relating to information that Crown provides to us that we include in filings with the Securities and Exchange Commission. These indemnities are subject to the more specific arrangements that we and Crown may have under the other agreements described in this section.

Non-Competition Agreement

We will enter into a non-competition agreement with Crown pursuant to which we will agree to matters relating to certain similar business activities that are carried on by both Crown and us.

Under this agreement, we will agree that, during the five-year period following the date of the completion of this offering, so long as Crown or any of its affiliates continues to operate in the plastic closures business, neither we nor our affiliates will engage in, directly or indirectly, or, subject to certain limited exceptions, acquire any ownership interest in any entity that engages in, the plastic closures business. The plastic closures business includes the production and distribution (and related activities) of plastic or plastic/metal composite closures and systems to fit glass, plastic or metal containers and dispensing, tamper-evident, child-resistant, lined and unlined single- and multi-component closures and droppers. However, we may engage in the plastic closures business solely to the extent, and for the term permitted, under the Newark component supply and lease of related assets agreement into which we and Crown will enter. In addition, we may continue to engage in the plastic closures business that we currently conduct through our facility in Sherburn, England, solely in the United Kingdom and Ireland and solely in accordance with the terms of the license to us of specified Crown plastic closures technology. Also, we may perform research activities involving products within the plastic closures business to the extent that the research is necessary to ensure compatibility of our products with plastic and plastic/metal closures. Crown will agree that we may acquire an ownership interest in an entity that engages in the plastic closures business so long as we divest the plastic closures business of the acquired entity within 18 months of the acquisition.

In turn, Crown will agree that, during the five-year period following the date of the completion of this offering, so long as we or any of our affiliates continue to operate in the PET bottle and preform business, neither Crown nor its affiliates will engage in, directly or indirectly, or, subject to certain limited exceptions, acquire any ownership interest in any entity that engages in, the PET bottle and preform business in certain countries, including the United States and many European Union countries, except that Crown may engage in the PET bottle and preform business and may affirmatively compete with us as described below. We will agree that Crown may acquire an ownership interest in an entity that engages in the PET bottle and preform business so long as Crown divests the PET business of the acquired entity within 18 months of the acquisition.

In addition, Crown will agree that, during the five-year period following the date of the completion of this offering, so long as we or any of our affiliates continue to produce and distribute extrusion blow molded bottles, neither Crown nor its affiliates will, engage in, directly or indirectly, or, subject to certain limited exceptions, acquire any ownership interest in any entity that engages in, the production and sale (and related activities) of any extrusion blow molded bottles, except cosmetics and fragrances, in the United States. Also, Crown may perform research activities involving pharmaceutical bottles manufactured using extrusion blow molding pursuant to a preexisting agreement. We will agree that Crown may acquire an ownership interest in an entity that engages in the production and sale of extrusion blow molded bottles of any kind in the United States so long as Crown divests the United States business of the acquired entity within 18 months of the acquisition.

We will agree that Crown may engage in the PET bottle and preform business and may affirmatively compete with us in the following product areas:

•	the production and sale (and related activities) of certain size PET bottles for wines and spirits at a facility located in Bridge of Allan, Stirling, Scotland, on a global basis;

•	the production and sale (and related activities) in limited markets of PET bottles and preforms in limited product lines at Crown's FABA operations in Italy;

•
the production and sale (and related activities) of plastic containers for cosmetics and fragrances using any type of resin and any method of production at Crown's Risdon-AMS Division, on a global basis;

•
the production and sale (and related activities) of aerosol cans manufactured from PET; provided that if Crown decides to have such manufacturing done by a third party, we will have a right of first refusal to perform such manufacturing;

•	the production and sale (and related activities) in restricted markets of restricted product lines manufactured by Crown’s specialty bottles division in Europe;

•
the retention of an ownership interest in any entity partially sold by Crown after this offering or the acquisition in connection with any such sale of an ownership interest in any entity that acquires part of an entity from Crown;

•	the provision of research services with respect to pharmaceutical bottles manufactured from PET pursuant to a preexisting agreement; and

•
the performance of research activities involving products within the PET business to the extent that the research is necessary to ensure compatibility of Crown’s plastic and plastic/metal closures with plastic bottles and preforms.

In addition, Crown may engage in the PET bottle and preform business solely to the extent required, and for the term permitted, under the following agreements into which we and Crown will enter:

•	the Salt Lake City PET products supply and lease agreement described below;

•	the Voghera PET preform supply and lease of related assets agreement described below; and

•	the FABA supply agreement described below.

Furthermore, we will agree that Crown may continue to maintain and, at Crown's option, increase its direct or indirect ownership in the following entities and that the following entities (and their successors and subsidiaries, if any) may compete with us on a global basis (except as the following entities may otherwise be restricted by their respective relevant agreements and organizational documents) by continuing to engage in the PET bottle and preform businesses in which they are engaged as of the date of this offering:

•	Empaques Constar S.A. de C.V. (a Mexican affiliate);

•	Empaques Sewell S.A. de C.V. (a Mexican affiliate);

•	Petropar Embalagens S.A. (a Brazilian affiliate);

•	CMB Plastique Maroc (a Moroccan affiliate);

•	Emirates Can Company Ltd. (a United Arab Emirates affiliate); and

•	Beijing CMB Co. Ltd. (a Chinese affiliate).

However, Crown will agree that during the five years following this offering, if Crown acquires 100% ownership of any of the entities listed above, Crown will cause such entity to refrain from expanding its PET business beyond the geographic scope of that entity as it existed at the time of Crown’s acquisition of 100% ownership. In addition, Crown’s FABA entities may provide technical assistance and research and development services to CMB Plastique Maroc with respect to bottles and preforms for water and carbonated soft drinks manufactured from PET.

Neither we nor Crown, nor the respective related persons of each, will be liable to the other as a result of engaging in any activities permitted under this agreement. Except for the restrictions set forth in this agreement, we and Crown may directly or indirectly compete with each other.

Except for the restrictions set forth in this agreement, this agreement will not prevent Crown from operating its other businesses as currently conducted.

Transition Services Agreement

Crown has provided certain services to us in the past. Following the completion of this offering, we expect to continue to receive services under a transition services agreement between us and Crown. Assuming that, throughout the term of the transition services agreement, we do not purchase any optional services from Crown, we do not terminate any of the services to be initially provided by Crown and costs do not increase due to outsourcing of services by Crown, we expect the cost of the services, using currency exchange rates as of October 11, 2002, to be approximately $387,000 per month during the first three months after the completion of this offering, approximately $372,000 per month during the fourth through twelfth months after the completion of this offering and approximately $304,000 per month from the date that is one year after the completion of this offering to the end of the term of the transition services agreement on December 31, 2003.

Under the transition services agreement, Crown will provide services to us in the following areas, among others.

Payroll.    Crown will provide us with access to payroll systems and will provide payroll processing and reporting services. In the United States, we will pay a fee for each Constar payroll check prepared by Crown. Crown will provide these services to our U.S. operations until December 31, 2003, subject to our ability to terminate these services upon 90 days notice to Crown. In the United States, we will also have the right to extend the term for at least an additional period of six months. Crown will provide these services to our European operations for 12 months from the date of this offering. In Europe, the fee for these services is incorporated in the information technology fee described below.

Information Technology and Systems.    Crown will provide us with access to all available hardware and leased or legacy programs for financial controls, costing and sales order control. Crown will also provide us with our basic information technology processing services, including electronic mail, Internet access, network connections and maintenance. Crown will provide these services to our U.S. operations until December 31, 2003, subject to our ability to terminate these services upon 90 days notice to Crown. Crown will provide these services to our European operations for 12 months from the date of this offering. In the U.S, we will have the right to extend the term for an additional period of six months.

Benefits Administration.    Crown will provide benefits administration services, such as medical and life insurance administration, for which we will pay a fee based on the dollar amount of claims administered. Crown will provide the services until December 31, 2003, subject to our ability to terminate services upon 90 days notice. We will also have the right to extend the term for an additional period of six months.

General Purchasing.    Crown will provide purchasing support for us until December 31, 2003, subject to our ability to terminate the support upon 60 days notice in the U.S. and 90 days notice in Europe. We will pay Crown a monthly fee approximating the cost of the Crown employees providing purchasing support.

Logistics.    Crown will provide support for coordinating our traffic and freight in the United States through December 31, 2003, subject to our ability to terminate the support upon 60 days notice. We will pay Crown a fee approximating the cost of the Crown employees providing logistical support.

European Management.    Crown will agree to provide access to a selected European manager and may provide access to additional European managers to provide management services for our European operations. We will pay Crown a fee based on the amount of time spent by the Crown managers on matters relating to our business. Crown will agree to provide such access for a period of three months after the completion of this offering and we will have an option to extend that period for an additional three months.

Plastic Recycling.    Crown will continue to provide us with recycling services, for which we will pay a mutually agreed fee that shall not exceed those paid by other third-party customers of the Crown recycling facility. We may also sell to Crown, or Crown may sell to us, resin materials on terms and prices to be mutually agreed. We will agree to provide Crown access to a selected employee to provide management services for the Crown recycling center. Crown will pay us a fee based on the amount of time spent by our employee on matters relating to Crown’s business. We will provide such access for a period of three months after the completion of this offering and Crown will have an option to extend that period for an additional three months.

Other.    Crown will also provide packaging and warehousing services and will allow us to continue existing leases for cars.

Each party to the transition services agreement will agree to maintain the confidentiality of information relating to the services provided. In addition, we will agree that Crown shall not be liable for actions taken or omitted under the transition services agreement except in the case of gross negligence, bad faith or willful misconduct.

We will agree to indemnify Crown, its subsidiaries and their respective directors, officers and employees against any liabilities caused by or arising in connection with the gross negligence, bad faith or willful misconduct of us or any of our employees, subject to certain exceptions. Crown will agree to indemnify us, our subsidiaries and our subsidiaries’ respective directors, officers and employees against any liabilities caused by or arising in connection with the gross negligence, bad faith or willful misconduct of Crown or any of Crown’s employees, subject to certain exceptions.

The transition services agreement will be terminable by Crown if we fail to make timely payments subject to a 30-day cure period to cure the breach, experience a change of control such that we are controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breach any provision of the agreement, subject to a 30-day period to cure the breach. If we suffer an insolvency event, Crown may change the payment (but not pricing) terms provided in the agreement. We may terminate the agreement if Crown experiences a change of control such that Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Salt Lake City PET Products Supply and Lease of Related Assets Agreement

A subsidiary of Crown called Crown Cork & Seal Company (USA), Inc., or Crown USA, will supply Constar, Inc., and Constar, Inc.’s customers on Constar, Inc.’s behalf, with PET preforms and containers manufactured at Crown USA’s Salt Lake City facility, which Constar, Inc. will distribute to Crown and Crown will contribute to Crown USA. The preforms and containers will be manufactured using equipment that Constar, Inc. will lease to Crown USA. With respect to this equipment, Crown USA will be responsible for maintenance and insurance, and Constar, Inc. will be responsible for repairs and will reimburse Crown USA for approved capital expenditures. The agreement will be for a term of two years after this offering, which may be extended for an additional two years upon mutual agreement between Constar, Inc. and Crown USA. Constar, Inc. will agree to purchase all of its volume requirements for existing customers who are supplied by the Salt Lake City facility for the term of the agreement at prices that were negotiated by representatives of Constar, Inc. and Crown USA and are consistent with historical cost allocations as reflected in our combined financial statements. The prices will be subject to adjustment if the volume of products sold under the agreement during any quarter varies from historical norms by specified percentages. Crown USA will agree to deliver products in a manner consistent with the historical practices at the Salt Lake City facility. Crown USA will also warrant that products sold will be free of defects in workmanship and materials and will comply with agreed upon specifications, and Crown USA’s liability will be limited to repayment of the purchase price for any defective products. Constar, Inc. will sell Crown resin to manufacture the preforms and containers. Constar, Inc. will agree to pay severance costs for Crown USA employees whose primary responsibilities relate to the equipment that Constar, Inc. will lease to Crown USA if the severance results from the termination of the agreement or a reduction in the volume of products sold.

Crown USA may terminate this agreement if Constar, Inc. fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar, Inc. experience a change of control such that we or Constar, Inc. are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar, Inc. materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If we or Constar, Inc. suffer an insolvency event, Crown USA may change the payment (but not pricing) terms provided in the agreement. Constar, Inc. may terminate this agreement if Crown USA or Crown experiences a change of control such that Crown USA or Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or Crown USA materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Newark Component Supply and Lease of Related Assets Agreement

Constar, Inc. will continue to supply Crown USA, and Crown USA’s customers on Crown USA’s behalf, with rings, bands and closures that Constar, Inc. will manufacture at its Newark, Ohio facility. These items will be manufactured using equipment that Constar, Inc. will distribute to Crown, Crown will contribute to Crown USA and Crown USA will lease to us. With respect to this equipment, Constar, Inc. will be responsible for maintenance and insurance, and Crown USA will be responsible for repairs and will reimburse Constar, Inc. for approved capital expenditures. The agreement will be for a term of two years after this offering, which may be extended for an additional two years upon mutual agreement between Constar, Inc. and Crown USA. Crown USA will agree to purchase 90% of the total capacity of the equipment leased by Crown USA to Constar, Inc. for the term of the agreement at prices that were negotiated by representatives of Constar, Inc. and Crown USA and are consistent with historical cost allocations as reflected in our combined financial statements. Constar, Inc. will deliver products in a manner consistent with the historical practices at the Newark facility. Constar, Inc. will warrant that products sold will be free of defects in workmanship and materials and will comply with agreed upon specifications, and Constar, Inc.’s liability will be limited to repayment of the purchase price for any defective products. Crown USA will sell Constar, Inc. resin to manufacture the products. Crown USA will agree to pay severance costs for Constar, Inc. employees whose primary responsibilities relate to the equipment that Crown USA will lease to Constar, Inc. if the severance results from the termination of the agreement or a reduction in the volume of products sold.

Constar, Inc. may terminate this agreement if Crown USA fails to make timely payments, subject to a 30-day period to cure the breach, Crown USA or Crown experiences a change of control such that Crown USA or Crown is controlled by a competitor of ours or of Crown or (subject to a six month transition period) Crown USA materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If Crown or Crown USA suffers an insolvency event, Constar, Inc. may change the payment (but not pricing) terms provided in the agreement. Crown USA may terminate this agreement if we or Constar, Inc. experience a change of control such that we or Constar, Inc. are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar, Inc. materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Voghera PET Preform Supply and Lease of Related Assets Agreement

A subsidiary of Crown called Crown Cork Italy S.p.A., or Crown Italy, will supply our subsidiary called Constar Plastics of Italy S.R.L., or Constar Italy, with PET preforms manufactured by Crown Italy at its facility in Voghera, Italy. Crown Italy will manufacture the preforms using equipment that it will transfer to Constar Italy and that Constar Italy will lease back to Crown Italy. With respect to the equipment leased from Constar Italy by Crown Italy, Crown Italy will be responsible for maintenance and insurance, and Constar Italy will be responsible for repairs and will reimburse Crown Italy for approved capital expenditures. Constar Italy will agree to purchase all of its volume requirements for the existing customer that is supplied by the Voghera facility at prices that were negotiated by representatives of Constar Italy and Crown Italy and are consistent with historical cost allocations as reflected in our combined financial statements. The agreement will terminate on December 31, 2003, subject to Constar Italy’s ability to extend the agreement through June 30, 2004. Crown Italy will agree to deliver products in a manner consistent with the historical practices at the Voghera facility. Crown Italy will also warrant that products sold will be free of defects in workmanship and materials and will comply with agreed upon specifications, and Crown Italy’s liability will be limited to repayment of the purchase price for any defective products. Constar Italy will sell, or will direct its customers to sell, Crown Italy resin to manufacture the preforms.

Crown Italy may terminate this agreement if Constar Italy fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar Italy experience a change of control such that we or Constar Italy are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar Italy materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If we or Constar Italy suffer an insolvency event, Crown Italy may change the payment (but not pricing) terms provided in the agreement. Constar Italy may terminate this agreement if Crown Italy or Crown experiences a change of control such that Crown Italy or Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or Crown Italy materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Faba Supply Agreement

A subsidiary of Crown called Faba Sirma S.p.A., or Crown Faba, will agree to blow preforms into bottles at its plant in Italy and will sell the bottles to Constar Italy at prices negotiated by representatives of Constar Italy and Crown Faba. Constar Italy will sell the multi-layer preforms to Crown Faba and will have the option to sell monolayer preforms to Crown Faba. The Faba supply agreement will terminate on December 31, 2003, subject to Constar Italy’s ability to extend the agreement through June 30, 2004. The agreement will provide that Crown Faba will hold Constar Italy’s customer’s blowing molds in its Faba plant on Constar Italy’s behalf and will maintain adequate insurance for the molds. Constar Italy will agree to purchase all of its volume requirements for the existing customers that are supplied by the Faba facility.

Crown Faba may terminate this agreement if Constar Italy fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar Italy experience a change of control such that we or Constar Italy are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar Italy materially breaches any provision of this agreement, subject to a 30-day period to cure the breach. If we or Constar Italy suffer an insolvency event, Crown Faba may change the payment (but not pricing) terms provided in the agreement. Constar Italy may terminate this agreement if Crown Faba or Crown experiences a change of control such that Crown Faba or Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or Crown Faba materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Research and Development Agreement

Constar, Inc. will enter into a research and development agreement with two subsidiaries of Crown, CarnaudMetalbox plc and Crown Cork & Seal Technologies Corporation, or CCK Technologies, that will govern our use of Crown’s research and development centers in Alsip, Illinois and Wantage, England. In both Alsip and Wantage, CCK Technologies and CarnaudMetalbox will guarantee access to the services of specified employees, and Constar, Inc. will buy services from the employees at their standard rate. Pursuant to a separate lease, Constar, Inc. will lease space from CCK Technologies in the Alsip research and development center through December 31, 2003, with an option to extend the lease for an additional six months upon mutual agreement. In Wantage, CarnaudMetalbox will allow Constar, Inc. to keep its equipment in the facility at no cost for three months from the completion of this offering. Constar, Inc. will not have any employees in Wantage and will use CarnaudMetalbox employees to conduct research and development activities. However, Constar, Inc. will have the option to offer employment to specified employees of CarnaudMetalbox located in Wantage. CCK Technologies and CarnaudMetalbox will also use their commercially reasonable efforts to provide other research and development services at their standard billing rates.

CarnaudMetalbox or CCK Technologies may terminate this agreement if Constar, Inc. fails to make timely payments, subject to a 30-day period to cure the breach, we or Constar, Inc. experience a change of control such that we or Constar, Inc. are controlled by a competitor of ours or of Crown (subject to a six month transition period) or Constar, Inc. materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If we or Constar, Inc. suffer an insolvency event, CarnaudMetalbox or CCK Technologies may change the payment (but not pricing) terms provided in the agreement. Constar, Inc. may terminate this agreement if Crown, CarnaudMetalbox or CCK Technologies experiences a change of control such that Crown, CarnaudMetalbox or CCK Technologies is controlled by a competitor of ours or of Crown (subject to a six month transition period) or CarnaudMetalbox or CCK Technologies materially breaches any provision of the agreement, subject to a 30-day period to cure the breach.

Assuming that, throughout the term of the research and development agreement, Constar, Inc. does not purchase any optional services and does not terminate any of the services to be initially provided, we expect the total cost of the research and development agreement to be approximately $105,000 per month during the first six months after the completion of this offering and approximately $40,000 per month from the end of the sixth month after the completion of this offering to the end of the term of the research and development agreement on December 31, 2003. In addition, Constar, Inc. will be required to hire certain CCK Technologies personnel who work at the Alsip facility. Constar, Inc. will pay the actual salary and benefits of such persons until they transfer, at an expected monthly cost of approximately $61,000.

License Agreements

Prior to completion of this offering, Crown will contribute intellectual property rights relating to our business, including patents relating to our Oxbar technology, to us. We will grant Crown Cork & Seal

Technologies Corporation, a subsidiary of Crown, a non-exclusive, royalty-free license to use Oxbar technology in products not manufactured with PET, and we will grant Crown Cork & Seal Technologies Corporation a non-exclusive license to use the OXBAR trademark on and in connection with such licensed products. Crown Cork & Seal Technologies Corporation will have the ability to sublicense the Oxbar technology and the OXBAR trademark only to its affiliates. We will also agree to share with Crown Cork & Seal Technologies Corporation royalties from the licensing of Oxbar to third parties.

Constar International U.K. Limited, one of our subsidiaries, manufactures plastic closures at our Sherburn, England facility. Crown Cork & Seal Technologies Corporation owns patents and other technology related to the production of plastic closures. In exchange for a royalty payment from Constar International U.K. Limited, Crown Cork & Seal Technologies Corporation will grant Constar International U.K. Limited an indefinite, non-exclusive, one-site manufacturing license to use specified plastic closure technologies for sale of plastic closures in the United Kingdom and Ireland for use on products filled in the United Kingdom and Ireland. In addition, Crown Cork & Seal Technologies Corporation will grant Constar International U.K. Limited a non-exclusive license to use the trademarks POLYGUARD and OBRIST CAP on and in connection with such closures.

Benefits Allocation Agreement

Prior to the completion of this offering, our salaried and hourly employees participated in numerous pension, savings, health and welfare, and equity based employee benefit plans maintained by Crown. Upon the completion of this offering we will enter into a benefits allocation agreement with Crown. Under this agreement, we and Crown will allocate responsibility for certain employee benefit liabilities. Generally we will retain or assume all liability for compensation and benefits owed to our active and former employees, including retiree medical obligations. In addition, effective as of the completion of this offering, Crown will transfer to us and we will assume sponsorship of the Crown pension plan previously maintained exclusively for our hourly employees. Prior to this offering, Crown will cause the pension liability for certain of our former salaried employees together with an equal amount of assets to be transferred to the hourly pension plan that we are assuming. Following the offering, this pension plan will be expanded to cover our active salaried employees. However, under the benefits allocation agreement, the Crown salaried pension plan will retain all liability for the pension benefits previously earned by our active salaried employees and certain of our former salaried employees. We also will establish savings and welfare plans for the benefit of our active employees that are substantially equivalent to the plans previously provided by Crown. With respect to separate stand-alone pension plans for the benefit of our active and former employees in the United Kingdom and Holland, we will assume sponsorship of these pension plans together with their corresponding assets and liabilities. As of December 31, 2001 we had an underfunded benefit obligation of approximately $0.9 million under such pension plans. Effective as of the completion of this offering, we will adopt a stock-based incentive compensation plan, an employee stock purchase plan and, for our non-employee directors, a stock option plan.

Technical Services Agreement

In a technical services agreement, we will agree to provide, at Crown’s request, technical services to some of Crown’s joint ventures in the PET preform and container manufacturing business, for which we will receive agreed upon fees. Our obligation to provide technical services will continue until Crown is no longer obligated to provide designated services to Crown’s joint ventures, which in some cases will extend indefinitely until Crown no longer owns an interest in the relevant joint venture or amends the terms of the agreements governing the joint venture. In addition, we will license Crown certain manufacturing technology solely for the purpose of allowing Crown to continue to sublicense that technology to Crown’s joint ventures.

We may terminate the agreement if Crown fails to make timely payment, subject to a 30-day period to cure the breach, experiences a change of control such that Crown is controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breaches any provision of the agreement, subject to a 30-day period to cure the breach. If Crown suffers an insolvency event, we may change the payment (but not pricing) terms provided in the agreement. Crown may terminate this agreement if we experience a change of control such that we are controlled by a competitor of ours or of Crown (subject to a six month transition period) or materially breach any provision of the agreement, subject to a 30-day period to cure the breach.

Tax Sharing and Indemnification Agreement

We and Crown will enter into a tax sharing and indemnification agreement that generally provides for the filing of consolidated federal income tax returns and some combined state income tax and franchise tax returns for years ending prior to or concurrently with the completion of this offering, the allocation of income tax liabilities between us and Crown, the conduct of tax audits and the handling of tax controversies and various related matters. The tax sharing and indemnification agreement governs these tax-related matters for taxable periods before and after this offering. Our items of income, loss, deductions and credits are currently included in the consolidated and combined tax returns of Crown for federal income and some foreign and state tax purposes. Following this offering, we will no longer be included in Crown’s consolidated group for federal tax purposes, for state tax purposes or for any foreign tax purposes and we will be responsible for our own taxes. Under the tax sharing and indemnification agreement, Crown will be liable for our taxes for periods prior to and ending with the completion of this offering for which we are included in Crown’s consolidated or combined group for federal, foreign, or state tax purposes. We will be responsible for all taxes imposed on us for periods beginning after the completion of this offering. We will also waive our rights to carry back net operating losses to years we were included in a consolidated tax return with Crown.

In addition, each member of a consolidated group is liable for the federal income tax liability of each other member of the consolidated group. Similar rules apply for combined groups for foreign and state tax purposes. The agreement will provide that Crown will indemnify us for all pre-offering liability under consolidated returns or combined returns. We will indemnify Crown for all our pre-offering taxes which were not reported on a consolidated or combined tax return with Crown. After the completion of this offering, we will have the right to be notified of and to participate in tax matters for which we are financially responsible under the terms of this agreement, and we will generally have the right to control such matters to the extent we are fully financially responsible for them.

This agreement will further provide for cooperation between Crown and us with respect to tax matters, the exchange of information and the retention of records that may affect the income tax liability of the parties to the agreement.

Other Related Party Transactions

Sales to Affiliates.    We have sold products to Crown and its affiliates in the ordinary course of business. Net sales to Crown affiliates were $3.0 million in 2001, and $2.7 million for the six months ended June 30, 2002.

Notes Payable to Affiliates.    On October 15, 2002, we distributed to Crown a note in the principal amount of $350 million. Concurrently with the completion of this offering we intend to enter into a $150 million term loan arrangement and use these proceeds and the proceeds of this offering to repay our note to Crown. Prior to the completion of this offering, our other intercompany indebtedness to Crown will be capitalized.

Research and Technology Expense.    We have historically paid Crown Cork & Seal Technologies Corporation, or CCK Technologies, a fee of approximately 1.8% of our annual sales. This research and technology fee totaled $13.2 million in 2001. For this fee, CCK Technologies has provided us with access to its intellectual property related to PET, paid for the direct costs of our research, development and engineering activities, provided legal services for the defense of rights to our existing technologies and provided support for customer claims resolution, supplier qualifications, spoilage reduction and product and material specifications.

Management Fees.    We have paid to Crown certain management fees that have generally been allocated as a percentage of sales. These management fees were $4.4 million in 2001. For this fee, Crown has provided us with benefits administration, purchasing, information systems and other central services. Following completion of this offering, we will enter into a transition services agreement with Crown and will continue to receive certain of these services from Crown while we develop our own capabilities.

Receivables Securitization Program.    We participate in a North American receivables securitization program with other Crown subsidiaries. Under this program our receivables are first sold to other consolidated subsidiaries of Crown, and then to a third party. Proceeds from these sales are used to fund our operations and reduce our intercompany debt balances with Crown. Following this offering, we will no longer participate in this securitization program.

Lease Guarantees and Atlanta Lease.    Crown is the guarantor or co-obligor of eight of our real property leases, which have aggregate annual rent payments of approximately $3.1 million. In addition, Constar, Inc. will lease office space in Atlanta, Georgia to a subsidiary of Crown called Crown Cork & Seal Company (PA), Inc. for approximately $30,000 per year.

Transfers of Certain Interests

Prior to the completion of this offering, Crown will transfer to us, and we will transfer to Crown, our respective interests in certain of our affiliates. With the exception of dividends paid by our subsidiaries, the combined financial data in this prospectus gives retroactive effect to these transfers as if they took place on January 1, 1997.

Turkey.    Our operations in Turkey have been conducted through a joint venture located in Turkey called Constar Ambalaj Sanayi ve Ticaret A.S. Crown holds its 55% in the joint venture through a direct subsidiary. Prior to the completion of this offering, Crown will purchase this interest from its subsidiary and then contribute this interest to the capital of Constar International Inc.

Netherlands.    Our operations in the Netherlands have been conducted through an indirect, wholly owned subsidiary of Crown called Constar International Holland (Plastics) B.V. Prior to the completion of this offering, Crown will purchase all of the capital stock of this company and then contribute the stock to the capital of Constar International Inc.

United Kingdom.    Our operations in the U.K. have been conducted through an indirect, wholly owned subsidiary of Crown called Constar International UK Limited. Prior to the completion of this offering, Crown will purchase all of the capital stock of this company and then contribute the stock to the capital of Constar International Inc. In addition, we will distribute to Crown our shares in another U.K. subsidiary of Crown, the financial results of which are not included in our combined financial statements.

Texas.    Some of our operations in Texas have been conducted through Constar Plastics, LLC, a limited liability company that is a direct wholly owned subsidiary of Crown. Prior to the completion of this offering, Crown will contribute all of the limited liability company interests to the capital of Constar International Inc.

Mexico.    We previously owned an interest in a Mexican joint venture that manufactures PET preforms and bottles. We distributed to Crown our interests in a holding company for the Mexican joint venture, the financial results of which are not included in our combined financial statements.

Canada.    Our operations in Canada have been conducted through a Canadian subsidiary. Prior to the completion of this offering, we will distribute to Crown our shares in this Canadian subsidiary, the financial results of which are not included in our combined financial statements, and the related intercompany debt.

Delaware Holding Company.    Prior to this offering, we formed a new Delaware holding company called Constar Foreign Holdings, Inc. and contributed the capital stock of all of our foreign subsidiaries to it.

Our corporate structure, after giving effect to all of these transfers, is set forth below. Each of our direct subsidiaries will guarantee the payment of principal, premium and interest on the notes on an unsecured senior subordinated basis. The subsidiaries of Constar Foreign Holdings, Inc. will not provide note guarantees. We will own 100% of each of the subsidiaries shown below immediately after the completion of this offering, except with respect to our Turkish subsidiary, in which we will have a 55% equity interest.

DESCRIPTION OF NOTES

We will issue the notes under an Indenture, to be dated the initial issue date, between us, the Note Guarantors and SunTrust Bank, as Trustee (the “Trustee”). The terms of the notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”).

We summarize below certain provisions of the Indenture, but do not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes. We have filed a copy of the Indenture as an exhibit to the registration statement that includes this prospectus. You can obtain a copy of the Indenture in the manner described under “Where You Can Find More Information.”

You can find the definition of capitalized terms used in this section under “Certain Definitions.” When we refer to:

•	the Company in this section, we mean Constar International Inc. and not its subsidiaries; and
•	notes in this section, we mean the notes originally issued on the initial issue date and Additional Notes (see below).

Overview of the Notes and the Note Guarantees

The notes will:

•	be general unsecured obligations of the Company;
•
rank subordinate to all existing and future Senior Indebtedness of the Company, including Indebtedness under our Bank Credit Facility, which will be secured by substantially all of the assets of the Company and the Note Guarantors, and pari passu or senior to all other Indebtedness of the Company;

•
be initially unconditionally guaranteed on a general unsecured senior subordinated basis by all of the Company’s existing and future Domestic Restricted Subsidiaries that guarantee the Bank Credit Facility;

•	be effectively subordinated to the indebtedness and other liabilities of the Company’s Subsidiaries that are not Note Guarantors; and
•	be limited in aggregate principal amount to $350 million, of which $200 million will be issued on the initial issue date.

See “Risk Factors Relating to the Notes—Your Right To Receive Payments On The Notes Is Subordinated To Our Senior Indebtedness And Your Right To Receive Payments Under The Note Guarantees Is Subject To The Senior Indebtedness Of Our Domestic Restricted Subsidiaries.”

The Note Guarantees will:

•	be general unsecured obligations of each Note Guarantor; and
•	rank subordinate to all existing and future Senior Indebtedness of each Note Guarantor and pari passu or senior to all other Indebtedness of each Note Guarantor.

As of June 30, 2002, on a pro forma basis after giving effect to this offering and the related transactions as described under “Description of Other Indebtedness”:

•	the Company and its Subsidiaries would have had consolidated total indebtedness of $364.4 million;
•	the Company and the Note Guarantors would have had consolidated total indebtedness of $364.4 million, $164.4 million of which would have been senior to the notes and the relevant Note Guarantees; and
•	the Company’s Subsidiaries that are not Note Guarantors would have had consolidated total indebtedness of $0, excluding indebtedness to Crown.

Additional Notes

Subject to the limitations set forth under “Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” the Company may incur additional Indebtedness. At the Company’s option, this additional

Indebtedness may consist of additional notes (“Additional Notes”) of up to $150 million issued in one or more transactions, which have identical terms as notes issued on the initial issue date. However, no offering of any Additional Notes is being or shall in any manner be deemed to be made by this prospectus. The notes issued on the initial issue date and the Additional Notes, if any, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on                 , 2012.

Interest on the notes will accrue at the rate of     % per annum and will be payable semi-annually in arrears on each             and             , commencing on                 , 2002. Payments will be made to the persons who are registered Holders at the close of business on                 and                 , respectively, immediately preceding the applicable interest payment date.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the initial issue date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The redemption of notes with unpaid and accrued interest to the date of redemption will not affect the right of Holders of record on a record date to receive interest due on an interest payment date that precedes such redemption.

Initially, the Trustee will act as Paying Agent and Registrar for the notes. The Company may change the Paying Agent and Registrar without notice to Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar. If a Holder of at least $5.0 million in aggregate principal amount of notes has given wire transfer instructions to the Company at least fifteen days prior to the relevant payment date, the Company will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the Paying Agent and Registrar in New York City unless the Company elects to make interest payments by check mailed to the registered Holders at their registered addresses.

Note Guarantees

Each Note Guarantor will unconditionally guarantee the performance of all obligations of the Company (including any Surviving Entity) under the Indenture and the notes. Each Note Guarantee will be subordinate to the payment in full of all Senior Indebtedness of the relevant Note Guarantor. The Obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will result in the Obligations not constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—The Note Guarantees May Be Unenforceable Due to Fraudulent Conveyance Statutes.”

A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event:

(1)	there is a Legal Defeasance of the notes as described under “Legal Defeasance and Covenant Defeasance;”

(2)	there is a sale or other disposition of Capital Stock of such Note Guarantor following which such Note Guarantor is no longer a direct or indirect Subsidiary of the Company;

(3)	such Note Guarantor is designated as an Unrestricted Subsidiary in accordance with “Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries;”

(4)
there is a sale or other disposition of all or substantially all of the assets of that Note Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company; or

(5)
such Note Guarantor’s guarantee of the Bank Credit Facility, and if the Bank Credit Facility is no longer outstanding, any other Indebtedness of the Company, is fully and unconditionally released, except that such Note Guarantor shall subsequently be required to become a Note Guarantor by executing a supplemental indenture and providing the Trustee with an officers’ certificate and opinion of counsel at such time as it guarantees the Bank Credit Facility, or if the Bank Credit Facility is no longer outstanding, any other Indebtedness of the Company;

provided, that the transaction is carried out in accordance with any other applicable provisions of the Indenture. At the request of the Company, the Trustee shall execute and deliver an instrument evidencing such release.

If any Person becomes a Domestic Restricted Subsidiary (including upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary) and guarantees the Bank Credit Facility, or if the Bank Credit Facility is no longer outstanding, any other Indebtedness of the Company, the Company will cause that Domestic Restricted Subsidiary concurrently to become a Note Guarantor on a senior subordinated basis by executing a supplemental indenture and providing the Trustee with an officers’ certificate and opinion of counsel within 10 business days of the date such Person becomes a Restricted Subsidiary but in no event later than the date that such Person guarantees any other Indebtedness of the Company.

Not all of our “Restricted Subsidiaries” will guarantee the notes and any “Unrestricted Subsidiaries” will not guarantee the notes. None of our foreign subsidiaries will guarantee the notes. As of the initial issue date, Constar Ambalaj Sanayi Ve Ticaret A.S., a 55%-owned Subsidiary of the Company that conducts our operations in Turkey, is our only Unrestricted Subsidiary. In the event of a bankruptcy, liquidation or reorganization of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. In addition, holders of minority equity interests in Subsidiaries may receive distributions prior to or pro rata with the Company depending on the terms of the equity interests. The non-guarantor subsidiaries generated approximately $165 million of our net sales and $5.7 million of our gross profit for 2001. As of June 30, 2002, they held approximately $94.4 million of our total assets. For more information about the division of our results of operations, assets and liabilities and cash flows between our guarantor and non-guarantor subsidiaries, see Note S to our Combined Financial Statements.

Subordination of the Notes and the Note Guarantees

The payment of principal, premium and interest, if any, on the notes and the Note Guarantees will be subordinated to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company or the Note Guarantors, as the case may be, including Senior Indebtedness Incurred after the initial issue date.

The holders of Senior Indebtedness of the Company or any Note Guarantor will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect thereof before the Holders of notes will be entitled to receive any payment with respect to the notes or the relevant Note Guarantee, as the case may be, in the event of any payment or distribution to creditors of the Company or the relevant Note Guarantor, as the case may be:

(1)	upon a liquidation or dissolution of the Company or such Note Guarantor;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Note Guarantor or their respective properties;

(3)	in an assignment by the Company or such Note Guarantor for the benefit of their respective creditors; or

(4)	in any marshaling of the assets and liabilities of the Company or such Note Guarantor;

except that Holders of notes may receive and retain Permitted Junior Securities and payments and other distributions made from the trust described under “—Legal Defeasance and Covenant Defeasance.” If a payment or other distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Company or such Note Guarantor and pay it over to them as their interests may appear.

The Company also may not make any payment or deposit in respect of the notes, and any Note Guarantor may not make any payment or deposit in respect of its Note Guarantee, except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance,” if:

(1)
any Designated Senior Indebtedness of the Company or such Note Guarantor, as the case may be, is not paid in full when due beyond any applicable grace period or the maturity of any such Designated Senior Indebtedness is accelerated in accordance with its terms following a default thereon (a “Payment Default”); or

(2)
any default other than a Payment Default occurs and is continuing on Designated Senior Indebtedness of the Company or such Note Guarantor, as the case may be, that permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of that default (a “Payment Blockage Notice”) from the Company, the holders of the Designated Senior Indebtedness or an authorized agent for any such holders.

Payments on the notes or any Note Guarantee, as the case may be, may and shall be resumed:

(1)
in the case of a Payment Default, on the date on which it is cured or waived, and the acceleration, if any, of the relevant Designated Senior Indebtedness has been rescinded in writing by the holders thereof if it remains outstanding; or

(2)	in case of a default other than a Payment Default, the earlier of:

(a)	the date on which it is cured or waived, and the acceleration, if any, of the relevant Designated Senior Indebtedness has been rescinded in writing by the holders thereof if it remains outstanding;

(b)
179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the relevant Designated Senior Indebtedness of the Company or such Note Guarantor, as the case may be has been accelerated; or

(c)	the date the Trustee receives written notice from the holders of Designated Senior Indebtedness, or an authorized agent for any such holders rescinding the Payment Blockage Notice.

No new Payment Blockage Notice may be delivered unless and until 180 days have elapsed since the termination of the prohibition on payments on the notes and the Note Guarantees pursuant to the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 days. The Company must promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company or any Note Guarantor, Holders of the notes may recover less than creditors of the Company or a Note Guarantor that are holders of Senior Indebtedness. See “Risk Factors—Your Right To Receive Payments On The Notes Is Subordinated To Our Senior Indebtedness And Your Right To Receive Payments Under The Note Guarantees Is Subject To The Senior Indebtedness of Our Domestic Restricted Subsidiaries.”

Redemption

Optional Redemption.    Except as stated below, the Company may not redeem the notes prior to                 2007. The Company may redeem the notes, at its option, in whole at any time or in part from time to time, on and after                     , 2007, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on                 of any year set forth below:

Year	Percentage
2007	%
2008	%
2009	%
2010 and 2011	100%

Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to                 , 2005, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the notes issued up to that time at a redemption price equal to     % of the principal amount thereof; provided, that:

(1)	after giving effect to any such redemption at least 65% of the aggregate principal amount of the notes issued up to that time (including Additional Notes, if any) remains outstanding; and

(2)	the Company shall make such redemption not more than 90 days after the consummation of such Equity Offering.

“Equity Offering” means a primary sale by the Company of Qualified Capital Stock of the Company to Persons who are not Subsidiaries of the Company, other than pursuant to a registration statement filed on Form S-8 or in connection with the exercise of options by employees of the Company or its Subsidiaries.

Selection and Notice

In the event that less than all of the notes are to be redeemed or repurchased at any time, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate. If a partial redemption is made with the proceeds of an Equity Offering, selection of the notes or portions thereof for redemption shall, subject to the preceding sentence, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless the method is otherwise prohibited. No notes of a principal amount of $1,000 or less shall be redeemed or repurchased in part and notes of a principal amount in excess of $1,000 may be repurchased or redeemed in part in multiples of $1,000 only.

Notice of any redemption or repurchase shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. If notes are to be redeemed or repurchased in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed or unpurchased portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

The Company will pay the redemption or repurchase price for any note together with accrued and unpaid interest thereon through the date of redemption. On and after the redemption date or repurchase date, interest will cease to accrue on notes or portions thereof called for redemption or repurchase as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption or repurchase price pursuant to the Indenture.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes, except as described under “Change of Control” and “Certain Covenants—Limitation on Asset Sales.”

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the notes as described above. The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). This obligation will not continue after a discharge of the Company or defeasance from its obligations with respect to the notes. See “Legal Defeasance and Covenant Defeasance.”

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all notes or portions thereof in integral multiples of $1,000 properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)
deliver or cause to be delivered to the Trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

If only a portion of a note is purchased pursuant to a Change of Control Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate); provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

The Bank Credit Facility contains, and other existing or future Indebtedness of the Company may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes upon a Change of Control would cause a default under the Bank Credit Facility and could cause a default under other Indebtedness even if the Change of Control itself does not. In the event that at the time of a Change of Control the terms of the Bank Credit Facility restrict or prohibit the purchase of notes following such Change of Control, then prior to the mailing of the notice to holders but in any event within 30 days following such Change of Control, we undertake to:

(1)	repay in full the Bank Credit Facility, or

(2)	obtain the requisite consents under the Bank Credit Facility to permit the repurchase of the notes.

If we do not repay the Bank Credit Facility or obtain such consents, we will remain prohibited from purchasing notes. In that case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the Bank Credit Facility. In such circumstances, the subordination provisions of the Indenture would likely restrict payment to the holders of the notes.

Further, if a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company may choose to seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that the Company would be able to obtain third party financing.

The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

Holders will not be entitled to require the Company to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable securities laws and regulations in connection with the purchase of notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate these transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person. There is limited case law interpreting the phrase “substantially all” and thus no precise established definition of the phrase under applicable law. Accordingly, there may be uncertainty as to whether a particular transaction involves a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries taken as a whole. It may therefore be unclear in certain circumstances whether a Change of Control has occurred. Also, Holders will not be entitled to require the Company to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness

(1)
The Company will not, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or Preferred Stock, except that:

(a)	the Company and any Note Guarantor may Incur Indebtedness, including Acquired Indebtedness, and any Note Guarantor may Incur Preferred Stock, and

(b)	any Restricted Subsidiary may Incur Acquired Indebtedness not Incurred in connection with, or in anticipation of, the relevant acquisition, merger or consolidation,

if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

(2)	Notwithstanding paragraph (1), the Company and its Restricted Subsidiaries, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):

(a)	Indebtedness not to exceed $200 million in respect of the notes (excluding Additional Notes);

(b)
Guarantees by any Note Guarantor of Indebtedness of the Company or any other Note Guarantor permitted under the Indenture; provided, that if any such Guarantee is of Subordinated Indebtedness, then the Note Guarantee of such Note Guarantor shall be senior to such Note Guarantor’s Guarantee of such Subordinated Indebtedness;

(c)
Indebtedness Incurred by the Company and any Restricted Subsidiary pursuant to a Bank Credit Facility, including the issuance and creation of letters of credit and banker’s acceptances thereunder at any time outstanding not to exceed the greater of:

(i)	$250 million and

(ii)
the sum of 80% of the net book value of the accounts receivable and 50% of the net book value of the inventory of the Company and its Restricted Subsidiaries at the date of determination (excluding accounts receivables or inventory pledged other than pursuant to the Bank Credit Facility or disposed of by the Company or a Restricted Subsidiary), less the amount of any permanent prepayments or reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale made after the initial issue date in order to comply with “Certain Covenants—Limitation on Asset Sales,” and it being understood that the amount of Indebtedness permitted under this clause (c) shall not be less than the amount specified in clause (2)(c)(ii) above and that amounts outstanding under the Bank Credit Facility on the initial issue date are deemed to be Incurred under this clause (2)(c);

(d)
other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the initial issue date, excluding Indebtedness outstanding under clause (2)(b), (c), (e), (f), (g), (h) or (k) of this definition;

(e)	Indebtedness Incurred in connection with an Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes;

(f)	intercompany Indebtedness or Preferred Stock between or among the Company and any of its Restricted Subsidiaries; provided, that:

(i)
if the Company or any Note Guarantor is the obligor on such Indebtedness or Preferred Stock, such Indebtedness or Preferred Stock must be expressly subordinated to the prior payment in full of all obligations under the notes and the Indenture, in the case of the Company, or such Note Guarantor’s Note Guarantee, in the case of any such Note Guarantor, and

(ii)
in the event that at any time any such Indebtedness or Preferred Stock ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness or Preferred Stock shall be deemed to be Incurred and not permitted by this clause (2)(f) at the time such event occurs;

(g)
Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within three business days of Incurrence;

(h)
Indebtedness of the Company or any of its Restricted Subsidiaries in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements, and performance, surety or appeal bonds, in the ordinary course of business (including letters of credit or banker’s acceptances in respect thereof);

(i)	Refinancing Indebtedness in respect of:

(i)	Indebtedness (other than Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to paragraph (1) above, or

(ii)	Indebtedness Incurred pursuant to clause (2)(a) or (2)(d) above;

(j)	Capitalized Lease Obligations and Purchase Money Indebtedness that do not exceed the greater of:

(i)	$15 million, and

(ii)	5% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the date of determination in the aggregate at any one time outstanding;

(k)
Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, excluding Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition;

(l)
Indebtedness of the Company or a Restricted Subsidiary to the extent the net proceeds thereof are deposited concurrently to defease the notes as described under “Legal Defeasance and Covenant Defeasance;”

(m)
Additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $25 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Bank Credit Facility); and

(n)
Indebtedness of any Restricted Subsidiary of the Company not organized under the laws of the United States, any state thereof or the District of Columbia in an aggregate principal amount not to exceed $25 million at any one time outstanding.

(3)	For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant:

(a)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

(b)
in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (1) and (2) above, the Company, in its sole discretion, will classify such item of Indebtedness or any portion thereof in any manner that complies with this covenant and may subsequently reclassify Indebtedness or any portion thereof that meets the criteria of more than one of the types of Indebtedness described in clause (2) above among the types of Indebtedness so described, and such items of Indebtedness or any portion thereof will be treated as having been Incurred pursuant to only one paragraph or clause in this covenant;

(c)
accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; and

(d)
the maximum amount of any category of Permitted Indebtedness that the Company or any Restricted Subsidiary may Incur will not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

Limitation on Restricted Payments

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a)
declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

(i)	dividends or distributions payable in Qualified Capital Stock of the Company,

(ii)	dividends or distributions payable to the Company and/or a Restricted Subsidiary, or

(iii)	pro rata dividends or distributions to the Company and/or a Restricted Subsidiary and minority holders of Capital Stock of a Restricted Subsidiary;

(b)	purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company other than any Capital Stock owned by the Company or a Restricted Subsidiary;

(c)
make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness other than Indebtedness permitted under clause (2)(f) of “—Limitation on Incurrence of Additional Indebtedness;” or

(d)	make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment immediately after giving effect thereto:

(1)	a Default or an Event of Default shall have occurred and be continuing;

(2)	the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of “—Limitation on Incurrence of Additional Indebtedness”; or

(3)
the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the initial issue date up to the date thereof, less the aggregate amount of Investment Return on all Investments covered by that definition as of the date thereof, shall exceed the sum of:

(A)
50% of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning with the first full fiscal quarter that follows the initial issue date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

(B)	100% of the aggregate net cash proceeds (including net cash proceeds received upon the conversion of non-cash proceeds) received by the Company from any Person from any:

•
issuance and sale of Qualified Capital Stock of the Company or contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case, subsequent to the initial issue date, or

•
issuance and sale of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the initial issue date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary), excluding, in each case, any net cash proceeds:

(x)	received from a Restricted Subsidiary of the Company,

(y)	used to redeem notes under “—Redemption—Optional Redemption Upon Equity Offerings,” or

(z)	applied in accordance with the second paragraph of this covenant below.

plus

(C)	$5 million.

Notwithstanding the preceding paragraph, this covenant does not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)	the acquisition of any shares of Capital Stock of the Company or any Restricted Subsidiary,

(x)	in exchange for Qualified Capital Stock of the Company, or

(y)
through the application of the net cash proceeds received by the Company from a substantially concurrent issuance or sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Subsidiary of the Company;

provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant;

(3)
the prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent issuance or sale, other than to a Restricted Subsidiary of the Company, of:

(x)	Qualified Capital Stock of the Company or

(y)	Refinancing Indebtedness for such Subordinated Indebtedness;

provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (3)(B) of the first paragraph of this covenant;

(4)
if no Default or Event of Default shall have occurred and be continuing, the defeasance, redemption, repurchase or other acquisition of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such repurchase, the Company has made the Change of Control Offer with respect to the notes and has repurchased all notes validly tendered for payment and not withdrawn in connection with such Change of Control;

(5)
if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees, officers or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors or pursuant to employee stock purchase, deferred compensation or similar plans approved by the Board of Directors not to exceed $2.5 million in the aggregate in any calendar year;

(6)
if no Default or event of Default shall have occurred and be continuing, the acquisition in open market purchases of Capital Stock of the Company for matching contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business;

(7)
repurchases by the Company of Qualified Capital Stock of the Company or options, warrants or other securities exercisable or convertible into Qualified Capital Stock of the Company deemed to occur upon exercise of such options, warrants or other convertible securities if such Qualified Capital Stock, options, warrants or other securities represent a portion of the exercise price of such options, warrants or convertible securities;

(8)
if no Default or Event of Default shall have occurred and be continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations; and

(9)	if no Default or Event of Default shall have occurred and be continuing, Restricted Payments not to exceed $1 million in the aggregate.

In determining the aggregate amount of Restricted Payments made subsequent to the initial issue date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (4), (5), (6), (8) and (9) of this paragraph shall be included in such calculation and amounts expended (or deemed to be expended) pursuant to clauses (2), (3) and (7) of this paragraph shall not be included in such calculation. In the event that a proposed Restricted Payment or any portion thereof meets the criteria of more than one of the clauses in the immediately preceding paragraph, the Company will be permitted to classify or reclassify such Restricted Payment or portion thereof as being within any one or more such clauses in respect of which it meets the criteria.

Limitation on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)
the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

(b)
at least 75% of the consideration received for the assets sold or disposed of by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of any one or more of the following:

•	cash or Cash Equivalents;

•
the assumption at the time of such Asset Sale by the purchaser of liabilities (other than Subordinated Indebtedness) of the Company and its Restricted Subsidiaries owed to Persons other than Affiliates of the Company as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect thereto;

•
marketable securities received by the Company and its Restricted Subsidiaries at the time of such Asset Sale that are converted into cash or Cash Equivalents by the Company and its Restricted Subsidiaries within 90 days of such Asset Sale;

•
assets (other than Capital Stock or current assets as determined in accordance with GAAP, except for current assets related to, and acquired in connection with, the acquisition of a business or of assets other than current assets) to be used by the Company or any Restricted Subsidiary in a Permitted Business; or

•
in the case of a sale or other disposition of Capital Stock of a Person other than a Subsidiary of the Company, Capital Stock of another Person that is not a Subsidiary of the Company immediately prior to such sale or other disposition.

The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 360 days thereof to any one or more of the following:

(a)
repay any Senior Indebtedness of the Company or any Note Guarantor or Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, in each case for borrowed money or constituting a Capitalized Lease Obligation and permanently reduce the commitments with respect thereto without Refinancing,

(b)
repay or repurchase and permanently reduce commitments with respect thereto without Refinancing notes and other Senior Subordinated Indebtedness of the Company or any Note Guarantor for money borrowed on a pro rata basis based on their respective aggregate principal amounts, or

(c)
(1)    make capital expenditures or purchase from a Person other than the Company and its Restricted Subsidiaries assets (other than Capital Stock or current assets as determined in accordance with GAAP, except for current assets related to, and acquired in connection with, the acquisition of a business or of assets other than current assets) to be used by the Company or any Restricted Subsidiary in a Permitted Business, or

(2)    purchase Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Subsidiary or purchase all or substantially all of the assets of a business or division, which assets will be owned by the Company or a Restricted Subsidiary, in each case from a Person other than the Company and its Restricted Subsidiaries.

To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 360 days of the Asset Sale as described in clause (a), (b) or (c) of the immediately preceding paragraph, the Company will make an offer to purchase notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). Pursuant to an Asset Sale Offer, the Company shall purchase from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the holders of any other Senior Subordinated Indebtedness, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of notes and the other Senior Subordinated Indebtedness to be purchased equal to such unapplied Net Cash Proceeds.

The purchase of notes pursuant to an Asset Sale Offer shall occur not less than 20 business days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 360th day following the Asset Sale. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of $10 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $10 million, shall be applied as required pursuant to this covenant. Pending application in accordance with this covenant, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings which can be reborrowed or invested in Cash Equivalents.

Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following such 360th day, with a copy to the Trustee offering to purchase the notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash.

On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(2)	deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all notes or portions thereof so tendered; and

(3)
deliver or cause to be delivered to the Trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

To the extent Holders of notes and holders of other Senior Subordinated Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not validly withdraw notes or the other Senior Subordinated Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the notes and the other Senior Subordinated Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a note is purchased pursuant to an Asset Sale Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue of such conflict.

Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant within 360 days of conversion or disposition.

Limitation on Designation of Unrestricted Subsidiaries

The Company may designate after the initial issue date any Subsidiary of the Company as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)
no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with “—Limitation on Transactions with Affiliates”; and

(2)
except for the Designation of a Subsidiary with less than $1,000 in total assets in which the Company and its Restricted Subsidiaries have made Investments of no more than $1,000, the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) in accordance with “—Limitation on Restricted Payments” in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date.

Neither the Company nor any Restricted Subsidiary will at any time:

(1)
provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2)	be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3)
be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary.

The Company may revoke any Designation of a Subsidiary (other than a Receivables Subsidiary) as an Unrestricted Subsidiary (a “Revocation”) only if:

(1)	No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2)
all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the board of directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a) Except as provided in paragraph (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(2)	make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)   Paragraph (a) above will not apply to encumbrances or restrictions existing under or by reason of:

(1)	applicable law, rule, regulation or order;

(2)	the Indenture, the notes and the Note Guarantees;

(3)
contractual restrictions or encumbrances as in effect on the initial issue date, including under the Bank Credit Facility, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those in existence on the initial issue date;

(4)
customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under the Indenture;

(5)
any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition merger or consolidation, which encumbrances or restrictions are not, following the acquisition, merger or consolidation, applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired;

(6)
restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(7)	customary restrictions imposed on the transfer of copyrighted or patented materials;

(8)
Indebtedness of any Restricted Subsidiary not organized under the laws of the United States, any state thereof or the District of Columbia permitted to be Incurred subsequent to the initial issue date under “—Limitation on Incurrence of Additional Indebtedness,” which encumbrances or restrictions are applicable to any such Restricted Subsidiary;

(9)
restrictions on cash or other deposits imposed by landlords, customers or suppliers in contracts in the ordinary course of business to secure the performance of any Restricted Subsidiary thereunder; or

(10)
an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (2) or (5) of this paragraph (b); provided, that such Refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clauses (2) or (5).

Limitation on Layered Indebtedness

The Company will not, and will not permit any Note Guarantor to, directly or indirectly, Incur any Indebtedness that, by its express terms, is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is subordinate in right of payment to the notes to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness, or ranks equally with, the notes or, in the case of a Note Guarantor, its Note Guarantee; provided however that no Indebtedness of the Company shall be deemed to be contractually subordinated to any of the Indebtedness of the Company solely by virtue of being unsecured.

Limitation on Liens

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind (except for Liens securing Indebtedness of a Restricted Subsidiary owing to the Company or a Note Guarantor or Senior Indebtedness and Permitted Liens) against or upon any of their respective properties or assets, whether owned on the initial issue date or acquired after the initial issue date, or any proceeds therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made:

(1)	in the case of the Company or any Restricted Subsidiary other than a Note Guarantor, to secure the notes and all other amounts due under the Indenture; and

(2)	in the case of a Note Guarantor, to secure such Note Guarantor’s Note Guarantee of the notes and all other amounts due under the Indenture;

in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

Limitation on Merger, Consolidation and Sale of Assets

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s properties and assets, determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole, to any Person unless:

(a)	either:

(1)	the Company shall be the surviving or continuing corporation, or

(2)
the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A)	shall be a corporation organized and validly existing under the laws of the United States, any State or territory thereof or the District of Columbia, and

(B)
shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance and observance of every covenant of the notes and the Indenture on the part of the Company to be performed or observed;

(b)
immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of “—Limitation on Incurrence of Additional Indebtedness”;

(c)
immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(d)
the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The provisions of clause (b) above shall not apply to:

(1)	any transfer of the properties or assets of a Restricted Subsidiary to the Company and/or to a Note Guarantor;

(2)	any merger or consolidation of a Restricted Subsidiary into or with the Company or a Note Guarantor;

(3)	any merger or consolidation of the Company into or with a Wholly Owned Restricted Subsidiary created for the purpose of holding the Capital Stock of the Company;

(4)	a merger or consolidation between the Company and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States;

(5)	the transfer of all or substantially all of the properties or assets of the Company to a Wholly-Owned Restricted Subsidiary that is a Note Guarantor;

(6)	any transfer of the properties or assets of a Restricted Subsidiary that is not a Note Guarantor to a Restricted Subsidiary; or

(7)	any merger or consolidation of a Restricted Subsidiary that is not a Note Guarantor into or with a Restricted Subsidiary;

so long as, in each case the Indebtedness of the Company and the Restricted Subsidiaries (including a Surviving Entity) is not increased thereby.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this covenant, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such Surviving Entity had been named as such. For the avoidance of doubt, compliance with this covenant shall not affect the obligations of the Company (including a Surviving Entity, if applicable) under “—Change of Control,” if applicable.

Each Note Guarantor will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company) that is not a Note Guarantor unless:

(1)
such Person (if such Person is the surviving entity) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an officers’ certificate and opinion of counsel, and such transaction is otherwise in compliance with the Indenture;

(2)	such Note Guarantee is to be released as provided under “Note Guarantees”;

(3)	such sale or other disposition of substantially all of such Note Guarantor’s assets is made in accordance with “—Limitation on Sale of Assets”; or

(4)
upon any consolidation, combination or merger or any transfer or all or substantially all of the properties and assets of any Note Guarantor in accordance with this covenant, in which the Note Guarantor is not the continuing corporation, the surviving entity formed by such consolidation or into which the Note Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Note Guarantor under its Note Guarantee with the same effect as if such surviving entity had been named as such.

Limitation on Transactions with Affiliates

(1)
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(a)
the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(b)
in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $2.5 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the board of directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the board of directors has determined that such transaction complies with the preceding provisions; and

(c)
in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $15 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

(2)	Clause (1) above shall not apply to:

(a)	Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(b)
fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s board of directors;

(c)
Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the initial issue date, as in effect on the initial issue date, or the Crown Agreements, and any amendments, modifications or extensions thereto after the initial issue date that do not materially alter the terms of such existing obligations or the Crown Agreements, taken as a whole, to the detriment of the Holders as determined in good faith by the Company’s board of directors, including a majority of the disinterested members thereof;

(d)
any Restricted Payments or Permitted Investments made in cash or any payments made with Capital Stock of the Company (other than Disqualified Capital Stock), in each case in compliance with “Limitation on Restricted Payments”;

(e)
loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for business purposes, including travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding $2.5 million outstanding at any one time;

(f)	the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

(g)	transactions effected as part of a Qualified Receivables Transaction;

(h)	the use of proceeds of this offering as described above under “Use of Proceeds”; or

(i)	a non-recourse pledge of Capital Stock of an Unrestricted Subsidiary to secure a borrowing by such Unrestricted Subsidiary.

Conduct of Business

The Company and its Restricted Subsidiaries will not engage in any business other than a Permitted Business, except to the extent not material to the Company and its Restricted Subsidiaries taken as a whole.

Reports to Holders

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes remain outstanding, the Company will:

(1)	provide the Trustee and the Holders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S.

corporation subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

(2)
file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) above within the periods specified for such filings under the Exchange Act (whether or not applicable to the Company).

In addition, at any time when the Company is not subject to or is not current in its reporting obligations under clause (2) of the preceding paragraph, the Company will make available, upon request, to any holder and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

The following are “Events of Default”:

(1)
default in the payment when due of the principal of or premium, if any, on any notes, including the failure to make a required payment to purchase notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer, whether or not prohibited by the provisions of the Indenture described under “Subordination of the Notes and the Note Guarantees”;

(2)
default for 30 days or more in the payment when due of interest on any notes, whether or not prohibited by the provisions of the Indenture described under “Subordination of the Notes and the Note Guarantees”;

(3)	the failure to perform or comply with any of the provisions described under “Certain Covenants—Merger, Consolidation and Sale of Assets”;

(4)
the failure to perform or comply with any of the provisions described under “Change of Control” (other than the failure to make a required payment to purchase notes tendered pursuant to a Change of Control Offer) or under “Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” “—Limitation on Restricted Payments,” “—Limitation on Asset Sales (other than the failure to make a required payment to purchase notes tendered pursuant to an Asset Sale Offer), “—Limitation on Designation of Unrestricted Subsidiaries,” “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” “—Limitation on Liens,” “—Limitation on Transactions with Affiliates,” or “—Reports to Holders” for 30 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes;

(5)
the failure to perform or comply with any other covenant or agreement contained in the Indenture or in the notes for 60 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes;

(6)
Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the aggregate amount of such Indebtedness unpaid or accelerated exceeds $10 million;

(7)
failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments (net of any amounts covered by third party insurance) against any of them, aggregating $10 million or more, which judgment(s) remain outstanding for a period of 60 days or more and are not paid, discharged, bonded or stayed;

(8)
certain events of bankruptcy affecting the Company or any of its Significant Restricted Subsidiaries or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary; or

(9)
any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor’s obligations under its Note Guarantee (other than by reason of the termination of the Indenture or the release of any Note Guarantee in accordance with the Indenture).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in clause (8) above occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)	if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and the TIA. Subject to all limitations and provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

No Holder of any notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(1)	such Holder gives to the Trustee written notice of a continuing Event of Default;

(2)	Holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to pursue the remedy;

(3)	such Holders of the notes provide to the Trustee satisfactory indemnity;

(4)	the Trustee does not comply within 60 days; and

(5)
during such 60 day period the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.

The Company is required to deliver to the Trustee written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous fiscal year; the status of Default or Event of Default described and what actions the Company is taking or proposes to take upon respect thereto. If a Default or Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Notwithstanding the foregoing, except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes and have all obligations of the Note Guarantors discharged with respect to their Guarantees (“Legal Defeasance”). Legal Defeasance means that the Company shall be deemed to have paid and discharged all obligations represented by the outstanding notes on the 91st day after the deposit specified in clause (1) of the second following paragraph, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due from the trust referred to below;

(2)
the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent investment bankers or independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)
in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States, subject to customary exceptions and qualifications, reasonably acceptable to the Trustee and not from an employee of the Company to the effect that:

(a)	the Company have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)
since the initial issue date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States, subject to customary exceptions and qualifications, reasonably acceptable to the Trustee and not from an employee of the Company to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to clause (1) of this paragraph and, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)
the Trustee shall have received an officers’ certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)
the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)
the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)
the Company shall have delivered to the Trustee an opinion of counsel, subject to customary exceptions and qualifications, reasonably acceptable to the Company and not from an employee of the Company to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when:

(1)	either:

(a)
all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
all notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(2)	the Company or any Note Guarantor has paid all other sums payable under the Indenture and the notes by it; and

(3)
the Company has delivered to the Trustee an officers’ certificate stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, the Note Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture or the notes for certain specified purposes, including curing ambiguities, defects or inconsistencies, providing for uncertificated notes in addition to or in place of certificated notes, adding Note Guarantees or covenants, issuing Additional Notes, complying with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA and making other changes which do not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an opinion of counsel and officers’ certificate. Other modifications and amendments of the Indenture or the notes may be made with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding notes issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, except that, without the consent of each Holder affected thereby, no amendment may with respect to any notes held by a non-consenting Holder of the notes:

(1)	reduce the amount of notes whose Holders must consent to an amendment or waiver;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3)
reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption, or reduce the redemption price therefor;

(4)	make any notes payable in currency other than that stated in the notes;

(5)
make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes to waive Defaults or Events of Default;

(6)
amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

(7)	modify the subordination provisions of the Indenture with respect to the Company or any Note Guarantor in a manner that adversely affects the rights of any Holder; and

(8)	eliminate or modify in any manner a Note Guarantor’s obligations with respect to its Note Guarantee which adversely affects Holders in any material respect, except as contemplated in the Indenture.

No amendment may be made to the subordination provisions of the Indenture or the notes without the consent of the Holders of debt under an outstanding Bank Credit Facility (or any authorized representative). The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver; it is sufficient if such consent approves the substance of the proposed amendment or waiver.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign as provided in the TIA.

No Personal Liability

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Restricted Subsidiary shall not have any liability for any obligations of the Company or such Note Guarantor under the notes (including the Note Guarantees) or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person; provided that Indebtedness that is redeemed, defeased, retired or otherwise repaid immediately upon consummation of the transaction by which such other Person is merged or consolidated with or becomes a Restricted Subsidiary of such Person shall note be Acquired Indebtedness.

“Additional Notes” has the meaning set forth under “Additional Notes” above.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning set forth under “Certain Covenants—Limitation on Transactions with Affiliates.”

“Asset Acquisition” means:

(1)
an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

(2)
the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3)	any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”) by the Company or any Restricted Subsidiary of:

(a)	any Capital Stock (other than Capital Stock of the Company), or

(b)	all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c)
any property or assets (other than cash, Cash Equivalents or property or assets referred to in clause (a) or (b) above) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under “Certain Covenants—Merger, Consolidation and Sale of Assets”;

(2)	a disposition or series of related dispositions of assets with a Fair Market Value not to exceed $1 million in the aggregate;

(3)	for purposes of “Certain Covenants—Limitation on Asset Sales” only, the making of a Restricted Payment permitted under “Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(4)	a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

(5)	foreclosure of a Lien incurred in accordance with the Indenture;

(6)
the disposition of Receivables and Related Assets pursuant to a Qualified Receivables Program for Fair Market Value thereof; provided that at least 75% of the consideration therefor consists of cash of Cash Equivalents received by the Company or a Restricted Subsidiary in connection therewith; and

(7)	the granting of a license for intellectual property.

“Asset Sale Offer” has the meaning set forth under “Certain Covenants—Limitation on Asset Sales.”

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock and (2) any Designation with respect to an Unrestricted Subsidiary.

“Bank Credit Facility” means one or more credit agreements, including the credit agreement dated as of the initial issue date among the Company, Citicorp North America, Inc., as administrative agent, Deutsche Bank

Securities Inc. as syndication agent, Salomon Smith Barney Inc. and Deutsche Bank Securities Inc. as lead arrangers and bookrunners, and the lenders named therein, and all amendments thereto, together with the related documents thereto (including, without limitation, any Guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, refinanced or replaced from time to time by one or more agreements, including any agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or increasing amounts borrowed or available to be borrowed thereunder, extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

“Blockage Notice” has the meaning set forth under “—Subordination of the Notes and the Note Guarantees.”

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)
with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)	any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Cash Equivalents” means:

(1)
marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)
marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)
time deposits, demand deposits, certificates of deposit, eurodollar time deposits or bankers’ acceptances or overnight bank deposits, in each case maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

(5)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)	investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)
any Person or Group (other than the Company or a Wholly Owned Restricted Subsidiary) is or becomes the “beneficial owner,” directly or indirectly, in the aggregate of 35% or more of the total voting power of the Voting Stock of the Company; or

(2)
during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company, together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office; or

(3)	the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the Indenture; or

(4)
the Company consolidates with, or merges with or into, another Person, or the Company sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, determined on a consolidated basis, to any Person, provided, that this clause (5) shall not apply to a transaction where the Person or Persons that, immediately prior to such transaction “beneficially owned” the outstanding Voting Stock of the Company are, by virtue of such prior ownership, the “beneficial owners” in the aggregate of a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee person (or if such surviving or transferee Person is a direct or indirect wholly-owned subsidiary of another Person, such Person who is the ultimate parent entity), in each case whether or not such transaction is otherwise in compliance with the Indenture.

For purposes of this definition:

(a)
“beneficial owner” shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have “beneficial ownership” of all securities that such Person or Group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

(b)	“Person” and “Group” shall have the meanings for “person” and “group” as used in Sections 13(d) and 14(d) of the Exchange Act.

“Change of Control Payment” has the meaning set forth under “Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “Change of Control.”

“Commission” means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

“Common Stock” means, for any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the initial issue date or issued after the initial issue date, and includes, without limitation, all series and classes of such common equity interests.

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income of such Person for such period, plus or minus the following to the extent deducted or added, as the case may be, in calculating such Consolidated Net Income:

(1)	Consolidated Income Tax Expense for such Person for such period; plus

(2)	Consolidated Interest Expense for such Person for such period; plus

(3)	Consolidated Non-cash Charges for such Person for such period; less

(4)
(x) all non-cash credits and gains increasing Consolidated Net Income for such Person for such period and (y) all cash payments by such Person and its Restricted Subsidiaries during such period relating to non-cash charges that were added back in determining Consolidated EBITDA for such Person in any prior period.

Notwithstanding the foregoing, the items specified in clauses (1) and (3) above for any Restricted Subsidiary shall be added to Consolidated Net Income in calculating Consolidated EBITDA for such Person only:

(a)	in proportion to the percentage of the total Capital Stock of such Restricted Subsidiary held directly or indirectly by the Company, and

(b)
to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary pursuant to its charter and bylaws and each law, regulation, agreement or judgment applicable to such distribution.

“Consolidated Fixed Charge Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for such Person for the four most recent full fiscal quarters of such Person for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Fixed Charges for such Four Quarter Period. For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act of 1933 for the period of such calculation to:

(1)
the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) or redemption of any Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness or Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

(2)
any Asset Sale Transaction or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided, that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of Consolidated Net Income) attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)
interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

(b)
if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

(c)
notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreement or Currency Agreement, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, for any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense for such Person for such period, plus

(2)	the product of:

(a)
the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person or any of its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock of the Company, dividends paid to the Company or a Restricted Subsidiary and stock dividends paid to the Company and its Restricted Subsidiaries on a pro rata basis with any other shareholders of a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times

(b)
a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local tax rate of the such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, for any Person for any period, the provision for U.S. federal, state, local and non-U.S. income taxes payable by such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

(1)
the aggregate of cash and non-cash interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not interest expense in accordance with GAAP):

(a)	any amortization or accretion of debt discount or any interest paid on Indebtedness in the form of additional Indebtedness,

(b)	any amortization of deferred financing costs,

(c)	the net costs under Interest Rate Agreement or Currency Agreement (including amortization of fees),

(d)	all capitalized interest,

(e)	the interest portion of any deferred payment obligation,

(f)	commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances, and

(g)
any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

(2)	the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

(1)	net after-tax gains (but not losses) from Asset Sale Transactions or abandonments or reserves relating thereto;

(2)	net after-tax items classified as extraordinary gains and losses;

(3)	for purposes of calculating Consolidated Net Income pursuant to clause (3) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments” only, the net income (or loss) of:

(a)	any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

(b)	a Successor Company prior to assuming the Company’s obligations under the Indenture and the notes pursuant to “Certain Covenants—Limitation on Merger, Consolidation and Sale of Assets”;

(4)
the net income (but not loss) of any Restricted Subsidiary to the extent that a corresponding amount could not be distributed to the Company at the date of determination as a result of any restriction pursuant to such Restricted Subsidiary’s charter or bylaws or any law, regulation, agreement or judgment applicable to any such distribution;

(5)
the net income (but not loss) of any Person other than the Company, including if applicable, a Surviving Entity, or a Restricted Subsidiary, except to the extent distributed to the Company or a Restricted Subsidiary in cash;

(6)	any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

(7)
any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the initial issue date; and

(8)	the cumulative effect of changes in accounting principles.

“Consolidated Net Tangible Assets” means the total amount of assets of the Company and its Restricted Subsidiaries, less applicable depreciation, amortization and other valuation reserves, after deducting therefrom:

(1)	all current liabilities, excluding intercompany items, and

(2)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

“Consolidated Net Worth” means, for any Person, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash charges, expenses or losses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge, expense or loss which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

“Covenant Defeasance” has the meaning set forth under “Legal Defeasance and Covenant Defeasance.”

“Crown” means Crown Cork & Seal Company, Inc. and any other Person, the Voting Stock of which is wholly-owned directly or indirectly by Crown Cork & Seal Company, Inc.

“Crown Agreements” means the following agreements between the Company or its Subsidiaries and Crown or its Subsidiaries dated as of or prior to the initial issue date:

(a)	Corporate Agreement;

(b)	Non-Competition Agreement;

(c)	Transition Services Agreement;

(d)	Salt Lake City PET Products Supply and Lease of Related Assets Agreement;

(e)	Newark Component Supply and Lease of Related Assets Agreement;

(f)	Voghera PET Preform Supply and Lease of Related Assets Agreement;

(g)	Faba Supply Agreement;

(h)	Research and Development Agreement;

(i)	License Agreements;

(j)	Benefits Allocation Agreement;

(k)	Technical Services Agreement;

(l)	Tax Sharing and Indemnification Agreement; and

(m)	Lease Agreements.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Indebtedness” means:

(1)
in respect of the Company, the Bank Credit Facility and any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness”; and

(2)
in respect of any Note Guarantor, the Bank Credit Facility and any other Senior Indebtedness of any Note Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least

$25 million and is specifically designated by such Note Guarantor in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness.”

“Designation” and “Designation Amount” have the meanings set forth under “Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries” above.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the notes; provided, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting a Change of Control or an Asset Sale shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the company with the provisions of the Indenture described under “Change of Control” or “Limitation on Asset Sales,” as the case may be.

“Domestic Restricted Subsidiary” means any direct or indirect Restricted Subsidiary that is organized under the laws of the United States, any state or territory thereof or the District of Columbia or that Guarantees or otherwise provides credit support for (other than through a non-recourse pledge of Capital Stock to secure a Bank Credit Facility) Indebtedness of the Company or a Note Guarantor, excluding any Restricted Subsidiary with assets with a Fair Market Value of less than $500,000 and whose annual contribution to the Consolidated EBITDA of the Company (without giving effect to any restrictions on such Restricted Subsidiary’s ability to pay dividends or otherwise make distributions or advances to the Company) is less than $500,000.

“Equity Offering” has the meaning set forth under “—Redemption.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the board of directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio above.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States that are in effect as of the initial issue date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1)	to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-

well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided, that “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the preceding). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2)	the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)
all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(5)
all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof; other than obligations with regard to securing obligations (other than obligations in clauses (1) through (4) above or (6) through (9) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(6)	Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) and (9) below;

(7)
all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(8)	all obligations under any Interest Rate Agreement or Currency Agreement of such Person; and

(9)
all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

(a)	if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and

(b)	if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company’s board of directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements of such Person.

“Investment” means, with respect to any Person, any:

(1)	direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) to any other Person,

(2)	capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or

(3)	any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

“Investment” shall exclude extensions of trade credit, accounts receivable or deposits, in each case arising in the ordinary course of business. “Invest,” “Investing” and “Invested” shall have corresponding meanings.

For purposes of the “Limitation on Restricted Payments” covenant, the Company shall be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which shall be equal to the Company’s portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

“Investment Return” means, in respect of any Investment made after the initial issue date by the Company or any Restricted Subsidiary and treated as a Restricted Payment:

(1)
the cash proceeds received by the Company upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted subsidiary in respect of such Guarantee;

(2)	in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

(a)	the Company’s Investment in such Unrestricted Subsidiary at the time of such Revocation;

(b)
that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company’s equity interest in such Unrestricted Subsidiary at the time of Revocation; and

(c)	the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

(3)
in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company’s or any Restricted Subsidiary’s existing Investment in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment less the amount of any previous Investment Return credited in respect of such Investment.

“Legal Defeasance” has the meaning set forth under “Legal Defeasance and Covenant Defeasance.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction shall be deemed to have Incurred a Lien on the property leased thereunder.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation:

(1)
reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales or brokerage commissions, and severance and relocation expenses);

(2)	taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)	repayment of Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale; and

(4)
appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any adjustment to the purchase price or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Note Guarantee” means any guarantee of the Company’s Obligations under the notes and the Indenture provided by a Restricted Subsidiary pursuant to the Indenture.

“Note Guarantor” means any Restricted Subsidiary which provides a Note Guarantee pursuant to the Indenture until such time as its Note Guarantee is released in accordance with the Indenture.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the notes and the Note Guarantees, the Indenture.

“Payment Blockage Notice” has the meaning set forth under “—Subordination of the Notes and the Note Guarantees.”

“Payment Default” has the meaning set forth under “—Subordination of the Notes and the Note Guarantees.”

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the initial issue date and any extension, development or expansion thereof to include any business similar, ancillary or complementary thereto.

“Permitted Indebtedness” has the meaning set forth under “Certain Covenants—Limitation on Incurrence of Additional Indebtedness.”

“Permitted Investments” means:

(1)
Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary, or constituting a merger or consolidation, a transfer of all or substantially all of the assets or a liquidation of such Person into or to the Company or with or into a Restricted Subsidiary;

(2)	Investments by any Restricted Subsidiary in the Company;

(3)	Investments in cash and Cash Equivalents;

(4)
any Investment existing on the initial issue date and any extension, modification or renewal of any Investments existing as of the initial issue date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the initial issue date);

(5)	Investments permitted pursuant to clauses (2)(b) or (e) of “Certain Covenants—Limitations on Transactions with Affiliates”;

(6)
Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(7)
Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under “Certain Covenants—Limitation on Asset Sales”;

(8)	Investments made solely in the form of common equity of the Company constituting Qualified Capital Stock;

(9)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)
in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b)	as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	any Interest Rate Agreement or Currency Agreement permitted under “—Limitations on Incurrence of Additional Indebtedness”;

(11)
Investments by the Company or any Restricted Subsidiary in a Receivables Entity in connection with a Receivables Program which does not constitute an Asset Sale by virtue of clause (6) of the definition thereof; provided, however, that any such Investments are made only in the form of Receivables Assets; and

(12)	other Investments not to exceed $25 million at any one time outstanding.

“Permitted Junior Securities” means any securities of the Company or any other Person that are:

(1)	equity securities; or

(2)
unsecured debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the notes are subordinated as provided in the Indenture, and that have a final maturity date and a Weighted Average Life to Maturity which is at least six months greater than the final maturity of such Senior Indebtedness (as modified or issued in exchange for Senior Indebtedness by the plan of reorganization or other court order pursuant to which such securities are issued).

“Permitted Liens” means any of the following:

(1)	Liens in favor of the Company or the Note Guarantors;

(2)
any interest or title of a lessor under any Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation;

(3)	purchase money Liens securing Purchase Money Indebtedness Incurred to finance the acquisition of tangible assets of the Company or a Restricted Subsidiary used in a Permitted Business; provided, that:

(a)
the related Purchase Money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired, and

(b)	the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

(4)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(6)
Liens securing Interest Rate Agreement or Currency Agreement that relate to Indebtedness that is Incurred in accordance with “Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and that are secured by the same assets as secure such Interest Rate Agreement or Currency Agreement;

(7)
Liens existing on the initial issue date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the covenant described under “Certain Covenants—Limitation on Liens” and which Indebtedness has been Incurred in accordance with “Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; provided, that such new Liens do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

(8)
Liens securing Acquired Indebtedness Incurred in accordance with “Certain Covenants—Limitation on Incurrence of Additional Indebtedness” and not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that

(a)
such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

(b)
such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(9)	Liens on Receivables Assets or Capital Stock of a Receivables Subsidiary, in each case granted in connection with a Qualified Receivables Transaction.

(10)	a non-recourse pledge of Capital Stock of an Unrestricted Subsidiary to secure a borrowing by such Unrestricted Subsidiary; and

(11)
Liens on assets of a Restricted Subsidiary (other than a Note Guarantor) organized outside of the United States, any state or territory thereof or the District of Columbia to secure Indebtedness of such Restricted Subsidiary permitted under “Certain Covenants—Limitation on Additional Indebtedness.”

“Person” means an individual, partnership, limited partnership corporation, company, limited liability company, unincorporated organization, trust, joint venture, or governmental agency or political subdivision thereof.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” means, in respect of any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, assign or otherwise transfer to a Receivables Entity any Receivables Assets to obtain funding for the operations of the Company and its Restricted Subsidiaries:

(1)	for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities Incurred or issued by any Person in connection therewith:

(a)
directly or indirectly provides for recourse to, or any obligation of, the Company or any Restricted Subsidiary in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings,

(b)
directly or indirectly subjects any property or asset of the Company or any Restricted Subsidiary (other than Capital Stock of a Receivables Subsidiary) to the satisfaction thereof, except for Standard Undertakings, or

(c)	results in such Indebtedness, other obligations or securities constituting Indebtedness of the Company or a Restricted Subsidiary, including following a default thereunder, and

(2)
for which the terms of any Affiliate Transaction between the Company or any Restricted Subsidiary, on the one hand, and any Receivables Entity, on the other, other than Standard Undertakings and Permitted Investments, are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company, and

(3)
in connection with which, neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve a Receivable Entity’s financial condition, cause a Receivables Entity to achieve certain levels of operating results, fund losses of a Receivables Entity, or except in connection with Standard Undertakings, purchase assets of a Receivables Entity.

“Receivables Assets” means:

(1)
accounts receivable, leases, conditional sale agreements, instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case relating to inventory or services of the Company and its Subsidiaries,

(2)	equipment and equipment residuals relating to any of the foregoing,

(3)	contractual rights, Guarantees, letters of credit, Liens, insurance proceeds, collections and other similar assets, in each case related to the foregoing, and

(4)	proceeds of all of the foregoing.

“Receivables Entity” means a Receivables Subsidiary or any other Person not an Affiliate of the Company, in each case whose sole business activity is to engage in Qualified Receivables Transactions, including to issue securities or other interests in connection with a Qualified Receivables Transaction, and whose sole assets consist of Receivables Assets and related assets.

“Receivables Subsidiary” means an Unrestricted Subsidiary of the Company that engages in no activities other than Qualified Receivables Transactions and activities related thereto and that is designated by the Board of Directors of the Company as a Receivables Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officer’s certificate.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

(1)
result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2)	create Indebtedness with:

(a)	a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

(b)	a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, that:

•	if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company,

•	if such Indebtedness being Refinanced is Indebtedness of a Note Guarantor, then such Indebtedness shall be Indebtedness of the Company and/or such Note Guarantor, and

•
if such Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the notes or the relevant Note Guarantee, if applicable, at least to the same extent and in the same manner as the indebtedness being Refinanced.

“Restricted Payment” has the meaning set forth under “Certain Covenants—Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

“Revocation” has the meaning set forth under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person (other than the Company or a Restricted Subsidiary) or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the initial issue date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Senior Indebtedness” means, at any date, with respect to the Company or any Note Guarantor, as the case may be:

(1)	all Obligations of the Company or such Note Guarantor, as the case may be under the Bank Credit Facility, including all Interest Rate Agreements or Currency Agreements with respect thereto; and

(2)	all Obligations in respect of Indebtedness of the Company or such Note Guarantor, as the case may be, for borrowed money or in respect of Capitalized Lease Obligations.

Notwithstanding the preceding, Senior Indebtedness shall not include any liability or Obligation of the Company or any Note Guarantor, as the case may be in respect of the following:

(1)	U.S. federal, state, local, non-U.S. or other taxes;

(2)	any Indebtedness among or between the Company and any Subsidiary or Affiliate of the Company;

(3)	any trade payables;

(4)	that portion of any Indebtedness that is Incurred in violation of the Indenture;

(5)	any Disqualified Capital Stock;

(6)
any Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Note Guarantor, as the case may be;

(7)
any Indebtedness (other than the Bank Credit Facility) that is not by its express terms senior in right of payment to the notes, in the case of the Company, or the relevant Note Guarantee, in the case of such Note Guarantor, or is subordinated in right of payment to any other Indebtedness of the Company or such Note Guarantor, as the case may be; or

(8)
any liabilities of Parent or any of Parent’s subsidiaries (excluding, for the avoidance of doubt, the Company or any Note Guarantor) which becomes an obligation of the Company or any Note Guarantor by operation of any law, rule, regulation or order without having been expressly assumed by it.

“Senior Subordinated Indebtedness” means, with respect to the Company, the notes and, with respect to any Note Guarantor, such Note Guarantor’s Note Guarantee, and any other Indebtedness of the Company or such Note Guarantor, as the case may be that specifically provides that such Indebtedness is to rank equal in right of payment with the notes or such Note Guarantor, as the case may be and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Note Guarantor, as the case may be which is not Senior Indebtedness.

“Significant Restricted Subsidiary” means a Subsidiary of the Company constituting a “Significant Subsidiary” in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the initial issue date, except that for purposes of such determination a 5% threshold shall be used for all purposes rather than the 10% threshold stated in Rule 1-02(w).

“Standard Undertakings” means representations, warranties, covenants, indemnities and similar obligations entered into by the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction, which are customary in similar non-recourse receivables securitization transactions and which do not cause any Indebtedness Incurred in connection therewith to constitute Indebtedness of the Company or any Restricted Subsidiary or a liability on the balance sheet of the Company or its Restricted Subsidiaries prepared in accordance with GAAP, including following a default thereunder.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to the Company or any Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be which is expressly subordinated in right of payment to the notes or the relevant Note Guarantee, as the case may be.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Surviving Entity” has the meaning set forth under “Certain Covenants—Merger, Consolidation and Sale of Assets.”

“Unrestricted Subsidiary” means Constar Ambulaj Sanayi Ve Ticaret A.S., any Receivables Subsidiary and any other Subsidiary of the Company Designated as such pursuant to “Certain Covenants—Designation of Unrestricted Subsidiaries.” Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(2)	the sum of the products obtained by multiplying:

(a)
the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of which all the outstanding Capital Stock (other than in the case of a Restricted Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by the Company or any other Person that would meet this definition of Wholly Owned Restricted Subsidiary.

Book-Entry Notes

Book-Entry Notes.    Except under the limited circumstances described below, all notes will be book-entry notes. This means that the actual purchasers of the notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive (paper) form. Instead, upon issuance, all the notes will be represented by one or more fully registered global notes.

Each global note will be deposited with the Trustee as custodian for The Depository Trust Company, a securities depositary, and will be registered in the name of DTC’s nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of the notes for purposes of the indenture.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held in the United States, is used because it eliminates the need for physical movement of securities certificates. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability of holders to transfer book-entry notes.

Purchasers of the notes in the United States may hold interests in the global notes through DTC only if they are participants in the DTC system. Purchasers may also hold interests indirectly through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the note holdings of participants, and these participants will in turn maintain accounts showing the note holdings of their customers. Some of these customers may themselves be securities intermediaries holding notes for their customers. Thus, each beneficial owner of a book-entry note will hold that note through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

In this prospectus, unless and until definitive (paper) notes are issued to the beneficial owners as described below, all references to “holders” of notes shall mean DTC. We, the trustee and any paying agent, transfer agent or registrar may treat DTC as the absolute owner of the notes for all purposes.

We will make all distributions of principal and interest on the notes to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and its participants are generally required by law to receive and transmit all distributions, notices and directions from us and the trustee to the beneficial owners through a chain of intermediaries. Purchasers of the notes will not receive written confirmation from DTC of their purchases. However, beneficial owners of book-entry notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants or indirect participants through which they entered into the transaction.

Similarly, we and the Trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC. If the beneficial owner is not a participant in DTC, then it must rely on the procedures of the participant through which that person owns its interest. DTC will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions DTC takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Book-entry notes may be more difficult to pledge because of the lack of a physical certificate. Beneficial owners may experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

Distributions on Book-Entry Notes.    We will make all distributions of principal and interest on book-entry notes to DTC. Upon receipt of any payment of principal or interest, DTC will credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts in proportion to the participants respective beneficial interests in the principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the account of customers in bearer form or registered in “street-name,” and will be the responsibility of the participants.

Definitive Notes and Paying Agents.    A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) notes only if:

•	DTC is unwilling or unable to continue as depositary for such global security, and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive notes in registered form.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive notes are available and notice will be made by first class mail, postage prepaid, to the addresses that appear on the register of Constar. The notices will be deemed to have been given at the date of the mailing or on the date of the first publication, as the case may be. Beneficial owners of book-entry notes will then be entitled (1) to receive physical delivery in certificated form of definitive notes equal in principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $1,000 and whole multiples of $1,000 in excess of that amount. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the registered holders of the definitive notes appearing in the register of note holders maintained by the registrar will be recognized as the “holders” of the notes under the indenture.

The indenture will provide for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to Constar and the Trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive notes are issued, the holders of definitive notes will be able to receive payment of principal and interest on their notes at the office of Constar’s paying agent maintained in the Borough of Manhattan. Payment of principal of a definitive note may be made only against surrender of the note to Constar’s paying agent. Constar has the option, however, of making payments of interest by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

Constar’s paying agent in the Borough of Manhattan and registrar for the notes is the Trustee at its corporate trust office.

In the event that definitive notes are issued, the holders of the definitive notes will be able to transfer their notes, in whole or in part, by surrendering the notes for registration of transfer at the offices of the paying agent. A form of such instrument of transfer will be obtainable at the office of the paying agent. Upon surrender, Constar will execute, and the trustee will authenticate and deliver, new notes to the designated transferee in the amount being transferred, and a new note for any amount not being transferred will be issued to the transferor. Constar will not charge any fee for the registration of transfer or exchange, except that Constar may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

The Depository Trust Company.    DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We and the Trustee will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, notes certificates are required to be printed and delivered. Additionally, the Trustee, with our consent, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the notes. In that event, certificates for the notes will be printed and delivered.

The information in this section concerning DTC has been provided by DTC for informational purposes only. Neither we nor the Trustee takes responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

General.    Simultaneously with the completion of this offering, we will enter into a senior secured credit facility. Our entry into the senior secured credit facility is a condition to the completion of this offering. We expect that the senior secured credit facility will have the terms and conditions described below.

Our senior secured credit facility is expected to consist of a $150 million term loan with a seven-year maturity and up to a $100 million ($75 million of which is committed) revolving loan facility with a five-year maturity, a portion of which is expected to be available to provide for the issuance of letters of credit. The commitments for the additional $25 million will not be a condition precedent to the closing of the senior secured credit facility. Subject to certain requirements, we may request an additional loan in an amount not to exceed  $25 million. The obligations under our senior secured credit facility are expected to be guaranteed by each of our existing and future domestic subsidiaries on a joint and several basis. The term loan is expected to be payable in quarterly installments of $375,000 each through June 30, 2009, for aggregate annual payments of $375,000 in 2002, $1.5 million in each year from 2003 through 2008 and $1,125,000 in 2009. The $139,500,000 balance of the term loan will be payable upon maturity. The proceeds of the term loan will be used upon the closing of this offering to repay our note to Crown. The additional term loan, if any, is expected to be payable in quarterly installments equal to 1% per year with the balance plus interest payable upon maturity.

We expect to pay quarterly a commitment fee equal to 0.5% per year on the undrawn portion of the revolving loan facility. We also expect to pay fees on any letters of credit outstanding under the senior secured credit facility.

Prepayments.    The senior secured credit facility may be prepaid at any time without any premium or penalty charge. In addition, the senior secured credit facility is mandatorily prepayable, with certain exceptions, with up to 100% of the net proceeds resulting from:

•	the issuance of equity interests;

•	the incurrence of indebtedness;

•	the disposition of assets;

•	the recovery of insurance monies in respect of a destruction of our property; and

•	certain excess cash flow.

Covenants.    The senior secured credit facility is expected to contain affirmative, financial and negative covenants relating to our operations and financial condition. The affirmative covenants are expected to cover matters such as delivery of financial information, compliance with law, maintenance of insurance and properties, pledges of assets and payment of taxes. We expect that the financial covenants will require us to maintain a minimum cash interest expense coverage ratio, a maximum leverage ratio, a maximum senior leverage ratio and a minimum fixed charge coverage ratio, and will impose on us maximum capital expenditures.

The negative covenants in the senior secured credit facility are expected to limit our ability and the ability of our subsidiaries to:

•	incur additional indebtedness and guarantee obligations;

•	create liens;

•	engage in mergers, consolidations, liquidations or the creation of subsidiaries;

•	change the nature of our business;

•	make equity investments or loans;

•	sell, lease or otherwise dispose of assets;

•	engage in sale and leaseback transactions;

•	sell or discount notes or receivables;

•	pay dividends, make distributions, or redeem any equity securities;

•	engage in transactions with affiliates;

•	modify our organizational documents or certain debt documents;

•
enter into agreements restricting our ability or the ability of a subsidiary to incur liens, or restricting the ability of a subsidiary to pay dividends to, make or repay loans to, transfer property to, or guarantee indebtedness of, us or any of our other subsidiaries;

•	prepay certain indebtedness; and

•	allow debt to be designated as senior debt.

These negative covenants will be subject to certain exceptions as set forth in the senior secured credit facility.

Events of Default.    We expect that events of default under the senior secured credit facility will include:

•	default in the payment of any principal, interest or fees due under the senior secured credit facility, or in the payment of material indebtedness;

•	breach of representations or covenants;

•	a change of control, which includes a change of control under the indenture controlling the notes as well as certain other events that are not a change of control under the indenture;

•	our becoming subject to certain judgments or pension liabilities;

•	insolvency of us;

•	the failure of our domestic subsidiaries to guarantee our obligations under the senior secured credit facility;

•	the failure of any lien granted under the senior secured credit facility to be valid and perfected; and

•	the failure of the senior secured credit facility to constitute senior debt.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

General

This section summarizes the material U.S. federal income and estate tax consequences to holders of notes. However, the discussion is limited in the following ways:

•	The discussion only covers you if you buy your notes from the underwriters in the initial offering.

•
The discussion only covers you if you hold your notes as capital assets (that is, for investment purposes), and you are not a person in a special tax situation, such as a financial institution, an insurance company, a regulated investment company, a dealer in securities or currencies, a person holding the notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, or a person whose functional currency is not the United States dollar.

•	The discussion does not cover tax consequences that depend upon your particular tax situation.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

•	The discussion does not cover state, local or foreign law.

•	We have not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

A “U.S. holder” is (i) a citizen or resident of the U.S., (ii) a corporation or a partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Certain trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a U.S. person will also be a U.S. holder for purposes of the following discussion. All references to “holders” (including U.S. holders) are to beneficial owners of the notes.

The term “Non-U.S. holder” refers to any beneficial owner of a note who or which is not a U.S. holder.

If you are considering buying notes, we urge you to consult your tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of the notes and the application of the U.S. federal income tax laws to your particular situation.

U.S. Holders

Taxation of Interest.    If you are a U.S. holder, you will be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Redemption of Notes.    On the sale, retirement or redemption of your note:

•
You will have taxable gain or loss equal to the difference between the amount received by you (to the extent such amount does not represent accrued but unpaid interest, which will be treated as such) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note.

•
Your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you held the note for more than one year. For an individual, the maximum tax rate on long-term capital gains is 20% (or 18% if the note is held for more than five years). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Withholding Tax on Payments of Principal and Interest on Notes.    Generally, payments of principal and interest on a note to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that in the case of an interest payment:

•	you do not actually or constructively own 10% or more of the total combined voting power of all our voting stock;

•	you are not a controlled foreign corporation that is related to us within the meaning of U.S. federal income tax laws;

•	you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•
you are either (A) the beneficial owner of the note and you certify to the applicable payor or its agent, under penalties of perjury, that you are not a United States person and provide your name and address on a signed IRS Form W-8BEN (or a suitable substitute form), or (B) a securities clearing organization, bank or other financial institution, that holds customers’ securities in the ordinary course of your trade or business (a “financial institution”) and that certifies under penalties of perjury that such an IRS Form W-8BEN (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder with respect to interest payment on a note if such interest is effectively connected with your conduct of a trade or business in the United States.

Gain on Disposition of the Notes.    You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a note, (except with respect to accrued and unpaid interest, which would be taxable as described above) unless:

•
you are an individual present in the U.S. for 183 days or more in the year of such sale, exchange or redemption and either (A) you have a “tax home” in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to your office or other fixed place of business in the U.S.;

•	the gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are subject to provisions in the Internal Revenue Code applicable to certain U.S. expatriates.

U.S. Federal Estate Tax.    If you are an individual, your notes will not be subject to U.S. estate tax when you die, provided that, at your death, payments on the notes were not effectively connected with the conduct of a trade or business that you were conducting in the United States and you did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote. The United States federal estate tax was repealed in June, 2001; however, the repeal does not take effect until 2010. In addition, the legislation repealing the estate tax expires in 2011, and thus the estate tax will be reinstated at that time unless future legislation extends the repeal.

Backup Withholding and Information Reporting

U.S. Holders.    Information reporting will apply to payments of interest made by us on, or the proceeds of the sale or other disposition of, the notes with respect to certain non-corporate U.S. holders, and backup withholding may apply unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders.    Backup withholding and information reporting on Form 1099 will not apply to payments of principal and interest on the notes by us or our agent to a Non-U.S. holder provided the Non-U.S. holder provides the certification described above under “—Non-U.S. Holders—Withholding Tax on Payments of Principal and Interest on Notes” or otherwise establishes an exemption (provided that neither we nor our agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). Interest payments made to a Non-U.S. holder may, however, be reported to the IRS and to such Non-U.S. holder on Form 1042-S.

Information reporting and backup withholding generally will not apply to a payment of the proceeds of a sale of notes effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of notes effected outside the United States by a foreign office of a broker if the broker (i) is a U.S. person, (ii) derives 50 percent or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” for U.S. federal income tax purposes, or (iv) is a foreign partnership that, at any time during its taxable year is 50 percent or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of notes by a U.S. office of a broker will be subject to both backup withholding and information reporting unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

Salomon Smith Barney Inc. and Deutsche Bank Securities Inc. are acting as joint bookrunning managers of this offering, and, together with J.P. Morgan Securities Inc. are acting as the representatives (the “Representatives”) of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount Of Notes
Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

Total	$200,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus and some of the notes to dealers at the public offering price less a concession not to exceed         % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed         % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the Representatives may change the public offering price and concessions.

Each underwriter has represented, warranted and agreed that:

•
it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any notes included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•
it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes included in this offering in circumstances in which section 21 (1) of the FSMA does not apply to us;

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares included in this offering, in, from or otherwise involving the United Kingdom; and

•
the offer in The Netherlands of the notes included in this offering is exclusively limited to persons who trade or invest in the securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

We and our officers and directors, and Crown and its officers and directors, have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of any high yield debt securities issued or guaranteed by the Company. Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., together, in their sole discretion may waive these lock-up agreements with respect to any of the subject securities at any time without notice.

We currently have no intention of listing the notes on any securities exchange, and there can be no assurance given as to the liquidity of the trading market for the notes.

The following table shows the underwriting discounts and commissions that Constar International Inc. is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes)

Paid By Constar International Inc.
Per Note	%

In connection with the offering, the Representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when any of the Representatives repurchases notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering and the concurrent common stock offering, excluding underwriters’ discounts and commissions, will be approximately $4,500,000, of which we expect Crown to pay $2,500,000.

Because affiliates of Salomon Smith Barney Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are lenders under Crown’s senior secured credit facility, and will receive more than 10% of the net proceeds of this offering when Crown repays that facility with the proceeds of its concurrent offering of our common stock and our repayment of our $350 million note owed to Crown, they may be deemed to have a “conflict of interest” with us under Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. (“NASD”). When a NASD member with a conflict of interest participates as an underwriter in a public offering, that rule requires that the initial public offering price may be no higher than that recommended by a “qualified independent underwriter,” as defined by the NASD. In accordance with this rule,                      has assumed the responsibility of acting as a qualified independent underwriter. In its role as a qualified independent underwriter,                      has performed a due diligence investigation and participated in the preparation of this prospectus and the registration statement of which this prospectus is a part.                      will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify                      against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Concurrently with this offering, the Representatives have also acted as representatives of the underwriters in connection with the sale of our shares of common stock. Additionally, Salomon Smith Barney Inc. and Deutsche Bank Securities Inc. have acted as lead arrangers and bookrunners under our senior secured credit facility, an affiliate of Salomon Smith Barney Inc. will act as administrative agent under our senior secured credit facility, Deutsche Bank Securities Inc. will act as syndication agent thereunder and affiliates of the underwriters will be lenders under our senior secured credit facility and are lenders to Crown. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

We have agreed, together with Crown, to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us and for Crown by Dechert, Philadelphia, Pennsylvania and for the underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

EXPERTS

The financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report (which contains an emphasis of a matter paragraph relating to transactions between Constar and Crown) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and this offering, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. Reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission’s regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 after payment of fees prescribed by the Commission. Information may be obtained on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address http://www.sec.gov.

CONSTAR

REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Management of Crown Cork & Seal Company, Inc. and Constar International Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in owner’s net investment and comprehensive income /(loss), and of cash flows present fairly, in all material respects, the financial position of Constar (a division of Crown Cork & Seal Company, Inc.) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

As discussed in the notes to the combined financial statements, Constar had significant transactions with Crown Cork & Seal Company, Inc.

PricewaterhouseCoopers LLP

Philadelphia, PA
April 12, 2002

CONSTAR

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	For the years ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
				(unaudited)
Net customer sales	$710,234	$707,432	$742,772	$377,909	$358,522
Net affiliate sales	2,522	4,425	3,055	1,557	2,749

Net sales	712,756	711,857	745,827	379,466	361,271
Cost of products sold, excluding depreciation	568,405	610,132	648,717	329,225	300,675
Depreciation	57,186	56,742	56,468	28,127	27,025

Gross profit	87,165	44,983	40,642	22,114	33,571
Amortization of goodwill	12,162	12,162	12,162	6,082	0
Selling and administrative expense	10,014	9,092	9,058	4,638	4,822
Related party charges:
Management charges	4,226	3,990	4,382	2,188	1,986
Research and technology expense	12,786	12,490	13,213	6,706	6,370
Provision for restructuring and asset impairment	13	696	2,015	2,015	0
Interest expense	10,562	13,106	10,433	6,608	1,468
Other expense / (income), net	2,444	6,773	152	(74)	(33)
Foreign exchange adjustments	(1,162)	368	537	640	186

Income / (loss) before income taxes and cumulative effect of a change in accounting for goodwill	36,120	(13,694)	(11,310)	(6,689)	18,772
Provision for income taxes	(18,011)	(969)	(2,527)	(387)	(7,297)
Minority interests	(441)	(90)	258	60	(62)

Income / (loss) before cumulative effect of a change in accounting for goodwill	17,668	(14,753)	(13,579)	(7,016)	11,413
Cumulative effect of a change in accounting for goodwill	0	0	0	0	(50,059)

Net income / (loss)	$17,668	$(14,753)	$(13,579)	$(7,016)	$(38,646)

Unaudited
Pro forma basic and diluted income / (loss) per share before cumulative effect of a change in accounting	$1.48	$(1.23)	$(1.13)	$(0.58)	$0.95
Pro forma basic and diluted income/(loss) per share due to cumulative effect of a change in accounting	0.0	0.0	0.0	0.0	$(4.18)

Pro forma basic and diluted income / (loss) per share after cumulative effect of a change in accounting	$1.48	$(1.23)	$(1.13)	$(0.58)	$(3.23)

The accompanying notes are an integral part of these financial statements.

CONSTAR

COMBINED BALANCE SHEETS

(in thousands)

	as of December 31,		as of June 30,
	2000	2001	2002	2002 Pro Forma
			(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,059	$3,754	$3,311	$3,311
Receivables, net	72,949	35,451	40,315	40,315
Intercompany receivables	1,335	273	1,000	1,000
Inventories, net	105,737	74,545	87,735	87,735
Prepaid expenses and other current assets	5,727	3,637	4,786	4,786

Total current assets	188,807	117,660	137,147	137,147

Long-term receivables	6,232	4,460	302	302
Goodwill, net	394,034	381,871	331,812	331,812
Property, plant and equipment, net	297,230	254,543	237,301	237,301
Other assets	19,587	3,176	2,994	2,994

Total Assets	$905,890	$761,710	$709,556	$709,556

LIABILITIES AND OWNER’S NET INVESTMENT

Current Liabilities
Accounts payable	$67,525	$61,651	$73,482	$423,482	(1)
Accrued liabilities	16,734	20,947	20,911	20,911
Intercompany payables	366	1,682	2,048	2,048
Income taxes payable	984	619	263	263

Total current liabilities	85,609	84,899	96,704	446,704

Long-term intercompany debt	185,580	74,306	44,813	0	(1)
Pension liabilities	3,497	20,806	21,624	21,624
Postretirement liabilities	3,076	3,144	3,295	3,295
Deferred income taxes	28,014	14,548	14,666	14,666
Other liabilities	6,655	3,855	4,077	4,077
Minority interests	5,296	4,280	4,342	4,342
Owner’s net investment	588,163	555,872	520,035	214,848	(1)

Total Liabilities and Owner’s Net Investment	$905,890	$761,710	$709,556	$709,556

(1)
The pro forma column gives effect only to the anticipated capitalization of the intercompany debt of $44,813 and the declaration of a dividend in the amount of $350,000 in connection with the initial public offering of Constar as noted in Note A, and does not include any other contemplated transactions.

The accompanying notes are an integral part of these financial statements.

CONSTAR

COMBINED STATEMENTS OF CHANGES IN OWNER’S NET INVESTMENT
AND COMPREHENSIVE INCOME/(LOSS)

(in thousands)

	1999	2000	2001
Owner’s net investment at January 1	$599,284	$614,463	$588,163
Net income / (loss) *	17,668	(14,753)	(13,579)
Translation adjustments *	(2,727)	(3,641)	(1,555)
Minimum pension liability adjustment, net of tax *	7,185	(6,161)	(16,231)
Dividends	(6,947)	(1,745)	(926)

Owner’s net investment at December 31	$614,463	$588,163	$555,872

* Comprehensive income / (loss)	$22,126	$(24,555)	$(31,365)

Unaudited

Comprehensive income/(loss) was a loss of $35,837 in the first six months of 2002.

The accompanying notes are an integral part of these financial statements.

CONSTAR

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
				(unaudited)
Cash flows from operating activities
Net income/(loss)	$17,668	$(14,753)	$(13,579)	$(7,016)	$(38,646)
Adjustments to reconcile net income/loss to net cash provided by operating activities:
Depreciation and amortization	69,348	68,904	68,630	34,209	27,025
Provision for restructuring and asset impairments	13	696	2,015	2,015
Deferred income taxes	14,219	(1,876)	(4,352)	(560)	(262)
Restructuring payments	(1,864)	(699)	(480)	(270)	(182)
Cumulative effect of a change in accounting for goodwill					50,059
Changes in assets and liabilities, net:
Receivables	(26,753)	(2,122)	36,645	6,906	(3,494)
Inventory	(25,739)	6,056	30,358	383	(11,774)
Trade intercompany, net	1,416	(861)	2,472	1,486	145
Accounts payable and accrued liabilities	14,630	(16,349)	1,665	15,092	10,048
Other, net	2,942	4,007	2,831	(5,401)	3,122

Net cash provided by operating activities	65,880	43,003	126,205	46,844	36,041
Cash flows from investing activities
Capital expenditures	(32,170)	(34,909)	(23,543)	(8,525)	(7,385)
Proceeds from cash surrender value of life insurance			9,499
Proceeds from sale of property, plant and equipment	1,542	1,132	1,343	460	1,155

Net cash used for investing activities	(30,628)	(33,777)	(12,701)	(8,065)	(6,230)
Cash flows from financing activities
Net change in long-term intercompany balances	(31,316)	(7,311)	(111,076)	(39,601)	(30,330)
Dividends paid to Crown affiliates	(6,947)	(1,745)	(926)
Minority dividends paid	(1,402)	(888)	(758)

Net cash used for financing activities	(39,665)	(9,944)	(112,760)	(39,601)	(30,330)
Effect of exchange rate changes on cash and cash equivalents	(363)	(115)	(49)	(79)	76
Net change in cash and cash equivalents	(4,776)	(833)	695	(901)	(443)
Cash and cash equivalents at beginning of period	8,668	3,892	3,059	3,059	3,754

Cash and cash equivalents at end of period	$3,892	$3,059	$3,754	$2,158	$3,311

The accompanying notes are an integral part of these financial statements.

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS

All amounts in thousands U.S. Dollars unless otherwise noted

A.     Basis of Presentation

Separate financial statements have not historically been prepared for Crown Cork & Seal Company, Inc.’s (“Crown”) Constar business (“Constar” or the “business”). These combined financial statements, which were prepared in anticipation of an initial public offering of Constar, were derived from historical accounting records, and are presented as if the operations within each country had been conducted exclusively within a separate subsidiary in that country. There is no direct ownership among the various units comprising Constar. Crown’s investment in Constar (Owners’ Net Investment) is shown in lieu of stockholders’ equity in the Combined Financial Statements.

The business operates fourteen plants in the United States and three plants in Europe. The European plants are in the U.K., the Netherlands and Turkey. Constar produces polyethylene terephthalate (“PET”) plastic packaging for beverage, food and other consumer end-use applications. Two additional operations are located in plants that also contain other Crown businesses. The balances and results of the Salt Lake City PET bottle operations were included based on specific identification and, in some cases, management’s estimates. Crown has charged the PET bottle operations approximately $100 each year for the use of the building. The balances and results of the Voghera, Italy PET bottle operations, which principally serves one customer, were included based on specific identification, management’s estimates and allocations to the Constar business using a method that Crown management believes is reasonable. Following completion of Constar’s initial public offering, equipment at these two facilities will be leased to Crown. Crown will operate the facilities under agreements to manufacture and supply PET bottles and preforms to Constar, and to its customers on behalf of Constar.

All operations are wholly owned by Crown except for the operation in Turkey where Crown maintains a fifty-five percent interest. This operation is consolidated with the remaining forty-five percent accounted for as a minority interest.

As an operating business of Crown, Constar’s operations, including working capital requirements and capital expenditures, are funded by Crown.

B.     Summary of Significant Accounting Policies

Basis of Combination

All significant intra-business balances and transactions have been eliminated. Transactions between Constar and other Crown operations have been identified in the Combined Financial Statements as transactions among related parties.

Cash and Cash Equivalents

Cash equivalents represent investments with maturities of three months or less from the time of purchase and are carried at cost which approximates fair value because of the short maturity of those instruments. Outstanding checks in excess of funds on deposit are included in accounts payable.

Foreign Currency Translation

For non-U.S. subsidiaries which operate in a local currency environment, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated in a separate component of Owner’s Net Investment.

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

The operation in Turkey operates in U.S. dollars (functional currency). Local currency inventories and plant and other property are translated into U.S. dollars at approximate rates prevailing when acquired; all other assets and liabilities are translated at year-end exchange rates. Inventories charged to cost of sales and depreciation are remeasured at historical rates; all other income and expense items are translated at average exchange rates prevailing during the year. Gains and losses which result from remeasurement are included in earnings.

Exchange rates used to translate the results of operations and the balance sheets were as follows:

	1999	2000	2001
Statements of operations
British pound to USD	1.62	1.52	1.44
Euro to USD	1.07	0.92	0.90

Balance sheets
British pound to USD	1.61	1.49	1.45
Euro to USD	1.01	0.94	0.89

Cumulative translation adjustment losses included in Owner’s Net Investment were $4,815, $8,456, and $10,011 in 1999, 2000 and 2001, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized from product sales when the goods are shipped and the title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, and returns and other adjustments, are provided in the same period that the related sales are recorded.

Shipping and Handling Costs

Shipping and handling costs are included as a component of cost of products sold in the statements of operations.

Inventories

Inventories are stated at the lower of cost or market with the cost principally determined using an average cost method. Provisions for potentially obsolete or slow-moving inventory are made based on management’s analysis of inventory levels, historical usage and market conditions.

Goodwill

Goodwill is amortized on a straight-line basis over 40 years. The goodwill arose in connection with Crown’s acquisition of Constar in 1992. Accumulated amortization was $97,590 and $109,752 at December 31, 2000 and 2001, respectively.

SFAS 142, “Goodwill and Other Intangible Assets,” became effective January 1, 2002. SFAS 142 requires that goodwill no longer be amortized but instead be tested for impairment, at least annually. Impairment is

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

measured by comparing carrying value to fair value, using quoted market prices or a discounted cash flow model. See Note T for a discussion of the transitional impairment charge recorded as of January 1, 2002.

The impact of prior year goodwill amortization to reported earnings was as follows:

	Year ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
				(Unaudited)
Income/(loss) before cumulative effect of a change in accounting	$17,668	$(14,753)	$(13,579)	$(7,016)	$11,413
Add back: goodwill amortization	12,162	12,162	12,162	6,082

Adjusted income/(loss) before cumulative effect of a change in accounting	$29,830	$(2,591)	$(1,417)	$(934)	$11,413

Unaudited

The reported per share earnings/(loss) before cumulative effect of a change in accounting, and adjusted per share to add back goodwill amortization, are shown below. The per share earnings assume pro forma weighted shares outstanding of 12,000,000 as discussed later in this note.

	Year ended December 31,			Six Months ended June 30,
	1999	2000	2001	2001	2002
Basic and diluted as reported	$1.48	$(1.23)	$(1.13)	$(0.58)	$0.95
Basic and diluted as adjusted	$2.49	$(0.22)	$(0.12)	$(0.08)	$0.95

Property, Plant and Equipment

Property, plant and equipment is carried at cost and includes expenditures for new facilities and equipment and those costs which substantially increase the useful lives of existing assets. Maintenance and repairs are expensed as incurred.

Depreciation is provided on a straight-line basis for financial reporting purposes and an accelerated basis for tax purposes over the estimated useful lives of the assets.

The range of estimated economic lives assigned to each significant asset category is as follows: land improvements – 25 years; buildings and building improvements – 25 to 40 years; machinery and equipment – 10 years; other depreciable assets principally includes furniture, computer equipment, tools and molds – 5 to 7 years.

Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, Constar performs a recoverability evaluation. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets are compared to the assets’ carrying amounts to determine whether a write-down to fair value is required.

Risk Management Contracts

In the normal course of operations Constar may enter into contracts to manage its exposure to fluctuations in foreign currency exchange rates. Such exposures may arise from foreign currency-denominated receivables and

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

obligations, anticipated transactions or firm commitments. The gains or losses on these contracts generally offset changes in the value of the related exposures. Effective January 1, 2001, Constar adopted Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” One foreign currency contract related to Constar was outstanding for a portion of the year, and there were no outstanding foreign currency contracts or other derivative instruments at December 31, 2001 or June 30, 2002.

Interest Expense

Interest expense is charged from Crown and principally reflects the interest cost on the net average intercompany indebtedness. Management believes the methodology is reasonable but it is not necessarily indicative of the cost that would have been incurred if Constar had been operated as a separate entity. Interest rates charged by Crown are based on Crown’s external rates. Interest rates charged in 1999, 2000 and 2001 were as follows:

	1999	2000	2001
United States	6.4%	6.9%	5.5%
United Kingdom	5.5%	6.3%	6.0%
Netherlands	3.0%	4.3%	5.6%

Interest paid was equal to interest expense for each period.

Income Taxes

Constar does not file separate tax returns in each of the various countries in which it operates, except for Turkey. Instead, the taxable income is included in the consolidated tax returns of its affiliates in each country. The accompanying Combined Financial Statements reflect tax computations as if Constar filed separate tax returns in each of these jurisdictions and reflect the application of the asset and liability approach for all periods presented. The current tax provision, where applicable, is assumed to have been paid to the consolidated tax group in the period incurred.

Interim Financial Data (unaudited)

The interim financial data as of June 30, 2002 and for each of the six month periods ended June 30, 2001 and 2002 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the six months ended June 30, 2002 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 2002.

Pro Forma Earnings/(Loss) Per Share (unaudited)

As indicated in Note A, these combined financial statements were prepared in anticipation of an initial public offering of Constar. Pro forma weighted shares outstanding of 12,000,000 reflects the capitalization of Constar’s Owner’s Net Investment and a 120,000 for one stock split that will be effected prior to the completion of the initial public offering. Pro forma earnings/(loss) per share has been presented for all periods as if the capitalization of Constar’s Owner’s Net Investment and the stock split had occurred on January 1, 1999.

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

C.    Receivables

	December 31,
	2000	2001
Trade receivables	$64,877	$30,644
Less: allowance for doubtful accounts	(605)	(335)

Net trade receivables	64,272	30,309
VAT recoverable	6,844	3,508
Miscellaneous receivables	1,833	1,634

	$72,949	$35,451

Beginning in 2001, the U.S. operations participated in a North American receivables securitization program in the management of cash flow activities. Receivables securitization transactions are accounted for as sales in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (a replacement for SFAS No. 125),” which was adopted for accounting purposes by Crown on April 1, 2001. Accordingly, the accounts receivable balance has been reduced for $18,400 of receivables that were sold under that program as of December 31, 2001.

D.    Inventories

	December 31,		June 30,
	2000	2001	2002
			(unaudited)
Finished goods	$54,300	$30,898	$42,822
Raw materials and supplies	50,631	42,969	43,262
Work in process	806	678	1,651

	$105,737	$74,545	$87,735

The inventory balance has been reduced by reserves for obsolete and slow-moving inventories of $810 and $385 as of December 31, 2000 and 2001, respectively, and $400 (unaudited) as of June 30, 2002.

E.    Property, Plant and Equipment

	December 31,
	2000	2001
Buildings and improvements	$65,508	$66,604
Machinery and equipment	555,679	583,281
Less: accumulated depreciation and amortization	(360,722)	(408,005)

	260,465	241,880
Land and improvements	4,280	3,549
Construction in progress	32,485	9,114

	$297,230	$254,543

In 2000, the U.K. operation purchased equipment from a customer for $7,599, of which $2,235 was paid in 2000 and $2,319 was paid in 2001. The remaining $3,045 is due in installments through 2003.

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

F.    Other Assets

	December 31,
	2000	2001
Cash surrender value of life insurance	$10,827	$1,351
Pension assets	8,758	34
Pension intangible		1,769
Other	2	22

	$19,587	$3,176

The pension intangible at December 31, 2001 was recognized in accordance with SFAS 87, “Employers’ Accounting for Pensions.” In accordance with that standard, an additional minimum pension liability was recognized to the extent of the unfunded accumulated benefit obligation, and an intangible asset of $1,769 was recognized to the extent of the unrecognized prior service cost.

G.    Accrued Liabilities

	December 31,
	2000	2001
Salaries, wages and other employee benefits	$4,263	$5,685
Accrued VAT	3,124	3,714
Pension	582	2,000
Restructuring	918	693
Environmental		200
Other accrued taxes	1,589	2,185
Postretirement	943	950
Other	5,315	5,520

	$16,734	$20,947

Other includes $2,319 and $2,175 in 2000 and 2001, respectively, for installment payments due on the purchase of equipment from a customer in 2000.

The balance in the environmental accrual represents costs which are expected to be incurred by the Netherlands operation in connection with a release of hazardous substances as discussed in Note Q.

H.    Restructuring and Asset Impairments

Activity in the reserve was:

	Lease costs	Asset write-downs	Severance	Total
Balance at January 1, 2000	$1,267			$1,267
Provisions		$346	$350	696
Payments	(349)		(350)	(699)
Transfer against assets		(346)		(346)

Balance at December 31, 2000	918	0	0	918
Provisions		1,760	255	2,015
Payments	(225)		(255)	(480)
Transfer against assets		(1,760)		(1,760)

Balance at December 31, 2001	$693	$0	$0	$693

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In 2000, the U.K. operation provided $350 for termination costs for 17 people and $346 to write off machinery and equipment due to excess bottle-blowing capacity caused by a major customer’s decision to purchase preforms instead of bottles. In 2001, the U.S. operations provided $255 for the termination costs for 27 people and $1,760 to write off machinery and equipment due to the loss of a customer.

The balance in the restructuring reserve at the end of both 2000 and 2001 represents the excess of expected lease costs over the related sublease income from certain operations closed in 1997 and will be paid over the next four years.

Unaudited

The balance in the restructuring reserve was reduced to $510 at June 30, 2002 due to lease payments in excess of sublease income as described above.

I.    Income Taxes

Pre-tax income/(loss) was taxed under the following jurisdictions:

	Years ended December 31,
	1999	2000	2001
U.S.	$30,429	$(11,293)	$(5,843)
Europe	5,691	(2,401)	(5,467)

	$36,120	$(13,694)	$(11,310)

The provision for income taxes consists of the following:

	Years ended December 31,
	1999	2000	2001
Current tax:
U.S.	$250	$250	$5,022
Europe	3,542	2,595	1,857
Deferred tax:
U.S.	14,500	(101)	(2,969)
Europe	(281)	(1,775)	(1,383)

Total	$18,011	$969	$2,527

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. tax rate of 35% to pre-tax income/(loss) as a result of the following differences:

	Years ended December 31,
	1999	2000	2001
Pre-tax income/(loss) at 35%	$12,642	$(4,793)	$(3,959)
Non-U.S. operations at different rates	(110)	254	65
Foreign exchange gains	567	495	1,947
Amortization of goodwill	4,257	4,257	4,257
Other, net	655	756	217

Provision for income taxes	$18,011	$969	$2,527

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Constar paid income taxes of $4,970, $2,661 and $7,331 in 1999, 2000 and 2001, respectively.

The components of deferred tax assets and (liabilities) were:

	December 31,
	2000	2001
Depreciation	$(32,659)	$(26,309)
Tax loss carryforwards	2,409
Pension	(1,630)	7,352
Postretirement and postemployment	2,196	2,133
Other	1,670	2,276

Net liability	$(28,014)	$(14,548)

J.    Pension and Postretirement Benefits

The U.S. salaried and hourly personnel participate in defined benefit pension plans sponsored by Crown. The benefits under these plans for salaried employees are based primarily on years of service and remuneration near retirement. The benefits for hourly employees are based primarily on years of service and a fixed monthly multiplier. Plan assets consist principally of common stocks and fixed income securities. All plan assets are held in a mastertrust.

Constar U.S. sponsors unfunded plans to provide health care and life insurance benefits to pensioners and survivors. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Life insurance benefits are generally provided by insurance contracts. Constar U.S. reserves the right, subject to existing agreements, to change, modify or discontinue the plans.

The components of the pension and postretirement benefit expense/(income) for the U.S. plans were as follows:

	Years ended December 31,
	1999		2000		2001
	Pension	Postretirement	Pension	Postretirement	Pension	Postretirement
Service cost	$1,122	$235	$902	$269	$1,112	$303
Interest cost	4,956	428	5,180	550	5,227	573
Expected return on plan assets	(7,006)		(7,685)		(6,348)
Recognized actuarial loss	534	129		150	1,087	142
Recognized prior service cost			87		164

Total pension and postretirement expense / (income)	$(394)	$792	$(1,516)	$969	$1,242	$1,018

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Changes in the benefit obligation and plan assets for Constar U.S. were:

	Years ended December 31,
	2000		2001
	Pension	Postretirement	Pension	Postretirement
Benefit obligation at January 1	$64,718	$7,630	$69,928	$8,411
Service cost	902	269	1,112	303
Interest cost	5,180	550	5,227	573
Amendments	1,078		942
Actuarial loss	3,451	418	5,097	465
Benefits paid	(5,401)	(456)	(5,935)	(943)

Benefit obligation at December 31	69,928	8,411	76,371	8,809

Plan assets at January 1	75,144		65,509
Actual returns on plan assets	(7,278)		(8,509)
Employer contributions	3,044		582
Benefits paid	(5,401)		(5,935)

Plan assets at December 31	65,509		51,647

Plan assets less than benefit obligation	(4,419)	(8,411)	(24,724)	(8,809)
Unrecognized actuarial loss	17,504	4,392	36,368	4,715
Unrecognized prior service cost	991		1,769

Net amount recognized	14,076	(4,019)	13,413	(4,094)

Amounts recognized in the balance sheet consist of:
Non-current asset	8,675
Current liability	(582)	(943)	(2,000)	(950)
Non-current liability	(3,497)	(3,076)	(20,806)	(3,144)
Intangible asset			1,769
Minimum pension included in Owner’s Net Investment (1)	9,480		34,450

Net amount recognized	$14,076	$(4,019)	$13,413	$(4,094)

(1)	The tax effects of minimum pension liabilities of $3,317 in 2000 and $12,058 in 2001 were also included as a component of Owner’s Net Investment.

Employees of the U.K. operation may participate in a contributory pension plan with a benefit based on years of service and final salary. Participants contribute 5% of their salary each year and the U.K. operation contributes the balance, which is currently approximately 8% of salary. The assets of the plan are held in a trust and are primarily invested in equity securities.

The components of pension expense for the U.K. plan were:

	Years ended December 31,
	1999	2000	2001
Service cost	$152	$165	$182
Interest cost	197	214	232
Expected return on plan assets	(275)	(287)	(272)
Recognized loss			5

Total pension expense	$74	$92	$147

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Changes in the benefit obligation and plan assets for the U.K. pension plan were:

	Years ended December 31,
	2000	2001
Benefit obligation at January 1	$3,133	$3,321
Service cost	165	182
Interest cost	214	232
Participant contributions	64	63
Benefits paid	(12)	(10)
Foreign currency rate changes	(243)	(87)

Benefit obligation at December 31	3,321	3,701

Plan assets at January 1	3,220	2,967
Actual returns on plan assets	(155)	(218)
Employer contributions	93	102
Participant contributions	64	63
Benefits paid	(12)	(10)
Foreign currency rate changes	(243)	(81)

Plan assets at December 31	2,967	2,823

Plan assets less than benefit obligation	(354)	(878)
Unrecognized actuarial loss	437	912

Net amount recognized as non-current asset	$83	$34

Employees in the Netherlands operation are entitled to a retirement benefit based on years of service and final salary. The plan is financed via participating annuity contracts and the values of the participation rights approximate the unfunded service obligation based on future compensation increases. Premiums are expensed as incurred and were $264, $222 and $255 in 1999, 2000 and 2001, respectively.

The weighted average actuarial assumptions for the plans were as follows:

	1999	2000	2001
U.S.
Discount rate	8.25%	7.75%	7.25%
Compensation increase	3.50%	3.50%	3.50%
Long-term rate of return	10.75%	10.50%	10.00%

	1999	2000	2001
Non-U.S.
Discount rate	7.20%	7.25%	7.25%
Compensation increase	5.10%	5.50%	5.50%
Long-term rate of return	11.00%	9.50%	9.50%

The health care accumulated postretirement benefit obligation was determined at December 31, 2000 and 2001 using health care trend rates of 8.0%, decreasing to 4.8% over eight years. The assumed long-term rate of compensation increase used for life insurance was 3.5% at December 31, 1999, 2000 and 2001 and the discount rates were 8.25%, 7.75% and 7.25%, respectively. Changing the assumed health care cost trend by one percentage point would change the accumulated postretirement benefit obligation by approximately $1,000 and the total of service and interest cost by approximately $200.

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Crown also sponsors a Savings Investment Plan and an Employee Stock Purchase Plan that cover substantially all U.S. employees. The Company’s contributions to the Savings Investment Plan were $902 in 1999, $326 in 2000 and $321 in 2001.

K.    Other Liabilities

	December 31,
	2000	2001
Postemployment benefits	$2,315	$2,060
Other	4,340	1,795

	$6,655	$3,855

Postemployment benefits consist primarily of disability and severance benefits for U.S. personnel.

Other includes $3,129 and $870 in 2000 and 2001, respectively, for installment payments due on the purchase of equipment from a customer in 2000.

L.    Lease Commitments

Constar leases certain property, including warehousing facilities, that are classified as operating leases and, as such, are not capitalized.

The following is a schedule of future minimum lease payments under long-term operating leases:

Year Ending December 31,
2002	$9,049
2003	8,737
2004	6,977
2005	4,198
2006	2,149
Thereafter	1,572

Net minimum lease payments	$32,682

Rental commitments have been reduced by minimum sublease rentals of $615 due in the future under non-cancelable subleases.

Total rental expense was $11,531, $13,218 and $11,657 in 1999, 2000 and 2001, respectively.

Crown is the guarantor or co-obligor of eight of Constar’s real property leases, which have aggregate annual rent payments of approximately $3.1 million.

M.    Other Expense / (Income):

	Years ended December 31,
	1999	2000	2001
Bad debt expense	$3,750	$8,417	$100
Cash surrender value	(417)	(935)	(23)
Other	(889)	(709)	75

	$2,444	$6,773	$152

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

In 1999 and 2000, the U.S. operations provided $3,750 and $8,000, respectively, against its receivables from one customer. The additional charge in 2000 represented the write-off of the remaining balance due to the bankruptcy filing of that customer.

N.    Related Party Transactions

Crown charges Constar certain management fees. These costs are generally allocated as a percentage of sales and include estimated costs for payroll, benefits administration, purchasing, information systems and other central services. The cost of these functions and services has been directly charged and/or allocated to Constar using a method that Crown management believes is reasonable. Such charges are not necessarily indicative of the costs that would have been incurred if Constar had been a separate entity. These amounts are reported as management charges in the Combined Statements of Operations. Following completion of Constar’s initial public offering, Constar will enter into a transition services agreement with Crown and will continue to receive certain of these services from Crown while Constar develops its own capabilities.

Constar pays Crown a fee of approximately 1.8% of its annual sales. Fees paid of $12,786, $12,490 and $13,213 in 1999, 2000 and 2001, respectively are reported as research and technology expense in the combined statements of operations. In return for this fee, Crown provides Constar with access to its PET-related intellectual property; pays for Constar’s direct costs of research, development and engineering activities; provides legal services for the defense of rights to existing technologies; and provides support for customer claims resolution, supplier qualifications, spoilage reduction, and product and material specifications. Upon completion of Constar’s initial public offering and the contribution of certain technology from Crown to Constar, this agreement will be discontinued. Constar’s future requirements will be met through a combination of new employees, including transfers from Crown; outsourcing with unrelated third-party providers; and a new agreement with Crown for certain of these services.

Current intercompany balances represent commercial trading activities and other transactions in the normal course of business between Constar and other Crown affiliates. Sales to Crown affiliates include a profit margin over and above the cost of the products sold.

Long-term intercompany balances represent financing activities between Constar and other Crown affiliates. Crown charges interest to Constar based on the actual interest cost on the intercompany indebtedness.

O.    Segment Information

Constar has only one segment. The operations within Europe and the U.S. are similar in the nature of their products, production processes, the types or classes of customers for products and the methods used to distribute products. Historically, Constar’s operations were reported through Crown’s Americas and Europe reportable segments.

Net customer sales and long-lived assets for the countries in which Constar operated were:

	Years ended December 31,
	Net Customer Sales			Long-lived Assets
	1999	2000	2001	1999	2000	2001
United States	$569,793	$563,735	$578,537	$257,208	$236,010	$207,156
United Kingdom	82,078	73,218	89,743	40,254	40,688	31,789
Netherlands	32,643	37,361	39,814	9,851	10,597	8,048
Turkey	15,202	20,494	18,775	8,853	6,818	5,367
Italy	10,518	12,624	15,903	4,026	3,117	2,183

	$710,234	$707,432	$742,772	$320,192	$297,230	$254,543

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Constar’s financial systems do not produce financial information on a product line basis.

P.    Major Customer Sales

PepsiCo accounted for approximately 28% of customer sales in 1999 and 35% in both 2000 and 2001.

Q.    Commitments and Contingencies

Constar is currently a guarantor of the indebtedness under Crown’s credit facility, and substantially all of its assets are pledged to secure Crown’s indebtedness under its credit facility. Concurrently with the completion of this offering, Crown will use its proceeds from this offering and from Constar’s repayment of intercompany debt to pay a portion of its indebtedness under its credit facility, and Crown will obtain from the lenders under the credit facility a release of Constar’s guarantee of Crown’s indebtedness and their security interest in Constar’s assets and the common stock being offered by Crown.

Crown Cork & Seal Technologies Corporation, or CCK Technologies, holds the patents related to Oxbar and will contribute these patents to Constar upon the completion of this offering. CCK Technologies filed a lawsuit seeking unspecified monetary damages on April 8, 1999 in the U.S. District Court for the District of Delaware against Continental PET Technologies, Inc. alleging that Continental PET, a subsidiary of Owens-Illinois, Inc., is infringing one of its U.S. Oxbar-related patents. Continental PET has for many years held a leading market position in multi-layer PET bottle production because of its control of a proprietary technology for multi-layer injection of preforms. With the recent development by others of alternative multi-layer technologies for production of PET bottles, Constar and other PET bottle manufacturers are now able to offer multi-layer bottles to customers. To our knowledge, Continental PET is the only producer other than us in the United States market with commercial sales of multilayer oxygen-scavenging bottles. CCK Technologies has claimed that the materials that Continental PET uses and has used since at least 1998 to achieve oxygen-scavenging properties for the bottles it sells infringe one of CCK Technologies’ Oxbar patents. Chevron intervened in the action on May 31, 2000 to assert cross-claims seeking a declaratory judgment that its rights under its license from CCK Technologies include exclusive rights to the particular application of Oxbar technology in multi-layer PET bottles used by Continental PET, as well as certain other rights. CCK Technologies contends that the Chevron license is not as broad as is claimed by Chevron, and that it does not include, among other rights in dispute, the rights being infringed by Continental PET. As a defense, Continental PET has challenged the validity of the patent in question, but Continental PET also purports to hold a sublicense from Chevron under the patent that would cover Continental PET’s allegedly infringing products. CCK Technologies contends that Chevron does not have the rights necessary to grant such a sublicense. The case against Continental PET has been stayed pending resolution of the Chevron claims.

Constar is also one of 42 defendants in a patent infringement action seeking unspecified monetary damages brought on August 3, 1999 by North American Container, Inc. in the U.S. District Court for the Northern District of Texas based on its patent for a certain plastic container design. The other defendants include many of the principal plastic container manufacturers, various food and beverage companies, and three grocery store chains. The defendants have filed motions for summary judgments that were referred to a Special Master appointed by the court. The Special Master has recommended that those motions be granted in major part and that the defendants be permitted to file a renewed motion for summary judgment as to other types of allegedly infringing containers. The plaintiff and several of the defendants have filed objections to the Special Master’s recommendations. The District Court has not yet ruled on the Special Master’s recommendations. In the meantime, the court is going forward with a “bellwether” proceeding with respect to certain containers of certain of the defendants. No Constar containers are included among the bellwether bottles, and the case is stayed as to all parties not included in the bellwether proceeding.

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Constar is a defendant in two lawsuits filed in the Ninth Judicial Circuit of Florida on January 9, 2001 by former and current employees of its Orlando, Florida facility seeking unspecified monetary damages. The lawsuits allege bodily injury as a result of exposure to polyvinyl chloride (“PVC”) during the manufacture of plastic bottles during the 1970’s and 1980’s. The PVC manufacturers and manufacturers of the manufacturing equipment are also defendants. The litigation is currently in its preliminary stages and Constar is aggressively defending against the claims.

In addition, Crown, like many other large companies, has been named in one of a series of patent infringement actions brought by Lemelson Medical, Education & Research Foundation LP. The suit, which involves bar code reader technology, was filed on June 30, 2000 in the U.S. District Court for the District of Arizona and seeks unspecified damages. The case has been stayed pending resolution of a similar case in the District of Nevada in which the defendants have asserted a defense of patent prosecution laches. Constar has not been named as a party to this litigation but may be responsible for a portion of any liability that may eventually be assessed against Crown.

Certain other contingencies may arise from Constar’s historical relationship with Crown. If Crown is unable to meet its own financial obligations, including obligations to its lenders, pension plan obligations, income taxes, or payments to settle asbestos-related claims, Crown’s creditors may try to bring their claims for payment against Constar. Prior to its initial public offering the employees of Constar participated in pension plans sponsored by Crown. Crown will retain all liability for the pension benefits previously earned by Constar’s active salaried employees and certain of its former salaried employees, including retirees. Constar retains its obligations for potential income tax audit adjustments with respect to the years it was part of a Crown consolidated tax group for federal, state or foreign tax filings.
Constar has various commitments, totaling $5,502, to complete ongoing capital projects and purchase materials and supplies as part of the continuing conduct of business.

Constar has received requests for information or notifications of potential responsibility from the Environmental Protection Agency, or EPA, and certain state environmental agencies for certain off-site locations. Constar has not incurred any significant costs relating to these matters. Constar has been identified by the Wisconsin Department of Natural Resources as a potentially responsible party at three related sites in Wisconsin and agreed to share in the remediation costs with one other party. Remediation is ongoing at two of these sites and one has been completed. Constar has also been identified as a potentially responsible party at the Bush Valley Landfill site in Abingdon, Maryland and entered into a settlement agreement with the EPA in July 1997. The activities required under that agreement are ongoing. Constar’s share of the remediation costs has been minimal thus far and no accrual has been recorded for future remediation at these sites.

The Didam, Netherlands facility has been identified as having impacts to soil and groundwater from volatile organic compounds at concentrations that exceed those permissible under Dutch law. The main body of the groundwater plume is beneath the Didam facility but it also appears to extend from an upgradient neighboring property. Constar has recorded an accrual of $200 for costs associated with completing the required investigations and certain other activities that may be required at the Didam facility. As more information becomes available relating to what additional actions may be required at the site, including potential remediation activities, this accrual may be adjusted, as necessary, to reflect the new information. There are no other accruals for environmental matters.

Environmental exposures are difficult to assess for numerous reasons, including the identification of new sites, advances in technology, changes in environmental laws and regulations and their application, the scarcity

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

of reliable data pertaining to identified sites, the difficulty in assessing the involvement and financial capability of other potentially responsible parties and the time periods over which site remediation occurs. It is possible that some of these matters, the outcomes of which are subject to various uncertainties, may be decided in a manner unfavorable to Constar. However, management does not believe that any unfavorable decision will have a material adverse effect on our financial position, cash flows or results of operations.

Constar is subject to other lawsuits and claims in the normal course of business and related to businesses operated by predecessor corporations. Management believes that the ultimate liabilities resulting from these lawsuits and claims will not materially impact the results of operations or financial position of Constar.

R.    Quarterly Data (unaudited)

	2000				2001
	First	Second	Third	Fourth	First	Second	Third	Fourth
	(in thousands)
Net Sales	$163,668	$194,246	$191,554	$162,389	$172,186	$207,280	$201,318	$165,043
Gross Profit	11,404	16,157	13,058	4,364	7,210	14,904	13,444	5,084
Net income/(loss)	$(2,077)	$357	$(6,390)	$(6,643)	$(4,872)	$(2,144)	$(1,416)	$(5,147)

The Company defines gross profit as net sales less cost of products sold and depreciation.

The third quarter of 2000 included a charge of $8,000 or $5,200 net of tax, to write off the remaining receivable from a customer that filed for bankruptcy.

S.    Condensed Combining Financial Information

In connection with the initial public offering of Constar’s stock, Constar will issue senior subordinated notes that will be guaranteed on an unsecured basis by each of Constar’s domestic subsidiaries. The guarantor subsidiaries are wholly owned and the guarantees are made on a joint and several basis and are full and unconditional. The following condensed combining financial statements:

•	statements of operations and cash flows for each of the three years ended December 31, 1999, 2000 and 2001;

•	statements of operations and cash flows for the six month periods ended June 30, 2001 and 2002;

•	balance sheets as of December 31, 2000 and 2001; and

•	balance sheet as of June 30, 2002,

are presented on the following pages.

As presented in the condensed combining balance sheets, the long-term intercompany debt caption includes balances with other Crown affiliates as well as those within the Constar group.

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS
For the year ended December 31, 1999

(in thousands)
	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$569,988	$142,768		$712,756
Costs, expenses & other income
Cost of products sold, excluding depreciation		451,702	116,703		568,405
Depreciation		44,638	12,548		57,186

Gross profit		73,648	13,517		87,165
Amortization of goodwill		10,771	1,391		12,162
Selling and administrative expense		6,665	3,349		10,014
Related party charges:
Management charges		2,500	1,726		4,226
Research and technology expense		10,428	2,358		12,786
Provision for restructuring and asset impairment			13		13
Interest expense		9,876	686		10,562
Other expense / (income), net		3,013	(569)		2,444
Foreign exchange adjustments		(34)	(1,128)		(1,162)

Income / (loss) before income taxes		30,429	5,691		36,120
Provision for income taxes		(14,750)	(3,261)		(18,011)
Equity earnings	$17,668	1,989		$(19,657)	0
Minority interests			(441)		(441)

Net income / (loss)	$17,668	$17,668	$1,989	$(19,657)	$17,668

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS
For the year ended December 31, 2000

(in thousands)
	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$564,396	$147,461		$711,857
Costs, expenses & other income
Cost of products sold, excluding depreciation		482,052	128,080		610,132
Depreciation		45,317	11,425		56,742

Gross profit		37,027	7,956		44,983
Amortization of goodwill		10,771	1,391		12,162
Selling and administrative expense		6,347	2,745		9,092
Related party charges:
Management charges		2,500	1,490		3,990
Research and technology expense		10,150	2,340		12,490
Provision for restructuring and asset impairment			696		696
Interest expense		11,814	1,292		13,106
Other expense / (income), net		6,794	(21)		6,773
Foreign exchange adjustments		(56)	424		368

Income/(loss) before income taxes		(11,293)	(2,401)		(13,694)
Provision for income taxes		(149)	(820)		(969)
Equity earnings	$(14,753)	(3,311)		$18,064	0
Minority interests			(90)		(90)

Net income / (loss)	$(14,753)	$(14,753)	$(3,311)	$18,064	$(14,753)

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS
For the year ended December 31, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$580,629	$165,198		$745,827
Costs, expenses & other income
Cost of products sold, excluding depreciation		500,690	148,027		648,717
Depreciation		45,003	11,465		56,468

Gross profit		34,936	5,706		40,642
Amortization of goodwill		10,771	1,391		12,162
Selling and administrative expense		6,270	2,788		9,058
Related party charges:
Management charges		2,500	1,882		4,382
Research and technology expense		10,451	2,762		13,213
Provision for restructuring and asset impairment		2,015			2,015
Interest expense		8,790	1,643		10,433
Other expense / (income), net		(30)	182		152
Foreign exchange adjustments		12	525		537

Income / (loss) before income taxes		(5,843)	(5,467)		(11,310)
Provision for income taxes		(2,053)	(474)		(2,527)
Equity earnings	$(13,579)	(5,683)		$19,262	0
Minority interests			258		258

Net income / (loss)	$(13,579)	$(13,579)	$(5,683)	$19,262	$(13,579)

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS—UNAUDITED
For the six months ended June 30, 2001

(in thousands)
	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$295,601	$83,865		$379,466
Costs, expenses & other income
Cost of products sold, excluding depreciation		254,600	74,625		329,225
Depreciation		22,291	5,836		28,127

Gross profit		18,710	3,404		22,114
Amortization of goodwill		5,386	696		6,082
Selling and administrative expense		3,217	1,421		4,638
Related party charges:
Management charges		1,250	938		2,188
Research and technology expense		5,321	1,385		6,706
Provision for restructuring and asset impairment		2,015			2,015
Interest expense		5,672	936		6,608
Other expense / (income), net		(51)	(23)		(74)
Foreign exchange adjustments		21	619		640

Income / (loss) before income taxes		(4,121)	(2,568)		(6,689)
Provision for income taxes		(536)	149		(387)
Equity earnings	$(7,016)	(2,359)		$9,375	0
Minority interests			60		60

Net income / (loss)	$(7,016)	$(7,016)	$(2,359)	$9,375	$(7,016)

CONSTAR

CONDENSED COMBINING STATEMENT OF OPERATIONS—UNAUDITED
For the six months ended June 30, 2002

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Net Sales		$283,080	$78,191		$361,271
Costs, expenses & other income
Cost of products sold, excluding depreciation		230,634	70,041		300,675
Depreciation		22,076	4,949		27,025

Gross profit		30,370	3,201		33,571
Selling and administrative expense		3,350	1,472		4,822
Related party charges:
Management charges		1,250	736		1,986
Research and technology expense		5,074	1,296		6,370
Interest expense		1,166	302		1,468
Other expense / (income), net		50	(83)		(33)
Foreign exchange adjustments		7	179		186

Income / (loss) before income taxes and cumulative effect of a change in accounting for goodwill		19,473	(701)		18,772
Provision for income taxes		(7,201)	(96)		(7,297)
Equity earnings	$(38,646)	(50,918)		$89,564	0
Minority interests			(62)		(62)

Income / (loss) before cumulative effect of a change in accounting for goodwill	(38,646)	(38,646)	(859)	89,564	11,413
Cumulative effect of a change in accounting for goodwill			(50,059)		(50,059)

Net income / (loss)	$(38,646)	$(38,646)	$(50,918)	$89,564	$(38,646)

CONSTAR

CONDENSED COMBINING BALANCE SHEET
As of December 31, 2000

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current Assets
Cash and cash equivalents		$11	$3,048		$3,059
Receivables, net		49,580	23,369		72,949
Intercompany receivables		302	1,033		1,335
Inventories, net		81,151	24,586		105,737
Prepaid expenses and other current assets		5,571	156		5,727

Total current assets		136,615	52,192		188,807

Long-term receivables		6,232			6,232
Long-term intercompany receivable	$158,047			$(158,047)	0
Goodwill, net		342,584	51,450		394,034
Investments	588,163	102,737		(690,900)	0
Property, plant and equipment, net		236,010	61,220		297,230
Other assets		19,505	82		19,587

Total Assets	$746,210	$843,683	$164,944	$(848,947)	$905,890

LIABILITIES AND OWNER’S NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities		$62,532	$21,727		$84,259
Intercompany payables		412	(46)		366
Income taxes payable			984		984

Total current liabilities		62,944	22,665		85,609

Long-term intercompany debt	$158,047	158,047	27,533	$(158,047)	185,580
Pension liabilities		3,497			3,497
Postretirement liabilities		3,076			3,076
Deferred income taxes		24,859	3,155		28,014
Other liabilities		3,097	3,558		6,655
Minority interests			5,296		5,296
Owner’s net investment	588,163	588,163	102,737	(690,900)	588,163

Total Liabilities and Owner’s Net Investment	$746,210	$843,683	$164,944	$(848,947)	$905,890

CONSTAR

CONDENSED COMBINING BALANCE SHEET
As of December 31, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current Assets
Cash and cash equivalents		$30	$3,724		$3,754
Receivables, net		18,779	16,672		35,451
Intercompany receivables		129	144		273
Inventories, net		56,956	17,589		74,545
Prepaid expenses and other current assets		3,410	227		3,637

Total current assets		79,304	38,356		117,660

Long-term receivables		4,437	23		4,460
Long-term intercompany receivable	$67,833			$(67,833)	0
Goodwill, net		331,812	50,059		381,871
Investments	555,872	94,576		(650,448)	0
Property, plant and equipment, net		207,156	47,387		254,543
Other assets		3,119	57		3,176

Total Assets	$623,705	$720,404	$135,882	$(718,281)	$761,710

LIABILITIES AND OWNER'S NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities		$56,962	$25,636		$82,598
Intercompany payables		24	1,658		1,682
Income taxes payable			619		619

Total current liabilities		56,986	27,913		84,899

Long-term intercompany debt	$67,833	67,833	6,473	$(67,833)	74,306
Pension liabilities		20,806			20,806
Postretirement liabilities		3,144			3,144
Deferred income taxes		13,155	1,393		14,548
Other liabilities		2,608	1,247		3,855
Minority interests			4,280		4,280
Owner's net investment	555,872	555,872	94,576	(650,448)	555,872

Total Liabilities and Owner's Net Investment	$623,705	$720,404	$135,882	$(718,281)	$761,710

CONSTAR

CONDENSED COMBINING BALANCE SHEET—UNAUDITED
As of June 30, 2002

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
ASSETS
Current Assets
Cash and cash equivalents		$309	$3,002		$3,311
Receivables, net		18,042	22,273		40,315
Intercompany receivables		147	853		1,000
Inventories, net		65,877	21,858		87,735
Prepaid expenses and other current assets		4,327	459		4,786

Total current assets		88,702	48,445		137,147

Long-term receivables		302			302
Long-term intercompany receivable	$35,460			$(35,460)	0
Goodwill, net		331,812			331,812
Investments	520,035	46,464		(566,499)	0
Property, plant and equipment, net		191,191	46,110		237,301
Other assets		3,120	(126)		2,994

Total Assets	$555,495	$661,591	$94,429	$(601,959)	$709,556

LIABILITIES AND OWNER’S NET INVESTMENT
Current Liabilities
Accounts payable and accrued liabilities		$65,041	$29,352		$94,393
Intercompany payables		227	1,821		2,048
Income taxes payable			263		263

Total current liabilities		65,268	31,436		96,704

Long-term intercompany debt	$35,460	35,460	9,353	$(35,460)	44,813
Pension liabilities		21,624			21,624
Postretirement liabilities		3,295			3,295
Deferred income taxes		13,155	1,511		14,666
Other liabilities		2,754	1,323		4,077
Minority interests			4,342		4,342
Owner’s net investment	520,035	520,035	46,464	(566,499)	520,035

Total Liabilities and Owner’s Net Investment	$555,495	$661,591	$94,429	$(601,959)	$709,556

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS
For the year ended December 31, 1999

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income / (loss)	$17,668	$17,668	$1,989	$(19,657)	$17,668
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization		55,409	13,939		69,348
Provision for restructuring and asset impairment			13		13
Deferred income taxes		14,500	(281)		14,219
Restructuring payments		(1,211)	(653)		(1,864)
Equity earnings	(17,668)	(1,989)		19,657	0
Change in assets and liabilities, net
Receivables		(20,173)	(6,580)		(26,753)
Inventory		(20,158)	(5,581)		(25,739)
Trade intercompany, net		940	476		1,416
Accounts payable and accrued liabilities		4,970	9,660		14,630
Other, net		3,349	(407)		2,942

Net cash provided by operating activities		53,305	12,575		65,880
Cash flows from investing activities
Capital expenditures		(25,802)	(6,368)		(32,170)
Proceeds from sales of property, plant and equipment		846	696		1,542

Net cash used for investing activities		(24,956)	(5,672)		(30,628)
Cash flows from financing activities
Net change in long-term intercompany balances		(28,342)	(2,974)		(31,316)
Dividends paid to Crown affiliates			(6,947)		(6,947)
Minority dividends paid			(1,402)		(1,402)

Net cash used for financing activities		(28,342)	(11,323)		(39,665)
Effect of exchange rate changes on cash and cash equivalents			(363)		(363)
Net change in cash and cash equivalents		7	(4,783)		(4,776)
Cash and cash equivalents at beginning of period		3	8,665		8,668

Cash and cash equivalents at end of period	$0	$10	$3,882	$0	$3,892

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS
For the year ended December 31, 2000

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income/(loss)	$(14,753)	$(14,753)	$(3,311)	$18,064	$(14,753)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization		56,088	12,816		68,904
Provision for restructuring and asset impairment			696		696
Deferred income taxes		(101)	(1,775)		(1,876)
Restructuring payments		(349)	(350)		(699)
Equity earnings	14,753	3,311		(18,064)	0
Change in assets and liabilities, net
Receivables		2,105	(4,227)		(2,122)
Inventory		8,980	(2,924)		6,056
Trade intercompany, net		141	(1,002)		(861)
Accounts payable and accrued liabilities		(10,670)	(5,679)		(16,349)
Other, net		1,557	2,450		4,007

Net cash provided by/(used for) operating activities		46,309	(3,306)		43,003
Cash flows from investing activities
Capital expenditures		(25,957)	(8,952)		(34,909)
Proceeds from sales of property, plant and equipment		638	494		1,132

Net cash used for investing activities		(25,319)	(8,458)		(33,777)
Cash flows from financing activities
Net change in long-term intercompany balances		(20,989)	13,678		(7,311)
Dividends paid to Crown affiliates			(1,745)		(1,745)
Minority dividends paid			(888)		(888)

Net cash provided by/(used for) financing activities		(20,989)	11,045		(9,944)
Effect of exchange rate changes on cash and cash equivalents			(115)		(115)
Net change in cash and cash equivalents		1	(834)		(833)
Cash and cash equivalents at beginning of period		10	3,882		3,892

Cash and cash equivalents at end of period	$0	$11	$3,048	$0	$3,059

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS
For the year ended December 31, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income / (loss)	$(13,579)	$(13,579)	$(5,683)	$19,262	$(13,579)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization		55,774	12,856		68,630
Provision for restructuring and asset impairments		2,015			2,015
Deferred income taxes		(2,969)	(1,383)		(4,352)
Restructuring payments		(460)	(20)		(480)
Equity earnings	13,579	5,683		(19,262)	0
Change in assets and liabilities, net
Receivables		30,701	5,944		36,645
Inventory		24,195	6,163		30,358
Trade intercompany, net		(215)	2,687		2,472
Accounts payable and accrued liabilities		(5,298)	6,963		1,665
Other, net		5,192	(2,361)		2,831

Net cash provided by operating activities		101,039	25,166		126,205
Cash flows from investing activities
Capital expenditures		(13,177)	(10,366)		(23,543)
Proceeds from cash surrender value of life insurance		9,499			9,499
Proceeds from sales of property, plant and equipment		56	1,287		1,343

Net cash used for investing activities		(3,622)	(9,079)		(12,701)
Cash flows from financing activities
Net change in long-term intercompany balances		(97,398)	(13,678)		(111,076)
Dividends paid to Crown affiliates			(926)		(926)
Minority dividends paid			(758)		(758)

Net cash used for financing activities		(97,398)	(15,362)		(112,760)
Effect of exchange rate changes on cash and cash equivalents			(49)		(49)
Net change in cash and cash equivalents		19	676		695
Cash and cash equivalents at beginning of period		11	3,048		3,059

Cash and cash equivalents at end of period	$0	$30	$3,724	$0	$3,754

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS—UNAUDITED
For the six months ended June 30, 2001

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income/(loss)	$(7,016)	$(7,016)	$(2,359)	$9,375	$(7,016)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization		27,677	6,532		34,209
Provision for restructuring and asset impairment		2,015			2,015
Deferred income taxes		485	(1,045)		(560)
Restructuring payments		(250)	(20)		(270)
Equity earnings	7,016	2,359		(9,375)	0
Change in assets and liabilities, net
Receivables		14,994	(8,088)		6,906
Inventory		6,629	(6,246)		383
Trade intercompany, net		(156)	1,642		1,486
Accounts payable and accrued liabilities		12,715	2,377		15,092
Other, net		(4,939)	(462)		(5,401)

Net cash provided by/(used for) operating activities		54,513	(7,669)		46,844
Cash flows from investing activities
Capital expenditures		(6,778)	(1,747)		(8,525)
Proceeds from sales of property, plant and equipment		33	427		460

Net cash used for investing activities		(6,745)	(1,320)		(8,065)
Cash flows from financing activities
Net change in long-term intercompany balances		(47,467)	7,866		(39,601)

Net cash provided by/(used for) financing activities		(47,467)	7,866		(39,601)
Effect of exchange rate changes on cash and cash equivalents			(79)		(79)
Net change in cash and cash equivalents		301	(1,202)		(901)
Cash and cash equivalents at beginning of period		11	3,048		3,059

Cash and cash equivalents at end of period	$0	$312	$1,846	$0	$2,158

CONSTAR

CONDENSED COMBINING STATEMENT OF CASH FLOWS—UNAUDITED
For the six months ended June 30, 2002

(in thousands)

	Parent	Guarantor	Non Guarantor	Eliminations	Total Company
Cash flows from operating activities
Net income / (loss)	$(38,646)	$(38,646)	$(50,918)	$89,564	$(38,646)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization		22,076	4,949		27,025
Deferred income taxes			(262)		(262)
Restructuring payments		(182)			(182)
Equity earnings	38,646	50,918		(89,564)	0
Cumulative effect of a change in accounting for goodwill			50,059		50,059
Change in assets and liabilities, net
Receivables		587	(4,081)		(3,494)
Inventory		(8,921)	(2,853)		(11,774)
Trade intercompany, net		186	(41)		145
Accounts payable and accrued liabilities		8,297	1,751		10,048
Other, net		3,856	(734)		3,122

Net cash provided by/(used for) operating activities		38,171	(2,130)		36,041
Cash flows from investing activities
Capital expenditures		(5,507)	(1,878)		(7,385)
Proceeds from sales of property, plant and equipment			1,155		1,155

Net cash used for investing activities		(5,507)	(723)		(6,230)
Cash flows from financing activities
Net change in long-term intercompany balances		(32,385)	2,055		(30,330)

Net cash provided by/(used for) financing activities		(32,385)	2,055		(30,330)
Effect of exchange rate changes on cash and cash equivalents			76		76
Net change in cash and cash equivalents		279	(722)		(443)
Cash and cash equivalents at beginning of period		30	3,724		3,754

Cash and cash equivalents at end of period	$0	$309	$3,002	$0	$3,311

CONSTAR

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

T.    Goodwill Transitional Impairment (unaudited)

As discussed in Note B, effective January 1, 2002, Constar adopted the provisions of SFAS 142, which requires companies to cease amortizing goodwill and certain intangible assets deemed to have an indefinite useful life. Instead, SFAS 142 requires that goodwill and intangible assets deemed to have an indefinite useful life be reviewed for impairment upon adoption of SFAS 142 and annually thereafter. Under SFAS 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. This methodology differs from Constar’s previous policy, as permitted under accounting standards existing at the time.

Historically, Constar’s operations were reported through Crown’s Americas and Europe reporting segments. Accordingly, Constar identified the following reporting units as of January 1, 2002: United States and Europe. In connection with Constar’s transitional impairment review, recorded goodwill was determined to be impaired in the European reporting unit. During the second quarter of 2002, Constar completed its transitional impairment review of identified reporting units and recognized an impairment charge of $50,059 as a cumulative effect of a change in accounting principle as of January 1, 2002. This charge accounts for the change in goodwill from December 31, 2001 to June 30, 2002.

[Pictorial material appearing on inside back cover]

[Caption reading “Proprietary Hot-Fill Design Features”]

[Image of a hotfill PET bottle with labels for parts of the bottle reading “Vacuum-absorbing grip panel”  and “Vacuum-absorbing base design”]

[Caption reading “Proprietary Pasteurizable Beer Design Features”]

[Image of a PET beer bottle and base design with captions reading “Neck design expands under  pressure during pasteurization to reduce stress on base” and “Base design maintains shape  under pressure during pasteurization cycle”]

[Caption reading “Proprietary Oxbar Barrier Design Features”]

[Image of multilayer preform and caption reading “Cross section of multilayer  preform, red shows nominal Oxbar placement”]

[Image of a multilayer beer bottle with a cross-section image of the layers of a bottle and a caption reading
“Cutaway view of multilayer bottle, red layer shows Oxbar placement”]

[Image of an Oxbar Layer Diagram with captions reading “Oxygen from within the bottle’s head space is absorbed, reducing oxygen contact with the product.” “Oxygen from outside of the bottle is absorbed, greatly  reducing oxygen penetration into the product.” “Carbon dioxide loss is reduced.”]

$200,000,000

Constar International Inc.

% Senior Subordinated Notes due 2012

P R O S P E C T U S

            , 2002

Salomon Smith Barney

Deutsche Bank Securities

JPMorgan

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The expenses to be paid by Constar in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

	Amount
Securities and Exchange Commission Registration Fee	$43,800
NASD Filing Fee	$30,500
Nasdaq National Market Listing Fee	$110,000
Accounting Fees and Expenses	$1,200,000
Blue Sky Fees and Expenses	$10,000
Legal Fees and Expenses	$2,250,000
Transfer Agent and Registrar Fees and Expenses	$10,000
Printing and Engraving Expenses	$800,000
Trustee’s fees	$25,000
Miscellaneous Fees and Expenses	$20,700

Total	$4,500,000	*

All of the fees set forth above are estimates except for the SEC and NASD filing fees.

*	Crown Cork & Seal Company, Inc. will pay approximately $2,500,000 of the total fees.

Item 14.    Indemnification of Directors and Officers

Constar International Inc.    Constar International Inc. (“Constar”) is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Constar’s restated certificate of incorporation and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code. The underwriting agreement also provides for the indemnification of the directors and officers in certain circumstances.

All of Constar’s directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

Constar, Inc.    Under the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation’s bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney’s fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Constar, Inc.’s certificate of incorporation and bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the PBCL.

All of Constar, Inc.’s directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

BFF Inc.    BFF Inc. (“BFF”) is incorporated under the laws of the State of Delaware and is governed by Section 145 of Title 8 of the Delaware Code. BFF’s certificate of incorporation, as amended, provides for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code.

All of BFF’s directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

DT, Inc.    DT, Inc. (“DT”) is incorporated under the laws of the State of Delaware and is governed by Section 145 of Title 8 of the Delaware Code. DT’s certificate of incorporation, as amended, and bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code.

All of DT’s directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

Constar Plastics, LLC    Constar Plastics, LLC (“Constar Plastics”) is a limited liability company formed under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act gives a limited liability company the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement.

        Section 6.7 of the Limited Liability Company Agreement of Constar Plastics (the “LLC Agreement”) provides that Constar Plastics will indemnify and hold harmless the members of the board and the officers of Constar Plastics, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the indemnified party may be involved, or threatened to be involved, as a party or otherwise arising as a result of its status as a member of the board or an officer, regardless of whether the indemnified party continues in the capacity at the time the liability or expense is paid or incurred, and regardless of whether the action is brought by a third party, or by or in the right of Constar Plastics; provided, however, no such person shall be indemnified for any costs which proximately result from the person’s fraud, bad faith or willful misconduct or the person’s material breach of the LLC Agreement. Constar Plastics will pay or reimburse, to the fullest extent allowed by law and consistent with the LLC Agreement, in advance of the final disposition of the proceeding, any indemnified costs incurred by the indemnified party.

All of Constar Plastic’s members of the board and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

Constar Foreign Holdings, Inc.    Constar Foreign Holdings, Inc. (“Foreign Holdings”) is incorporated under the laws of the State of Delaware and is governed by Section 145 of Title 8 of the Delaware Code. Foreign Holdings’s certificate of incorporation provides for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code.

All of the Foreign Holdings’s directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

Item 15.    Recent Sales of Unregistered Securities

None.

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit Number	Document
1.1	Form of Underwriting Agreement by and between Constar International Inc. and Salomon Smith Barney Inc. relating to Constar International Inc.’s common stock offering*
1.2	Form of Underwriting Agreement by and between Constar International Inc. and Salomon Smith Barney Inc. relating to Constar International Inc.’s % Senior Subordinated Notes due 2012.*
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
4.1	Form of Indenture for Constar International Inc.’s % Senior Subordinated Notes due 2012.*
4.2	Specimen common stock certificate**
4.3	Specimen of % Senior Subordinated Note due 2012*
5.1	Opinion of Dechert*
10.1	Form of Transition Services Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.†**
10.2	Form of Corporate Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.
10.3	Form of Non-Competition Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.†**
10.4	Form of Technical Services Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.*
10.5	Form of Salt Lake City PET Products Supply and Lease of Related Assets Agreement between Crown Cork & Seal Company (USA), Inc. and Constar, Inc.†**
10.6	Form of Newark Component Supply and Lease of Related Assets Agreement between Crown Cork & Seal Company (USA), Inc. and Constar, Inc.†**
10.7	Reserved
10.8	Form of Research and Development Agreement between Crown Cork & Seal Technologies Corporation, CarnaudMetalbox plc and Constar, Inc.†**
10.9	License and Royalty Sharing Agreement between Crown Cork & Seal Technologies Corporation and Constar International Inc.*
10.10	Form of Benefits Allocation Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.†
10.11	Form of Voghera PET Preform Supply and Lease of Related Assets Agreement between Crown Cork Italy S.p.A. and Constar Plastics of Italy S.R.L.†**
10.12	Form of Faba Supply Agreement between Faba Sirma S.p.A. and Constar Plastics of Italy S.R.L.†**
10.13	Form of Tax Sharing and Indemnification Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.*
10.14	Form of Philadelphia Lease Agreement between Crown Cork & Seal Company, Inc. and Constar, Inc.**
10.15	Supply Agreement by and between Constar, Inc. and New Century Beverage, dated as of January 1, 1998†**
10.16	Letter Agreement by and between Constar, Inc. and PepsiCo, Inc. dated January 17, 2001†**
10.17	Letter Agreement between Constar, Inc. and Pepsi-Cola Company dated December 17, 2001.†**
10.18	Form of Alsip Lease Agreement between Crown Cork & Seal Technologies Corporation and Constar, Inc.**
10.19	Form of Closures Patent License Agreement between Crown Cork & Seal Technologies Corporation and Constar International UK Limited.†**
10.20	Form of Senior Secured Credit Facility*

Exhibit Number	Document
10.21	Constar International Inc. Employee Stock Purchase Plan
10.22	Constar International Inc. 2002 Non-Employee Directors’ Stock Option Plan
10.23	Constar International Inc. 2002 Stock-Based Incentive Compensation Plan
10.24	Form of Employment Agreement of Michael J. Hoffman*
10.25	Form of Employment Agreement of James C. Cook*
10.26	Form of Employment Agreement of James C.T. Bolton*
10.27	Form of Change of Control of Agreement**
10.28	Constar International Inc. Short-Term Incentive Plan
12.1	Statement of Ratio of Earnings to Fixed Charges
21.1	Subsidiaries of Constar International Inc.**
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Dechert (included in Exhibit 5.1)
24.1	Power of Attorney**
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1*
99.1	Consent of Angus F. Smith**

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment requested.

(b)    Financial Statement Schedules

Schedule II — Valuation and Qualifying Accounts and Reserves

All other schedules are not applicable.

REPORT OF INDEPENDENT ACCOUNTANTS ON
FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Management of Crown Cork & Seal Company, Inc. and Constar International Inc.:

Our audits of the combined financial statements referred to in our report dated April 12, 2002 appearing on page F-2 of this Registration Statement also included an audit of the financial statement schedule listed in Item 16(b) of this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements.

PricewaterhouseCoopers LLP

Philadelphia, PA
April 12, 2002

CONSTAR INTERNATIONAL INC.

Schedule II—Valuation and Qualifying Accounts and Reserves
(In thousands)

COLUMN A	COLUMN B	COLUMN C	COLUMN D		COLUMN E
		Additions	Deductions
Description	Balance at beginning of period	Charged to costs and expenses	Write-Offs	Cumulative Translation Adjustment	Balance at end of period

For the Year Ended December 31, 2001

Allowances deducted from assets to which they apply:
Trade accounts receivable	$605	$100	$(346)	$(24)	$335
Inventory	810	1,504	(1,898)	(31)	385

For the Year Ended December 31, 2000

Allowances deducted from assets to which they apply:
Trade accounts receivable	766	8,417	(8,531)	(47)	605
Inventory	906	1,321	(1,366)	(51)	810

For the Year Ended December 31, 1999

Allowances deducted from assets to which they apply:
Trade accounts receivable	2,313	3,750	(5,032)	(265)	766
Inventory	$2,670	$963	$(2,591)	$(136)	$906

Item 17.    Undertakings

(a)    The undersigned registrant hereby undertakes to provide to the underwriter, at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrants hereby undertake that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 17th day of October, 2002.

CONSTAR INTERNATIONAL INC.

By:	/s/ MICHAEL J. HOFFMAN
Name: Michael J. Hoffman Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE
/S/ MICHAEL J. HOFFMAN Michael J. Hoffman	President, Chief Executive Officer and Director (Principal Executive Officer)
/S/ JAMES C. COOK James C. Cook	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)

* Charles F. Casey	Director
* John W. Conway	Director

* William G. Little	Director
* Frank J. Mechura	Director
* Alan W. Rutherford	Director

*By:	/s/ MICHAEL J. HOFFMAN
Michael J. Hoffman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 17th day of October, 2002.

CONSTAR, INC.

By:	/s/ MICHAEL J. HOFFMAN
Name: Michael J. Hoffman Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE
/S/ MICHAEL J. HOFFMAN Michael J. Hoffman	President and Director (Principal Executive Officer)
* Frank J. Mechura	Director
* Alan W. Rutherford	Director
/s/ JAMES C. COOK James C. Cook	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ MICHAEL J. HOFFMAN
Michael J. Hoffman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 17th day of October, 2002.

CONSTAR FOREIGN HOLDINGS, INC.

By:	/s/ JOHN W. CONWAY
Name: John W. Conway Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE
/S/ JOHN W. CONWAY John W. Conway	President, Chief Executive Officer and Director (Principal Executive Officer)
* Frank J. Mechura	Director
/S/ ALAN W. RUTHERFORD Alan W. Rutherford	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*By:	/S/ JOHN W. CONWAY
John W. Conway Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 17th day of October, 2002.

BFF INC.

By:	/s/ JOHN W. CONWAY
Name: John W. Conway Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE
/S/ JOHN W. CONWAY John W. Conway	President, Chief Executive Officer and Director (Principal Executive Officer)
* Frank J. Mechura	Director
/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*By:	/s/ JOHN W. CONWAY
John W. Conway Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 17th day of October, 2002.

DT, INC.

By:	/s/ JOHN W. CONWAY
Name: John W. Conway Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE
/s/ JOHN W. CONWAY John W. Conway	President, Chief Executive Officer and Director (Principal Executive Officer)
* Frank J. Mechura	Director
/s/ ALAN W. RUTHERFORD Alan W. Rutherford	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*By:	/s/ JOHN W. CONWAY
John W. Conway Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 17th day of October, 2002.

Constar Plastics, LLC

By:	/s/ JOHN W. CONWAY
Name: John W. Conway Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE
/S/ JOHN W. CONWAY John W. Conway	President, Chief Executive Officer and Manager (Principal Executive Officer)
* Frank J. Mechura	Manager
/S/ ALAN W. RUTHERFORD Alan W. Rutherford	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)

*By:	/s/ JOHN W. CONWAY
John W. Conway Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document
1.1	Form of Underwriting Agreement by and between Constar International Inc. and Salomon Smith Barney Inc. relating to Constar International Inc.’s common stock offering*
1.2	Form of Underwriting Agreement by and between Constar International Inc. and Salomon Smith Barney Inc. relating to Constar International Inc.’s % Senior Subordinated Notes due 2012.*
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
4.1	Form of Indenture for Constar International Inc.’s % Senior Subordinated Notes due 2012.*
4.2	Specimen common stock certificate**
4.3	Specimen of % Senior Subordinated Note due 2012*
5.1	Opinion of Dechert*
10.1	Form of Transition Services Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.†**
10.2	Form of Corporate Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.
10.3	Form of Non-Competition Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.†**
10.4	Form of Technical Services Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.*
10.5	Form of Salt Lake City PET Products Supply and Lease of Related Assets Agreement between Crown Cork & Seal Company (USA), Inc. and Constar, Inc.†**
10.6	Form of Newark Component Supply and Lease of Related Assets Agreement between Crown Cork & Seal Company (USA), Inc. and Constar, Inc.†**
10.7	Reserved
10.8	Form of Research and Development Agreement between Crown Cork & Seal Technologies Corporation, CarnaudMetalbox plc and Constar, Inc.†**
10.9	License and Royalty Sharing Agreement between Crown Cork & Seal Technologies Corporation and Constar International Inc.*
10.10	Form of Benefits Allocation Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.†
10.11	Form of Voghera PET Preform Supply and Lease of Related Assets Agreement between Crown Cork Italy S.p.A. and Constar Plastics of Italy S.R.L.†**
10.12	Form of Faba Supply Agreement between Faba Sirma S.p.A. and Constar Plastics of Italy S.R.L.†**
10.13	Form of Tax Sharing and Indemnification Agreement between Crown Cork & Seal Company, Inc. and Constar International Inc.*
10.14	Form of Philadelphia Lease Agreement between Crown Cork & Seal Company, Inc. and Constar, Inc.**
10.15	Supply Agreement by and between Constar, Inc. and New Century Beverage, dated as of January 1, 1998†**
10.16	Letter Agreement by and between Constar, Inc. and PepsiCo, Inc. dated January 17, 2001†**
10.17	Letter Agreement between Constar, Inc. and Pepsi-Cola Company dated December 17, 2001.†**
10.18	Form of Alsip Lease Agreement between Crown Cork & Seal Technologies Corporation and Constar, Inc.**
10.19	Form of Closures Patent License Agreement between Crown Cork & Seal Technologies Corporation and Constar International UK Limited.†**
10.20	Form of Senior Secured Credit Facility*
10.21	Constar International Inc. Employee Stock Purchase Plan
10.22	Constar International Inc. 2002 Non-Employee Directors’ Stock Option Plan

Exhibit Number	Document
10.23	Constar International Inc. 2002 Stock-Based Incentive Compensation Plan
10.24	Form of Employment Agreement of Michael J. Hoffman*
10.25	Form of Employment Agreement of James C. Cook*
10.26	Form of Employment Agreement of James C.T. Bolton*
10.27	Form of Change of Control of Agreement**
10.28	Constar International Inc. Short-Term Incentive Plan
12.1	Statement of Ratio of Earnings to Fixed Charges
21.1	Subsidiaries of Constar International Inc.**
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Dechert (included in Exhibit 5.1)
24.1	Power of Attorney**
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1*
99.1	Consent of Angus F. Smith**

*	To be filed by amendment.
**	Previously filed.
†	Confidential treatment requested.